Registration No. 333-36484
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                 AMENDMENT NO. 2

                                       TO


                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        --------------------------------

                      TXU AUSTRALIA HOLDINGS (PARTNERSHIP)
                               LIMITED PARTNERSHIP

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               Victoria, Australia
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                                      7389
            (Primary Standard Industrial Classification Code Number)
                                   98-0203436
                      (I.R.S. Employer Identification No.)
             452 Flinders Street, Melbourne, Victoria Australia 3000
                             Tel: 011-613-9229-6000
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

ROBERT A. WOOLDRIDGE, Esq.    PETER B. TINKHAM, Esq.     ROBERT J. REGER, JR.,
     Worsham Forsythe        Executive Vice President            Esq.
      Wooldridge LLP          TXU Business Services    Thelen Reid & Priest LLP
     1601 Bryan Street               Company              40 West 57th Street
    Dallas, Texas 75201         1601 Bryan Street      New York, New York 10019
      (214) 979-3000           Dallas, Texas 75201          (212) 603-2000
                                  (214) 812-4600

        (NAMES AND ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS,
                  INCLUDING AREA CODES, OF AGENTS FOR SERVICE)

                        --------------------------------

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

            RICHARD L. HARDEN, Esq.                      J.G. ATKIN
      Winthrop, Stimson, Putnam & Roberts                 Treasurer
            One Battery Park Plaza                   TXU Australia Pty Ltd
        New York, New York 10004-1490           452 Flinders Street, Melbourne,
              (212) 858-1000                        Victoria Australia 3000
                                                       011-613-9229-6000

                        --------------------------------

                     SUBJECT TO COMPLETION, DATED    , 2000
                                                  ---


PROSPECTUS


                         US$300,000,000 AGGREGATE AMOUNT


            TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP
                   % JUNIOR MATURING PRINCIPAL SECURITIES DUE

                             -----------------------


     The % JUnior Maturing Principal Securities (JUMPSRM) Due will mature on 20 . Distributions on the JUMPS are payable on , , , and of each year
  --
commencing      .


     TXU Australia Holdings (Partnership) Limited Partnership (TXU Australia) has the right to defer distributions on the JUMPS for up to 20 consecutive quarters.


     A brief description of the JUMPS can be found under "Summary " in this prospectus.

     Application will be made to list the JUMPS on the New York Stock Exchange under the symbol ' '. We expect trading of the JUMPS to begin within 30 days after they are first issued.


     INVESTING IN THE JUMPS INVOLVES RISKS. RISK FACTORS BEGIN ON PAGE 12.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

                                                  PER JUMPS    TOTAL
                                                  ---------    ------
Public offering price.........................      US$         US$
Underwriting discount.........................      US$         US$
Proceeds to TXU Australia Holdings (Partnership)
  Limited Partnership (before expenses).......      US$         US$

     Distributions on the JUMPS will accrue from the date of initial delivery.

                             -----------------------

     We expect the JUMPS will be ready for delivery in book-entry form only through The Depository Trust Company on or about , 2000.

                             -----------------------

SALOMON SMITH BARNEY

 , 2000


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction in which an offer, solicitation or sale is not permitted.

                                TABLE OF CONTENTS

SUMMARY......................................................................3
RISK FACTORS................................................................12
PRESENTATION OF FINANCIAL AND OTHER INFORMATION.............................18
EXCHANGE RATES..............................................................18
TXU AUSTRALIA GENERAL OVERVIEW..............................................19
USE OF PROCEEDS.............................................................30
CAPITALIZATION..............................................................30
FORWARD-LOOKING STATEMENTS..................................................32
OVERVIEW OF THE GAS AND ELECTRIC INDUSTRIES IN VICTORIA, AUSTRALIA..........34

OVERVIEW OF THE ELECTRIC INDUSTRY IN SOUTH AUSTRALIA, AUSTRALIA.............42

BUSINESS OF TXU AUSTRALIA GROUP.............................................49

TXU AUSTRALIA GROUP OPERATING STATISTICS....................................53
SECURITY OWNERSHIP..........................................................78

MANAGEMENT OF TXU AUSTRALIA.................................................78
DESCRIPTION OF THE JUMPS....................................................82
MATERIAL INCOME TAX CONSIDERATIONS..........................................97
UNDERWRITING...............................................................101
EXPERTS....................................................................102
LEGALITY...................................................................102
WHERE YOU CAN FIND MORE INFORMATION........................................102
INDEX TO FINANCIAL STATEMENTS..............................................F-1


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. TXU AUSTRALIA HAS NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. TXU AUSTRALIA IS NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY. THE BUSINESS PROFILE, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS OF TXU AUSTRALIA MAY HAVE CHANGED SINCE THAT DATE.


     TXU AUSTRALIA HAS NOT AUTHORIZED OR TAKEN ANY ACTION TO CAUSE THE ISSUANCE OR DISTRIBUTION OF THIS PROSPECTUS (OR ANY OTHER DOCUMENT INVITING APPLICATIONS, SUBSCRIPTION OFFERS OR OFFERS FOR PURCHASE OF THESE JUMPS) IN THE COMMONWEALTH OF AUSTRALIA, ANY OF ITS STATES, TERRITORIES, POSSESSIONS OR POLITICAL SUBDIVISIONS (AUSTRALIA), OR TO ANY RESIDENT OF AUSTRALIA. ACCORDINGLY, THESE JUMPS MAY NOT BE SOLD IN AUSTRALIA AND NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT MAY BE ISSUED OR DISTRIBUTED IN AUSTRALIA OR TO ANY RESIDENT OF AUSTRALIA FOR THE PURPOSE OF INVITING APPLICATIONS OR OFFERS TO SUBSCRIBE FOR OR PURCHASE THESE JUMPS. NO PROSPECTUS RELATING TO THESE JUMPS HAS BEEN FILED WITH OR REGISTERED BY THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION.

     IN CONNECTION WITH THE DISTRIBUTION OF THE JUMPS, EACH OF THE UNDERWRITERS WILL SEVERALLY REPRESENT AND AGREE THAT IT HAS NOT AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER FOR SUBSCRIPTION OR PURCHASE, ISSUE INVITATIONS TO SUBSCRIBE FOR OR PURCHASE OR SELL JUMPS IN AUSTRALIA OR TO ANY RESIDENT OF AUSTRALIA (INCLUDING CORPORATIONS AND OTHER ENTITIES ORGANIZED UNDER THE LAWS OF AUSTRALIA BUT NOT INCLUDING A PERMANENT ESTABLISHMENT OF THOSE CORPORATIONS OR OTHER ENTITIES LOCATED OUTSIDE OF AUSTRALIA.)

     Until (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     SUMMARY

     This summary may not contain all the information that may be important to you. You should read the entire prospectus, including the financial statements and related notes, before making an investment decision.


     The issuer of the JUMPS is TXU Australia, whose ultimate corporate parent is TXU Corp. TXU Corp. is a Dallas, Texas-based holding company which, through its subsidiaries, engages in the generation, transmission and distribution of electricity; the processing, transmission and distribution of natural gas; and energy marketing, telecommunications, power development and other businesses. TXU Corp. operates primarily in the United States, the United Kingdom and Australia.



     The following diagram is a summary of the TXU Corp. corporate structure as it relates to the TXU Australia Group. Only the holding and operating companies of the TXU Australia Group discussed in this prospectus are shown in the diagram, and several intermediate holding companies are omitted where their only activity is as holding companies for one or more of the operating companies. All ownership interests are 100% unless otherwise indicated. The terms we use in this prospectus to describe the companies in the TXU Australia Group are set forth next to those companies' names in the diagram. In addition, "TXU Australia Group" or "Group" is a reference to TXU Australia and all of the holding companies and operating companies directly or indirectly owned by TXU Australia. Companies in TXU Australia Group are shaded in the diagram. Companies in TXU Australia Group other than TXU Australia are sometimes referred to individually as a "Group company" and collectively as the "Group companies." The terms "us", "we", and "our" refer to TXU Australia and, unless the context requires otherwise, the Group companies. The shaded entities in the chart are not guarantors of the JUMPS.

            TXU CORP AND THE TXU AUSTRALIA GROUP CORPORATE STRUCTURE


                               [GRAPHIC OMITTED]

                                  TXU AUSTRALIA

     TXU Australia is a limited partnership established in 1999 under the laws of the State of Victoria, Australia. Its general partner is AGP, a limited liability corporation established under the laws of the State of Victoria, Australia. Its limited partners are TXU Australia (LP) No. 1 Limited and TXU Australia (LP) No. 2 Limited, both of which are limited liability companies incorporated under the laws of England and Wales. AGP is solely responsible for the management and direction of TXU Australia. TXU Australia's assets consist primarily of shares in Holdings. Since under Victorian law a limited partnership cannot hold title to property in its own name, these shares are held by AGP acting as the general partner of TXU Australia. AGP does not directly own any other ordinary shares or any of the assets of other significant Group companies.



     TXU Australia Group purchases, distributes, markets and sells electricity and gas, primarily in the State of Victoria, and generates electricity in the State of South Australia, Australia. The Group's core businesses of Networks, Retail, Energy Trading and Generation are conducted through four principal operating Group companies:



     o TXU ELECTRICITY LIMITED, formerly called Eastern Energy Limited, which purchases, distributes, and sells electricity to approximately 512,000 customers, mainly in Victoria;



     o TXU NETWORKS (GAS) PTY LTD , formerly called Westar Pty Ltd, which distributes natural gas to approximately 400,000 customers in central and west Victoria;



     o TXU PTY LTD, formerly called Kinetik Energy Pty Ltd, which sells natural gas to approximately 414,000 customers in Victoria; and



     o TXU (SOUTH AUSTRALIA) PTY LTD, which generates electricity at the Torrens Island power station in South Australia.



     Since December 1995, TXU Australia Group has been pursuing a strategy of building a diverse energy portfolio encompassing generation of electricity and distribution, retailing and access to peak supplies of electricity and gas. TXU Australia Group believes this portfolio will give it a competitive advantage, particularly through economies of scale, the ability to offer both electricity and gas for sale and diversification of risk.



                                   THE JUMPS*


     The JUMPS will be issued under an indenture dated as of     , 2000 between
TXU Australia and The Bank of New York, which we refer to as the "indenture". We may amend and/or supplement the indenture in the future.

  The JUMPS........................     US$300,000,000 principal amount of
                                        junior subordinated, unsecured debt
                                        securities of TXU Australia.

  Maturity.........................     The JUMPS will mature on           20 .

  The Issuer.......................     TXU Australia.


  Distributions; Distribution Dates     Distributions on the JUMPS will accrue
                                        at a rate of % per annum and will be
                                        payable quarterly on     ,   ,   , and
                                        of each year, beginning .



------------------------

* "JUMPS RM" is a registered service mark of Solomon Smith Barney, Inc.

  Distribution Deferrals...........     TXU Australia has the right to defer
                                        distributions on the JUMPS for up to 20
                                        consecutive quarters. A deferral of
                                        distributions cannot extend, however,
                                        beyond the maturity date of the JUMPS.
                                        During a deferral period, deferred
                                        distributions will accrue additional
                                        distributions at the same rate as the
                                        JUMPS, compounded quarterly, to the date of payment.

                                        If TXU Australia defers distributions on the JUMPS, no payment (interest, distributions, redemption, repurchase or otherwise) may be declared or paid by TXU Australia on or with respect to its partnership interests or any other securities, guarantees or other obligations of TXU Australia ranking junior to or equal with the JUMPS. During a deferral period, holders of the JUMPS will continue to recognize income for US federal income tax purposes before they receive any cash relating to deferred distributions, even if they are cash basis taxpayers.


  Ratings..........................     The JUMPS are expected to be assigned
                                        ratings of "BBB-" by Standard & Poor's
                                        Corporation (Standard & Poor's), and
                                        "Baa3"by Moody's Investors' Services,
                                        Inc. (Moody's). These ratings will
                                        have been obtained with the
                                        understanding that the rating agencies
                                        will continue to monitor the credit
                                        rating of TXU Australia, and will make
                                        future adjustments when they feel it is
                                        necessary. A rating reflects only the
                                        view of a rating agency. It is not a
                                        recommendation to buy, sell or hold the
                                        JUMPS. Any rating can be revised upward
                                        or downward or withdrawn at any time by
                                        a rating agency if it decides the
                                        circumstances warrant that change.

  Ranking..........................     The JUMPS will be unsecured and junior
                                        subordinated obligations of TXU
                                        Australia. The JUMPS will rank equal in
                                        right of payment with all other
                                        obligations issued under the indenture
                                        and any of TXU Australia's securities
                                        which are specifically unsecured,
                                        "junior" and "subordinate" by their
                                        terms, but will otherwise rank
                                        subordinate and junior in right of
                                        payment to all other debt instruments of TXU Australia. Because TXU Australia is a holding partnership, the JUMPS will also be effectively subordinated to existing and future liabilities and preference share capital of the Group companies.


                                        The indenture does not limit the amount
                                        of debt TXU Australia or any of the
                                        Group companies may incur. As of June
                                        30, 2000, TXU Australia had A$2,375
                                        million (US$1,418 million) of senior
                                        debt and A$413 million (US$247 million)
                                        of subordinated debt outstanding. The
                                        senior debt would be senior to the
                                        JUMPS, and the subordinated debt would
                                        rank equally with the JUMPS. However,
                                        the subordinated debt has the benefit of a guaranty from TXU Corp., while the JUMPS do not. As of June 30, 2000, the Group companies had an aggregate of A$483 million (US$288 million) in debt outstanding that would be senior to the JUMPS. As of June 30, 2000, neither TXU Australia nor any Group company had any preference share capital outstanding.


                                        TXU Australia derives substantially all
                                        of its income from the Group companies.
                                        Therefore, TXU Australia's ability to
                                        make payments on the JUMPS depends on
                                        the cash flows from the Group companies.

  Additional Amounts...............     Any payments made by TXU Australia on
                                        the JUMPS generally will be made without withholding or deduction for taxes unless required by law. If TXU Australia is required to withhold or deduct taxes from payments due on the JUMPS, then, subject to exceptions specified in the indenture, TXU Australia will pay any Additional Amounts necessary so that the net amount you receive after that withholding or deduction will not be less than the amount that you would have received in the absence of the withholding or deduction.

                                        References in this prospectus to
                                        payments made on the JUMPS include any
                                        Additional Amounts that are required to
                                        be paid unless the context requires
                                        otherwise.

  Optional Redemption..............     The JUMPS may be redeemed in whole or in
                                        part at a redemption price equal to the
                                        principal amount plus accrued and unpaid
                                        distributions and Additional Amounts, if
                                        any, at any time on or after     , 2005.

  Tax Event Redemption.............     TXU Australia may redeem all of the
                                        outstanding JUMPS, in whole but not in
                                        part, at a redemption price equal to the principal amount plus accrued and unpaid distributions and Additional Amounts, if any, at any time within 90 days following the occurrence of a Tax Event.

  Listing..........................     TXU Australia will apply to list the
                                        JUMPS on the New York Stock Exchange
                                        under the symbol "       ".

  Form and Denomination............     The JUMPS will be issued in minimum
                                        principal amounts of US$25 and multiples
                                        of US$25. The JUMPS will be represented
                                        by one or more global securities that
                                        will be deposited with and registered in
                                        the name of The Depository Trust Company
                                        (DTC) or its nominee. This means that
                                        you will not receive a certificate for
                                        your JUMPS and that your broker will
                                        maintain your position in the JUMPS. TXU
                                        Australia expects that the JUMPS will be
                                        ready for delivery through DTC on or
                                        about     , 2000.


  Trustee and Paying Agent.........     The Bank of New York.



  Use of Proceeds..................     TXU Australia will use the proceeds from
                                        the issuance and sale of the JUMPS to
                                        refinance short-term debt including
                                        short-term debt estimated to be A$413
                                        million (US$247 million) outstanding
                                        plus accrued interest to June 30, 2000
                                        under subordinated facilities provided
                                        to TXU Australia and its subsidiaries
                                        and, to the extent there is excess, to
                                        repay senior debt facilities.



  Transfer Agent and Registrar.....     TXU Business Services Company.


  Governing Law....................     The JUMPS and the indenture will be
                                        governed by the laws of the State of New
                                        York.

                               TXU AUSTRALIA GROUP

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION


     The selected historical consolidated financial information presented below for the six months ended June 30, 2000 and 1999 are from our condensed consolidated financial statements and related notes included in this prospectus starting at page F-35. The condensed consolidated financial statements for the six months ended June 30, 2000 and 1999 are unaudited. These condensed consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America (US GAAP).



     The information for the six months ended June 30, 2000 reflects the acquisition of the business of Optima Energy Pty Ltd (Optima Energy) by TXU Australia Group on May 4, 2000 from the South Australian government. All amounts for 2000 include the Optima Energy operations only from the date of acquisition.



     The selected historical consolidated financial information presented below for each of the three years in the period ended December 31, 1999 has been derived from our consolidated financial statements for the same years, which have been audited by Deloitte Touche Tohmatsu, independent auditors. These financial statements were prepared in accordance with generally accepted accounting principles in the United States of America (US GAAP) and are included on pages F-4 to F-34 of this prospectus.


     You should read the selected consolidated financial information together with our historical consolidated financial statements and the section of this prospectus entitled MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     The selected consolidated financial information for the years ended December 31, 1996 and 1995 is unaudited. The consolidated financial information for the year ended December 31, 1995 reflects the financial position and results of operations of Eastern Energy while it was owned by the Victorian government. TXU Australia Group acquired Eastern Energy in December 1995 from the Victorian government. The consolidated income statement data for the year ended December 31, 1995, includes the pre-acquisition and post-acquisition results of operations for Eastern Energy. The consolidated balance sheet data at December 31, 1995 reflects the application of purchase accounting, including all financing transactions, in connection with the acquisition. The information for the year ended December 31, 1999 reflects the acquisition of Westar and Kinetik Energy by TXU Australia Group on February 24, 1999 from the Victorian government. All amounts for 1999 include Westar and Kinetik Energy only from the date of acquisition.


     The selected consolidated income statement data presented below reflects the continuing operations of TXU Australia Group. The discontinued operations of Enetech have not been reflected in such information.



     For the convenience of the reader, June 30, 2000 and December 31, 1999 amounts are shown in US dollars, converted as of June 30, 2000, at a rate of A$1.00 = US$0.5971.

                               Six Months ended June 30,                            Year ended December 31,
                             -----------------------------  ------------------------------------------------------------------------
                                                                                                                  1995      1995
                                                                                                                 Post-      Pre-
                                     2000           1999           1999            1998      1997        1996 acquistion acquisition
                             -----------------------------  ------------------------------------------------------------------------
                                A$        US$                  A$        US$
                             --------  ---------            --------  ---------
INCOME STATEMENT DATA
(MILLIONS OF A$)
Operating revenues            A$581.7   US$347.3   A$384.1   A$887.7   US$530.0   A$ 646.8   A$621.2   A$ 600.0   A$39.9   A$546.5

  Operating income              141.8       84.7      79.7     181.2      108.2      174.1     154.1      135.4      7.7     126.2

  Net interest expense         (121.8)     (72.7)    (89.7)   (204.1)    (121.9)     (92.7)    (97.2)    (110.0)    (9.8)    (34.7)

  Income before interest and
    income taxes                148.3       88.5      78.2     178.4      106.5      174.6     154.4      135.8      8.0     125.9

  Income/(loss) from
    continuing operations        18.8       11.2     (12.6)     (5.9)      (3.5)      46.2      26.1        9.2     (1.5)     78.2

CASH FLOW STATEMENT DATA
(MILLIONS OF A$)
  Cash provided by (used in)
operating activities from                                                                                          Not      Not
continuing operations           (27.0)     (16.1)   (183.6)    (64.1)     (38.3)     136.1     149.0       65.8 Available Available

  Cash provided by (used in)
financing activities from                                                                                          Not      Not
continuing operations           234.5      140.0   1,942.0   2,052.0    1,225.2       25.2     (64.5)     (43.8)Available Available

  Cash used in investing
activities from continuing                                                                                         Not      Not
operations                     (336.2)    (200.7) (1,745.4  (1,862.4)  (1,112.0)    (153.9)    (66.9)     (47.6)Available Available


                                    Six Months ended June 30,                         Year ended December 31,
                                --------------------------------  -----------------------------------------------------------------
                                        2000             1999             1999             1998       1997      1996        1995
                                --------------------------------  -----------------------------------------------------------------
                                   A$          US$                    A$        US$
                                ---------  ----------             ---------  ----------
BALANCE SHEET DATA (AT END OF PERIODS)
(MILLIONS OF A$ )

  Net property, plant and
    equipment                   A$2,898.0  US$1,730.4  A$2,634.1  A$2,697.0  US$1,610.4  A$1,551.8  A$1,446.3  A$1,457.8  A$1,464.8

  Total assets                    4,997.7     2,984.2    4,464.3    4,600.2     2,746.8    2,334.8    2,205.8    2,184.8    2,240.8

  Short-term debt                   879.5       525.1    1,296.9      805.5       481.0      201.5      252.5       74.5       50.0

  Long-term debt                  2,391.4     1,427.9    1,836.4    2,408.4     1,438.1      966.4      890.1    1,132.1    1,212.1

  Owner's equity                  1,158.1       691.5      906.1      947.6       565.8      926.0      880.9      853.7      832.5

OTHER DATA
(MILLIONS OF A$, EXCEPT RATIOS
AND PERCENTAGE )

  Ratio of earnings to fixed charges  1.2         1.2        0.9(1)     0.9(2)      0.9(2)     1.9        1.6        1.2        3.0

  Consolidated debt/debt and equity   74%         74%        78%        77%         77%        56%        56%        59%        60%

  Earnings before interest, taxes,
    depreciation and amortization
    (EBITDA) (3)                    218.4       130.4      130.5      295.7       176.6      240.8      217.8      197.1


(1) TXU Australia Group incurred a loss from continuing operations of A$12.6 million (US$7.5 million) for the six months ended June 30, 1999. The primary cause of the loss was the effect of the Group's expansion program, where EBITDA was insufficient to offset increases in depreciation, interest expense and goodwill amortization. The ratio of earnings to fixed charges of 0.9 for the six months ended June 30, 1999 was less than one to one coverage by A$11.3 million (US$6.7 million).



(2) TXU Australia Group incurred a loss from continuing operations of A$5.9 million (US$3.5 million) for the year ended December 31, 1999, compared with income from continuing operations of A$46.2 million (US$27.6 million) for the year ended December 31, 1998. The primary cause of the loss was the effect of the Group's expansion program, where EBITDA was insufficient to offset increases in depreciation, interest expense and goodwill amortization. The ratio of earnings to fixed charges of 0.9 for the year ended December 31, 1999 was less than one to one coverage by A$25.7 million (US$15.3 million).



(3) EBITDA equals earnings before interest income, interest expense, income taxes, depreciation and amortization. This information is provided for informational purposes only. EBITDA is not a measure defined under US GAAP and has not been presented in accordance with US GAAP. EBITDA should not be construed as an alternative to income from operations under US GAAP as an indicator of operating performance, or as an alternative to cash flows from operating activities under US GAAP as a measure of liquidity. EBITDA is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDA may not be comparable to similar measures presented by other companies.



For more detailed information, see NOTES to the CONSOLIDATED FINANCIAL STATEMENTS and NOTES to the CONSOLIDATED CONDENSED FINANCIAL STATEMENTS.

                                  RISK FACTORS

     In addition to the other information in this prospectus, you should consider the following factors before purchasing the JUMPS.

     IF THE GROUP COMPANIES ARE UNABLE TO PROVIDE SUFFICIENT CASH TO TXU AUSTRALIA, TXU AUSTRALIA MAY NOT BE ABLE TO MAKE PAYMENTS ON THE JUMPS.


     Almost all of TXU Australia's consolidated assets are held by, and operating income comes from, Eastern Energy, Westar, Kinetik Energy and other Group operating companies. Accordingly, TXU Australia's primary sources of cash to service its debt and other obligations, including its obligations under the JUMPS, are the dividends and other distributions it receives from the Group companies. These companies will have no obligation to pay any amounts due on the JUMPS or to make any funds available for those payments.



     Unexpected declines in future business of the Group companies, which may result from, among other things, the increasingly competitive environment in the Victorian, South Australian and Australian electric and gas utility industries, increases in operating or capital costs, changes in regulatory policies or the inability to borrow additional funds as well as other factors referred to under FORWARD-LOOKING STATEMENTS, could impair the ability of the Group operating companies to meet their debt service obligations, or to pay dividends and make other payments to TXU Australia. If the Group operating companies are unable to provide cash sufficient to permit TXU Australia to service its debt and other obligations, TXU Australia may have no source for amounts due on the JUMPS.


TXU AUSTRALIA GROUP'S SENIOR FINANCING DOCUMENTS MAY LIMIT TXU AUSTRALIA'S ABILITY TO MAKE PAYMENTS ON THE JUMPS AND LIMIT THE ABILITY OF HOLDERS OF JUMPS TO EFFECTIVELY EXERCISE REMEDIES AGAINST TXU AUSTRALIA IN THE EVENT OF A DEFAULT UNDER THE JUMPS.


     TXU Australia Group's senior financing documents restrict the ability of TXU Australia to make payments or other distributions in relation to subordinated debt, including the JUMPS, unless specific conditions, including lack of defaults under such senior financing documents and satisfaction of interest coverage ratios, are met. The events of default under the senior financing documents are broadly defined and they can be construed in a manner that would allow the senior lenders under the senior financing documents to declare defaults and stop payments on the JUMPS in a wide variety of circumstances. Please see TXU AUSTRALIA GENERAL OVERVIEW - CAPITALIZATION OF TXU AUSTRALIA - "DEED OF COMMON TERMS" for an illustrative list of circumstances in which the senior lenders can declare a default under the senior financing documents. The subordination provisions contained in the indenture also require holders of the JUMPS to turn over to the trustee under the senior financing documents all moneys received or recovered through the exercise of remedies at any time when there is a default under the senior financing documents, until such time such default is cured or waived or the senior lenders are paid in full. Please see DESCRIPTION OF THE JUMPS - "SUBORDINATION PROVISIONS." In the case of a default involving the bankruptcy or other winding up of any Group company or of TXU Australia, it is likely that the senior lenders would require payment in full on the senior debt prior to any payments being made on any subordinated securities, including the JUMPS. As of June 30, 2000, TXU Australia and the Group companies had approximately A$2,040 million (US$1,218 million) of debt outstanding under these senior financing documents. In addition, there is no protection for holders of the JUMPS against the Group companies amending the existing senior financing documents or entering into additional restrictive financing agreements including financial arrangements which would limit the ability of the Group companies to make dividend and other payments to TXU Australia. SEE TXU AUSTRALIA GENERAL OVERVIEW - CAPITALIZATION OF TXU AUSTRALIA
- "DEED OF COMMON TERMS".

TXU AUSTRALIA GROUP FACES A NUMBER OF REGULATORY AND COMPETITIVE RISKS ASSOCIATED WITH ITS BUSINESSES.


     a. PRICE REGULATION OF THE ELECTRICITY AND GAS DISTRIBUTION BUSINESSES MAY LEAD TO PRICING ARRANGEMENTS BELOW CURRENT LEVELS WHICH MAY DIMINISH TXU AUSTRALIA'S ABILITY TO MEET ITS OBLIGATIONS.


     Westar and Eastern Energy levy regulated distribution charges on users of their distribution networks. In the gas industry, distribution and retail functions are performed by separate legal entities. Accordingly, Westar levies distribution charges on users of its distribution network, including Kinetik Energy. In the electricity industry, both distribution and retail functions are performed within the same legal entity. Accordingly, Eastern Energy levies distribution charges on its own retail customers within its distribution area, as well as on third party retailers for sales by those retailers to "contestable" customers in the Eastern Energy distribution area. By contestable, we mean those gas or electric customers who are free to choose a retailer for their gas and/or electricity needs. In contrast, those customers who are unable to choose a retailer for electricity and/or gas and are required to remain with their current retailer are referred to as "non-contestable" or "franchise" customers.

     The distribution network charges are levied in accordance with tariff orders which are subject to regulation by the Office of the Regulator General in Victoria (ORG).


     The ORG is required to periodically review and, if appropriate, change, the distribution network charges. The ORG published its final determination for the first electricity price review on September 21, 2000, containing significant network charge reductions. See OVERVIEW OF THE GAS AND ELECTRIC INDUSTRIES IN VICTORIA, AUSTRALIA - ELECTRIC NETWORK PRICE REVIEW. The changes apply from January 1, 2001. The final determination for the first gas price review has not yet been scheduled. Any changes resulting from that review will apply for five years from January 1, 2003. After the initial reviews, reviews will take place at intervals of not less than 5 years for electricity and as nominated by Westar and accepted by the ORG for gas. The outcomes of future reviews are uncertain. There is a risk that the ORG could determine pricing arrangements below current levels. If this occurs for Eastern Energy or Westar, that company's ability to meet its obligations and to provide cash to TXU Australia would be diminished. See BUSINESS OF TXU AUSTRALIA GROUP -- "NETWORKS BUSINESS SEGMENT."



     b. PRICE REGULATION AND COMPETITION IN THE ELECTRICITY AND GAS SUPPLY BUSINESSES MAY LEAD TO REDUCED RETAIL PROFIT MARGINS.



     When the Victorian electricity and gas businesses were privatized, the majority of customers were non-contestable and retail prices were regulated by tariff orders approved by the regulator. The Victorian Government established a timetable by which various customer groups would become contestable. The regulated prices apply until the date on which a specific customer group becomes contestable. After that date, the retail prices for that customer group are intended to be determined by market forces without regulatory oversight.



     Eastern Energy's customers who consume electricity in excess of 160 MWh per year are already fully contestable and can choose a supplier of their choice, with the remainder becoming contestable in stages commencing on January 1, 2001.



     Kinetik Energy's customers who consume gas in excess of 10,000 GJ per year are already fully contestable. The remainder of Kinetik Energy's customers are expected to become contestable on September 1, 2001.



     Prior to a customer becoming contestable, Eastern Energy and Kinetik Energy can charge that customer no more than the regulated prices set in their respective tariff orders. As a result, they are unable to pass all cost increases on to customers who are not yet contestable. After contestability, Eastern Energy and Kinetik Energy will be exposed to increased competition from other retailers. There is a risk that competitive forces may result in the loss of customers and the reduction of retail profit margins. Experience to date has indicated that large electric customers, once becoming contestable, have successfully negotiated price reductions with retailers.

     c. TXU AUSTRALIA GROUP MAY NOT BE ABLE TO EFFECTIVELY HEDGE AGAINST ELECTRICITY PRICE VOLATILITY AND MAY SUFFER LOSSES IF THE PRICES AT WHICH IT SELLS ELECTRICITY ARE LOWER THAN THE PRICES AT WHICH IT PURCHASES ELECTRICITY.



     Eastern Energy obtains the electricity to satisfy its energy supply obligations primarily by purchases from the electricity pool into which all electricity output from generators within Victoria, New South Wales and South Australia is centrally pooled and scheduled to meet the electricity demand in those States in the National Electricity Market. Because the price of electricity purchased from the pool can be volatile, Eastern Energy can be exposed to risks arising from the differences between the prices at which it sells and the prices at which it purchases electricity, unless it effectively hedges such exposure. Eastern Energy actively manages these risks in order to hedge most of its supply obligations and to monitor the volume and financial risk of its unhedged position. No assurance can be given that the risks relating to energy supply obligations may be effectively hedged in the future. See BUSINESS OF TXU AUSTRALIA GROUP -- "THE RETAIL BUSINESS SEGMENT" and MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - "QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK."


     d. OTHER REGULATORY RISKS COULD RESULT IN INCREASED COSTS TO THE GROUP COMPANIES.


     Each of Eastern Energy, Westar and Kinetik Energy is required to operate within the terms of its distribution and/or retail licenses. The licenses require the companies to comply with applicable legislation and codes, tariff orders, and standards and procedures determined by the ORG. Material breaches of the terms of the licenses could result in increased cost to the companies in the form of fines or other penalties adverse to the companies and, in worst cases, could result in the revocation of licenses by the ORG. Notwithstanding that the ORG may consult the industry prior to making changes, there is a risk that the terms of these licenses could be changed without the agreement of the Group companies, resulting in increased cost to the Group companies.


     Similar risks apply in respect of licenses issued by regulators in states other than Victoria.

THE VICTORIAN GAS SUPPLY COULD BE INTERRUPTED, WHICH COULD REDUCE THE GROUP'S REVENUES AND NET INCOME.


     The Victorian gas network is highly dependent on one source of supply - the Bass Strait gas fields, where gas is pumped onshore and processed at Longford in Eastern Victoria. In September 1998, an explosion occurred at the Esso Australia Resources Limited (Esso) gas processing plant at Longford, which caused almost total loss of supply to the principal Victorian gas transmission system for almost two weeks. There is a risk that the gas supply from this major source could be interrupted again. See BUSINESS OF TXU AUSTRALIA GROUP -- "THE ENERGY TRADING BUSINESS SEGMENT" and -- "LITIGATION."


TXU AUSTRALIA'S LEVEL OF INDEBTEDNESS MAY LIMIT ITS ABILITY TO SERVICE ITS DEBT IN THE FUTURE.


     The JUMPS will be treated as debt securities for US GAAP purposes. At June 30, 2000, after giving effect to the issuance of the JUMPS and the application of the proceeds from their sale to reduce existing debt, the ratio of TXU Australia Group's consolidated net debt to consolidated net debt plus equity as determined in accordance with US GAAP was approximately 74%. See SUMMARY -- "SELECTED CONSOLIDATED FINANCIAL INFORMATION" and USE OF PROCEEDS. The degree to which TXU Australia and the Group companies may be leveraged in the future could affect their ability to service debt and other obligations, to make distributions on the JUMPS, to make capital investments, to take advantage of certain business opportunities, to respond to competitive pressures or to obtain additional financing. TXU Australia and the Group companies may incur substantial additional debt and other obligations such as those under leases, letters of credit and other instruments. See MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- "LIQUIDITY AND CAPITAL RESOURCES."

IN THE EVENT OF A LIQUIDATION OR REORGANIZATION OF A TXU AUSTRALIA SUBSIDIARY, CLAIMS OF THAT SUBSIDIARY'S CREDITORS AND HOLDERS OF ITS PREFERENCE SHARE CAPITAL COULD BE SENIOR TO THOSE OF HOLDERS OF THE JUMPS AND WOULD BE PAID BEFORE PAYMENTS ARE MADE ON THE JUMPS.



     TXU Australia has no direct operations. All of TXU Australia's assets, consisting primarily of shares in Holdings, are owned through AGP. Because TXU Australia is a holding partnership and conducts its operations through subsidiaries, the holders of the JUMPS will have a position junior to the claims of creditors and preference stockholders of the operating subsidiaries. Upon liquidation or reorganization of an operating subsidiary, the claims of that subsidiary's creditors and holders of its preference share capital would then be senior to the claims of the holders of the JUMPS or other creditors of TXU Australia. The financial statements of TXU Australia Group included in this prospectus show the aggregate amount of Group company debt as of the date of those statements. At June 30, 2000, senior and subordinated debt of TXU Australia totaled approximately A$2,788 million (US$1,665 million) and the Group companies' debt aggregated approximately A$483 million (US$288 million). At May 31, 2000, there was no preference share capital outstanding within TXU Australia Group. TXU Australia and the Group companies have the ability to incur substantial additional debt and other obligations such as those under leases, letters of credit and other instruments. In addition, the indenture imposes no restrictions:


     o on the ability of TXU Australia to enter into transactions with its affiliates,


     o on the ability of TXU Australia to pay dividends or make other distributions or make other payments (except during a deferral period),



     o that would afford protection to the holders of JUMPS in the event of a highly-leveraged transaction or change of control involving TXU Australia, or



     o on subsidiaries of TXU Australia with respect to the incurrence of debt, imposition of liens on their properties or any of their activities.


     The senior debt instruments by which TXU Australia is bound restrict TXU Australia Group companies from taking specified actions without senior lender consent. These prohibitions could prevent the Group companies from taking actions they deem to be in their best interests. See MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- "LIQUIDITY AND CAPITAL RESOURCES."

CHANGES IN CURRENCY EXCHANGE RATES MAY AFFECT TXU AUSTRALIA'S ABILITY TO MAKE PAYMENTS ON THE JUMPS.

     TXU Australia's revenues will be received in Australian dollars. The proceeds to be paid to TXU Australia for the JUMPS will be paid in US dollars, and the distributions and principal payment obligations on the JUMPS will be payable in US dollars. As a result, any change in the currency exchange rate that reduces the amount in Australian dollars obtained upon conversion of the US dollar-based net proceeds of the JUMPS or that increases the effective principal and distribution payment obligations represented by the JUMPS upon conversion of Australian dollar-based revenues into US dollars may, if not appropriately hedged, have a material adverse effect on TXU Australia or on its ability to make payments on the JUMPS. Although TXU Australia expects to enter into transactions to hedge risks associated with exchange rate fluctuations, there can be no assurance that TXU Australia will be successful in entering into such transactions or will be successful in reducing those risks. See EXCHANGE RATES for information concerning the Noon Buying Rate for Australian dollars expressed in US dollars.

TXU AUSTRALIA HAS THE OPTION TO DEFER DISTRIBUTIONS WHICH MAY HAVE TAX CONSEQUENCES FOR JUMPS HOLDERS AND MAY AFFECT THE TRADING PRICE OF THE JUMPS.

     TXU Australia will have the right, at any time and from time to time, to defer distributions on the JUMPS for up to 20 consecutive quarters. A deferral of distributions cannot extend, however, beyond the maturity date of the JUMPS. If TXU Australia defers distributions on the JUMPS, you will continue to recognize income in the form of original issue discount for US federal income tax purposes before you receive any cash relating to deferred distributions, even if you use the cash method of accounting. If you sell your JUMPS before the record date for the payment of deferred distributions at the end of a deferral period, you will not receive the cash related to those distributions. You should consult your own tax advisor about these and other tax consequences of an investment in the JUMPS.

     TXU Australia has no current intention of deferring distributions on the JUMPS. However, if TXU Australia exercises its right in the future, the JUMPS may trade at a price that does not fully reflect the value of accrued but unpaid distributions. If you sell the JUMPS during a distribution deferral period, you may not receive the same return on investment as someone else who continues to hold the JUMPS. Moreover your adjusted tax basis in the JUMPS that you sell will be increased by the amount of accrued original issue discount attributable to deferred distributions. If your selling price is less than your adjusted tax basis, you will recognize a capital loss. Your ability to deduct capital losses for US federal income tax purposes is subject to limitations. In addition, the existence of TXU Australia's right to defer payments of distributions on the JUMPS may mean that the market price for the JUMPS may be more volatile than other securities that do not have these rights.


THE JUMPS MAY BE REDEEMED AT ANY TIME IF SPECIFIED CHANGES IN TAX LAW OCCUR OR IF ADDITIONAL AMOUNTS ARE OR WILL BE PAYABLE, AND YOU MAY NOT BE ABLE TO REINVEST YOUR REDEMPTION PROCEEDS AT A RATE OF RETURN THAT IS AS HIGH AS THE RATE OF RETURN ON THE JUMPS.



     If specified changes in tax law occur and are continuing, or if Additional Amounts are or will be payable, TXU Australia will have the right to redeem the JUMPS at the principal amount plus accrued and unpaid distributions and Additional Amounts, if any, in whole but not in part, at any time within 90 days of the occurrence of the changes. If TXU Australia redeems the JUMPS, you may not be able to reinvest your redemption proceeds at a rate of return that is as high as the rate you were earning on your JUMPS. See also DESCRIPTION OF JUMPS - "TAX EVENT REDEMPTION" for more information.



THE JUMPS MAY BE REDEEMED AT THE OPTION OF TXU AUSTRALIA AND YOU MAY NOT BE ABLE TO REINVEST YOUR REDEMPTION PROCEEDS AT A RATE OF RETURN THAT IS AS HIGH AS THE RATE ON THE JUMPS.


     At the option of TXU Australia, the JUMPS may be redeemed, in whole, at any
time or in part, from time to time, on or after   , 2005, at a redemption price
equal to the principal amount to be redeemed plus accrued and unpaid distributions and Additional Amounts, if any, to the redemption date. You should assume that TXU Australia will exercise its redemption option if TXU Australia is able to refinance at a lower interest rate or it is otherwise in TXU Australia's best interest to redeem the JUMPS. If TXU Australia redeems the JUMPS, you may not be able to reinvest your redemption proceeds at a rate of return that is as high as the rate you were earning on your JUMPS.


A PUBLIC MARKET FOR THE JUMPS MAY NOT DEVELOP AND THERE MAY NOT BE AN ACTIVE MARKET FOR THE JUMPS.


     No public market for the JUMPS existed before this offering. Although the JUMPS are expected to be listed on the New York Stock Exchange, there can be no assurance that an active public market for the JUMPS will develop. If an active trading market for the JUMPS does develop, there can be no assurance that it will be sustained after this offering.

AUSTRALIAN COURTS MIGHT NOT ENFORCE JUDGMENTS RENDERED OUTSIDE OF AUSTRALIA WHICH MAY MAKE IT DIFFICULT TO COLLECT ON JUDGMENTS RENDERED AGAINST TXU AUSTRALIA.

     TXU Australia is organized under the laws of the State of Victoria, Commonwealth of Australia. Substantially all the assets of TXU Australia are located outside the United States. TXU Australia has appointed Thelen Reid & Priest LLP, New York, New York, as its authorized agent upon which process may be served in any action arising out of or based upon the indenture or the JUMPS that may be instituted in any US federal or state court having subject matter jurisdiction in the Borough of Manhattan, The City of New York, New York, and has consented to the jurisdiction of those courts in any of those actions. However, it may not be possible for investors to enforce against TXU Australia, in original actions or in actions for enforcement of judgments of US courts, civil liabilities based upon US securities laws.

TXU AUSTRALIA'S FUTURE EARNINGS MAY NOT COVER ITS FIXED CHARGES, INCLUDING THOSE ON THE JUMPS.



     TXU Australia's future earnings may be insufficient to cover fixed charges. TXU Australia's ratio of earnings to fixed charges for the year ended December 31, 1999 was 0.9. The deficiency was A$25.7 million (US$15.3 million). For the six months ended June 30,2000 TXU Australia's ratio of earnings to fixed charges was 1.2, a surplus of A$26.3 million (US$15.7 million). There is no assurance that future earnings will be sufficient to cover fixed charges, including those on the JUMPS.



THE AMOUNT AND TIMING OF INCLUSION OF INCOME FROM THE JUMPS MAY BE TAXABLE UNDER THE ORIGINAL ISSUE DISCOUNT (OID) RULES, WHICH MAY BE DIFFERENT FROM THE HOLDER'S NORMAL TAX ACCOUNTING RULES, EVEN IF TXU AUSTRALIA DOES NOT EXERCISE ITS OPTION TO DEFER DISTRIBUTIONS.



     TXU Australia's right to defer distributions on the JUMPS should not cause the JUMPS to be treated as issued with an OID for US federal income tax purposes. It is possible, however, that the IRS could take a contrary position. If the JUMPS were treated as issued with OID, a US holder (as defined herein) would be required to include in income, on an economic accrual basis over the term of the JUMPS, an amount equal to the sum of all scheduled distributions on the JUMPS, plus the excess, if any, of the principal amount of the JUMPS over their issue price, regardless of the holder's regular method of accounting for tax purposes. In that case, the amount and timing of inclusion of the interest income that a US holder was required to include in income in a particular taxable year could differ from the amount and timing of inclusion of the distributions that the US holder received in that year. US holders should consult their tax advisors regarding the tax consequences to them, in light of their particular situations, of treating the JUMPS as issued with OID. See MATERIAL INCOME TAX CONSIDERATIONS - "MATERIAL US INCOME TAX CONSIDERATIONS - ORIGINAL ISSUE DISCOUNT."

                 PRESENTATION OF FINANCIAL AND OTHER INFORMATION

CERTAIN TERMS

  We use the following terms in this prospectus as described below:

     o "A$" , "$" OR "AUSTRALIAN DOLLARS" are the currency of the Commonwealth of Australia.

     o    "GJ" - Gigajoule. A unit of gas energy equal to one billion joules.

     o    "GWH" - A unit of electric energy equal to one thousand MWh.

     o "MWH" - A unit of electric energy equal to one million watts of power for one hour.

     o    "PJ" - Petajoule. A unit of gas energy equal to one million GJ.


     o    "US$" OR "US DOLLARS" are the currency of the United States.


     o    "US GAAP" means US generally accepted accounting principles.


                                 EXCHANGE RATES

     The following table sets out, for the periods indicated, information concerning the exchange rates between Australian dollars and US dollars based on the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York (Noon Buying Rate). The "Average" is the average of the Noon Buying Rates in effect on the last business day of each month during the relevant period.

      FISCAL YEAR ENDED            PERIOD END   AVERAGE     HIGH       LOW
      -----------------            ----------   -------     ----       ---
                                                (US$ PER A$1.00)

      1995                            0.7432     0.7407     0.7407     0.7088
      1996                            0.7944     0.7846     0.8137     0.7443
      1997                            0.6615     0.7393     0.7840     0.6615
      1998                            0.6123     0.6300     0.6852     0.5700
      1999                            0.6560     0.6445     0.6620     0.6205


     o    On October 13, 2000, the Noon Buying Rate was A$1.00 = US$ 0.5297.



     For the convenience of the reader, this prospectus contains translations of certain Australian dollar amounts into US dollars at the exchange rate as of June 30, 2000 of A$1.00 = US$0.5971 unless otherwise specified. TXU Australia does not make any representation that the Australian dollar amounts have been, could have been or could be converted into US dollars at the rates indicated or at any other rates.

                         TXU AUSTRALIA GENERAL OVERVIEW

GENERAL

     In January 1999, TXU Corp., through a series of subsidiaries, created TXU Australia to acquire and hold, either directly or indirectly, all of its Australian investments. Prior to this time, TXU Corp. principally conducted business in Australia through TXU APL and its wholly-owned subsidiaries. In connection with the acquisition of Westar and Kinetik Energy, TXU Australia Group was restructured and TXU Australia was interposed as the ultimate holding entity in Australia for TXU Australia Group.


     TXU Australia is a limited partnership established pursuant to a limited partnership deed, dated January 27, 1999, and formed and registered under the Partnership Act 1958 of the State of Victoria, Australia (Partnership Act). Its general partner, AGP, is a limited liability corporation, established under the laws of the State of Victoria, Australia. Its limited partners are TXU Australia
(LP) No. 1 Limited and TXU Australia (LP) No. 2 Limited, both of which are limited liability companies incorporated under the laws of England and Wales. AGP is solely responsible for the management and direction of TXU Australia. TXU Australia's assets consist primarily of shares in Holdings. Since under Victorian law a limited partnership cannot hold title to property in its own name, these shares are held by AGP acting as the general partner of TXU Australia. AGP does not directly own any of the assets, including other ordinary shares, of other significant Group companies.


     TXU Australia's headquarters is located at 452 Flinders Street, Melbourne, Victoria, Australia 3000. Its telephone number is 613-9229-6000.


     TXU Australia Group purchases, distributes, markets and sells electricity and gas, primarily in the State of Victoria, and generates electricity in the State of South Australia, Australia. The Group's core businesses of Networks, Retail, Energy Trading and Generation are conducted through four principal operating Group companies:



     o EASTERN ENERGY, which purchases, distributes, and sells electricity to approximately 512,000 customers, mainly in Victoria;



     o WESTAR, which distributes natural gas to approximately 400,000 customers in central and west Victoria;



     o KINETIK ENERGY, which sells natural gas to approximately 414,000 customers in Victoria; and



     o TXU SOUTH AUSTRALIA, which generates electricity at the Torrens Island power station in South Australia.



     TXU Australia's ultimate corporate parent is TXU Corp. TXU Corp. is a Dallas, Texas-based holding company which, through its subsidiaries, engages in the generation, transmission and distribution of electricity; the processing, transmission and distribution of natural gas; and energy marketing, telecommunications, power development and other businesses. TXU Corp. operates primarily in the United States, Europe and Australia.


     The following diagram illustrates the relationship of TXU Australia to TXU Corp., and to significant Group companies (all ownership interests are 100% unless otherwise indicated).


     This diagram is a summary of the TXU Corp. corporate structure as it relates to TXU Australia Group. Only the holding and operating companies of TXU Australia Group discussed in this prospectus are shown in the diagram, and several intermediate holding companies are omitted where their only activity is as holding companies for one or more of these operating companies. The shaded entities in the chart are not guarantors of the JUMPS.

            TXU CORP. AND THE TXU AUSTRALIA GROUP CORPORATE STRUCTURE


                               [GRAPHIC OMITTED]


ACQUISITION OF WESTAR AND KINETIK ENERGY

     In February 1999, TXU Australia Group completed the acquisition of the gas distribution and retail assets and businesses of Westar and Kinetik Energy from the Victorian Government. This acquisition was preceded by a competitive tender arrangement run by the Victorian Government for the disposal of these businesses and assets.

     Prior to the acquisition of Westar and Kinetik Energy, the business of TXU Australia Group was conducted by TXU APL. In connection with the acquisition of Westar and Kinetik Energy, TXU Australia Group was restructured and TXU Australia was interposed as the ultimate holding entity in Australia for TXU Australia Group.

CAPITALIZATION OF TXU AUSTRALIA

PARTNERSHIP INTERESTS

     TXU Australia (LP) No.1 Limited is a limited partner holding 49.75% of the interests in TXU Australia.

     TXU Australia (LP) No.2 Limited is a limited partner holding 49.75% of the interests in TXU Australia.

     AGP is the general partner and holds 0.5% of the interests in TXU
Australia.

SENIOR DEBT FUNDING


     As a result of a financial restructuring completed in February 2000, TXU Australia Group consolidated a significant portion of its debt at the TXU Australia level. TXU Australia entered into various loan agreements with senior lenders (Senior Lenders). These loan agreements are referred to in this prospectus as Senior Debt.



     These Senior Debt arrangements consist generally of the following facilities (all amounts have been converted at the noon buying rate at June 30, 2000 of A$1.00 = US$0.5971):


     FACILITY A


     Under a Syndicated Facilities Agreement dated February 24, 1999, a banking syndicate has made available to TXU Australia A$825 million (US$493 million). The facilities include:



     o a three-year revolving variable rate loan note subscription facility for A$220 million (US$131 million); and



     o a three-year non-revolving variable rate loan note subscription facility for A$605 million (US$361 million), both with a maturity date of February 24, 2002.



     At June 30, 2000, Facility A was fully drawn at an interest rate of 6.88% per annum.


     FACILITY B


     Under a Syndicated Facility Agreement dated February 22, 2000, a banking syndicate has made available to TXU Australia A$625 million (US$373 million). The facility comprises a fully revolving variable rate loan note subscription facility with a maturity date of October 31, 2001.



     At June 30, 2000, A$608 million (US$363 million) was drawn against Facility B at an interest rate of 6.98% per annum.


     FACILITY C


     Under three separate Working Capital Facility Agreements each dated February 22, 2000 with each of National Australia Bank Limited, Australia and New Zealand Banking Group Limited and Westpac Banking Corporation, TXU Australia has the ability to borrow an aggregate amount of A$100 million (US$60 million). The facilities are all multi-option variable rate working capital facilities and all expire 364 days from (and including) the date of the agreements. The funding provided by each bank is as follows:


     o    National Australia Bank Limited - A$50 million (US$30 million);

     o Australia and New Zealand Banking Group Limited - A$25 million (US$15 million); and

     o    Westpac Banking Corporation - A$25 million (US$15 million).


     As of June 30, 2000, A$12 million (US$7 million) was drawn against Facility C at an average interest rate of 6.80% per annum.

     FACILITY D


     Under a Syndicated Loan Facility dated April 30, 1999, TXU Australia has the ability to borrow A$200 million (US$119 million) at variable rates from The Chase Manhattan Bank and Commonwealth Bank of Australia. The maturity date for this facility was December 29, 2000.



     At June 30, 2000, Facility D was fully drawn at an interest rate of 7.12% per annum.



     On September 22, 2000, TXU Australia repaid Facility D in full and cancelled the commitment following an issue of medium-term notes as described below under - "SHORT-TERM/MEDIUM-TERM NOTE PROGRAM."


     FACILITY E


     Under a Loan Agreement dated February 22, 2000, TXU Australia has the ability to borrow the aggregate amount of A$275 million (US$164 million) at variable rates from National Australia Bank Limited and Westpac Banking Corporation (comprising an aggregate of A$137.5 million (US$82 million) for each bank). The maturity date for this facility was December 29, 2000.



     As of June 30, 2000, Facility E was fully drawn at an interest rate of 6.70% per annum.



     On September 22, 2000, TXU Australia repaid Facility E in full and cancelled the commitment, following an issue of medium-term notes as described below under - "SHORT-TERM/MEDIUM-TERM NOTE PROGRAM."


     FACILITY F


     Under a Loan Agreement dated April 27, 2000, TXU Australia has the ability to borrow A$120 million (US$72 million) at variable rates from Citibank, N.A. The maturity date for this facility is December 29, 2000. As of June 30, 2000, Facility F was fully drawn at an interest rate of 6.57% per annum.



     TXU Australia has agreed in principle with Citibank to extend the maturity date of Facility F to September 30, 2001, and is negotiating the specific terms of such extension.



     The interest rate under each of the above Facilities A - F is reset at the end of an interest period. Interest periods generally are not less than 30 and not more than 180 days. The interest rate for an interest period is the bank bill rate for the applicable interest period plus a margin.



     All funds borrowed by TXU Australia were used to subscribe for shares in Holdings. Holdings lent the funds it received from TXU Australia to TXU (No. 8) Pty Ltd (TXU8), the internal treasury arm of TXU Australia Group, in the form of intercompany loans. TXU8, in turn, then onlends those funds to the operating companies in the Group on an as needed basis.


     SECURITY STRUCTURE


     No direct security interest has been granted to the Senior Lenders over the assets of the operating companies of TXU Australia Group. However, two subsidiaries of TXU Australia, TXU Australia Holdings Pty Ltd and TXU8 granted a guarantee and indemnity of the obligations of TXU Australia in favor of the Senior Lenders.


     DEED OF COMMON TERMS


     All Senior Debt ranks equally and is governed by common terms set forth under a separate Deed of Common Terms dated February 24, 1999, as amended on February 24, 2000 (DCT). The key representations, warranties, covenants, undertakings, events of default and related provisions for all of the loan facilities with each Senior Lender are contained in the DCT. The facility documents relating to the Senior Debt and the DCT are jointly referred to as the "Financing Documents."

     Under the DCT, there are no restrictions on TXU Australia's raising further debt from alternative sources and independent of the terms of the DCT, provided that financial ratio tests for interest coverage, leverage and minimum equity (which are calculated on a consolidated basis for the TXU Australia Group) are being complied with. TXU Australia is currently in compliance with these ratios. Notes issued under TXU Australia's short-term/medium term note program and TXU Australia's senior US dollar notes are all senior debt permitted by the terms of the DCT. Please see - "SHORT-TERM/MEDIUM-TERM NOTE PROGRAM" and - "SENIOR US DOLLAR NOTES" below.


     In addition, TXU Australia is able to raise "qualifying subordinated debt" (as defined in the DCT) that is fully subordinated to Senior Debt. The JUMPS will be "qualifying subordinated debt" and holders of JUMPS and the trustee under the indenture for the JUMPS will be required to agree to certain subordination provisions which satisfy the terms of the DCT. Please see DESCRIPTION OF THE JUMPS - "SUBORDINATION PROVISIONS."

     The DCT contains detailed subordination provisions which, in effect, restrict repayment of principal and payment of distributions on qualifying subordinated debt when the principal amount of qualifying subordinated debt exceeds 15% of the aggregate of consolidated Senior Debt and consolidated net worth of the Group Companies and TXU Australia.

     If the aggregate of qualifying subordinated debt does not exceed this 15% threshold, TXU Australia may pay distributions in respect of such subordinated debt provided that:

     o    no amount owing to the Senior Lenders is due but unpaid;


     o no event of default or other event which, with the giving of notice or the lapsing of time, would become an event of default (potential event of default) exists under the DCT; and


     o the distribution rate on the subordinated debt is determined on normal arm's length commercial terms.

     If the aggregate of qualifying subordinated debt exceeds the 15% threshold, TXU Australia cannot prepay or repay, in whole or in part, the principal amount in respect of any qualifying subordinated debt before payment in full of amounts owing to the Senior Lenders, unless such subordinated debt is effectively repaid and refinanced and replaced by other debt, or pay any distributions in respect of any part of the principal amount of qualifying subordinated debt which exceeds the 15% threshold, unless the following conditions are satisfied:

     o no event of default or potential event of default exists under the DCT, or under the terms of any other funding considered to be Senior Debt; and

     o    the following Senior Debt interest coverage ratios are satisfied:

          o on and after each of the following dates and until the next specified date: June 30, 2000, September 30, 2000 and December 31, 2000 - not less than 1.90:1; and

          o    on or after March 31, 2001 - not less than 2.00:1

     The relevant Senior Debt interest coverage ratios are calculated in accordance with Australian GAAP on the basis of the proportion that earnings of TXU Australia Group, on a consolidated basis and before abnormal and extraordinary items, interest expense, income taxes, depreciation and amortization, bears to debt service on the amount owing to the Senior Lenders and any other unsubordinated indebtedness of TXU Australia Group for the twelve-month period ending on each specified date.

     At December 31, 1999, the ratio of all qualifying subordinated debt of TXU Australia Group to the aggregate of Senior Debt and consolidated net worth was 11%. The issuance of the JUMPS will not materially affect this ratio because the proceeds of the JUMPS will be used to repay qualifying subordinated debt. Nor does TXU Australia currently have any plans to incur any further subordinated indebtedness that might result in its aggregate subordinated indebtedness exceeding this 15% threshold. Accordingly, payment of distributions on the JUMPS should not be affected if TXU Australia were unable to meet the above Senior Debt interest coverage ratio tests.


     The occurrence of an event of default or potential event of default under the Financing Documents will prevent any payment on any subordinated debt, including the JUMPS. In the context of a default, amounts owing under the Financing Documents must be paid in full before any subordinated debt, including the JUMPS, can be serviced or repaid. The following are the material events of default under the DCT. TXU Australia, its general and limited partners, Westar, Kinetik Energy, Eastern Energy and other subsidiaries of TXU Australia are obligors under the DCT.



     o (PAYMENT): an obligor under the DCT does not pay any money payable (excluding interest) when due or, in the case of interest, any interest due under a Senior Finance Document (as defined in the DCT) within two business days of notice of the non-payment being given to the non-paying obligor;



     o (BREACH OF FINANCIAL UNDERTAKINGS): TXU Australia or its general partner or limited partners fail at any time to comply with the consolidated interest coverage ratios;



     o (INSOLVENCY EVENT): an insolvency event occurs in respect of an obligor, except in the cases of the voluntary winding up, deregistration or dissolution of a solvent entity which owns no assets;



     o (CESSATION OF BUSINESS): an obligor stops payment generally, ceases to carry on its business or a material part of it, or threatens to do either of those things, except to effect a voluntary winding up, deregistration, dissolution, reconstruction or amalgamation while solvent on terms approved by the senior debt trustee;



     o (CHANGE IN GROUP STRUCTURE): subsidiaries of TXU Australia or its general partner or limited partners who are obligors under the DCT cease to be wholly-owned subsidiaries of TXU Australia;



     o (INVESTIGATION): a person is appointed under applicable law to investigate any part of the affairs of an obligor, unless the obligor subsidiary has demonstrated to the reasonable satisfaction of the senior debt trustee within 10 business days of the appointment that no material adverse effect will, or is likely to, result from the investigation or as a consequence thereof;


     o    (LICENSES): if


               (i) TXU Australia or its material subsidiaries who are license holders (each, a License Holder) fail to take any step necessary or desirable to preserve a license or to avoid a license being placed in jeopardy;


               (ii) a license is varied in a material adverse respect without the prior written consent of the senior debt trustee or is suspended, cancelled, transferred (except to TXU Australia or its material subsidiaries), revoked or allowed to lapse;


               (iii) any person (other than an obligor under the DCT) is issued a distribution license in respect of all or any part of a borrower's distribution area and the issue of the license is likely to have a material adverse effect on the obligor;


               (iv) a License Holder receives any notice of revocation of a license;

               (v) an administrator is appointed to all or any part of the business of a License Holder under the Gas Industry Act 1994, or the Electricity Industry Act 1993 or any corresponding legislation in a jurisdiction other than Victoria, Australia;

               (vi) the receipt by a License Holder of a notice of intention to serve a provisional or final enforcement order or the receipt by a License Holder of a provisional or final enforcement order under the Office of the Regulator-General Act 1994 or any corresponding legislation in a jurisdiction other than Victoria, Australia; and


               (vii) a material clause in a License is or becomes wholly or partly void, voidable or unenforceable, or is claimed to be so by TXU Australia or its affiliates or by anyone on their behalf and, if capable of remedy, that state of affairs is not remedied within 10 business days of TXU Australia or its affiliates becoming aware of it; or



     o (LEGISLATION): any legislation is passed or amended (including, without limitation, any amendment to the Gas Industry Act 1994, the Electricity Industry Act 1993, the Office of the Regulator-General Act
          1994) which has a material adverse effect on the ability of an obligor under the DCT to fulfill its obligations under the DCT, carry out its business as it is being conducted or on the rights of the Senior Lenders under the DCT.



     o (REGULATORY EVENTS): an obligor fails to comply with any applicable legislation, regulatory requirement, instrument, license or code or fails to give notice to the senior debt trustee of any breaches of any of the foregoing and such failure has or is likely to lead to the revocation or cancellation of a license or the termination of a material contract to which the obligor is a party or have a material adverse effect on the ability of the obligor to fulfill its obligations under the DCT, or carry out its business as it is being conducted or on the rights of the Senior Lenders under the DCT;



     o (OTHER DEFAULTS): an obligor breaches, defaults or fails to perform or observe any of its obligations under the DCT and the breach or default remains unremedied at the end of any applicable grace period after the obligor receives notice from the senior debt trustee of the breach or default;



     o (CROSS DEFAULT): any indebtedness of TXU Australia (other than the Senior Debt or JUMPS) or of any other obligor exceeding in aggregate A$10 million (US$6.1 million) is not satisfied when due or becomes payable before it is due by its terms;



     o (EXECUTION AGAINST PROPERTY): a court order, judgment, security interest or other legal right is executed, levied, enforced or becomes enforceable against any property of an obligor for an amount exceeding A$5 million (US $3 million) and in the case of a levy or an order, is not stayed, withdrawn or satisfied within 10 business days of being made;



     o (MISREPRESENTATION): any representation, warranty or statement of an obligor in a Senior Finance Document in favor of a Senior Lender proves to have been untrue, incorrect or misleading in any material respect when made;



     o (REDUCTION OF CAPITAL): an obligor, without the prior consent of the senior debt trustee, takes any action to reduce its capital or passes a resolution to do so;



     o (SHARE BUY-BACK): an obligor, without the prior written consent of the senior debt trustee, effects, enters or attempts to enter or effect a buy-back of its shares, or passes a resolution to do so or applies to a court to approve any such resolution (in each case, other than an employee share or odd-lot buy-back scheme);



     o (INVALIDITY): (a) any party (other than a Senior Lender) to a Finance Document claims that a Finance Document or a material clause in such a document is void or unenforceable, or (b) a Finance Document or a material clause in such a document becomes void or unenforceable and is not remedied by the applicable party;

     o (CHANGE IN CIRCUMSTANCES): a change occurs in the business, assets or financial condition of an obligor or any other event or series of events occurs which has, or is likely to have, a material adverse effect on the ability of the obligor to fulfill its obligations under the DCT, carry out its business as it is being conducted or on the rights of the Senior Lenders under the DCT and such change or event is not remedied within the applicable grace period after TXU Australia receives notice of such change or event;



     o (CHANGE OF CONTROL): TXU Corp. ceases to ultimately control the composition of the board of directors and to have management and operational control of the general partner of TXU Australia;



     o (CHANGE OF CONSTITUTION): TXU Australia, without the consent of the senior debt trustee, materially changes or passes a resolution to materially change its partnership deed;



     o (SEIZURE): all or any material part of the assets of an obligor are seized, appropriated or taken into custody by any governmental agency or the borrower is prevented from exercising normal control over all or a material part of its assets or loses any of the rights necessary to maintain its existence or to carry on its business and such seizure, appropriation or assumption of custody will have a material adverse effect on the ability of the obligor to fulfill its obligations under the DCT or carry out its business as it is being conducted or on the rights of the Senior Lenders under the DCT;



     o (ENVIRONMENTAL EVENT): any governmental agency takes any action under any environmental law, or there is a claim or substantial expenditure or alteration of activity under any environmental law, or there is any breach or threatened breach of any authorization, which, if capable of remedy, is not satisfactorily remedied by TXU Australia or the applicable party within 30 days of their becoming aware of any such action, claim, breach or threatened breach and which is likely to have a material adverse effect on the ability of TXU Australia or any of the obligors to fulfill its obligations under the DCT, carry out its business as it is being conducted or on the rights of the Senior Lenders under the DCT;



     o (VOIDABLE PROVISIONS): a material contract or any material provision of a material contract of an obligor becomes void, voidable or unenforceable;



     o (BREACH): there occurs a breach or event of default under any of an obligor's material contracts or an obligor fails to exercise or enforce its rights under any of them, and the breach or failure has or is likely to have a material adverse effect on the ability of the obligor to fulfill its obligations under the DCT or carry out its business as it is being conducted or on the rights of the Senior Lenders under the DCT;



     o    (HEDGE AGREEMENT): an event of default occurs under a hedge agreement;



     o (SUSPENSION): an event of default or default event occurs in relation to a license holder under the applicable rules or code which is likely to lead to the suspension of the license holder under those rules or that code; or



     o (SECURITY INTEREST): any security interest, other than a permitted security interest under the DCT, is created or allowed to exist in any part of an obligor's present or future property and the security interest is not discharged and released within 30 days after the obligor receives a notice of such event from the senior debt trustee.



     Operating companies within the TXU Australia Group have restrictions imposed under the terms of the DCT on their ability to raise further external debt, other than transactional banking facilities, guarantees and indemnities issued in the ordinary course of business and certain equipment leases. TXU Australia Group has agreed not to grant any further security interests over any of their assets except permitted security interests.

SUBORDINATED DEBT


     TXU Australia and Eastern Energy entered into a Subordinated Facility Agreement dated February 24, 1999 with a banking syndicate to borrow funds which were used to pay a portion of the purchase price for the Westar and Kinetik Energy assets and businesses. This agreement was amended and restated in June 2000 with the effect that Eastern Energy repaid its portion of the borrowings, and TXU Australia borrowed the same amount. This facility now matures on June 29, 2001. Under the amended and restated agreement, TXU Australia has borrowed A$413 million (US$247 million) at variable rates from a syndicate of lenders. This facility is fully subordinated to Senior Debt, including the TXU Australia notes discussed below under - "SHORT-TERM/MEDIUM-TERM NOTE PROGRAM" and "SENIOR US DOLLAR NOTES", and would rank equally with the JUMPS, with the exception that this facility is guaranteed by TXU Corp.



     At June 30, 2000, the interest rate on this facility was 7.10% per annum.



     SHORT-TERM/MEDIUM-TERM NOTE PROGRAM.



     In March 2000, TXU Australia established a A$750 million (US$448 million) combined short-term/medium-term note program, primarily aimed at the Australian capital markets. These notes are unsecured obligations of TXU Australia and rank equally with all other senior debt of TXU Australia, including the Senior Debt and any notes issued in the exchange offer described below under - "SENIOR US DOLLAR NOTES" and would be senior to the JUMPS. In August 2000, TXU Australia increased the size of the program to A$1,500 million (US$896 million).



     SHORT-TERM NOTES



     As of June 30, 2000, A$335 million (US$200 million) of short-term notes were outstanding under the program at a weighted average interest rate of 6.34% per annum. The interest rate is negotiated for each issuance of notes. The average maturity of the short-term notes from their date of issue was 114 days. The average number of days outstanding as of June 30, 2000 was 56, with the longest maturity date of any single note being November 14, 2000.



     Notwithstanding the absolute size of the combined short-term/medium term note program, the volume of short-term notes issued under the program at any point in time is restricted to the unused amount of short-term note liquidity support facilities, plus unused debt facilities capable of being drawn in the event of a disruption to the market for short-term notes. No comparable restriction applies to medium-term notes.



     As of June 30, 2000, TXU Australia had A$380 million (US$227 million) of short-term note liquidity support facilities, all of which were undrawn. Additionally, the undrawn portions of Facility B of A$17 million (US$10 million) and Facility C of A$88 million (US$53 million) qualified as liquidity support for short-term notes. Therefore, as of June 30, 2000, TXU Australia had an ability to issue up to A$485 million (US$290 million) of short-term notes, compared with actual issuance of A$335 million (US$200 million). TXU Australia pays line fees on the undrawn support facilities at a weighted average rate of 0.22% per annum.



     MEDIUM-TERM NOTES



     As of June 30, 2000, no medium-term notes had been issued under the program.



     On September 22, 2000, TXU Australia issued two series of medium-term notes in the Australian market:



     o A$200 million (US$119 million) 7% fixed rate notes maturing September 2005, and



     o    A$275 million (US$164 million) floating rate notes maturing September
          2007.



     Both series of notes are guaranteed by MBIA Insurance Corporation (MBIA), and they are rated "AAA" by Standard & Poor's and "Aaa" by Moody's. The terms of the arrangement between TXU Australia and MBIA are subject to a Reimbursement

Agreement dated September 11, 2000. The terms of the Reimbursement Agreement are substantially identical to the DCT and impose substantially identical obligations on TXU Australia as does the DCT (as summarised above - "DEED OF COMMON TERMS"). These obligations are guaranteed by TXU Australia Holdings Pty Ltd and TXU8. The obligations of TXU Australia to MBIA rank equally with all other senior debt, including the Senior Debt. These obligations would be senior to the JUMPS.



     TXU Australia plans to issue on October 30, 2000, A$30 million (US$ 18 million) of floating rate medium term notes maturing in October 2003. These notes will not be guaranteed by MBIA and will be rated "BBB+" by Standard and Poor's and "Baa2" by Moody's. The proceeds of the issuance will be used for general corporate purposes.



     The interest rate on the 2003 and 2007 floating rate notes is set quarterly at the bank bill rate plus a margin. The initial interest rate on the 2007 floating rate notes was 7.02% per annum. The initial interest rate on the 2002 floating rate notes is not currently know, but is expected to be approximately 7.1% per annum. The notes are denominated in Australian dollars. Proceeds from the issuance of the 2005 and 2007 notes were used to retire bank debt as described above under - "FACILITY D AND FACILITY E."



SENIOR US DOLLAR NOTES



     As of June 30, 2000, Eastern Energy had US$350 million of senior notes outstanding, comprising US$250 million of 6.75% senior notes due December 2006, and US$100 million of 7.25% senior notes due December 2016. These senior notes were issued by Eastern Energy in 1996 in the United States pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended. The US$350 million fixed interest rate liability was swapped into a floating rate Australian dollar liability of A$483 million via fixed to floating US dollar interest rate swaps and US dollar to Australian dollar cross-currency swaps. At June 30, 2000, the weighted average Australian dollar interest rate on the Eastern Energy senior notes was 6.85% per annum.



     In July 2000, TXU Australia made an offer to the holders of both tranches of the Eastern senior notes to exchange their senior notes for senior notes issued by TXU Australia. A cash component of 1% of the principal amount was payable on the senior notes due 2006 accepted for exchange, and 2% of the principal amount on the senior notes due 2016 so accepted. Following completion of the exchange offer in September 2000, new TXU Australia senior notes outstanding are as follows:



     o TXU Australia 6.75% senior notes due December 2006 - A$132.8 million (US$92.25 million); and



     o TXU Australia 7.25% senior notes due December 2016 - A$74.1 million (US$60.0 million).



     Eastern Energy's senior notes outstanding on completion of the exchange offer include:



     o Eastern Energy 6.75% senior notes due December 2006 - A$227.1 million (US$157.75 million); and



     o Eastern Energy 7.25% senior notes due December 2016 - A$49.4 million (US$40.0 million).



     The US$60 million 7.25% senior notes and US$92.25 million 6.75% senior notes of Eastern Energy exchanged in the exchange offer continue to be outstanding and are held by TXU Australia Group.



     The US dollar denominated senior notes have been converted to Australian dollars using the exchange rates applicable to the US dollar to Australian dollar cross-currency swaps.



     TXU Australia is in the process of arranging to transfer the appropriate proportion of the fixed to floating US$ interest rate swaps and the US dollar to Australian dollar cross-currency swaps from Eastern Energy to TXU Australia.



     The TXU Australia senior notes issued under the exchange offer rank equally with the Senior Debt and would be senior to the JUMPS.


     TXU AUSTRALIA' S PARTNERSHIP DEED AND THE VICTORIAN PARTNERSHIP ACT

     The liability of each of the limited partners under the partnership deed is generally limited to the partner's partnership interest in TXU Australia, together with the amount of any capital contribution remaining to be paid by such partner. The limitation on the liability of each limited partner extends to any obligation incurred in connection with the conduct of the partnership business outside of the State of Victoria. AGP as the general partner of TXU Australia is generally liable for claims against TXU Australia. AGP is a limited liability company with nominal capitalization.


     TXU Australia will continue for so long as the partnership business is carried on or until the general partner dissolves the partnership. However, the general partner cannot dissolve the partnership while the DCT remains in place except with the consent of the Trustee under the DCT. See -"CAPITALIZATION OF TXU AUSTRALIA - SENIOR DEBT FUNDING" and "----SUBORDINATED DEBT." In addition, the partners have agreed that TXU Australia will not be dissolved upon the happening of any of the events set out in the Victoria Partnership Act.


     TXU Australia will dissolve and commence winding up and liquidating generally upon an insolvency of a partner, provided however, that dissolution will not occur, and TXU Australia will not be required to be wound up, if within 90 days after the insolvency occurs, the general partner gives notice in writing to all partners of the continuation of TXU Australia, at a time when there is at least one general partner and one limited partner to continue the partnership business.

     A limited partner cannot dissolve TXU Australia by notice.

     A partner may dispose of or encumber the whole or any part of its interests in TXU Australia only:

     o    with the prior written consent of the other partners; and

     o    in accordance with the DCT.

     To acquire an interest in TXU Australia or any of its property a new partner must execute a deed in favor of the existing partners in the form required by the general partner.

     A new partner in TXU Australia cannot be added without the prior written consent of the partners and the Trustee under the DCT.

                                 USE OF PROCEEDS

     TXU Australia will use the proceeds from the issuance of the JUMPS in the following manner:


o to refinance short-term debt due June 29, 2001, bearing an interest rate of 7.10% per annum as of June 30, 2000, estimated to be A$413 million (US$247 million) outstanding under subordinated facilities provided to TXU Australia by a syndicate of lenders (see GENERAL OVERVIEW OF TXU AUSTRALIA
     - "CAPITALIZATION OF TXU AUSTRALIA - SUBORDINATED DEBT" for a more detailed description of the debt being repaid with the proceeds of the JUMPS); and



o to the extent there is excess (estimated to be approximately A$72 million (US$43 million)), to repay senior debt facilities due October 31, 2001 and bearing an interest rate of 6.98% per annum as of June 30, 2000.


                                 CAPITALIZATION


     The following table describes the actual consolidated capitalization of TXU Australia Group at June 30, 2000, and the consolidated capitalization of TXU Australia Group adjusted to reflect the proposed issuance of A$502 million (US$300 million) in JUMPS and the use of the proceeds, net of estimated expenses and underwriting commissions of A$17 million (US$10 million), to repay A$413 million (US$247 million) of short term subordinated debt and A$72 million (US$43 million) of other debt. See "TXU AUSTRALIA GENERAL OVERVIEW - TXU AUSTRALIA JUMPS."



     Amounts have been converted at the Noon Buying Rate on June 30, 2000 of A$1.00 = US$0.5971. This table should be read in conjunction with "TXU AUSTRALIA GROUP - SELECTED CONSOLIDATED FINANCIAL INFORMATION," "TXU AUSTRALIA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the "CONSOLIDATED FINANCIAL STATEMENTS OF TXU AUSTRALIA" and accompanying notes of TXU Australia Group included elsewhere in this prospectus. Except as disclosed in the "As Adjusted" columns, there have been no material changes in the capitalization of TXU Australia Group since June 30, 2000.

--------------------------------------------------------------------------------
             (MILLIONS OF DOLLARS, EXCEPT PERCENTAGES (UNAUDITED))
--------------------------------------------------------------------------------
                                                         AS ADJUSTED
--------------------------------------------------------------------------------
                           OUTSTANDING AT
                            JUNE 30,2000             AMOUNT      PERCENTAGE
---------------------- ---------- ----------- ---------- ------------ ----------
                           A$          US$         A$        US$         %
---------------------- ---------- ----------- ---------- ------------ ----------
Long-term senior debt   A$2,391    US$1,428     A$2,391   US$1,428      54%
---------------------- ---------- ----------- ---------- ------------ ----------
Short-term senior debt    A$467      US$279       A$395    US$236        9%
---------------------- ---------- ----------- ---------- ------------ ----------
Short-term
subordinated debt         A$413      US$247         A$0      US$0        0%
---------------------- ---------- ----------- ---------- ------------ ----------
Proposed JUMPS
(long-term
subordinated debt)          A$0        US$0       A$502    US$300       11%
---------------------- ---------- ----------- ---------- ------------ ----------
Owner's equity          A$1,158      US$691     A$1,158    US$691       26%
---------------------- ---------- ----------- ---------- ------------ ----------
TOTAL CAPITALIZATION    A$4,429    US$2,645     A$4,446   US$2,655     100%
---------------------- ---------- ----------- ---------- ------------ ----------

                           FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and on assumptions we believe to be reasonable. These forward-looking statements are not statements of historical fact. Forward-looking statements involve risks, uncertainties and assumptions that may cause our actual financial condition, results of operations, business or performance to be materially different from the expectations of future financial condition, results of operations, business or performance we express or imply in any forward-looking statements. Some of the important factors that could cause our actual financial condition, results of operations, business or performance to differ materially from our expectations include:

     o general economic and business conditions in Australia and in the areas serviced by TXU Australia's principal operating subsidiaries;


     o changes in interest rates, in rates of inflation, or in foreign exchange rates;



     o changes in prevailing governmental, statutory, regulatory or administrative policies and initiatives affecting TXU Australia, its subsidiaries or the Australian, South Australian or Victorian electric and gas industries;


     o    general industry trends;

     o    competition;

     o    power and natural gas costs and availability;

     o changes in business strategy, development plans or vendor relationships;

     o availability, terms and deployment of capital and capital market conditions, including the amount of TXU Australia's outstanding indebtedness;

     o    availability of qualified personnel;

     o changes in, or the failure or inability to comply with, governmental regulations, including, among other things, environmental regulations;

     o changes in tax laws or the ability of TXU Australia Group to utilize its carryforward tax losses;

     o    weather conditions and other natural phenomena;

     o unanticipated population growth or decline, and changes in market demand and demographic patterns;

     o access to adequate natural gas and electricity transmission facilities to meet changing demand;

     o unanticipated changes in operating expenses and capital expenditures and the availability and terms of any financing thereof;

     o counterparties to financial hedging agreements upon which TXU Australia relies to hedge various market risks not being able to meet their obligations under those agreements;

     o changes in technology used and services offered by TXU Australia and its competitors;

     o force majeure events such as interruption of gas or electricity supplies; and

     o    other factors described in this prospectus.


      Any forward-looking statements speak only as of the date of this prospectus.

       OVERVIEW OF THE GAS AND ELECTRIC INDUSTRIES IN VICTORIA, AUSTRALIA

GENERAL

     The gas and electric industries in the State of Victoria, Australia have historically been State-owned, vertically-integrated enterprises (except for private enterprise gas producers), controlling the production, transmission, distribution and ultimate sale of gas and electricity to end-users. Beginning in the early 1990s following a pronouncement towards competitive markets at the national level, the State of Victoria began the restructuring and privatization of the electric industry to prepare for a fully competitive market. More recently, Victoria has restructured and privatized the gas industry in the same manner.


     In moving towards a fully-competitive market, the Victorian Government has established a phase-in schedule for electric and gas customers to become "contestable," or free to choose their own gas or electricity retail provider. Generally, the larger industrial and commercial customers are the first to become contestable with residential customers becoming contestable, in the case of electricity, in stages commencing January 1, 2001 and in the case of gas, on September 1, 2001.


     The following table sets forth the timetables for customer contestability:

             VICTORIAN ELECTRICITY AND GAS CONTESTABILITY TIMETABLES
-----------------------------------------------------------------------------------------
                                 ELECTRICITY                            GAS
                       --------------------------------  --------------------------------
        DATE             CUSTOMER SIZE   % OF MARKET(1)    CUSTOMER SIZE   % OF MARKET(1)
-----------------------------------------------------------------------------------------
Currently contestable    >160 MWh/year         49%        >10,000 GJ/year        45%
Commencing January 1,    All customers        100%              n/a
2001 (in stages)
September 1, 2001             n/a                          All customers        100%
-----------------------------------------------------------------------------------------

(1)  Estimated cumulative percentage of the market by volume


     In December 1998, the National Electricity Market was established by Queensland, Victoria, New South Wales, South Australia, and the Australian Capital Territory. It is expected that Tasmania will join the National Electricity Market when an undersea cable is built between the Victorian Electricity Grid and the Tasmanian Electricity Grid. The purpose of the National Electricity Market is to establish a single interstate wholesale market for electricity, characterized by non-discriminatory open access to transmission and distribution assets without regard to State borders. See NATIONAL REGIMES FOR GAS AND ELECTRIC INDUSTRIES - ELECTRIC INDUSTRY below for a description of the national electricity market and its interaction with the Victorian legislative regime.


GAS INDUSTRY


     GAS INDUSTRY PARTICIPANTS. With the exception of the private enterprise gas producers, all areas of the gas industry in Victoria have historically been run by government-owned entities, the Gas and Fuel Corporation, and later GASCOR. After a series of reforms, formal disaggregation of the old government entities occurred on December 11, 1997 when the gas industry was formally separated into various legal entities with specific allocated assets and functions.



     PRODUCERS. The Gippsland basin in Bass Strait, Victoria, contains most of Victoria's natural gas reserves. The Gippsland basin production permits are held by a joint venture between BHP Petroleum (Bass Strait) Pty Ltd. (BHPP) and Esso, with Esso as the principal operator. The balance of Victoria's gas requirements are supplied from gas reserves in the Otway basin in western Victoria, or is carried into Victoria through the interconnect pipeline between Victoria and New South Wales.


     TRANSMISSION. Gas is piped from the offshore fields and conveyed through raw gas pipelines to the processing facility operated by Esso at Longford in the southeast of Victoria. This gas is then delivered into the high pressure transmission pipeline owned since privatization by GPU GasNet (formerly Transmission Pipelines of Australia).


     DISTRIBUTION. The gas is transferred from the high pressure transmission system into the lower pressure distribution system, from which it is conveyed to the customer's premises. The distribution systems in Victoria are owned by three privatized gas distributors: Westar, Envestra (formerly Stratus Networks) and Multinet Partnership (formerly Multinet Gas).



     RETAIL. There are three privatized gas retailers: Kinetik Energy, Origin Energy (formerly Boral Energy) and Ikon Energy. Each of these three gas retailers is entitled to sell gas to non-contestable customers located within its franchise territory, and to contestable customers anywhere in Victoria. Additionally, other persons who have been granted a gas retail license (described below) are permitted to sell gas to contestable customers anywhere in Victoria. As of September 30, 2000, ten additional entities have been issued gas retail licenses by the ORG.



     RELATIONSHIPS AMONG INDUSTRY PARTICIPANTS. Generally, the gas industry in Victoria operates in the following manner. The three initial retailers purchase gas under contracts with GASCOR, which in turn acquires gas from Esso/BHPP (one other retailer has also acquired an entitlement to purchase gas from GASCOR). The retailers then sell and purchase any excess gas purchased under these contracts in the Victorian wholesale gas market operated by Victorian Energy Networks Corporation (VENCorp). Other persons who have gas retail licenses but do not have contracts with the producers for purchase of gas, are also able to register as market participants in the wholesale gas market, and purchase gas in the market. Retailers then pay for the use of the transmission and distribution systems and charge their customers for the supply and sale of gas. These commercial relationships are regulated under a series of legislative acts, regulations and legal documents which form the regulatory framework for gas industry participants, as described below.


     CROSS-OWNERSHIP PROVISIONS. Complicated cross-ownership restrictions are present in the Victorian gas industry. In particular, the ability of substantial producers, such as Esso and BHP, and persons who have a 20% interest in substantial producers, to own other gas industry entities is heavily regulated. The ability of the transmission company, GPU GasNet, and VENCorp to own interests in other gas industry bodies is also regulated.

     The following cross-ownership provisions apply to distributors such as Westar and to individuals, corporations or other entities who have an interest of more than 20% in such distributors. Generally, such an entity:

o    must not own a 20% interest in GPU GasNet;


o must not own more than 5% of a retailer if it already owns greater than a 20% interest in one other retailer;



o    must not own interests of 5% in more than two retailers; and


o must not own more than a 20% interest in one other distributor or more than a 5% interest in more than one other distributor.

     Analogous cross-ownership provisions apply to retailers such as Kinetik Energy, and to individuals, corporations or other entities who have an interest of more than 20% in such retailers. Generally, such an entity:

o    must not own a 20% interest in GPU GasNet;


o must not own more than 5% of a distributor if it already owns greater than a 20% interest in one other distributor;



o    must not own interests of 5% in more than two distributors; and



o must not own more than a 20% interest in one other retailer or more than a 5% interest in more than one other retailer.

     The interest of a person in a gas company is traced through interposed entities by the application of various tracing rules promulgated under gas industry legislation. There are also rules that would result in a person being deemed to have an interest in a gas company if that person, either itself, or through the tracing rules, is entitled to voting shares in the gas company or shares in the gas company conferring a right to a dividend or other property, or if the person is able, either alone or with other persons, to dominate or control the gas company or its financial and operating policies, management or other activities.


     However, commencing July 1, 2002, the ORG may permit cross-ownership among gas industry participants if it is satisfied that the resulting cross-ownership would not substantially lessen competition in the Victorian gas market.


     The following key governmental and regulatory bodies play a major role in the gas transmission, distribution and retail industries in Victoria:

     o the Office of Gas Safety, the statutory authority responsible for monitoring gas safety standards;

     o the Office of the Regulator-General, the regulatory body primarily responsible for regulating gas industry licensing, distribution pricing and retail pricing for franchise customers and referred to as the ORG;

     o    VENCorp, the State-owned market and transmission system operator; and

     o GASCOR, the State owned entity which continues to be primarily responsible for the sale of gas to non-contestable customers, although it has appointed Kinetik Energy, Boral Energy and Ikon Energy to act as its agents for the sale of that gas within their respective franchise territories.

     REGULATORY FRAMEWORK. Entities operating in the gas industry in Victoria operate under a series of legislative acts, regulations and legal documents which form the regulatory framework. This regulatory framework is outlined below.


     GAS INDUSTRY ACT (VIC) 1994. The Gas Industry Act (Vic) 1994 is the primary legislation governing the reformed gas industry in Victoria. It sets up the Victorian regulatory framework, which complements the national regulatory framework (see NATIONAL REGIMES FOR GAS AND ELECTRIC INDUSTRIES below). In particular, it contains the provisions relating to the privatization of the gas industry, establishes the functions of the key regulatory bodies in the industry and provides for the establishment of the key regulatory instruments taking effect under the Act, including the Market and System Operations Rules, the Victorian Gas Industry Tariff Order and the distribution and retail licenses. It also contains industry cross-ownership restrictions and government emergency powers.


     OFFICE OF THE REGULATOR-GENERAL ACT (VIC) 1994. This Act establishes the ORG, which has general regulatory authority over regulated industries in Victoria, including gas distribution and retailing. The ORG has the power to issue licenses authorizing the distribution and retailing of gas in Victoria, and to enforce and administer the various codes applicable to these licenses. The ORG also administers the application of the Victorian Gas Industry Tariff Order to gas distributors and retailers.

     MSO RULES. An integral part of the reform of the Victorian gas industry was the establishment of a gas market administered by VENCorp. The market comprises a net pool through which participants in the market sell and purchase excess gas purchased under contract with the gas producers. The Market and System Operations (MSO) Rules comprise the market rules for the Victorian gas market to be administered by VENCorp, and also contain rules relating to technical operation of the gas transmission system.

     DISTRIBUTION LICENSES. The Gas Industry Act provides that a person must not distribute gas without being issued a distribution license by the ORG. The license requires distributors to comply with all relevant laws and any guidelines issued by the ORG. In particular, the license holder must comply with the Distribution System Code issued by the ORG. This Code prescribes minimum standards for the operation and use of the distribution system including requirements for the installation and maintenance of connections and metering installations, disconnections and reconnections and the provision of metering data.

     TARIFF ORDER. The Victorian Gas Industry Tariff Order 1998 regulates the prices that the transmission company and distribution companies such as Westar may charge for the use of their systems, the tariffs VENCorp may charge for its market and systems operations functions and the charges that retailers such as Kinetik Energy may make for the supply and sale of gas to non-contestable customers, including sales as agent for GASCOR.


     The ORG is responsible for regulating the distribution and retail tariffs set out in the Tariff Order. The Australian Competition and Consumer Commission
(ACCC) is responsible for regulating transmission tariffs.



     The initial tariffs as specified in the Tariff Order are subject to a "CPI
- X" mechanism by which they are adjusted yearly during the period for which the tariff order applies. The "CPI - X" mechanism adjusts the previous year's tariff by a factor equal to movements in the Consumer Price Index, minus a prescribed efficiency factor "X" which is separately determined for each company.


     Until the tariffs are reset, they may only be varied (apart from the CPI - X formula) to allow for a pass through of certain new taxes, with the consent of the ORG. The tariffs charged by retailers to non-contestable customers may also be varied, with the consent of the ORG, in the case of certain force majeure events.

     The retail tariffs cease applying to a customer when that customer becomes contestable, after which point only the transmission and distribution tariffs remain regulated.


     The distribution tariffs applying to Westar are effective until December 31, 2002, at which time a price review process will occur prior to new tariffs being approved by the ORG for the next five-year period. After the next period, prices will be set for periods nominated by Westar and approved by the ORG. See NATIONAL REGIMES FOR GAS AND ELECTRIC INDUSTRIES below.



     The Tariff Order also regulates certain other charges by distributors for "excluded services," that is, services other than gas transportation services, such as connection or metering services or services beyond the minimum specifications prescribed. These services are not prescriptively regulated in the same way the "use of system" services are regulated. However, there are some initial prices for excluded services set out in the Tariff Order and distributors must charge these prices unless varied by the ORG. The balance of the excluded services must be charged on a "fair and reasonable" basis.


     RETAIL LICENSES. The Gas Industry Act provides that a person must not supply gas to customers without a retail license issued by the ORG. Kinetik Energy's license gives it the right to sell gas to non-contestable customers within its franchise territories and to contestable customers anywhere in Victoria. It obligates Kinetik Energy to supply non-contestable customers upon request and to purchase enough gas to meet the requirements of those customers. It also imposes other obligations on Kinetik Energy relating to rights of non-contestable customers and procedures to be followed by Kinetik Energy when customers become contestable.

     The retail license also requires the license holder to comply with all relevant laws and any guidelines issued by the ORG. In particular, the retailer must comply with the Victorian Gas Customer Service Code, which prescribes a minimum level of gas customer service. This code focuses on the direct relationship between the customer and supplier. The distributors are subject to conditions in the code with respect to the distribution assets and certain contractual arrangements between the retailer and distributor.

      QUALITY MANAGEMENT SYSTEM. Various acts, regulations and codes have an impact on gas industry safety and performance. The gas distribution companies are required to operate pursuant to a quality management system in the key areas of technical standards, procedures and quality assurance. The documents forming part of this system are developed with due regard to applicable acts, regulations, codes of practice, Australian and international standards, and manufacturer, supplier and expert recommendations, together with the gas companies' experience in operating a gas distribution system.

ELECTRIC INDUSTRY

     ELECTRIC INDUSTRY PARTICIPANTS. Historically, the State Electricity Commission of Victoria (SECV) was the State-owned entity responsible for most generation activities, all of the high voltage transmission and approximately 85% of the distribution network. Eleven locally controlled entities known as municipal electricity undertakings had responsibility for the remaining 15% of the distribution network.

     After a period of reform, the electricity industry in Victoria was disaggregated and privatized beginning in 1995. It was separated into five separate generation companies and five distribution/retail companies, including Eastern Energy. The transmission system responsibilities were divided between the privatized GPU PowerNet, which owns the high voltage transmission grid, and the State-owned Victorian Power Exchange (VPX). VPX leased the transmission grid from GPU PowerNet and, before the start of the National Electricity Market discussed below, was responsible for system security and operation of the Victorian wholesale electricity market. VPX has now merged with VENCorp, the independent operator of the gas transmission system, and has a narrower role in the Victorian electricity industry, being essentially responsible for transmission system planning.

     GENERATION. Most of the electricity consumed in Victoria is produced by coal-fired power stations located in the Latrobe Valley in the southeast of Victoria, where there are significant reserves of brown coal. Other power required for use in Victoria is produced at two gas fired-power stations and at hydro-electric plants and is imported over transmission lines from generators located outside the State.


     TRANSMISSION. The electricity produced by the generators is transported by way of high voltage transmission lines. These transmission assets were owned since privatization by GPU PowerNet and have been recently sold to Singapore Power.



     DISTRIBUTION. At various terminal stations, electricity is transformed from higher voltages used in the transmission system to lower voltages. It is then transported through the distribution systems for use at premises. The distribution systems are owned by five privatized distribution companies:
Eastern Energy, Citipower, Powercor, AGL Electricity (formerly Solaris Power) and United Energy. Each of these entities has been allocated a territory. United Energy, AGL Electricity and Citipower are predominantly urban-based distribution companies covering the Melbourne metropolitan area. Powercor and Eastern Energy are predominantly rural distribution companies, with Powercor's territory covering western Victoria and Eastern Energy's territory covering eastern Melbourne and rural eastern Victoria.



     RETAIL. Each of the distribution companies also holds a retail license and may sell to franchise customers in its distribution territory and contestable customers anywhere in Victoria. Electricity retailing activity is also conducted by other persons who have been granted electricity retail licenses. As of September 30, 2000, 17 additional entities have been issued retail licenses by the ORG and are able to sell electricity to contestable customers anywhere in the State.



     RELATIONSHIPS BETWEEN INDUSTRY PARTICIPANTS. Generally, the Victorian electricity industry works as follows. The Victorian generators sell their electricity into the National Electricity Market operated by the National Electricity Market Management Company (NEMMCO). See NATIONAL REGIMES FOR GAS AND ELECTRIC INDUSTRIES - ELECTRIC INDUSTRY below. Electricity retailers purchase electricity from the National Electricity Market. Retailers also pay for use of the transmission and distribution systems by their customers. The retailers then charge their customers for the supply and sale of electricity. These commercial relationships are regulated by the regulatory framework described below.


     CROSS-OWNERSHIP PROVISIONS. The Electricity Industry Act 1993 contains electricity industry cross-ownership restrictions. Generally, a person (including an individual, corporation or other entity) who has an interest of over 20% in one licensed Victorian electricity distribution, transmission or generation company (electricity company), cannot have a 20% or greater interest in another electricity company or a 5% interest in more than two other electricity companies. In addition, a person who has an interest of 5% or greater in an electricity company cannot have interests of 5% or greater in two other electricity companies.

     However, commencing from January 1, 2001, the ORG may permit cross-ownership among electric industry participants that would otherwise breach these rules if it is satisfied that the national competition regulator , the ACCC, has authorized the cross-ownership.


     As in the gas industry, various tracing rules are provided for in the Electric Industry Act which operate to trace the interest of a person in an electricity company through interposed entities. This Act also contains rules that deem a person to have an interest in an electricity company if that person, either itself, or through the tracing rules, is entitled to voting shares in the electricity company or shares in the electricity company conferring a right to a dividend or other property, or if the person is able, either alone or with other persons, to dominate or control the electricity company or its financial and operating policies, management or other activities.

     In addition, the cross-ownership restrictions prohibit an electricity distribution company, or any person who has an interest of 20% in such a company, from holding any entitlement to generating capacity of more than 200MW.

     The following key government and regulatory bodies play a major role in the electricity distribution and retail industries in Victoria:

     o the Office of the Chief Electrical Inspector, the statutory authority responsible for monitoring electricity safety standards;

     o the ORG, the regulatory body primarily responsible for regulating electricity industry licensing and distribution and retail pricing;

     o VENCorp, the State-owned body responsible for transmission system planning; and

     o SECV, the State-owned entity, which retains a residual role in respect of some elements of the industry.


     REGULATORY FRAMEWORK. Entities operating in the electric industry in Victoria operate under a series of legislative acts, regulations and orders which form the regulatory framework. This regulatory framework is outlined below.



     ELECTRICITY INDUSTRY ACT 2000. The Electricity Industry Act 2000 (when it is enacted), together with the Electricity Industry Act of 1933, to be renamed the Electricity Industry (Residual Provisions) Act, will become the primary legislation governing the reformed electricity industry in Victoria. The Electricity Industry (Residual Provisions) Act will contain the provisions relating to the disaggregation and privatization of the electricity industry. The Electricity Industry Act 2000 will provide for the ongoing regulation of the industry. It will outline the functions of the key regulatory bodies in the industry and provide for the key regulatory instruments taking effect under the Act, including the Victorian Electricity Supply Industry Tariff Order and the generation, transmission, trading, distribution and retail licenses issued by the ORG. It will also contain industry cross-ownership provisions and government emergency powers. All of these provisions are currently contained in the Electricity Industry Act 1993, which will be renamed when the ongoing regulatory provisions are restated in the new Act, which is expected to be enacted before the end of 2000.


     OFFICE OF THE REGULATOR-GENERAL ACT (VIC) 1994. This Act establishes the ORG, which has general regulatory authority over all regulated industries in Victoria, including the electricity industry. The ORG may issue licenses authorizing the generation, transmission, distribution, supply or sale of electricity and the operation of the wholesale power market. The five distribution companies formed upon the disaggregation of the SECV, including Eastern Energy, have each received licenses from the ORG both to distribute and sell electricity. Kinetik Energy has also received a license from the ORG to sell electricity.

     The ORG is also responsible for administration and enforcement of the various industry codes applicable to the licenses, and is responsible for administration of the Victorian Electricity Supply Industry Tariff Order as it relates to electricity distributors and retailers.

     THE VICTORIAN ELECTRICITY SUPPLY INDUSTRY TARIFF ORDER. This Tariff Order sets tariffs for, among other things, use of the electricity transmission system; use of the electricity distribution systems; transmission connection charges; and charges that retailers may charge to those customers consisting generally of non-contestable franchise customers.


     TARIFFS CHARGED TO FRANCHISE CUSTOMERS. As an electricity retailer, Eastern Energy may charge its franchise customers no more than the maximum retail tariffs set out in the Tariff Order, until those customers become contestable and no longer subject to Tariff Order protection. These prices include all grid charges and energy costs, and they may be adjusted only if the ORG approves a pass through of indirect taxes attributable to the supply of electricity, such as a goods and service tax or force majeure events. They are adjusted annually according to a CPI-X formula.

     PRICES CHARGED TO CONTESTABLE CUSTOMERS. Eastern Energy's retail energy charges to contestable customers are not generally subject to price regulation. However, elements that make up those charges are regulated. In particular, charges for connection to and use of the transmission grid are regulated under the Tariff Order. Charges for use of the distribution system are also regulated. This means that Eastern Energy, in its role as a distributor, must charge for use of its distribution network no more than the distribution tariffs set out in the Tariff Order.


     Upon full retail contestability, the regulatory framework does not expressly provide that any customers will have the protection of the regulated retail tariffs, and the regulatory framework was originally designed so that no customer would receive such protection after full retail contestability was introduced. However, the present Victorian government has made a policy decision that no class of customer should pay higher tariffs as a result of full retail contestability. In accordance with this decision, it has requested each of the incumbent retailers to "volunteer" to establish new tariffs meeting this criteria by October 31, 2000 to apply for a period of nine to twelve months from January 1, 2001. The government is also in the process of enacting legislation to enable it to regulate these prices if it does not approve the "voluntary" tariffs submitted by the retailers. Eastern Energy has indicated to the government that it does not support or encourage government regulation of retail tariffs to contestable customers.



     DISTRIBUTION TARIFFS. Distribution tariffs were originally calculated to permit each distributor to recover costs and a rate of return thereon. Now, apart from adjustments which may be approved by the ORG for changes in taxes, these distribution tariffs are adjusted annually according to a CPI-X formula until they are reset by the ORG. On September 21, 2000, the ORG released its final decision in relation to the price review, setting tariffs to commence from January 1, 2001. SEE ELECTRIC NETWORK PRICE REVIEW below. In resetting the tariffs, the Tariff Order provides that the ORG was required to, among other things:


     o    use CPI-X price capping and not rate of return regulation;

     o    set the new tariffs for a period of at least 5 years;

     o    provide each distributor with incentives to operate efficiently; and


     o ensure a fair sharing of the benefits achieved through efficiency gains between customers and distribution businesses.



     The ORG must also consider the provisions regulating distribution prices contained in the National Electricity Code. See NATIONAL REGIMES FOR GAS AND ELECTRIC INDUSTRIES - ELECTRIC INDUSTRY below.


     Charges that Eastern Energy may impose for connections to its distribution system are not regulated by the Tariff Order, but Eastern Energy is required by its distribution license to charge a "fair and reasonable" charge regulated by the ORG.

     LICENSES. The Electricity Industry Act 2000 will require entities to obtain a license from the ORG before they may engage in generation, transmission, distribution, trading or retailing of electricity in Victoria. As an electricity distributor and retailer, Eastern Energy has been issued both a distribution license and a retail license under the Electricity Industry Act of 1993 (to be renamed the Electricity Industry (Residual Provisions) Act). Kinetik Energy has also been issued an electricity retail license.



          DISTRIBUTION LICENSE. The distribution license contains rules relating to the distributor's obligations to supply and connect certain persons to its network; requires distributors to act as the "retailer of last resort" if the retailer servicing a contestable customer in their distribution territory becomes unable to provide that customer with electricity; regulates certain charges of the distributor not regulated by the Tariff Order; requires the distributor to co-operate with the ORG in the development of standards and procedures; sets out information provision and accounting separation requirements; and requires the distributor to comply with all laws and relevant industry codes.


          RETAIL LICENSE. The retail license issued to Eastern Energy enables Eastern Energy to sell electricity to franchise customers in its service territory and non-franchise customers anywhere in Victoria. It contains rules relating to billing of customers; requires Eastern Energy to co-operate with the ORG in relation to the development of standards and procedures; sets out information provision and accounting separation requirements; and requires Eastern Energy to comply with all laws and relevant industry codes. A retail license holder can sell electricity to any contestable Victorian retail customer.



          CODES. In addition to complying with the National Electricity Code (see NATIONAL REGIMES FOR GAS AND ELECTRIC INDUSTRIES - ELECTRIC INDUSTRY below), electricity distributors and retailers are required to comply with the following codes:



          SYSTEM CODE. This code sets out requirements to ensure the secure operation of the Victorian power system; requirements relating to the operation of the transmission network and equipment connected to the transmission network; and design and technical requirements and quality of supply standards for connection points to the transmission network. It also specifies performance requirements required of industry participants to ensure that the technical performance of the Victorian Power System is adequate. On January 1, 2001, responsibility for regulation of the electricity transmission network will pass from the ORG to the ACCC. Accordingly, the System Code will cease to have effect on that date. The ORG is currently redrafting the System Code so that it no longer overlaps with the National Electricity Code (see NATIONAL REGIMES FOR GAS AND ELECTRIC INDUSTRIES below) and so that it simply contains transitional provisions necessary for the transfer of jurisdiction of the transmission network between the two regulators.


          DISTRIBUTION CODE. This code regulates the distribution of electricity by distributors; the connection of customers' electrical installations to the distribution system; the connection of embedded generation units to the distribution system and the transfer of electricity between distribution systems.


          SUPPLY AND SALE CODE. This code forms the customer contract between non-contestable customers and the electricity supplier which supplies them. It sets out the minimum conditions under which a supplier may supply and sell electricity to such customers. It contains provisions relating to information provision; guaranteed service levels; connection and disconnection of supply; billing and complaints; privacy and confidentiality; reliability of supply and access to the supply address. The Supply and Sale Code will be amended to accommodate changes following the commencement of full retail contestability.


          RETAIL TARIFF METERING CODE. This code contains technical metering provisions in relation to meters designed to measure and record the amount of electricity supplied from the distribution system to customers. It regulates standards and installation of new metering equipment; the operation and maintenance of new and existing metering equipment and establishes obligations in respect of metered data.

     ELECTRIC NETWORK PRICE REVIEW. Initial tariffs for use of the electricity distribution network were first set in 1995 for the period ending December 31, 2000, at which time they will be reset by the ORG in accordance with principles set out in the Tariff Order described above. Tariffs will be reset for a further period of 5 years, commencing on January 1, 2001.



     On September 21, 2000, following an extensive public consultation program, the ORG published its final decision in the 2001 Electricity Distribution Price Review. The decision utilizes a "building block" approach to determine the tariffs. Under this approach, the required revenue of each distribution business is determined based on a return on the regulated asset base, depreciation of the regulated asset base, forecasted capital expenditures during the second regulatory period and a carry over of efficiency gains from the first regulatory period. The aggregate revenue so determined is then translated into tariffs on the basis of demand forecasts. Once established as described above, the tariffs are not retrospectively adjusted for either changes in demand (except to the extent of forecasting errors) or for actual capital or operating expenditures, so that the distribution business retains the benefit for the current regulatory period of any capital and operating expenditure savings.



     The decision, if implemented, would cause Eastern Energy's distribution revenue for 2001 to be approximately A$27 million (US$16 million) lower than for 2000, principally because of a reduction in the cost of capital (which includes the removal of a 1% increment in the cost of capital which has been available to Eastern Energy as a largely rural-based distributor).



     In its submissions to the price review, TXU Australia made proposals to improve service standards by 16% over five years. The ORG has accepted these submissions.



     TXU Australia has expressed its disappointment with aspects of the final decision by the ORG. TXU Australia does not believe that the final decision is consistent with the interests of TXU Australia's customers. TXU Australia lodged an appeal of the decision with the ORG Appeal Panel on October 2, 2000. On October 16, 2000 the Appeal Panel upheld the ORG's original decision. TXU Australia is now considering an appeal against this decision to the Victorian Supreme Court. If any such appeal occurs, it is unlikely to be decided before the new tariffs are due to commence on January 1, 2001. In anticipation of such an appeal, the Victorian government is in the process of enacting legislation which will enable it to set transitional distribution tariffs that will apply in the event of such an appeal. These transitional tariffs will apply from January 1, 2001 until either the Supreme Court upholds the ORG determination and the new tariffs go into effect, or if the Supreme Court upholds an appeal of TXU Australia, the date on which the tariffs as re-determined by the ORG in accordance with the Supreme Court's decision take effect.



         OVERVIEW OF THE ELECTRIC INDUSTRY IN SOUTH AUSTRALIA, AUSTRALIA



GENERAL



     The electric industry in the State of South Australia, Australia has historically been a State-owned, vertically-integrated enterprise controlling the generation, transmission, distribution and ultimate sale of electricity to end-users. During the late 1990's, the State of South Australia began restructuring the industry into generation, transmission and distribution/retail companies, and began the privatization of those companies (by way of long-term leases of the companies' assets) in 1999.



     Following the national pronouncement towards a fully competitive electric market, the South Australian Government has established a phase-in schedule for electric and gas customers to become "contestable," or free to choose their own electric retail provider. Generally, the larger industrial and commercial customers are the first to become contestable with residential customers becoming contestable by January 2003.



     The following table sets forth the timetables for customer contestability:

              SOUTH AUSTRALIAN ELECTRICITY CONTESTABILITY TIMETABLE
-------------------------------------------------------------------------------

DATE                       CUSTOMER SIZE             % OF MARKET VOLUME
-------------------------------------------------------------------------------
Currently contestable      >0.16GWh pa               50%
-------------------------------------------------------------------------------
January 1, 2003            All customers             100%

-------------------------------------------------------------------------------


     In December 1998, the National Electricity Market was established by Queensland, Victoria, New South Wales, South Australia and the Australian Capital Territory. It is expected that Tasmania will join the National Electricity Market when an undersea cable is built between the Victorian Electricity Grid and the Tasmanian Electricity Grid. The purpose of the National Electricity Market is to establish a single interstate wholesale market for electricity, characterized by non-discriminatory open access to transmission and distribution assets without regard to State borders. See NATIONAL REGIMES FOR GAS AND ELECTRIC INDUSTRIES - ELECTRIC INDUSTRY below for a description of the National Electricity Market, and its interaction with the South Australian legislative regime.



     ELECTRIC INDUSTRY PARTICIPANTS. Previously, ETSA Corporation (and its related entities), ElectraNet SA and SA Generation Corporation were the State-owned entities responsible for almost all generation activities and all of the transmission and distribution networks in South Australia.



     After a period of reform, ETSA Corporation and SA Generation Corporation were disaggregated, and the process of privatization commenced in late 1999. These entities were separated into three separate generation companies, a distribution company, a retail company and a gas trading company.



     GENERATION. Generation in South Australia is primarily undertaken by three generators which have been privatized by the South Australian government by way of long-term lease. These comprise two gas-fired generators: the Torrens Island power stations (which have been acquired by TXU South Australia) and Synergen Pty Ltd (Synergen), and a coal-fired base-load generation plant, Flinders
Power Pty Ltd.



     In addition, South Australia imports significant power through an interconnect from Victoria, and further power is generated by a small independent power plant. A further independent power plant (the Pelican Point power station) is currently under construction, and there are number of proposals for further interconnection between the South Australian electricity grid and the New South Wales or Victorian grids, to allow for further power to be imported from the eastern States.



     TRANSMISSION. The electricity produced by the generators is transported by way of high voltage transmission lines owned by ElectraNet SA which has also recently been privatized by the South Australian Government.



     DISTRIBUTION. At various terminal stations, electricity is transformed from higher voltages used in the transmission system to lower voltages. It is then transported for use at premises through the distribution system leased throughout South Australia by ETSA Utilities (recently acquired from the South Australian government by Cheung Kong Infrastructure Holdings/Hongkong Electric International).



     RETAIL. ETSA Power (recently acquired from the South Australian government by AGL Electricity) holds a retail license and is the only entity able to sell to franchise customers in South Australia. It may also sell electricity to contestable customers. Electricity is also retailed to contestable customers in South Australia by other persons who have been granted retail licenses by the South Australian Independent Industry Regulator (SAIIR). As of September 30, 2000, 14 additional entities have been issued retail licenses by the SAIIR and are able to sell electricity to contestable customers anywhere in the State.



     RELATIONSHIPS BETWEEN INDUSTRY PARTICIPANTS. Generally, the South Australian electricity industry works as follows. The South Australian generators sell their electricity into the National Electricity Market operated by NEMMCO. See NATIONAL REGIMES FOR GAS AND ELECTRIC INDUSTRIES - ELECTRIC INDUSTRY below. Electricity retailers purchase electricity from the National Electricity Market. Retailers also pay for use of the transmission and distribution systems by their customers. The retailers then charge their customers for the supply and sale of electricity. These commercial relationships are regulated by the regulatory framework described below.

     CROSS-OWNERSHIP PROVISIONS. The Electricity Act 1996 contains electricity industry cross-ownership restrictions. The cross-ownership rules in this schedule expire on December 31, 2002. Generally, except between the holder of a distribution license and a retail license, the holder of a license issued in relation to the operation of one of the old State-owned electricity businesses, or an associate of such a person, must not:



     o    hold a license issued in respect of another such business;



     o be entitled to shares in, or be an associate of, the holder of a license issued in respect of another such business; or



     o acquire an interest in, or rights in respect of, certain assets of the holder of a license issued in respect of another such business.



     In addition:



     o the licenseholder of the privately constructed and operated generator at Pelican Point must not acquire a prohibited interest in the operation of one of the old State-owned electricity businesses (except for Synergen);



     o the licenseholders in respect of the old State owned generators, and the licenseholder of the Pelican Point power station, and their associates, must not have an interest in an electricity transmission network anywhere in Australia; and



     o the licenseholders in respect of the old State-owned generators, and the licenseholder of the Pelican Point power station, and their associates, must not have an interest in the gas trading company or the Moomba-Adelaide pipeline.



     Various tracing rules are provided for in the Electricity Act 1996 which operate to trace the interest of a person in an electricity company through interposed entities.



     KEY REGULATORY BODIES. The following key government and regulatory bodies play a major role in the electricity generation industry in South Australia:



     o the SAIIR, the regulatory body primarily responsible for regulating electricity industry licensing and distribution and retail pricing;



     o the Technical Regulator (located within the Office of Energy Policy), who is responsible for monitoring and regulation of safety and technical standards in the electricity industry;



     o the Electricity Ombudsman, who is responsible for facilitating the resolution of customer complaints in the electricity industry; and



     o the Electricity Supply Industry Planning Council, which is responsible for reviewing and providing information in relation to the performance and reliability of the South Australian power system, the capacity of the power system to meet expected future demand and possible future augmentations and extensions to the South Australian transmission network.



     REGULATORY FRAMEWORK. Entities operating in the electric industry in South Australia operate under a series of legislative acts, regulations and legal documents which form the regulatory framework. This regulatory framework is outlined below.



     ELECTRICITY ACT 1996. The Electricity Act 1996 is the principal South Australian legislative instrument that regulates the electricity industry. The Act sets up the framework for the following aspects of the electricity industry:



     o licensing of electricity entities by the SAIIR and granting enforcement powers including step in rights;

     o creation of the system controller with powers to direct generators to dispatch electricity, shut down or vary operations and shed or restore customer loads;



     o powers of price regulation granted to the Industry Regulator in conjunction with the powers exercised under the National Electricity Code; and



     o    safety and technical issues monitored by the Technical Regulator.



     The Act also contains the cross ownership rules which are outlined above.



     ELECTRICITY CORPORATIONS (RESTRUCTURING AND DISPOSAL) ACT 1999. The Electricity Corporations (Restructuring and Disposal) Act 1999 contains provisions which deal with matters related to the restructuring of electricity industry and privatization of the industry (i.e. the entering into of leases of certain electricity assets and the sale of other electricity assets).



     SOUTH AUSTRALIAN INDEPENDENT INDUSTRY REGULATOR ACT 1999. The Independent Industry Regulator Act 1999 establishes the SAIIR and grants certain powers and functions upon the SAIIR. The Act grants powers in relation to price regulation, industry codes and rules and the collection and use of information. The Act grants powers to the SAIIR to make codes or rules relating to the conduct or operations of a regulated industry or licensed entities. The SAIIR must consult with the Treasurer of South Australia and participants in the regulated industry as it considers appropriate when making such codes or rules.



     ELECTRICITY PRICING ORDER. The Electricity Pricing Order is issued by the Treasurer of South Australia under the Electricity Act 1996. It regulates transmission and distribution network prices for a transitional period, pursuant to derogations from the National Electricity Code (See NATIONAL REGIMES FOR GAS AND ELECTRIC INDUSTRIES - ELECTRIC INDUSTRY below). It also regulates retail tariffs for non-contestable customers, and small country customers.



     LICENSES. Under the Electricity Act 1996, entities must obtain a license before they can engage in generation of electricity, operation of a transmission or distribution network, retailing of electricity or exercising system control over a power system. The SAIIR is responsible for administering the licensing regime.



     GENERATION LICENSE. On May 2000, the business of Optima Energy was acquired by TXU Australia Group. See BUSINESS OF TXU AUSTRALIA GROUP below. The generation license is held by TXU South Australia. TXU Australia's generation license permits TXU South Australia to generate electricity and includes (among other things) requirements that:



     o TXU South Australia grant access to its facilities and permit transmission and distribution licensees to connect with its generation plant in accordance with the National Electricity Code or, in the event of dispute, on such terms as the SAIIR determines;



     o disputes not covered by the National Electricity Code relating to access must be resolved in accordance with a code to be developed by the SAIIR;



     o TXU South Australia must have a safety and technical management plan annually approved by the SAIIR;



     o TXU South Australia must submit information to the Electricity Supply Industry Planning Council;



     o TXU South Australia must comply with any directions given to it by the system controller (ElectraNet SA);



     o TXU South Australia must provide certain information to SAIIR upon request;

     o TXU South Australia must ensure that none of its directors are on the boards of the other two previously State-owned generators;



     o TXU South Australia must cause yearly compliance audits of its license and code obligations to be conducted at its expense;



     o TXU South Australia must participate in community service obligations if required by the Treasurer of South Australia; and



     o TXU South Australia must operate its plant in a manner compatible with the transmission and distribution networks, and not prejudice public safety or security of the power system.



     CODES. As a market generator, TXU South Australia's primary technical and market obligations are set out in the National Electricity Code (see NATIONAL REGIMES FOR GAS AND ELECTRIC INDUSTRIES - ELECTRIC INDUSTRY below). However, as a condition of its license TXU South Australia is required to comply with any applicable obligations under State-based Codes comprising:



     o the Distribution Code, which regulates the terms on which the distributor connects customers to its distribution network and supplies electricity to those customers;



     o the Transmission Code, which sets out the obligations with which a transmission entity must comply in relation to the operation and maintenance of its transmission system, in addition to those obligations set out in the National Electricity Code;



     o the Retail Code, which regulates the terms on which a retailer sells electricity to contestable customers who purchase at least 30MWh of electricity per annum at a supply address, and non-contestable customers who purchase at least 30MWh of electricity per annum at a supply address who have entered into a contract on terms other than the standard customer sale contract; and



     o the Metering Code, which imposes obligations in relation to the installation, testing and maintenance of meters and metering installations on retailers, distributors and non-market generators.



                NATIONAL REGIMES FOR GAS AND ELECTRIC INDUSTRIES



     In addition to the State-based regimes for the regulation of gas and electricity industries in Victoria and the electricity industry in South Australia, these industries are also governed by national regimes which apply in each jurisdiction through the operation of co-operative State-based legislation in that State. These regimes set up the national access regime for access to gas pipeline systems, and the National Electricity Market and access regime in the electric industry. The terms of these regimes and their interaction with the State-based regulations is set out below.



     GAS INDUSTRY. On July 1, 1999, the national regulatory regime for regulation of access to gas transmission and distribution systems was implemented in Victoria. This regime is comprised of the Gas Pipelines Access Law and the National Third Party Access Code for Natural Gas Pipeline Systems, otherwise known as the National Access Code.


     The Gas Pipelines Access Law sets up a regime for arbitration of access disputes; deals with applications for classification of pipelines as transmission or distribution pipelines; deals with the jurisdiction in which cross-jurisdictional pipelines will be regulated; deals with amendments to the National Access Code; sets out the procedures to be taken in respect of breaches of the Gas Pipelines Access Law or the National Access Code, and for administrative review of decisions of the regulators; and contains provisions dealing with the regulators' powers to obtain information and restrictions on the disclosure of confidential information.

     The National Access Code regulates national gas pipeline access. It deals with the mechanisms by which pipelines become subject to the Code; requires the owners or operators of those pipelines to produce an "access arrangement" accepted by the relevant regulator outlining services and tariffs applicable to the pipeline; sets out the pricing principles on which those tariffs must be based; sets out requirements for pipeline owners to "ring-fence," or separate, their pipeline ownership business from their retail business and sets out the mechanism for arbitration in the event of access disputes. The ORG is the relevant regulator of the National Access Code in Victoria for distribution pipelines.


     Westar's pipelines transferred to it from GASCOR are subject to the National Access Code. However, Westar has an existing access arrangement approved by the ORG that applies until December 31, 2002, which is deemed to be an access arrangement for the purposes of the National Access Code.


     Westar's access arrangement provides that it will supply distribution services in accordance with the Distribution Code described above. The access arrangement further provides that Westar will charge for these services in accordance with the tariffs for tariffed distribution services set out in the Victorian Gas Industry Tariff Order described above. With the exception of extensions that service more than 5,000 customers, Westar's access arrangement will apply to any extensions or expansions of the system. Pricing arrangements applicable to these extensions or expansions are set out in the access arrangement.


     Under the National Access Code, Westar is able to specify in an access arrangement certain "fixed principles" that will apply to the pricing provisions of its next access arrangement. The fixed principles that will apply to Westar's next access arrangement, which will apply for five years from January 1, 2003, are set out in the Victorian Gas Industry Tariff Order, and include a requirement for the regulator to:


     o    use CPI-X and not rate of return regulation;

     o ensure a fair sharing of efficiency gains between customers and the distribution business;

     o have regard to the cost of supplying the services which the distributor supplies; and

     o have regard to any relevant benchmarks in comparable private sector industries.


     ELECTRIC INDUSTRY. On December 13, 1998, the National Electricity Market commenced operation in Australia. The National Electricity Market is a wholesale market for the sale of electricity which is combined with an open access regime for the use of physical electricity networks within the participating jurisdictions of Queensland, New South Wales, Victoria, South Australia and the Australian Capital Territory. It is expected that Tasmania will join the National Market when an undersea cable is built between the Victorian Electricity Grid and the Tasmanian Electricity Grid. It is unlikely that Western Australia or the Northern Territory will participate in the National Electricity Market, given the large physical distance separating them from the eastern states.



     The rules for participation in the National Electricity Market are set forth in the National Electricity Code. In Victoria, the National Electricity Code takes effect pursuant to the National Electricity Law, which is enacted as a law of Victoria under the National Electricity (Victoria) Act 1997. As is the case with the Gas Pipelines Access Law, the same law and code have been enacted in each jurisdiction.


     The national scheme has involved the establishment of an independent operator, NEMMCO, and an independent body which administers the code itself, the National Electricity Code Administrator (NECA). These bodies are companies owned by the participating jurisdictions.


     The National Electricity Market currently operates a wholesale electricity pool into which all electricity produced by generators within Victoria, New South Wales and South Australia is centrally pooled and scheduled to meet the electricity demand of those States. NEMMCO matches the supply and demand requirements among participants in the National Electricity Market. Generators bid their electricity into the market, offering NEMMCO different prices for the generation levels. In turn, market customers submit bids and quantities of demand they wish to be scheduled. These are evaluated and met by NEMMCO on the basis of minimizing the cost of meeting demand. Generators are paid the market clearing price for the electricity they sell into the market. The clearing price is the price at which supply and demand is matched as calculated by NEMMCO and measured at half hour intervals each day. The clearing price is often referred to as the "spot price."

     With limited exception, all electricity generated must be traded in an electricity pool. Thus, all significant generators are pool participants. Each electricity supplier is required to purchase electricity through a pool, unless the electricity is purchased and consumed on the site of a generating station or purchased from a generator too small to trade through a pool or through another supplier who has purchased that electricity from a pool. A contestable customer may also apply to NEMMCO to become a participant in a pool. New participants will be admitted to a pool if they satisfy NEMMCO that they have sufficient financial standing to meet their financial and other obligations under the rules of such pool and that they will be able to maintain compliance with the National Electricity Code.

     Eastern Energy, in its capacity as an electricity retailer, is registered as a market customer for the purposes of the market established under the National Electricity Code, and purchases its power requirements from the National Electricity Market. It manages its risk of exposure to high prices in this market, however, by entering into hedging arrangements with market generators.


     TXU Australia is registered as a market generator for the purposes of the market established under the National Electricity Code, and sells power into the National Electricity Market and complies with the technical and market requirements set out in the National Electricity Code. It manages its risk of exposure to low prices in this market by entering into hedging arrangements with market customers.


     The National Electricity Code also contains various other rules relating to industry technical requirements, access requirements of electricity transmission and distribution systems and principles and methodology applicable to the determination of transmission and distribution pricing arrangements. In addition, this Code deals with power system security, and obligates NEMMCO to maintain the national power system in a secure and reliable operating state. Finally, this Code also contains technical rules relating to metering, generally at the wholesale level.

     Under the Code, each owner of an electricity transmission or distribution system is required to lodge an access undertaking with the ACCC affirming that the transmission and distribution company will comply with the National Electricity Code, and with the jurisdictional regulatory requirements of the State in which the network is located.

     Accordingly, Eastern Energy, in its capacity as a distribution network owner, has lodged an access undertaking with the ACCC to comply with the National Electricity Code, as well as the provisions of the Victorian regulatory regime. In this respect, the National Electricity Code contains rules to determine which regulations take priority when jurisdictional regulatory requirements overlap with the National Electricity Code. For example, the distribution pricing arrangements for the next regulatory review set out in the Victorian Electricity Supply Industry Tariff Order discussed above take precedence over the pricing arrangements set out in the National Electricity Code.

                         BUSINESS OF TXU AUSTRALIA GROUP

GENERAL


     TXU Australia Group purchases, distributes, markets and sells electricity and gas, primarily in the State of Victoria, and generates electricity in the State of South Australia, Australia. The Group's core businesses of Networks, Retail, Energy Trading and Generation are conducted through four principal operating companies:



     o EASTERN ENERGY, which purchases, distributes and sells electricity to approximately 512,000 customers, mainly in Victoria;



     o WESTAR, which distributes natural gas to approximately 400,000 customers in central and west Victoria;



     o KINETIK ENERGY, which sells natural gas to approximately 414,000 customers in Victoria; and



     o    TXU SOUTH AUSTRALIA, which generates electricity in South Australia.


     Since December 1995, TXU Australia Group has been pursuing a strategy of building a diverse energy portfolio encompassing distribution, retailing and access to peak supplies of electricity and gas. TXU Australia Group believes this portfolio will give it a competitive advantage in the market, particularly through economies of scale, the ability to offer both electricity and gas for sale and diversification of risk.


     In December 1995, TXU Australia Group acquired Eastern Energy for A$2.1 billion (US$1.25 billion) in connection with the Government of Victoria's disaggregation and privatization of the government-owned electricity industry. In January 1997, the construction and maintenance activities of Eastern Energy were transferred into a new subsidiary, Enetech Pty Ltd. (Enetech). In June 1997, Enetech purchased the construction business of Streamline from Melbourne Water Corporation. In January 1998, the customer service activities of Eastern Energy were transferred into a new subsidiary, Global Customer Solutions Pty Ltd (Global Customer Solutions).


     In November 1998, TXU Australia Group purchased the rights to construct and operate an underground gas storage facility in western Victoria. A company in TXU Australia Group, Western Underground Gas Storage Pty Ltd (Western Underground Gas Storage), constructed this facility during 1999.


     In February 1999, TXU Australia Group acquired Westar and Kinetik Energy for A$1.6 billion (US$0.96 billion) in connection with the Government of Victoria's disaggregation and privatization of the government-owned gas industry.


     In April 1999, Eastern Energy entered into a twenty year option agreement with AES Ecogen. The agreement provides Eastern Energy with the ability to enter into contracts with AES Ecogen that require the exchange of cash for the difference between the amount specified in the agreement and the then current spot price of electricity.


     In January 2000, TXU Australia Group sold the construction and maintenance activities of Enetech to Tenix Pty Ltd (Tenix), a major Australian technology contractor for A$48.6 million (US$29.0 million), subject to the finalization of any post-closing adjustments. At the same time TXU Australia Group entered into a ten-year strategic contract with Tenix to provide a wide range of operations, maintenance and construction services to the Group.



     On May 4, 2000, TXU Australia Group was selected by the South Australian government as the successful bidder for the business of the South Australian electricity generator Optima Energy, which includes a 100-year lease of the generating assets. The purchase price of A$295 million (US$176 million) was paid on June 6, 2000. Optima Energy operated the gas-fired Torrens Island power stations in South Australia, which have a total power generating capacity of 1,280 megawatts. The stations currently supply 28% of South Australia's electricity needs. The 100-year lease of the generating assets is held by TXU South Australia, a subsidiary of TXU Australia, which also owns other related assets. Eastern Energy has also entered into long-term electricity hedging arrangements with TXU South Australia. TXU Australia Group funded its initial investment of A$295 million in the business of Optima Energy by an equity injection of A$181 (US$108 million), and the balance through debt. The debt component has been provided under a loan (Facility F) with Citibank maturing on December 29, 2000. Citibank has agreed in principle to extension of this facility to September 30, 2001 and TXU Australia is negotiating the specific terms of such extension. This debt ranks equally with the other senior debt described under TXU AUSTRALIA GENERAL OVERVIEW - "CAPITALIZATION OF TXU AUSTRALIA - SENIOR DEBT FUNDING." It is contemplated that this debt will be repaid from proceeds of an issuance of medium term notes issued under the Short-term/Medium-term Note Program. See TXU AUSTRALIA GENERAL OVERVIEW - "CAPITALIZATION OF TXU AUSTRALIA - SENIOR DEBT FUNDING - SHORT-TERM/MEDIUM-TERM NOTE PROGRAM" for more information.


     See MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION for additional information regarding these events.

BUSINESS SEGMENTS


     Following the acquisition of the Westar and Kinetik Energy gas businesses in February 1999, TXU Australia Group undertook a major integration process which resulted in the Group being organized into three core businesses for operating purposes. A fourth business segment was added following the acquisition of the generation business of Optima Energy:


     1.   A NETWORKS BUSINESS SEGMENT, which


          o distributes electricity to approximately 512,000 supply points located in the eastern suburbs of Melbourne and in rural areas in eastern Victoria; and


          o distributes natural gas to approximately 400,000 supply points located in the western suburbs of Melbourne and in rural towns in western Victoria; and


          o    operates the underground gas storage facility.


     2.   A RETAIL BUSINESS SEGMENT, which


          o sells electricity to approximately 512,000 customers located in the eastern suburbs of Melbourne and in rural areas in eastern Victoria; and



          o sells natural gas to approximately 414,000 customers located in the northern suburbs and central business district of Melbourne and in rural towns in the west of the State of Victoria.


     3.   An ENERGY TRADING BUSINESS SEGMENT, which:


          o manages electricity and gas supplies on behalf of the Retail Business, including purchasing gas and electricity, trading electricity and gas (both physical and derivatives) within approved risk limits, managing electricity hedging agreements, and managing TXU Australia Group's gas supplies from Western Underground Gas Storage; and



          o    manages the output from the Torrens Island power stations.



     4.   A GENERATION BUSINESS SEGMENT, which:



          o    operates the Torrens Island power stations



     TXU Australia Group also operates a non-core third party CUSTOMER SERVICE BUSINESS providing call center services, through another Group company, Global Customer Solutions. Until January 2000, TXU Australia Group also operated an infrastructure construction and maintenance business through Enetech, a Group company. This business was sold in January 2000.


     The following maps show Eastern Energy's electric distribution and initial retail territories, Westar's gas distribution territory and Kinetik Energy's initial gas retail territory.

                                GRAPHIC DELETED

                    TXU AUSTRALIA GROUP OPERATING STATISTICS


The following table provides unaudited summary statistical information regarding the TXU Australia Group's operations. Gas results for the year ended December 31, 1999 relate only to the period from February 24, 1999, the date of acquisition of Westar and Kinetik Energy. Electricity generation information for the six months ended June 30, 2000 relates only to the period from May 4, 2000, the date of acquisition of the business of Optima Energy.



                                      SIX MONTHS ENDED JUNE 30,  YEAR ENDED DECEMBER 31,

                                            2000      1999      1999      1998     1997
                                            ----      ----      ----      ----     ----
RETAIL BUSINESS
Electricity Sold (GWh)
  Residential...........................     1,287     1,227     2,550     2,468     2,410
  Industrial, Commercial and others.....     1,496     1,430     2,959     2,745     2,780
                                          --------  --------  --------  -------- ---------
  Total electricity retail sales........     2,783     2,657     5,509     5,213     5,190
                                          --------  --------  --------  -------- ---------
Gas Sold (PJ)
  Residential...........................        12         8        18         -         -
  Industrial, Commercial and others.....        22        11        35         -         -
                                          --------  --------  --------  -------- ---------
Total gas retail
  sales.................................        3         19        53         -         -
                                          --------  --------  --------  -------- ---------
Retail Revenue (millions of A$)
(unaudited)
Electricity (includes use of system
charges)
  Residential...........................    $  164    $  142    $  294    $  302    $  295
  Industrial, Commercial and others.....       131       121       261       270       283
  Other.................................         2         -        29        14         3
                                          --------  --------  --------  -------- ---------
Total electricity retail
  revenue...............................    $  297    $  263    $  584    $  586    $  581
                                          --------  --------  --------  -------- ---------
Gas Revenue
  Residential...........................    $   61    $   44    $  104    $    -    $    -
  Industrial, Commercial and others.....        80        29        96         -         -
  Other.................................         1         -         2         -         -
                                          --------  --------  --------  -------- ---------
Total gas retail revenue................       142        73       202         -         -
                                          --------  --------  --------  -------- ---------
Total retail revenues...................    $  439    $  336    $  786    $  586    $  581
                                          ========  ========  ========  ======== =========
Electricity Customers (thousands).......       512       504       511       499       489
Gas Customers (thousands)...............       414       405       410         -         -



                                      SIX MONTHS ENDED JUNE 30,  YEAR ENDED DECEMBER 31,

                                            2000      1999      1999      1998     1997
                                            ----      ----      ----      ----     ----
NETWORKS BUSINESS
Electricity Distributed (GWh)............    3,065     2,928     5,982     5,681     5,633

Gas Distributed (PJ)
  Tariff V (customers < 10,000 GJ/year)..       11        10        24         -         -
  Tariff D (customers > 10,000 GJ/year)..       22        15        36         -         -
                                          --------  --------  --------  -------- ---------
Total gas distributed....................       33        25        60         -         -
                                          --------  --------  --------  -------- ---------

Distribution Revenues (millions of A$)
(unaudited)
Electricity
  Use of network.........................   $  153    $  146    $  298    $  303    $  287
  Other..................................       10         4        16         7        10
                                          --------  --------  --------  -------- ---------
Total electricity distribution revenue...   $  163    $  150    $  314    $  310    $  297
                                          --------  --------  --------  -------- ---------

Gas
  Tariff V (customers < 10,000 GJ/year)..    $  43     $  32     $  85    $    -    $    -
  Tariff D (customers > 10,000 GJ/year)..        3         2         5         -         -
  Other..................................        4         1         4         -         -
                                          --------  --------  --------  -------- ---------
Total gas distribution revenue...........    $  50     $  35     $  94    $    -    $    -
                                          --------  --------  --------  -------- ---------
Total distribution revenues..............    $ 213     $ 185     $ 408    $  310    $  297
                                          ========  ========  ========  ======== =========
ELECTRICITY GENERATION BUSINESS
Electricity Generated (GWh)..............      570         -         -         -         -

Electricity Generation Revenues (millions of A$) (unaudited)....
  Generation.............................    $  42     $   -     $   -    $    -    $    -
  Other..................................        -         -         -         -         -
                                          --------  --------  --------  -------- ---------
Total electricity generation revenue         $  42     $   -     $   -    $    -    $    -
                                          ========  ========  ========  ======== =========


NETWORKS BUSINESS SEGMENT

     ELECTRICITY NETWORK - EASTERN ENERGY. Eastern Energy is the holder of an electricity distribution license, which provides the right to distribute electricity within a defined geographical area in Victoria in accordance with a set of conditions that attach to the license. The regulatory framework under which the license is issued has been outlined above under OVERVIEW OF THE GAS AND ELECTRIC INDUSTRIES IN VICTORIA, AUSTRALIA.


     Virtually all customers within Eastern Energy's service territory are connected to Eastern Energy's distribution network, whether electricity is purchased from Eastern Energy or some other retail supplier. There is, however, open access to the distribution network. Open access means that all retailers licensed to sell electricity in Victoria have equal rights of access to the distribution network. Eastern Energy has the right to charge network tariffs to the retailers who access its network. These charges provide the primary revenue of Eastern Energy's electricity network.



     Eastern Energy's distribution area covers approximately 31,000 square miles from the outer eastern metropolitan suburbs of Melbourne to the eastern coastal areas of Victoria and north to the New South Wales border. The distribution service territory encompasses three of the four fastest-growing suburban areas in Melbourne, Australia's second-largest city. Almost 60 percent of Eastern Energy's customers live in suburban Melbourne. See the maps on page 52.


     Eastern Energy distributes electricity to approximately 500,000 customers in a distribution territory with a population of approximately 1.2 million. The region accounts for approximately 28% of Victoria's population and approximately 35% of its total territory. Eastern Energy's service territory has the fastest population growth rate of the service territories of the five Victorian distribution companies, and is expected to average an annual population growth of approximately 1.5% for the next ten years. Eastern Energy's service territory has a predominantly residential and commercial customer base, but also includes a diverse range of industrial customers, including logging paper mills, food manufacturers, electricity generators, dairy producers and other light industry.

     Eastern Energy's distribution network consists of approximately 24,000 miles of distribution lines. About 89% of Eastern Energy's lines and cables are overhead and 70% of the poles are timber. The high voltage system mainly employs steel crossarms and porcelain insulators. Eastern Energy considers its network to be in good condition. This has been confirmed by a 1999 ORG audit and by a review of asset conditions by an independent consultant.


     Eastern Energy has rights under statute to enter upon public or private land and construct or maintain works and take other action, subject to any conditions in its license or any code issued by the ORG. Eastern Energy holds a range of property interests, including freehold and leasehold interests, licenses, easements and memoranda of understanding to grant an easement and permit access to property if required.


     Field operation of the electrical system is carried out by authorized electrical operators under direction from the Eastern Energy control center. A System Control and Data Acquisition (SCADA) system is being installed to allow the control center to monitor energy supply, isolate faulted sections and restore supply to the rest of the network.


     Maintenance of performance was a primary objective of the industry reforms. Eastern Energy's network has operated within the performance limits of the regulatory regime. The network is particularly sensitive to related outages during storms, due to the high number of customers living in heavily treed areas, particularly in hilly areas surrounding Melbourne.



     GAS NETWORK - WESTAR. Westar is the holder of a gas distribution license, which grants a right to distribute gas within a defined geographical area in accordance with a set of conditions that attach to the license. The ORG issued its final approval of Westar's current access arrangement in December 1998. The regulatory framework under which the license is issued has been outlined above under OVERVIEW OF THE GAS AND ELECTRIC INDUSTRIES IN VICTORIA, AUSTRALIA. Westar charges retailers (including Kinetik Energy) tariffs for providing distribution services. Under the regulatory arrangements, the initial tariffs are subject to increase or decrease based on a CPI-X formula based on the Consumer Price Index and a multiplier that is set through December 2002. Westar also earns revenue from other activities related to its distribution business, some of which are regulated on a "fair and reasonable" basis.


     Westar's gas distribution network includes approximately 4,800 miles of pipelines over approximately 800 square miles in the western and northwestern Melbourne metropolitan area, together with 19 rural localities in central and western Victoria. As of December 31, 1999, Westar served approximately 400,000 customer connection points.


     Westar's initial distribution territory covers part of both Kinetik Energy and Ikon Energy's retail non-contestable agency areas. In addition, Westar also transports gas for use by affiliates of Esso and BHPP at sites within its distribution areas pursuant to the terms of a gas transportation deed between GASCOR, Esso and BHPP. See the maps on page 52.




     A SCADA system is used to monitor and/or control the operation of 82% of the high pressure system. The SCADA system is operated from VENCorp's Fitzroy control center.

     Westar also currently operates a tempered liquefied petroleum gas plant at Colac in western Victoria. Prior to the operation of this plant, there has been no natural gas supply within the proximity of Colac. However, a natural gas transmission pipeline from Geelong to Port Campbell has recently been constructed which runs close to Colac. Under the asset sale agreement with the Victorian Government, Westar must connect the Colac distribution system to the natural gas pipeline and Kinetik Energy must supply customers in Colac with natural gas by June 2001.

     Since Westar's formation, gas distribution system reliability and supply for consumers have been in excess of industry standards. Minor supply interruptions occur from time to time due to water ingress into low-pressure pipelines or damage by third parties to a part of the distribution system.

     Westar has easements and licenses which provide it with the legal right to access land for installation, operation and maintenance of its distribution pipelines, city gates and also for access routes to various Westar assets.


     STRATEGIC ALLIANCE. In January 2000, at the same time that the infrastructure construction and maintenance business of Enetech was sold to Tenix, the Networks Business entered into a long-term strategic alliance with Tenix. Tenix is one of Australia's leading technology contractors, with over A$1 billion (US$0.6 billion) in assets and over 4,000 employees in Australia. The alliance agreement promotes the ability for technological and strategic investment, and targets significant cost reduction in the provision of operations, maintenance and capital works for the gas and electrical networks. The agreement has a term of ten years and provides for reimbursement of both direct and indirect costs together with a performance-based margin. The annual value of services provided by Tenix under the alliance agreement is approximately A$130 million (US$78 million). TXU Australia is able to terminate the agreement on the following conditions: provision of twelve months' notice, breach by Tenix of necessary licenses and authorization, force majeure lasting longer than six months, insolvency of Tenix, or a material breach of the agreement by Tenix.


     WESTERN UNDERGROUND GAS STORAGE. In November 1998, TXU Australia purchased the rights to construct and operate an underground gas storage facility near Port Campbell in western Victoria. Construction was completed in August 1999. The facility is expected to be fully operational by September 2000. It both processes raw gas and stores processed gas. The Western Underground Gas Storage facility is connected to the principal Victorian gas transmission system by a recently constructed 95 mile pipeline. The pipeline is owned and operated by GPU GasNet.

     TXU Australia agreed to acquire three additional gas fields in the Port Campbell area together with their remaining gas reserves. The acquisition included the right and the obligation to build gas processing facilities to process both TXU Australia's own gas and gas from other producers. Pursuant to an Underground Storage, License and Sale Agreement with the State of Victoria, Western Underground Gas Storage is required to keep its business separate from the retail business of TXU Australia Group and must not offer discriminatory terms in favor of related businesses. Western Underground Gas Storage's customers are Kinetik Energy and other gas retailers for storage services and gas producers for gas processing.

     Western Underground Gas Storage provides TXU Australia Group with the strategic advantage of having a ready access to an alternative supply of natural gas at times of peak demand.

     The Networks Business manages the underground storage and processing facilities on behalf of Western Underground Gas Storage.

THE RETAIL BUSINESS SEGMENT


     ELECTRICITY RETAIL. Eastern Energy has retailing licenses to sell electricity to contestable customers in Victoria, New South Wales, Queensland, South Australia and the Australian Capital Territory. Eastern Energy also holds an exclusive franchise to sell electricity to retail customers with electricity loads of less than 160 MWh/year within the same geographic area of Victoria as its distribution license. This franchise is in effect until January 1, 2001, when all customers will progressively be able to purchase from retailers of their choice. See RISK FACTORS and OVERVIEW OF THE GAS AND ELECTRIC INDUSTRIES IN VICTORIA, AUSTRALIA.


     Kinetik Energy also has a retail license to sell electricity to contestable customers in Victoria. Since the acquisition of the business by TXU Australia, Kinetik Energy has not actively pursued new electricity sales.


     COMPETITION IN ELECTRICITY RETAILING. In July 1996, customers in Victoria with loads greater than 750 MWh/year became contestable. In July 1998, customers with loads between 160 and 750 MWh/year became contestable. Together these two customer classes accounted for approximately 49% of total Victorian volumes. In both cases, the introduction of contestability was characterized by the entry of several new retailers, significantly lower prices, and a high level of switching between retailers. Because of the low profitability of these customers, volume retention has not been a priority to TXU Australia.



     The most profitable segment of the retail electricity market in Victoria is the final class of customers with loads below 160 MWh/year, which becomes contestable in stages from January 2001. Based on information available from the experience of mass market contestability, in particular in the United Kingdom and in California, TXU Australia expects that the competition, and therefore the downward pressure on profit margins, will be less intense for these smaller customers. TXU Australia expects only a limited number of these customers will seek to change their retailer.


     However, if the new Victorian government implements its pre-election proposal to retain retail tariff protection for domestic customers after contestability (see RISK FACTORS and OVERVIEW OF THE GAS AND ELECTRIC INDUSTRIES IN VICTORIA, AUSTRALIA), TXU Australia expects that the impact of competition will be reduced in the domestic market.

     GAS RETAIL. Kinetik Energy has a retail license which gives it the exclusive right to supply gas to approximately 410,000 non-contestable customers in its geographic agency area, as agent for GASCOR, until such time as those customers become contestable. Its license also gives it the right to supply gas to any customer in Victoria after contestability.

     Kinetik Energy, as agent for GASCOR, serves a base of approximately 410,000 customers. Large industrial or commercial customers have individual sales contracts. The contracted customers have the option of terminating their contracts when they become contestable subject to paying all outstanding charges. The portfolio of business customers currently served by Kinetik Energy includes food manufacturing, chemicals, paper, health, hospitality and recreation. Approximately 52% of Kinetik Energy's agency customers are connected to Westar's distribution network, with the balance connected to Envestra's distribution system.


     COMPETITION IN GAS RETAILING. Customers consuming over 500,000 GJ/year became contestable on October 1, 1999, those consuming between 100,000 and 500,000 GJ/year became contestable on March 1, 2000 and those consuming between 10,000 and 100,000 GJ/year became contestable on September 1, 2000. The remaining gas consumers, including new connections, are supplied by GASCOR and are non-contestable until the dates set out below.


                        CUSTOMER CONTESTABILITY TIMETABLE

--------------------------------------------------------------------------------
                                             APPROXIMATE NUMBER OF CUSTOMERS
                        CUSTOMER LOAD
DATE                      (GJ/YEAR)           VICTORIA         KINETIK ENERGY
--------------------------------------------------------------------------------

Currently                 > 10,000                786                  263
September 1, 2001        All others         1,337,000              395,000

--------------------------------------------------------------------------------

     Contestable customers are able to choose their own retailer of gas. Upon contestability, Kinetik Energy ceases to supply gas as agent of GASCOR, and commences supplying contestable customers in its own right with gas purchased from GASCOR and other sources.


     In the first stage of contestability (customers consuming over 500,000 GJ/year who became contestable on October 1, 1999), TXU Australia has been very successful both in retaining its existing customer base and in gaining customers from other retailers at favorable margins. Prior to October 1, 1999, Kinetik Energy had 10 first stage customers consuming approximately 13.2 PJ/year. By March 1, 2000 it had 14 first stage customers consuming approximately 26.1 PJ/year. While competition for customers has been fierce, the downward pressure on margins which occurred in the early stages of electricity contestability has been nowhere near as intense in the gas market. It is too early to assess the results of the second and third stages of contestability which occurred on March 1, 2000 and September 1, 2000 respectively.



     The most profitable segment of the retail gas market in Victoria is the final class of customers with loads below 10,000 GJ/year, which become contestable in September 2001. As with competition in the electric industry, TXU Australia's expectation is that the competition will be less intense for these smaller customers.

THE ENERGY TRADING BUSINESS SEGMENT

     ELECTRICITY SUPPLY MANAGEMENT. In the eastern Australia electricity supply industry, generators over 30 MW are required to offer all of their energy output for sale through the wholesale market. As all electricity available for sale comes from the national market, holders of retail electricity licenses are required to participate in and comply with rules established by the wholesale market operators if they want to purchase electricity. Eastern Energy is a member of the National Electricity Market.

     Eastern Energy and other distribution and retail companies in Victoria purchase most of their electric energy needs from the National Electricity Market. The National Electricity Market is discussed in more detail in OVERVIEW OF THE GAS AND ELECTRIC INDUSTRIES IN VICTORIA, AUSTRALIA.


     Because the spot price of electric energy can vary substantially from time to time, Eastern Energy is exposed to the risk arising from the difference between the fixed price at which they sell electricity to their contestable customers and the variable price at which they purchase electricity from the wholesale market. To manage this risk, Eastern Energy enters into hedging contracts with electric energy generators and others to manage exposure to such price fluctuations. See RISK FACTORS and MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.


     The trading activities at TXU Australia Group are still being developed. In May 1999, TXU Australia Group entered into a twenty year option agreement with AES Ecogen which owns 966MW of gas fired generation facilities that are typically used during peak periods of demand for electricity in Victoria. The agreement provides TXU Australia Group with the ability to enter into contracts with AES Ecogen, at TXU Australia Group's option, which would require an exchange of cash for the difference between the amounts specified in the contracts and the spot price of electricity.

     TXU Australia Group also has an agreement to supply gas to AES Ecogen to run the facilities for twenty years. TXU Australia Group made an initial option premium payment of A$201 (US$121 million) million and is required to make further future payments. The option is marked to market and had a fair value of A$201 million at December 31, 1999.


     The Energy Trading business also manages the output of the Torrens Island power stations. See below under - "THE GENERATION BUSINESS SEGMENT."


     ENERGY MANAGEMENT - GAS SUPPLY. Approximately 98% of Victoria's current gas supply of 172 PJ per annum is sourced from the Bass Strait gas producers, Esso Australia Resources Ltd and BHP Petroleum (Bass Strait) Pty Ltd, pursuant to long term gas supply contracts with GASCOR. As a part of the gas industry disaggregation and privatization, GASCOR has allocated to Kinetik Energy and the other gas retailers, gas delivered under these contracts, with Kinetik Energy entitled to a maximum of approximately 53PJ/year until 2009 at fixed prices. Kinetik Energy initially is entitled to these gas volumes in its agency capacity to GASCOR to supply gas to non-contestable customers. As customers become contestable, Kinetik Energy is entitled to these volumes in its capacity as a gas retailer to the contestable customers it serves. The gas is pumped onshore and processed at Longford in Eastern Victoria.

     Kinetik Energy also purchases gas from Boral Energy in western Victoria to supply customers in that region. Historically, the western transmission system was not connected to the principal transmission system supplied from Longford. A new transmission pipeline from Geelong to Port Campbell has recently been constructed.

     In September 1998, an explosion occurred at Esso's gas processing plant at Longford, which caused almost total loss of supply to the principal Victorian gas transmission system for almost two weeks. The only sources of supply were a small flow over a newly constructed interconnect with New South Wales, plus a storage tank of liquefied natural gas at Dandenong in Melbourne's outer suburbs.

     Measures have since been taken to mitigate the risk of such an event recurring including:


     o    the New South Wales interconnect has been upgraded;



     o the previously isolated transmission system in Western Victoria has been linked to the principal system via a new 95 mile pipeline from Geelong to Port Campbell, thereby permitting gas to flow from the western gas fields into the principal system;



     o Western Underground Gas Storage has constructed an underground storage facility at Port Campbell, which is linked via the same new pipeline;



     o    development of synthetic natural gas as an alternative energy supply;
          and



     o a new transmission pipeline from Longford to Sydney is under construction, through which, if necessary, gas could flow back.


     A gas spot market opened in Victoria in April 1999. Kinetik Energy must specify the injections (volume and price) it is willing to make from its supply sources, and must settle any imbalance between its injections and the demands of its customers with counterparties in the spot market. Because of the dominant volume of the Esso/BHPP supply source, market price volatility has been minimal to date.


THE GENERATION BUSINESS SEGMENT



     TXU South Australia is the lessee of the two Torrens Island power stations (TIPS A and TIPS B; collectively, TIPS) in Adelaide, South Australia, which have a combined capacity of 1,280MW consisting of eight steam turbines, as described in the table below.


      -------------------------------------------------

         PLANT    CAPACITY  UNITS   YEAR COMMISSIONED
                    (MW)     (MW)
      -------------------------------------------------
      TIPS A        480     4x120       1967-1971
      TIPS B        800     4x200       1975-1980

      -------------------------------------------------


     Both TIPS A and TIPS B units can generate electricity using either natural gas or residual fuel oil. Gas is supplied through a long-term contract with Terra Gas Trader, an entity which has also been sold by the South Australian Government. The contract expires at the end of 2010, and commitment under the contract diminishes over time. It also has an oil storage facility which stores the oil used as the plants' secondary fuel source.



     TIPS is the largest capacity gas-fired electricity generating plant in Australia. The stations currently supply approximately 28% of South Australia's electricity requirements.



     Generating plants typically operate within a merit order which relates to their unit costs of production, the lowest cost plants being classified as base load plants and the highest cost plants as peaking plants. Between the two extremes are intermediate plants. The generating plant that bids the highest price that is accepted by NEMMCO for any half hourly pricing interval sets the market price. Peaking plants will normally set the market price when their bids are accepted. See also NATIONAL REGIMES FOR GAS AND ELECTRIC INDUSTRIES - ELECTRIC INDUSTRY for a description of the price setting mechanism. TIPS acts in an intermediate and peaking capacity.



     TIPS A units were refurbished in 1997 and 1998 by the South Australian Government, at a cost of approximately A$41 million (US$25 million), to better position them to operate in the peaking segment of the National Electricity Market. TIPS B units underwent a much smaller refurbishment program to further improve the operational flexibility and reliability of those units.

LITIGATION


     POTENTIAL SUCCESSOR LIABILITY. Pursuant to Allocation Statements made under the Electricity Industry Act 1993 (Vic.) and the Gas Industry Act 1994 (Vic.) Eastern Energy, Westar, Kinetik Energy and Western Underground Gas Storage were allocated liability for all claims arising in respect of certain causes of action accrued against their predecessors as at September 29, 1994, in the case of Eastern Energy, October 9, 1998 in the case of Western Underground Gas Storage and February 24, 1999 in the case of Westar and Kinetik Energy.


     TXU South Australia is also liable for claims arising in respect of certain causes of action accrued against its predecessors as of May 4, 2000 in respect of the assets acquired from Optima Energy in accordance with the terms on which these assets were acquired.


     LONGFORD CLAIM. Esso's gas processing plant at Longford exploded in September 1998 causing prolonged interruption of gas supplies in Victoria. Subsequently, a class action was commenced in the Federal Court of Australia against Esso and Esso Australia Limited (Esso defendants) on behalf of a large number of domestic and commercial consumers claiming damages for loss of supply.

     The Esso defendants have joined the Victorian Government and related entities to the action, including those which sold and distributed Esso gas prior to these businesses being acquired by private operators. The Esso defendants have also joined private operators as well (Esso Cross-Claim), including Westar, Kinetik Energy and Western Underground Gas Storage, claiming any such liability passed to them as part of the sale of the businesses from the government.

     As currently pleaded before the Federal Court of Australia, the claims cover actions in negligence and in misleading and deceptive conduct.

     On April 3, 2000, the State of Victoria and the state-owned entities who were vendors of the business and assets to Westar and Kinetik Energy served a cross-claim (State Cross-Claim) on Westar and Kinetik Energy. The State Cross-Claim seeks orders against Westar and Kinetik Energy that they are liable for any liability of the state owned vendors which may be found against those entities in relation to the Esso Cross-Claim. To the extent the State Cross-Claim raises issues which are already raised against Westar and Kinetik Energy in the Esso Cross-Claim, it does not materially affect the potential liability of Westar and Kinetik Energy in the litigation.

     If Esso is found liable and is successful in its cross claims, the potential liability of Westar, Kinetik Energy and Western Underground Gas Storage could be significant.


     Baker & McKenzie, Melbourne, Australia, counsel to TXU Australia Group, has conducted a legal analysis of pleadings filed so far and the likely defenses available. Based on their analysis, TXU Australia Group believes that the claims against Westar, Kinetik Energy and Western Underground Gas Storage (and the proposed State Cross-Claim) are without merit. However, given the complexity and magnitude of the claims involved in this litigation, TXU Australia Group cannot predict at this time the outcome or the impact on the financial condition, results of operations or cash flows of TXU Australia Group of a negative outcome. TXU Australia Group intends to vigorously pursue all of its defenses in this litigation.



     With the exception of the Longford claim, TXU Australia Group is not aware of any actual or threatened actions, suits or claims against TXU Australia Group likely to have a material adverse effect upon the business or financial condition, results of operations or cash flows of TXU Australia Group.


EMPLOYEES


     As of June 30, 2000, TXU Australia Group employed 1,373 persons. TXU Australia Group considers its relations with its employees satisfactory.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS



     The consolidated financial statements of TXU Australia Group have been prepared in accordance with US GAAP and are expressed in Australian dollars ("A$"). Accordingly, the following discussion is expressed in Australian dollars and should be read in conjunction with the consolidated financial statements and the notes thereto, included elsewhere in this prospectus.



     In January 1999, TXU Corp., through a series of subsidiaries, created TXU Australia to acquire and hold, either directly or indirectly, all of its Australian investments. Prior to this time, TXU Corp. principally conducted business in Australia through TXU APL and its wholly-owned subsidiaries. In connection with the acquisition of Westar and Kinetik Energy, TXU Australia Group was restructured and TXU Australia became the ultimate holding entity in Australia for TXU Australia Group. The consolidated financial statements of TXU Australia Group give retroactive effect to these transactions, which have been accounted for at historical cost in a manner similar to that of pooling-of-interest accounting.



     Until May 4, 2000, TXU Australia Group's principal operations were conducted through Eastern Energy, Westar and Kinetik Energy. Through these companies, the Group engages in the purchase, distribution, trading and retailing of electricity and gas, mainly in the State of Victoria, Australia. In addition, the Group's other operations are conducted through Western Underground Gas Storage, Global Customer Solutions, and (until January 2000) Enetech. The activities of these companies include gas storage for supplying gas into the gas distribution network, call center management and infrastructure construction and maintenance, respectively.



     On May 4, 2000, TXU Australia Group through its subsidiary, TXU South Australia, acquired certain assets and liabilities of Optima Energy, a government-owned electricity generation entity, from the State Government of South Australia.



ACQUISITIONS



     In December 1997, TXU Australia Group acquired certain assets and liabilities of the Victorian Power Exchange's metering business for A$7.7 million. In 1998, TXU Australia Group purchased Western Underground Gas Storage Pty Ltd (WUGS), an underground gas storage facility for A$53 million. These acquisitions were accounted for as purchase business combinations. The excess of the purchase consideration plus acquisition costs over the net fair value of tangible and identifiable intangible assets acquired and liabilities assumed resulted in goodwill of A$5.5 million and A$0.5 million for the 1997 and 1998 acquisitions, respectively, which is being amortized over 20 and 25 years, respectively. The results of the acquired operations have been included in the results of operations of TXU Australia Group from their respective dates of acquisitions.



     On February 24, 1999, TXU Australia Group acquired the gas retail operations of Kinetik Energy and the gas distribution operations of Westar and Westar (Assets) Pty Ltd from Gascor Holdings No. 2 Pty Ltd, a controlled entity of the State Government of Victoria, Australia. The purchase price was A$1.6 billion, which has been financed principally through bank borrowings by TXU Australia Group. The excess of the purchase consideration plus acquisition costs over the net fair value of tangible and identifiable intangible assets acquired and liabilities assumed resulted in goodwill of A$747 million, which is being amortized over 40 years. The acquisition of Westar and Kinetik Energy was treated for accounting purposes as a purchase business combination, and the results of operations of Westar and Kinetik Energy have been included in the results of operations of TXU Australia Group, since the acquisition date.



     In connection with the acquisition of Westar and Kinetik Energy, TXU Australia Group developed a plan to terminate 90 employees of the acquired entities and recorded a liability for employee termination costs of A$4.6 million. At December 31, 1999, 45 employees had been terminated at a cost of A$2 million. The remaining employee termination costs of A$2.6 million were paid in the first half of 2000.



     On May 4, 2000, TXU South Australia, a subsidiary of TXU Australia Group, acquired certain assets and liabilities of Optima Energy. The purchase includes a 100-year lease of the power stations and leases for the land on which the power stations are located and a further area of land, adjacent to the land on which the power stations are located. TXU Australia Group funded its purchase price of A$295 million with a capital contribution of A$181 million, and the balance through debt. The debt component (Facility F) was provided under a bridge loan with Citibank maturing on December 29, 2000. The maturity date is expected to be extended to September 30, 2001. This debt ranks equally with the other senior debt described under "TXU AUSTRALIA - GENERAL OVERVIEW - CAPITALIZATION OF TXU AUSTRALIA - SENIOR DEBT FUNDING."



     The acquisition of the business of Optima Energy was accounted for as a purchase business combination. The process of determining the fair value of assets acquired and liabilities assumed from Optima Energy has not been completed, however, the excess of the purchase consideration plus the incidental expenses over a preliminary estimate of net fair value of the net assets acquired resulted in goodwill of A$226 million, which is being amortized over 30 years. This amount is subject to revision as additional information about the fair value of the assets acquired, liabilities assumed and contingencies existing at the acquisition date becomes known. The results of the acquired operations have been included in the results of operations of TXU Australia Group from the acquisition date of May 4, 2000.



     In connection with the acquisition of the business of Optima Energy, TXU Australia Group is developing a plan to restructure the generation business. Corporate departments and retail operations of the business will cease, and the responsibilities are to be transferred to other parts of the Group. As a result, 13 employees will be terminated. The Group recorded a liability for employee termination costs of A$2.5 million. Plans to restructure operation and maintenance departments are currently being developed, and further costs may be identified upon completion of the plans.



     Prior to the acquisition of the business of Optima Energy in May 2000, Optima Energy had entered into vesting contracts with third parties. As part of the business acquisition, Optima Energy's rights and obligations under the vesting contracts were transferred to TXU Australia Group. The vesting contracts call for difference payments between the contract price and the pool price, and do not involve an obligation to supply power. At the time of the acquisition, the fair value of the liabilities associated with the contracts was A$117 million.


DISPOSALS


     In July 1999, TXU Australia Group determined that it would sell Enetech, its construction and maintenance subsidiary. In January 2000, TXU Australia Group completed the sale of certain assets and liabilities of Enetech to Tenix Pty Ltd (Tenix), a major Australian technology contractor. Under the terms of the Purchase Agreement, TXU Australia Group received cash consideration of A$48.6 million. TXU Australia Group entered into a ten-year contract with Tenix to perform engineering and maintenance services for the Group's gas and electricity networks throughout Victoria.



     The results of Enetech for the six months ended June 30, 2000 and 1999, respectively, have been reported separately as discontinued operations in the Statement of Consolidated Operations. In the Consolidated Financial Statements for the year ended December 31, 1999, the net gain on sale of the discontinued operations was estimated to be A$10.7 million, after income taxes of A$8.5 million and deferred net losses for Enetech of A$5.8 million from the measurement date (August 1, 1999) to December 31, 1999. The actual net gain on sale amounted to A$14.9 million, after income taxes of A$10.7 million and deferred net losses of A$5.8 million, and has been recognized in the six-month period ended June 30, 2000. Losses from discontinued operations for the six months ended June 30, 2000 and 1999 were A$4.2 million and A$7.3 million, after income tax benefits of A$2.2 million and A$3.9 million, respectively.



     At December 31, 1999, TXU Australia Group held a 26% interest in Eastcoast Power Pty Ltd (Eastcoast Power), a company developing a 43 MW power station in eastern Victoria, Australia. On April 17, 2000, TXU Australia Group sold its interest in Eastcoast Power resulting in an A$8.7 million gain.

RESULTS OF OPERATIONS

     Comparisons between periods are affected by inclusion of the acquired companies' operations from dates of acquisitions.


     The operating results for Enetech are presented as discontinued operations. The results of the discontinued operations for the six-months ended June 30, 2000, are discussed under the heading "DISPOSALS" above. The loss from discontinued operations for 1999 includes the operating loss for the period from January 1, 1999, to July 31, 1999. The operating loss for the period from August 1, 1999 to December 31, 1999, was deferred and offset against the gain from the sale in the first quarter of 2000. The operating results for TXU Australia Group for 1998 reflect Enetech as a discontinued operation.



     SIX-MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX-MONTHS ENDED JUNE 30, 1999



     OPERATING REVENUES



     Operating revenues rose from A$384 million in the first half of 1999 to A$582 million in the corresponding period in 2000, an increase of 52%. The increase was attributable to the following main factors:



     (i) Higher volumes of energy sold in the first half of 2000 compared to the same period in 1999 accounted for an increase in electricity and gas revenues of A$107 million from A$374 million to A$481 million. The increase in gas volume from 19 PJ to 34 PJ reflected the activity for the full six months during 2000, as compared to only four months during 1999. Furthermore, gas revenues have increased due to the introduction of the first round of gas contestability in late 1999. For contestable customers, TXU Australia Group ceases to supply gas as an agent of GASCOR and commences supplying contestable customers in its own right. As a result, for contestable customers, TXU Australia Group records gross revenues in "operating revenues" and gas costs in "purchased energy and distribution costs", whereas for franchise customers, GASCOR's gas costs are deducted from GASCOR's revenues to derive the net agency fee received by TXU Australia Group, which is recorded in "operating revenues". The increase in gas revenue is also due to the increase in gas sales to AES Ecogen. The increase in the volume of electricity sold from 2657 GWh to 2783 GWh was primarily due to the weather being hotter in summer months and colder in winter months in the first half of 2000 as compared to the same period in 1999, and an increase in the number of customers in 2000.



     (ii) An increase in the Group's trading revenue of A$33 million reflected the activity for the full six months during 2000, as compared to only two months during 1999, as well as favourable mark to market valuation of the trading contracts; and



     (iii) The addition of the generation business revenue of A$42 million in the first half of 2000.



     OPERATING EXPENSES



     Purchased energy and distribution costs increased between the two periods from A$174 million to A$266 million or 53%. The $92 million increase was due to an increase in electricity costs of A$15 million from A$139 million to A$154 million, and an increase in gas costs of A$77 million from A$35 million to A$112 million, between the two periods.



     The electricity costs increased predominantly due to an increase in volumes of electricity sold from 2657 GWh to 2783 GWh.



     The gas costs increased mainly due to: (i) the additional gas purchases of A$19 million to operate TXU South Australia's gas-fired generators; (ii) the increase in gas supplied to AES Ecogen of A$29 million; (iii) the addition of cost of gas sold by WUGS; (iv) the increase in distribution and transmission charges paid to external parties for the full six months in 2000 compared to only four months in 1999; and (v) the recording of the cost of gas purchased and supplied to contestable customers as "purchased energy and distribution costs", following the introduction of first round of contestability in late 1999. For franchise customers, sales are recorded as net agency margin and therefore no gas purchases are recorded for these customers.



     Operation and maintenance expenditures increased between the two periods from A$78 million to A$104 million, an increase of A$26 million or 33%. The increase was mainly attributable to the addition of two months' operating costs following the acquisition of the business of Optima Energy in the first half of 2000, increase in service costs paid to TXU Corp., increase in project costs relating to the preparation for the implementation of Goods and Services Tax and full retail contestability, and increase in WUGS operating costs.



     Depreciation and amortization expense (other than goodwill) increased between the two periods from A$37 million to A$52 million, an increase of 41%. The increase was primarily attributable to a full six-month depreciation charge for Westar and Kinetik Energy for the six months ended June 2000, compared to the four-month depreciation charge for the six months ended June 1999. The two-month depreciation charge associated with the acquisition of the generation business accounted for the balance of the variation.



     Goodwill amortization expense increased between the two periods from A$15 million to A$19 million due to the initial amortization of goodwill associated with the acquisition of the business of Optima Energy, and the amortization of goodwill associated with Westar and Kinetik Energy for the full six months in 2000, compared with the inclusion of the goodwill amortization for those two companies for only four months in 1999.



     OTHER INCOME/(EXPENSE) - NET



     Other income/(expense) - net changed from expense of A$1.5 million in the first half of 1999 to income of A$6.5 million in the same period in 2000. The variance between the two periods was due primarily to a gain on sale of investments in the 2000 period.



     INTEREST EXPENSE



     Interest expense increased between the two periods from A$91 million to A$122 million, due to the following factors: interest charged for six months in 2000 compared to interest charged for four months in 1999 on the debt used to finance the acquisition of Westar and Kinetik Energy, interest charged for six months in 2000 on the debt used to finance the purchase of a twenty-year option from AES Ecogen, compared to interest charged for only two months in 1999, higher amortization of debt issue costs, and a marginal increase in interest rates on the Group's variable rate debt.



     REPORTABLE OPERATING SEGMENTS



     Until May 4, 2000, TXU Australia Group had three reportable operating segments: Networks, Retail, and Energy Trading. Following the acquisition of the business of Optima Energy on May 4, 2000, the Group has an additional segment:
Electricity Generation. The financial data of each of the segments is set out, in brief, as follows:



     NETWORKS - This segment recorded net income of A$4 million and A$7 million in the first half of 1999 and 2000, respectively. The increase of A$3 million occurred primarily because of the additional distribution revenues generated in 2000. The principal reason for the increase in trade and affiliated revenues between the two periods, from A$185 million to A$213 million, was the addition of gas distribution revenue for the full six months in 2000, compared to only four months in 1999, and higher volume of energy sold in the first half of 2000.



     RETAIL - Net income for the six-months ended June 30, 1999 and 2000 was A$3 million and A$15 million, respectively. The increase of A$12 million in the 2000 period occurred primarily because of additional retail revenues generated in 2000. The principal reason for the increase in trade and affiliated revenues between the two periods, from A$336 million to A$439 million, was the addition of gas retail revenue for the full six months in 2000, compared to only four months in 1999, and higher volume of energy sold in the first half of 2000.



     ENERGY TRADING - TXU Australia Group commenced this activity during May 1999, and recorded a net loss of A$0.4 million for the two months ended June 30, 1999, and a net income of A$3 million for the six months ended June 30, 2000.

The improved result reflects the impact of a full implementation of the segments' trading strategy for the six months ended June 2000.



     ELECTRICITY GENERATION - TXU Australia Group commenced this activity during May 2000, and the net income for the period ended June 30, 2000 was A$12 million.



     For detailed financial data by segment, see NOTE 15 TO TXU AUSTRALIA GROUP'S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2000.


YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     OPERATING REVENUES


     Operating revenues rose from A$647 million in 1998 to A$888 million in 1999, an increase of 37%. The principal reason for the increase was the addition of A$252 million of revenue of the Westar and Kinetik Energy gas retailing and distribution businesses from February 24, 1999. Revenues, excluding Westar and Kinetik Energy, decreased from A$647 million for 1998 to A$636 million in 1999, primarily as a result of reduced prices in the contestable market.


     OPERATING EXPENSES


     Purchased energy and distribution costs increased between the two periods from A$270 million in 1998 to A$415 million in 1999 or 54%. The $145 million increase includes A$110 million of gas purchases and distribution costs associated with Westar and Kinetik Energy, with the remainder of the increase due primarily to higher purchased electricity and distribution costs as a result of the increase in energy sold and higher electricity pool prices.



     Operation and maintenance expenditures increased from A$137 million in 1998 to A$174 million in 1999. The increase of A$37 million was mainly attributable to operation and maintenance costs associated with the Westar and Kinetik Energy gas business and to costs associated with the integration of the gas business with the existing electricity business. Depreciation and amortization expense (other than goodwill) increased between the two periods from A$50 million to A$86 million, an increase of 72%. The increase was primarily attributable to additional depreciation expense of A$23 million associated with Westar and Kinetik Energy and the depreciation of A$13 million relating to capital additions. Goodwill amortization expense increased from A$16 million in 1998 to A$32 million in 1999, due to the amortization of goodwill associated with the acquisition of Westar and Kinetik Energy.


     OTHER INCOME/(EXPENSE) - NET


     Other income/(expense) - net changed from income of A$0.4 million in 1998 to expense of A$2.8 million in 1999. The variance between the two periods was due primarily to a gain on sale of investments of A$2.9 million in 1998 with no corresponding gain in 1999.


     INTEREST INCOME

     Interest income increased from A$0.4 million in 1998 to A$2 million in 1999, due to the interest earned on restricted cash that TXU Australia Group was required to deposit with a third party in connection with the acquisition of Westar and Kinetik Energy.

     INTEREST EXPENSE


     Interest expense increased from A$93 million in 1998 to A$206 million in 1999 due primarily to an increase in outstanding debt used to finance the acquisition of Westar and Kinetik Energy and to finance the purchase of the twenty-year option from AES Ecogen, and due to the amortization of debt issuance costs associated with financing the acquisition of Westar and Kinetik Energy.

     INCOME TAX EXPENSE/(BENEFIT)


     The effective income tax rate changed from 44% in 1998 to 77% in 1999. The change reflected the effect of the loss from continuing operations in 1999, and the effect of the enacted change in the Australian statutory tax rate on the deferred tax assets and liabilities.


     INCOME/(LOSS) FROM CONTINUING OPERATIONS

     As a result of the factors discussed above, TXU Australia Group had a loss from continuing operations of A$6 million for 1999 compared with income from continuing operations of A$46 million for 1998. The primary cause of the loss was the effect of TXU Australia Group's expansion program, where earnings were insufficient to offset increases in depreciation and other amortization, interest expense and goodwill amortization.

     INCOME/(LOSS) FROM DISCONTINUED OPERATIONS

     Income (loss) from discontinued operations of Enetech decreased from a loss of A$1 million in 1998 to a loss of A$9 million in 1999. The increased loss in 1999 was primarily attributable to losses on construction contracts.

     REPORTABLE OPERATING SEGMENTS

     TXU Australia Group has three main reportable operating segments: Networks, Retail and Energy Trading. The financial data of each of the segments is set out, in brief, as follows:


     NETWORKS - This segment recorded net income of A$38 million and A$26 million in 1998 and 1999, respectively. The reduction of A$12 million occurred primarily because the additional gas distribution revenues generated in 1999 were insufficient to offset increases in depreciation, other amortization and interest expense associated with the acquisition of the gas business. The principal reason for the increase in trade and affiliated revenues from A$310 million in 1998 to A$408 million in 1999 was the addition of the revenues from the gas distribution business. The increase in depreciation, other amortization and interest expense in 1999 was also predominantly due to the acquisition of the gas distribution business.



     RETAIL - Net income for the years ended December 31, 1998 and 1999 was A$21 million and A$15 million, respectively. The reduction of A$6 million occurred primarily because the additional gas retail revenues generated in 1999 were insufficient to offset the increases in depreciation, other amortization and interest expense associated with the acquisition of the gas business. The principal reason for the increase in trade and affiliated revenues from A$586 million in 1998 to A$786 million in 1999 was the addition of the revenues from the gas retail business.


     ENERGY TRADING - TXU Australia Group commenced this activity during 1999, and the net income for the year ended December 31, 1999 was A$5 million.

     OTHER - A net loss of A$52 million was reported for the year ended December 31, 1999, compared to a net loss of A$13 million for the previous year. The change between 1998 and 1999 was primarily attributable to costs associated with various business development projects (e.g. Western Underground Gas Storage), amortization of goodwill resulting from the acquisition of Westar and Kinetik Energy and depreciation of capital additions in the Victorian Power Exchange metering business.


     For detailed financial data by segment, see NOTE 16 TO TXU AUSTRALIA GROUP'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1999.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     OPERATING REVENUES


     Operating revenues rose from A$621 million in 1997 to A$647 million in 1998, an increase of 4%. This increase was largely due to higher networks business revenue, which rose 4% from A$297 million in 1997 to A$310 million in 1998, reflecting increased electricity consumption in TXU Australia Group's distribution territory. In addition, TXU Australia Group received a net settlement of A$8.5 million from the Victorian government to cover required rebates to customers and to settle a sales tax reimbursement contract. Electricity sales for the period rising marginally from 5,190 GWh in 1997 to 5,213 GWh in 1998, increased electricity retail revenues from A$581 million in 1997 to A$586 million in 1998. The retail sales revenue (excluding other revenues) was slightly reduced, due primarily to declining prices, as further classes of electricity customers were free to choose their electric suppliers. Customers with electricity usage in excess of 160 MWh/year but less than 750 MWh/year were able to choose their suppliers from July 1, 1998. As of December 31, 1998, TXU Australia Group estimated that it lost approximately 500 GWh as a result of those customers within TXU Australia Group's franchised area electing to choose another energy retailer to supply their energy needs. This loss was net of gains made during the same period by TXU Australia Group acquiring customers from other retailers in Victoria and New South Wales.



     OPERATING EXPENSES


     Purchased energy and distribution costs decreased from A$294 million in 1997 to A$270 million in 1998, a reduction of 8%. This reduction was largely attributable to a reduction in electricity purchases of A$17 million and a reduction of the franchise fee of A$14 million charged by the Victorian Government (after the first quarter of 1998, the Government phased out the franchise fee). These reductions were offset by an increase in network charges from other retailers of A$7 million. Operation and maintenance expenditures increased from A$110 million in 1997 to A$137 million in 1998, the major increase relating to external business development costs, Year 2000 costs, salary increases and increased material costs due to increase in maintenance work.


     INTEREST EXPENSE


     The reduction in interest expense from A$97 million in 1997 to A$93 million in 1998 is attributable to debt repayments and decreases in interest rates in 1998.


     INCOME TAX EXPENSE/(BENEFIT)

     The effective income tax rate decreased from 54% in 1997 to 44% in 1998 primarily due to a reduction in non-tax deductible franchise fee payments.

     INCOME FROM CONTINUING OPERATIONS

     As a result of the various factors discussed above, TXU Australia Group reported income from continuing operations of A$46 million in 1998 compared to A$26 million in 1997. The increase was primarily attributable to the various factors discussed above. The most significant factor was a reduction in non-tax deductible franchise fee payments, which fell from A$18 million in 1997 to A$4 million in 1998.

     INCOME/(LOSS) FROM DISCONTINUED OPERATIONS

     Income/(loss) from discontinued operations decreased from income of A$1 million in 1997 to a loss of A$1 million in 1998. The change between the two periods largely reflected the inclusion of a full year of operating expenses of Streamline, the former maintenance division of Melbourne Water acquired by Enetech, and increased management costs associated with the expansion of the business.

     REPORTABLE OPERATING SEGMENTS


     NETWORKS - Net income increased by A$9 million from A$29 million in 1997 to A$38 million in 1998. Revenues increased by A$13 million, or 4%, due mainly to increased electricity consumption in TXU Australia Group's distribution territory. Interest expense decreased by A$5 million due to reduced debt and lower effective interest rates. These amounts were offset by increased income tax expense, rising from A$10 million in 1997 to A$17 million in 1998 attributable to increased revenues.



     RETAIL - Net income increased by A$4 million from A$17 million in 1997 to A$21 million in 1998 due to an increase in revenues by A$5 million and the net settlement of A$8.5 million from the Victorian government to cover required rebates to customers and to settle a sales tax reimbursement contract. However, the total increase in revenues of A$13.5 million was offset by higher marketing costs associated with the introduction of the contestability of customers with electricity usage of more than 160 MWh/year but less than 750 MWh/year, and other operating costs, totaling A$9.5 million. Therefore, the net effect is an increase in net income of A$4 million in 1998 in comparison with 1997.



     OTHER - This segment incurred a net loss of A$13 million for the year ended December 31, 1998 compared to a net loss of A$20 million for the previous year. The change was due to an increase in miscellaneous revenue, including new business ventures of A$4.7 million, and the expansion of meter reading service revenue of A$2 million.



     For further financial data by segment, see NOTE 16 TO THE TXU AUSTRALIA GROUP'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1999.


LIQUIDITY AND CAPITAL RESOURCES


     Net cash generated by continuing operating activities before changes in operating assets and liabilities for the six months ended June 30, 2000 and 1999 was A$60 million and A$44 million, respectively. Cash used in changes in operating assets and liabilities of the continuing operations was (A$87 million) and (A$228 million) for the six months ended 2000 and 1999, respectively. The fluctuations between the two periods were due to the purchase of the AES Ecogen option contract in 1999, the use of restricted cash in 1999 to fund restructuring costs relating to the integration of Westar and Kinetik Energy, and changes in working capital, offset partly by an upward revaluation of the AES Ecogen contract in 2000.



     In 1998 and 1997, TXU Australia Group generated cash from operations sufficient to meet operating needs and service its debt requirements, while in 1999 its cash needs were supplemented by other means, such as borrowings. Net cash generated by continuing operating activities before changes in operating assets and liabilities for the years ended December 31, 1999, 1998 and 1997 was A$108 million, A$149 million and A$123 million, respectively. Changes in net income were the primary contributing factors in the fluctuations. Cash (used in) provided by changes in operating assets and liabilities of the continuing operations was (A$172 million), (A$13 million) and A$26 million for the years ended 1999, 1998 and 1997, respectively. The variances arose primarily due to the purchase of a twenty-year option from AES Ecogen in 1999, changes in working capital requirements and interest accrued. Net cash used in discontinued operations for 1999, 1998 and 1997 was A$56 million, A$9 million, and A$18 million, respectively. The variance was primarily due to a large increase in construction work-in-progress in 1999 over the other years.



     The days sales outstanding (the average number of days taken to collect receivables) increased from 80 to 99 days at December 31, 1998 and 1999, respectively, due primarily to an increase in receivables from external construction projects. The construction receivables were not included with the sale of Enetech; however, the underlying revenues are included in the net loss from discontinued operations. The increase in days sales outstanding from 60 to 80 days at December 31, 1997 and 1998, respectively, is the result of the commencement of competition for customers with annual energy usage of 160 - 750 MWh. This transition also resulted in an increased amount of unbilled volume.



     Cash flows used in investing activities for the six-month ended June 2000 and 1999 were A$288 million and A$1.7 billion. The fluctuation was primarily due to the cash requirement for the acquisition of Westar and Kinetik Energy in 1999 of A$1.6 billion, although the fluctuation was marginally offset by the cash requirement for the acquisition of the business of Optima Energy in 2000.

     Cash flows used in investing activities for the year ended December 31, 1999 totaled A$1.9 billion, including A$1.6 billion for the acquisition of Westar and Kinetik Energy, compared with A$154 million, including A$53 million for business acquisitions, for the year ended December 31, 1998. Cash flows used for investing activities for the same period in 1997 was A$67 million.



     Capital expenditure decreased from A$145 million for the six months in 1999 to A$61 million for the same period in 2000, due primarily to the substantial completion of the construction of the Western Underground Gas Storage facility.



     Capital expenditures for the year ended December 31, 1999 were A$260 million, compared with A$104 million and A$62 million for the comparable periods in 1998 and 1997, respectively. The increase from 1998 to 1999 was primarily due to capital projects related to Westar and Kinetik Energy (A$24 million) and the construction of the Western Underground Gas Storage facility (A$128 million).



     Cash provided by financing activities from continuing operations for the six months ended June 30, 2000 and 1999 was A$235 million and A$1.9 billion, respectively. The large increase in borrowings in 1999 was required to fund the Westar and Kinetik Energy's acquisition. The fluctuation between the two periods, caused predominantly by these increased borrowings, was offset slightly by an increase in capital contributions of A$181 million and a net increase in borrowings in 2000. The additional funds were used to finance the acquisition of the business of Optima Energy.


     During 1999, cash provided by financing activities of TXU Australia Group amounted to A$2 billion due primarily to a large increase in borrowings in 1999 to fund the acquisition of Westar and Kinetik Energy. The details of the additional borrowings are discussed below.


     In February 1999, TXU Australia obtained a A$1.1 billion syndicated acquisition facility from a group of banking institutions, and TXU Australia and Eastern Energy obtained a A$413 million subordinated acquisition facility to fund the acquisition of Westar and Kinetik Energy. The Deed of Common Terms contains provisions that, in effect, restrict payments of principal and interest on the subordinated acquisition facility unless certain conditions, including interest coverage ratios, are satisfied.



     In April 1999, TXU Australia obtained a loan facility in the amount of A$200 million. This facility was repaid through an issue of medium-term notes. See "TXU AUSTRALIA - GENERAL OVERVIEW - CAPITALIZATION OF TXU AUSTRALIA - SENIOR DEBT FUNDING." The amount originally borrowed, A$200 million, was used to purchase a twenty-year option from AES Ecogen. See "BUSINESS OF THE TXU AUSTRALIA GROUP - ENERGY TRADING BUSINESS SEGMENT - ELECTRICITY SUPPLY MANAGEMENT."


     In 1999, TXU Australia Group borrowed an additional A$123 million under its commercial paper program and an additional A$68 million and A$142 million under its lines of credit and its Australian dollar-denominated revolving credit facility, respectively. Funds borrowed were primarily used for construction activity related to the underground gas storage facility, acquisition costs associated with Westar and Kinetik Energy and for general corporate purposes.


     During 1998, net cash provided by financing activities of TXU Australia Group was A$25 million. TXU Australia Group received proceeds of approximately A$51 million from the settlement of cross currency swaps associated with its US dollar-denominated debt and borrowed A$25 million under a syndicated facility agreement. These funds were primarily used to fund the acquisition of the Western Underground Gas Storage facility and for general corporate purposes. During 1998, Eastern Energy repaid approximately A$51 million on its outstanding lines of credit.

     During 1997, cash used in financing activities by TXU Australia Group was A$65 million. Borrowings of A$177 million were raised through Eastern Energy's commercial paper program. These funds, along with cash from operations, were used to repay Eastern Energy's syndicated facility agreement of A$242 million.


     On February 24, 2000, TXU Australia Group restructured its senior bank debt. All bank debt previously borrowed by Eastern Energy has been replaced with bank debt borrowed by TXU Australia. The terms of all bank debt previously borrowed by TXU Australia have been renegotiated, so that all bank debt, aggregating approximately A$2 billion, now ranks equally as debt of TXU Australia.



     In June 2000, TXU Australia Group received a capital contribution of A$181 million from the partners of TXU Australia Holdings (Partnership) Limited Partnership and borrowed A$120 million to finance the acquisition of the business of Optima Energy. The A$120 million loan facility expires on December 29, 2000.



     In June 2000, TXU Australia Group amended and restated the subordinated acquisition facility with the effect that Eastern Energy repaid its portion of the debt and TXU Australia borrowed the same amount. TXU Australia now owes the full amount of A$413 million under that facility.



     As of June 30, 2000, Eastern Energy had US$350 million of senior notes outstanding. These senior notes were issued by Eastern Energy in 1996 in the United States pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended. The US$350 million fixed interest rate liability was swapped into a floating rate Australian dollar liability of A$483 million via fixed to floating US$ interest rate swaps and US$ to A$ cross-currency swaps. In July 2000, TXU Australia made an offer to the holders of both tranches of Eastern senior notes to exchange their senior notes for senior notes issued by TXU Australia. Following completion of the exchange offer in September 2000, new TXU Australia senior notes outstanding are as follows:



     o TXU Australia 6.75% senior notes due December 2006 - A$132.8 million (US$92.25 million ); and



     o TXU Australia 7.25% senior notes due December 2016 - A$74.1 million (US$60.0 million ).



     Eastern Energy's senior notes outstanding on completion of the exchange offer include:



     o Eastern Energy 6.75% senior notes due December 2006 - A$227.1 million (US$157.75 million ); and



     o Eastern Energy 7.25% senior notes due December 2016 - A$49.4 million (US$40.0 million ).



     The US$60 million 7.25% senior notes and US$92.25 million 6.75% senior notes of Eastern Energy exchanged in the exchange offer continue to be outstanding and are held by TXU Australia Group.



     The US dollar denominated senior notes have been converted to Australian dollars using the exchange rates applicable to the US dollar to Australian dollar cross-currency swaps.



     TXU Australia is in the process of arranging to transfer the appropriate proportion of the fixed to floating US$ interest rate swaps and the US$ to A$ cross-currency swaps from Eastern Energy to TXU Australia. TXU Australia notes issued under the exchange offer rank equally with the Senior Debt and would be senior to the JUMPS.



     In March 2000, TXU Australia established a A$750 million combined short-term/medium-term note program. Short-term notes issued under this program fully replaced Eastern Energy's commercial paper program by May 24, 2000. These notes are unsecured obligations of TXU Australia and rank equally with all other senior debt of TXU Australia. In August 2000, TXU Australia increased the size of the Short-Term/Medium-Term Note Program to $1.5 billion. As of June 30, 2000, A$335 million of short-term notes were outstanding under the Short-Term/Medium-Term Note Program, and TXU Australia had A$380 million of short-term note liquidity support facilities, all of which were undrawn. In September 2000, TXU Australia issued two series of medium-term notes in the Australian market:



     o    A$200 million 7% fixed rate notes maturing in September 2005, and



     o    A$275 million floating rate notes maturing in September 2007.

     Both series are guaranteed by MBIA Insurance Corporation, and the proceeds from the issue of the series were used to retire Facility D and Facility E. TXU Australia plans to issue on October 30, 2000, A$30 million of floating rate medium term notes maturing in October 2003. These notes will not be guaranteed by MBIA and will be rated "BBB+" by Standard and Poor's and "Baa2" by Moody's. The proceeds of the issuance will be used for general corporate purposes. See "TXU AUSTRALIA GENERAL OVERVIEW -- SHORT-TERM/MEDIUM-TERM NOTE PROGRAM."



CONTINGENT LIABILITIES



     As of June 30, 2000, the Group had entered into employment service agreements (ESAs) of varying termination dates with employees. Under the ESAs, if the Group terminates an ESA prior to its expiration, other than for illness or acts of dishonesty, it would be required to pay compensation to the employee affected. As of June 30, 2000, the Group would be required to pay approximately A$13.2 million in the event it terminates the employees covered by all of the ESA's.



     Pursuant to Allocation Statements made under the Electricity Industry Act 1993 (Vic.) and the Gas Industry Act 1994 (Vic.), Eastern Energy, Westar, Kinetik Energy and Western Underground Gas Storage were allocated liability for all claims arising in respect of certain causes of action accrued against their predecessors as of September 29, 1994 in the case of Eastern Energy, October 9, 1998 in the case of Western Underground Gas Storage, and February 24, 1999 in the case of Westar and Kinetik Energy.



     TXU Australia Group is liable for claims arising in respect of certain causes of action against TXU South Australia's predecessors as at May 4, 2000, in respect of the assets acquired from Optima Energy, in accordance with the terms on which these assets were acquired. TXU Australia Group cannot predict the impact on the financial condition, results of operations or cash flows of TXU Australia Group.



     The Group is party to various types of contracts for the purchase of gas. These include "take-or-pay" obligations under which the buyer agrees to pay for a minimum quantity of gas in a year. As of June 30, 2000, TXU Australia Group had commitments under long-term gas purchase contracts of an estimated $1.4 billion, through 2009. On the basis of the Group's current expectations of demand from its customers as compared with its take-or-pay obligations under such purchase contracts, management does not consider it likely that any material payments will become due from the Group for gas not taken.



     TXU Australia Group through the Westar and Kinetik Energy and Optima Energy acquisitions was allocated certain properties that are contaminated. A provision of A$12 million is recorded in the balance sheet for land reclamation in relation to Westar and Kinetik Energy's contaminated properties. A provision of A$7 million is also recorded for site restoration in relation to the acquisition of the business of Optima Energy. The provisions are based on the estimate of the land reclamation and site restoration costs following limited site reviews and testings. These costs may increase if the extent of contamination is worse than testing indicated at the time of the limited reviews. Under the Victorian Environment Protection Act 1970 and the South Australian environmental legislation, the Victorian and South Australian Environment Protection Authorities have the power to order TXU Australia Group to incur such costs to remedy the contamination of land.


FUTURE CAPITAL REQUIREMENTS


     TXU Australia Group plans to replace the A$413 million subordinated acquisition facility with the JUMPS.






     TXU Australia Group 's capital expenditures are estimated at A$112.1 million for 2000. At December 31, 1999, TXU Australia Group had commitments of A$3.5 million related to these capital expenditures. Approximately 73% of the estimated capital expenditures will be spent on the electricity and gas networks, 23% on information technology, and 4% on plant and equipment.

     TXU Australia Group believes it will have adequate access to capital to meet the above capital requirements for 2000.


EFFECT OF INFLATION

     Because of the relatively low level of inflation experienced in Australia, inflation did not have a material impact on results of operations for the periods presented.

CHANGES IN ACCOUNTING STANDARDS


     Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as extended and amended, is effective for TXU Australia Group beginning January 1, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative financial instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires the recognition of derivatives as either assets or liabilities in the statement of financial position and the measurement of those instruments at fair value. TXU Australia Group is currently evaluating the impact the adoption of the Standard will have on its statement of financial position and results of operations.


YEAR 2000 ISSUES


     BACKGROUND - TXU Australia Group initiated a Year 2000 (Y2K) Program in 1997 with the compilation of a Y2K inventory of supported information technology assets and systems. A Y2K remediation plan for items in the inventory assessed as having Y2K risk and a methodology for addressing the Y2K risks of all other assets and systems was carried out. After the assets of Westar and Kinetik Energy were purchased in February 1999, the Y2K programs of these businesses were incorporated into TXU Australia Group's Y2K Program in April 1999. Assessments of potential impact due to Y2K were completed by July 1999. Remediation and testing work on these systems was completed by December 31, 1999.



     RESULTS - During the year 2000 roll over, none of TXU Australia Group's customers experienced service interruptions due to computer hardware, software or embedded chip failures. A few minor problems occurred with internal systems, but these were considered to be no more than normal system issues.



     COSTS - The total estimated cost of TXU Australia Group's Y2K program was A$2.5 million, of which A$2.3 million had been spent by December 31, 1999, with the remaining A$0.2 million expected to be spent in 2000. There can be no assurance that these estimates will not change as a result of the discovery of unexpected additional remediation work.


QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     TXU Australia Group enters into derivative instruments, including options, swaps, futures and other contractual commitments for both trading and non-trading purposes. TXU Australia Group enters into derivative instruments for non-trading purposes in order to manage market risks related to changes in interest rates, foreign currency exchange rates and commodity prices. TXU Australia Group also enters into derivative instruments and other contractual commitments for trading purposes.


     INTEREST RATE RISK - The table below provides information concerning TXU Australia Group's financial instruments as of December 31, 1999 that are sensitive to changes in interest rates, which include debt obligations (by principal amount), interest rate swaps and forward rate agreements. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. TXU Australia Group has entered into interest rate swaps under which it has agreed to exchange the difference between fixed-rate and variable-rate interest amounts calculated with reference to specified notional principal amounts. The contracts require settlement of net interest receivable or payable at specified intervals which generally coincide with the dates on which interest is payable on the underlying debt. When differences exist between the swap settlement dates and the dates on which interest is payable on the underlying debt, the basis risk is managed by means of forward rate agreements and basis swaps. For interest rate swaps and forward rate agreements, the table presents notional amounts and weighted average interest rates by expected (contractual) maturity dates. Weighted average variable rates are based on rates in effect at the reporting date.



                             EXPECTED MATURITY DATE
                             ----------------------


                    (A$ IN MILLIONS, EXCEPT FOR PERCENTAGES)


                                                                                                     1999              1998
                                                                                  THERE-   1999      FAIR     1998     FAIR
                                         2000     2001     2002      2003   2004   AFTER    TOTAL    VALUE    TOTAL    VALUE
                                         ----     ----     ----      ----   ----   -----    -----    -----    ------   -----
Long-term Debt
(including current maturities)
  Fixed Rate (all US$)................        -        -        -        -     -  A$  483  A$  483  A$  492   A$  483  A$605
Average interest rate.................        -        -        -        -     -    6.89%    6.89%        -     6.89%      -
Variable Rate (all A$)................  A$1,280  A$  625  A$  825        -     -        -  A$2,730  A$2,730   A$  685  A$685
Average interest rate.................    6.34%    5.53%    6.28%        -     -        -    6.14%        -     5.31%      -

Cross Currency Swaps
  (including current
  maturities) (US$ to A$)
 Variable Rate .......................        -        -        -        -     -  A$  483  A$  483  A$   46   A$  483  A$ 86
  Average interest rate...............        -        -        -        -     -    6.18%    6.18%        -     5.26%      -

Interest Rate Swaps
  (notional amounts) (all A$)
  Variable to Fixed ..................  A$  655  A$  140  A$  651        -     -  A$  859  A$2,305  A$   23   A$  940 (A$100)
  Average pay rate....................    6.10%    6.77%    6.94%        -     -    5.97%    6.33%        -     7.13%      -
  Average receive rate................    5.71%    5.16%    5.05%        -     -    5.08%    5.26%        -     5.13%      -

Fixed to Variable (all US$)...........        -        -        -        -     -  A$  483  A$  483 (A$   24)  A$  483  A$ 42
 Average pay rate.....................        -        -        -        -     -    6.55%    6.55%        -     5.70%      -
 Average receive rate.................        -        -        -        -     -    6.89%    6.89%        -     6.89%      -

Basis Swaps and Forward
  Contracts (notional amounts)
  (all A$)                              A$  432  A$  432  A$  432  A$  432     -        -  A$  432  A$  0.2   A$  432  A$  2
  Average pay rate....................    6.08%    5.86%    5.86%    5.86%     -        -    5.92%        -     5.98%      -
  Average receive rate................    6.12%    5.86%    5.86%    5.86%     -        -    5.93%        -     6.01%      -

Forward Rate Agreements(all
  A$) (notional amounts)

  Variable to Fixed...................  A$  100        -        -        -     -        -  A$  100 (A$  0.1)  A$   95      -
  Average pay rate....................    5.70%        -        -        -     -        -    5.70%        -     4.99%      -
  Average receive rate................    5.83%        -        -        -     -        -    5.83%        -     4.89%      -



     Except for the changes in debt balances as disclosed in Notes 6 and 7 to the Condensed Consolidated Financial Statements "Short Term Debt" and "Long Term Debt", the information as of June 30, 2000, has not significantly changed from that presented above.


     FOREIGN CURRENCY RISK - TXU Australia Group enters into currency swaps to manage foreign currency exposures, primarily with the US dollar.


     At December 31, 1999, Eastern Energy had cross-currency swaps for its US dollar-denominated debt. The notional amount outstanding on cross-currency swaps was A$483 million. These cross-currency swaps mature in December 2006 and December 2016 for A$360 million and A$123 million, respectively. The maturity of these swaps coincides with the maturity of the US dollar denominated debt. (The information as at June 30, 2000, has not significantly changed from that presented as at December 31, 1999).



     ENERGY PRICE RISK - NON-TRADING ACTIVITIES - Electricity prices are established through a power pool, which is controlled by a statutory, independent corporation. Substantially all power must be sold into and purchased from the pool. In order to manage the exposure to fluctuations in electricity pool prices, TXU Australia Group enters into both short- and long-term derivative instruments whereby the pool price is fixed for an agreed-upon quantity and duration by reference to an agreed-upon strike price.



     TXU Australia Group has entered into wholesale market contracts to hedge most of its forecasted franchise load through the end of 2000. At December 31, 1999, these contracts covered a notional volume of approximately 3.5 million MWh (as at June 30, 2000, this amount decreased to 1.8 million MWh). The Group has also entered into wholesale market contracts to cover a portion of its contestable load for the period from January 2000 through December 2001. At December 31, 1999, these contracts covered a notional load of approximately 0.8 million MWh (0.4 million MWh, as at June 30, 2000).



     The hypothetical loss in fair value of TXU Australia Group's contracts in existence at December 31, 1999 and 1998 entered into for non-trading purposes arising from a 10% adverse movement in future electricity prices is estimated at A$12 million and A$19 million, respectively. As at June 30, 2000, this amount decreased to A$5 million. The loss is calculated by modeling the contracts against an internal forecast of pool prices.



     TRADING ACTIVITIES - The trading activities of TXU Australia Group commenced in May 1999 when TXU Australia Group entered into a twenty-year option agreement with AES Ecogen which owns 966MW of gas fired generation facilities that are typically used during peak periods of demand for electricity in Victoria, Australia. The agreement provides TXU Australia Group with the ability to enter into contracts with AES Ecogen, at TXU Australia's option, which would require an exchange of cash for the difference between the amounts specified in the contracts and the spot price of electricity. TXU Australia Group also has an agreement to supply gas to AES Ecogen to run the facilities for twenty years. TXU Australia Group made an initial option premium payment of A$201 million and is required to make further future monthly payments over the term of the agreement. The option is marked to market and had a fair value of A$201 million at December 31, 1999 and A$219 million at June 30, 2000.





     TXU Australia Group manages the market risk on a portfolio basis within limitations imposed by the Board of Directors and in accordance with its overall risk management policies. Market risks are monitored daily, utilizing appropriate mark-to-market methodologies, which value the portfolio of contracts and hypothetical effect on this value from changes in market conditions. TXU Australia Group uses techniques and methodologies that simulate forward price curves in the energy market to estimate the size and probability of changes in market value resulting from price movements.


     In its capacity as a trader, TXU Australia Group offers price risk management services to customers through a variety of financial and other instruments, including swaps, options, caps and swaptions. TXU Australia Group's sale and purchase commitments for trading purposes amounting to 2.7 million MWh and 3.1 million MWh, respectively, with terms extending up to 2002, are included in the electricity portfolio as of December 31, 1999. The trading activities are measured at fair value, and unrealized gains and losses from changes in the fair value are included within Operating Revenues on a net basis. The fair value of the contracts is recorded in other assets or liabilities, as appropriate. The fair value of the contracts was A$3.4 million at December 31, 1999 (A$15 million as of June 30, 2000), which was recorded in Other Assets.



     The hypothetical loss in fair value of TXU Australia Group's trading contracts and other energy purchase contracts in existence at December 31, 1999 entered into for trading purposes arising from a 10% adverse movement in future electricity prices is estimated at A$31 million.


REGULATION AND RATES


     TXU Australia Group is subject to regulation by the ORG. The ORG has the power to issue licenses for the supply, distribution and sale of electricity within Victoria and regulates tariffs for the use of the distribution system. The ACCC is responsible for regulating transmission system tariffs. The distribution tariffs applying to Eastern Energy are effective until December 31, 2000.

     On September 21, 2000 following an extensive public consultation program, the ORG published its final decision in the 2001 Electricity Distribution Price Review. The decision, if implemented, would cause Eastern Energy's distribution revenue for 2001 to be approximately A$27 million lower than for 2000. TXU Australia has expressed its disappointment with aspects of the final decision by the ORG. TXU Australia does not believe that the final decision is consistent with the interests of TXU Australia's customers. TXU Australia Group lodged an appeal of the decision with the ORG Appeal Panel on October 2, 2000. On October 16, 2000, the Appeal Panel upheld the ORG's original decision. TXU Australia is now considering appealing this decision to the Victorian Supreme Court. If any such appeal occurs, it is unlikely to be decided before the new tariffs are due to commence on January 1, 2001. In anticipation of such an appeal, Victorian government is in the process of enacting legislation, which will enable it to set transitional distribution tariffs that will apply in the event of such an appeal. These transitional tariffs will apply from January 1, 2001 until either the Supreme Court upholds the ORG determination and the new tariffs go into effect, or if the Supreme Court upholds an appeal of TXU Australia Group, the date on which the tariffs as redetermined by the ORG in accordance with the Supreme Court's decision take effect.



     Maximum retail prices for remaining franchise electricity customers, those with usage below 160MWh/year, are fixed by the Tariff Order until December 31, 2000. Retail prices for non-franchise customers are subject to competitive forces and are not regulated. All electricity retail prices are scheduled to be deregulated beginning January 1, 2001.


     The distribution tariffs applying to Westar are effective until December 31, 2002, at which time a price review process will occur prior to new tariffs being approved by the ORG for the next five-year period. After the next period, prices will be set for periods nominated by Westar and approved by the ORG. TXU Australia Group is not able to predict the outcome of this review or the impact on its financial position or results of operations.


DEREGULATION OF ELECTRIC AND GAS INDUSTRIES



     ELECTRICITY RETAIL - In July 1996, customers in Victoria with loads greater than 750 MWh/year became contestable. In July 1998, customers with loads between 160 and 750 MWh/year became contestable. Together these two customer classes accounted for approximately 49% of total Victorian volumes. In both cases, the introduction of contestability was accompanied by the entry of several new retailers into the market, significantly lower prices, and a high level of switching between retailers. Because of the low profitability of serving these customers, volume retention has not been a priority to TXU Australia Group. The most profitable segment of the retail electricity market in Victoria is the final class of customers with loads below 160 MWh/year, which will become contestable in stages during 2001. Based on information available from the experience of mass-market competition in other industries and other countries, TXU Australia Group believes that the competition, and therefore the downward pressure on profit margins, will be less intense for these smaller customers.



     GAS RETAIL - Customers consuming over 500,000 GJ/year became contestable on October 1, 1999, those consuming between 100,000 and 500,000 GJ/year on March 1, 2000 and those consuming between 10,000 and 100,000 GJ/year became contestable on September 1, 2000. The remaining gas consumers, including new connections, are supplied by GASCOR and are non-contestable until the dates set out below.


                        CUSTOMER CONTESTABILITY TIMETABLE

--------------------------------------------------------------------------------

                                             APPROXIMATE NUMBER OF CUSTOMERS
                        CUSTOMER LOAD
DATE                      (GJ/YEAR)           VICTORIA         KINETIK ENERGY
--------------------------------------------------------------------------------
Currently                 > 10,000                786                  263
September 1, 2001        All others         1,337,000              395,000

--------------------------------------------------------------------------------


     Contestable customers are able to choose their own retailer of gas. As customers become contestable, Kinetik Energy ceases to supply gas as agent of GASCOR, and commences supplying contestable customers in its own right with gas purchased from GASCOR and other sources.

     In the first stage of contestability (customers consuming over 500,000 GJ/year who became contestable on October 1, 1999), TXU Australia Group has been very successful both in retaining its existing customer base and in gaining customers from other retailers at favorable margins. Prior to October 1, 1999 Kinetik Energy had 10 first stage customers consuming approximately 13.2 PJ/year. By March 1, 2000 it had 14 first stage customers consuming approximately 26.1 PJ/year. While competition for customers has been fierce, the downward pressure on margins which occurred in the early stages of electricity contestability has been nowhere near as intense in the gas market. It is too early to assess the results of the second and third stages of contestability which occurred on March 1, 2000 and September 1, 2000, respectively.



     The most profitable segment of the retail gas market in Victoria is the final class of customers with loads below 5,000 GJ/year, which become contestable in September 2001. As with competition in the electric industry, TXU Australia Group's belief is that the competition will be less intense for these smaller customers.



     TXU South Australia is registered as a market generator for the purposes of the market established under the National Electricity Code, and sells power into the National Electricity Market and complies with the technical and market requirements set out in the National Electricity Code. Generators are paid the market clearing price for the electricity they sell into the market. The clearing price is the price at which supply and demand is matched and measured at half-hour intervals each day. The clearing price is often referred to as the "spot price." With limited exception, all electricity generated must be traded in an electricity pool.



     FUTURE RESULTS OF OPERATIONS - The forthcoming full deregulation of the electricity and gas industries in Victoria may result in a change in the Group's existing customer base, and in the current level of retail profit margin. This will, in turn, affect the future results of the Group's operations.


RECENT AUSTRALIAN TAX REFORMS


     Australia's business tax system is currently undergoing major reform. It is anticipated that, on the whole, the tax reforms will be beneficial to TXU Australia Group. The most significant area of reform from the standpoint of TXU Australia Group is the reduction of the company tax rate from 36% to 34% for the year ending December 31, 2000 and to 30% for the year ending December 31, 2001 and thereafter.



     On December 10, 1999, legislation was enacted giving effect to a number of these reforms, including the above tax rate reduction. Accordingly, TXU Australia Group's deferred tax asset and liability balances at December 31, 1999 reflected the new tax rates.



GOODS AND SERVICES TAX (GST)



     Legislation has been enacted for a GST to apply in Australia from July 1, 2000. The GST will be imposed at the rate of 10% on most transactions involving the supply of goods and services, subject to certain exemptions.


     The GST is not intended to be a cost to business, but rather a tax to be met by the final consumers of goods and services. Ordinarily, businesses will be entitled to claim a tax credit for the GST charged to them on all goods, services and other transactions purchased or acquired in the course of their business activities.


     TXU Australia Group's primary products and services supplied will be subject to the GST. TXU Australia Group will be required to collect the GST on behalf of the Australian Taxation Office. In most cases TXU Australia Group will be entitled to claim a credit for "input tax," being the GST paid on inputs required for the taxable goods and services it supplies. TXU Australia Group is currently evaluating the impact of the GST on its operations.



     Various existing taxes have been abolished as part of the introduction of the GST. In particular, the wholesale sales tax was abolished on July 1, 2000. TXU Australia Group is currently assessing the combined impact of the abolition of wholesale sales tax and the introduction of the GST on the pricing of its products and services. In general, TXU Australia Group has been permitted to increase its prices by 10% less any savings arising from the abolition of existing taxes. Any pricing decisions made must comply with existing regulatory requirements and the guidelines issued by the ACCC.

     TXU Australia Group has put in place systems and procedures to implement the GST and to ensure compliance with the legislation governing the tax. The total implementation cost, including systems modification and other costs, was estimated to be approximately A$5 million. Of this amount, A$0.2 million was expensed in the year ended December 31, 1999, with the remainder expected to be expensed during the year ending December 31, 2000.



LONGFORD LITIGATION



     Esso's gas processing plant at Longford exploded in September 1998 causing prolonged interruption of gas supplies in Victoria. Subsequently, a class action suit was commenced in the Federal Court of Australia against Esso on behalf of a large number of domestic and commercial customers claiming damages for loss of supply.



     Esso has joined the Victorian Government and related entities to the action, including those which sold and distributed Esso gas prior to these business being acquired by private operators. Esso has also joined private operators as well (Esso Cross-Claim), including Westar, Kinetik Energy and Western Underground Gas Storage, claiming any such liability passed to them as part of the sale of the businesses from the government.



     As currently pleaded before the Federal Court of Australia, the claims cover actions in negligence and in misleading and deceptive conduct.



     On April 3, 2000, the State of Victoria and the state owned entities who were vendors of the business and assets to Westar and Kinetik Energy served a Cross-Claim (State Cross-Claim) on Westar and Kinetik Energy. The State Cross-Claim seeks orders against Westar and Kinetik Energy that they are liable for any liability of the state-owned vendors, which may be found against those entities in relation to the Esso Cross-Claim. To the extent the State Cross-Claim raises issues which are already raised against Westar and Kinetik Energy in the Esso Cross-Claim, it does not materially affect the potential liability of Westar and Kinetik Energy in the litigation.



     If Esso is found liable and is successful in its cross claims, the potential liability of Westar, Kinetik Energy and Western Underground Gas Storage could be significant.



     Baker & McKenzie, Melbourne, Australia, counsel to TXU Australia Group, has conducted a legal analysis of pleadings filed so far and the likely defenses available. Based on their analysis, TXU Australia Group believes that the claims against Westar, Kinetik Energy and Western Underground Gas Storage (and the proposed State Cross-Claim) are without merit. However, given the complexity and magnitude of the claims involved in this litigation, TXU Australia Group cannot predict the ultimate outcome and its impact on the financial condition, results of operations or cash flows of TXU Australia Group at this time. TXU Australia Group intends to vigorously pursue all of its defenses in this litigation.

                               SECURITY OWNERSHIP

     The partnership deed of TXU Australia provides that its general partner, AGP, is solely responsible for the management and direction of TXU Australia. In addition, essentially all of TXU Australia's operations are managed by the officers of TXU APL.


     TXU Australia and its general partner, AGP, and TXU APL are indirectly wholly-owned by TXU Corp. The following tables show the number of shares of common stock of TXU Corp. owned by the directors of AGP and TXU APL, as of July 7, 2000.


                                               NUMBER OF SHARES
                             --------------------------------------------------

   NAME                                                                 % OF
   ----                      BENEFICIALLY    PHANTOM                OUTSTANDING
                                OWNED      STOCK PLANS*   TOTAL       SHARES
                             ------------  ------------  --------   -----------
   Erle Nye..................   191,937       80,836     272,773        0.001
   H. Jarrell Gibbs..........    47,107       36,426      83,533           **
   Steven M. Philley.........     3,556        7,605      11,161           **
   Paul O'Malley.............     3,057            0       3,057           **
   Dr. John Onto.............         0            0           0            0
   Geoffrey McIntyre.........         0            0           0            0
   Graham Inns...............         0            0           0            0
   Brian Dickie..............    23,334       24,307      47,641           **
   Directors of AGP and TXU     268,991      149,174     418,165        0.001
     APL as a group (8 persons)



     ** Less than 0.001 percent.



     *Share units held in individual accounts in phantom stock plans of TXU Corp. Although the plans allow the units to be paid only in the form of cash, investments in the units create essentially the same investment stake in the performance of the common stock of TXU Corp. as do investments in actual shares of common stock.



     The named individuals have sole voting and investment power for the shares of common stock reported as beneficially owned.



                           MANAGEMENT OF TXU AUSTRALIA

DIRECTORS OF AGP

     The partnership deed provides that AGP is solely responsible for the management and direction of TXU Australia. Limited partners do not take part in the management of TXU Australia's business.


     The following table lists certain information with respect to the directors of AGP as of September 30, 2000:

     NAME                     AGE       POSITION
     ----                     ---       --------

     Steven M. Philley         42       Chairman and Director, appointed
                                        September 20, 2000

     Paul O'Malley             36       Director, appointed  April 29, 1999



     Steven M. Philley was appointed Chairman and a director of AGP on September 20, 2000. His previous position was Vice President of Energy Supply for TXU Corp. Mr. Philley joined TXU Corp in 1994, prior to which he spent over 18 years in the electricity and gas sector in the United States with Valero Energy Corporation, Coastal Corporation and Gulf Energy Development Corporation.


     Paul O'Malley has served as a director of AGP since April 29, 1999 and the Chief Financial Officer of TXU APL since April 15, 1999. Mr. O'Malley was director of corporate finance at Deloitte Touche Tohmatsu from June 1997 to March 1999. Prior to June 1997, Mr. O'Malley was a consultant with Deloitte Touche Tohmatsu. On October 1, 1999, Paul O'Malley appointed J.G. (Tom) Atkin as an alternate director to act when Mr. O'Malley is unable to attend meetings or otherwise act as director. Mr. Atkin has been Treasurer of TXU APL since June 1999. From April 1997 to June 1999, he was Chief Financial Officer of Westar and Kinetik Energy and prior to that was Treasurer of Alcoa of Australia Limited. Mr. Atkin owns no shares in TXU Corp.

     There are no family relationships between any of the above-named directors. AGP has no executive officers other than its secretary, Anthony William Kelly (appointed January 27, 1999), an employee of TXU APL (see description below).

DIRECTORS OF TXU APL AND HOLDINGS

     The business of TXU Australia is directed through the key holding company, TXU APL. All the stock of this company is owned by Holdings. In turn, AGP, on behalf of the partnership, owns all of the stock of Holdings.


     The directors of Holdings are the same as those for AGP. Mr Philley was appointed a director on September 20, 2000 and Mr. O'Malley was appointed on April 29, 1999. Mr. Atkin was appointed alternate director for Mr. O'Malley on October 1, 1999.


     The table below lists certain information concerning the directors of TXU APL.

     NAME                  AGE     POSITION
     ----                  ---     --------

     Erle Nye...........    63     Chairman and Director, appointed
                                   January 15, 1996
     H. Jarrell Gibbs...    62     Director, appointed October 31, 1995
     Steven M. Philley..    42     Managing Director, appointed September 20,
                                   2000
     Dr. John Onto......    60     Director, appointed April 19, 1996
     Geoffrey McIntyre..    64     Director, appointed  April 19, 1996
     Graham Inns........    63     Director, appointed  April 19, 1996
     Brian Dickie.......    45     Director, appointed July 29, 1999


     Erle Nye has been a director of TXU APL since January 15, 1996. He has served as a director and Chairman of the Board and Chief Executive of TXU Corp. since May 1997 and of TXU Gas Company since August 1997. He has also been a director and Chairman of the Board and Chief Executive of TXU Electric Company for more than the last five years. Mr. Nye is also a director of TXU Europe Limited (formerly known as TXU Eastern Holdings Limited). In addition, Mr. Nye was President of TXU Corp. from February 1987 through May 1995 and President and Chief Executive of TXU Corp. from May 1995 through May 1997.

     H. Jarrell Gibbs has served as a director of TXU APL since October 13, 1995. He has also been Vice Chairman of TXU Corp. and a director and Vice Chairman of the Board of TXU Gas Company since August 5, 1997. Before that, Mr. Gibbs was the President of TXU Electric Company and Vice President and Principal Financial Officer of TXU Corp. Mr. Gibbs is also a director of Eastern Group plc and of TXU Europe Limited.


     Steven M. Philley was appointed Managing Director of TXU APL on September 20, 2000. His previous position was Vice President of Energy Supply for TXU Corp. Mr. Philley joined TXU Corp in 1994, prior to which he spent over 18 years in the electricity and gas sector in the United States with Valero Energy Corporation, Coastal Corporation and Gulf Energy Development Corporation.


     Dr. John Onto has served as director of TXU APL since April 19, 1996. He is currently an Associate Professor of International Business at the Melbourne Business School, University of Melbourne. Prior to his current position he spent eight years on the management faculty of Georgetown University Business School where he was also Associate Dean for Graduate Business Programs.

     Geoffrey McIntyre has served as a director of TXU APL since April 19, 1996. Mr. McIntyre has held many positions in international banking and is currently the Honorary Trade representative for Singapore in Australia. He is also a consultant to the Church and Grace law firm.

     Brian Dickie has served as a director of TXU APL since July 29, 1999. He is Executive Vice President of TXU Corp. and President of the Emerging Business Group. Prior to joining TXU Corp., Mr. Dickie was President and Chief Operating Officer of Booz-Allen & Hamilton in New York.

     Graham Inns has served as a director of TXU APL since April 19, 1996. Mr. Inns is an Alderman of the Adelaide City Council and Deputy Lord Mayor of the City of Adelaide and is a partner at J.K. McLachlan & Company Consulting Services.

     There are no family relationships between any of the above-named directors. Neither Holdings nor TXU APL has any statutory appointed officers or directors other than its directors and the secretary.

DIRECTOR COMPENSATION

     The directors of AGP, Holdings and TXU APL, listed above, have received, and will continue to receive, compensation in respect of services performed by those persons as directors of these companies from their primary employer which is either TXU Corp. or another subsidiary of TXU Corp. Those directors receive no cash or non-cash compensation beyond that which they would otherwise receive from TXU Corp. or a TXU Corp. subsidiary for the services performed by them for such companies.

EXECUTIVE MANAGEMENT OF TXU AUSTRALIA


     Although TXU Australia has no executive officers, the AGP board of directors has effectively delegated the management of essentially all of TXU Australia's day-to-day operations to the officers of TXU APL. The following table lists certain information with respect to the executive management of TXU APL as of September 30, 2000:


   NAME                     AGE     POSITION
   ----                     ---     --------

   Steven M. Philley         42     Chief Executive Officer
   Paul O'Malley....         36     Chief Financial Officer
   Daryll Smith              56     Chief Operating Officer
   Peter Magarry....         51     General Manager Networks
   Leonard Gill.....         43     General Manager Energy Trading
   Caryle Demarte...         52     General Manager Retail
   Ian Rischmueller          48     General Manager Generation



     Steven M. Philley was appointed Chief Executive Officer of TXU APL on September 20, 2000. His previous position was Vice President of Energy Supply for TXU Corp. Mr. Philley joined TXU Corp in 1994, prior to which he spent over 18 years in the electricity and gas sector in the United States with Valero Energy Corporation, Coastal Corporation and Gulf Energy Development Corporation.


     Paul O'Malley has served as a director of AGP since April 29, 1999 and the Chief Financial Officer of TXU APL since April 15, 1999. Mr. O'Malley was director of corporate finance at Deloitte Touche Tohmatsu from June 1997 to March 1999. Prior to June 1997, Mr. O'Malley was a consultant with Deloitte Touche Tohmatsu.


     Daryll Smith has been Chief Operating Officer of TXU Australia since July 31, 2000. The Networks, Retail and Generation businesses report to Mr. Smith. Immediately prior to joining TXU Australia, Mr. Smith was President of the Asia

Pacific region for Telstra Corporation. He has extensive experience in the Australian telecommunications industry.


     Peter Magarry is General Manager of TXU Networks. In this role, Mr. Magarry is responsible for the functions associated with operating the combined Electricity and Gas networks of Eastern Energy and Westar in Victoria. Mr. Magarry has spent 35 years in the utilities industry in Australia with extensive experience in the management of electricity networks in regional and city based utilities in Queensland and Victoria.

     Leonard Gill is General Manager, Wholesale Energy Trading. Prior to joining TXU Australia in May 1999, Mr. Gill held the position of General Manager, Marketing and Strategy for Ecogen, a Victorian based electricity generator.

     Caryle Demarte is General Manager of the Retail business segment of TXU Australia. Prior to joining TXU Australia in February 1999, Ms. Demarte held the position of General Manager, Kinetik Energy from its inception in 1997. Ms. Demarte has held senior positions in the Government-owned Gas & Fuel Corporation. Ms. Demarte is a Board Member of the Australian Gas Association, the Energy Industry Ombudsman Victoria and of VENCorp.


     Ian Rischmueller is General Manager of the Generation business segment of TXU Australia. Prior to joining TXU Australia in June 2000, Mr. Rischmueller was Chief Executive Officer of Optima Energy from August 1998. He has had over 25 years' experience in the South Australian electricity industry.


     There are no family relationships between any of the above-named executive managers.

COMPENSATION OF EXECUTIVE OFFICERS

     The officers of TXU APL, listed above, have received, and will continue to receive, compensation in respect of services performed by those persons as officers of their primary employer, which is TXU Corp., TXU APL or another subsidiary of TXU Corp. Those officers receive no cash or non-cash compensation for the services they perform for TXU Australia beyond that which they would otherwise receive from their primary employer.

                            DESCRIPTION OF THE JUMPS

     The JUMPS will be issued under an indenture dated as of     , 2000 between
TXU Australia and The Bank of New York, as trustee.

     Global certificates for the JUMPS will be held by DTC. Beneficial interests in the JUMPS will trade through DTC. Specific terms of the JUMPS will be described in an officer's certificate delivered to the trustee. Material terms of the JUMPS and the indenture are summarized below. You should read the indenture, the United States Trust Indenture Act of 1939, as amended, and the officer's certificate for a more complete description. You should also read the Deed of Common Terms dated February 24, 1999, as amended on February 24, 2000, among TXU Australia, National Bank Australia Bank Limited and others which contains limitations on certain rights of holders of the JUMPS. Copies of the indenture and the officer's certificate are available upon request to the trustee. Whenever particular provisions or defined terms in the indenture are referred to under this DESCRIPTION OF THE JUMPS, those provisions or defined terms are incorporated by reference in this prospectus. For your convenience, we indicate sections of the indenture where they are described.

     The JUMPS will be issued as debt securities. The indenture permits the issuance of an unlimited principal amount of debt securities in series, the first of which series is the JUMPS. The JUMPS will be unsecured, subordinated obligations of TXU Australia. The indenture does not limit the number of series or amount of debt securities that may be issued under the indenture or limit the aggregate amount of indebtedness that TXU Australia or Group companies may issue under other bonds, notes, debentures or similar instruments.

     The covenants contained in the indenture will not afford beneficial owners or holders of JUMPS protection in the event of a highly-leveraged transaction or change of control involving TXU Australia.

DISTRIBUTIONS AND MATURITY

     The JUMPS will mature on       , 20    .

     Distributions on the JUMPS will:

     o    Be payable in US dollars at the rate of      per annum;

     o Be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a month, on the basis of the actual number of days elapsed (Indenture, Section 310);

     o    Be payable quarterly in arrears on      ,    , and     of each year,
          beginning      , unless deferred as described below under - "OPTION
          TO DEFER DISTRIBUTIONS;"

     o Originally accrue from and including the date of initial issuance, to and excluding the first distribution date;

     o Generally accrue from and including the last distribution date to which distributions have been paid to and excluding the next distribution date or the redemption date, whichever comes first; and

     o Be payable on overdue distributions to the extent permitted by law at the same rate as distributions are payable on principal.

     If any payment date is not a business day, payment will be made on the next business day, except that if the next business day would be in the next calendar year, the payment will be made on the business day immediately preceding the payment date. In either case, the payment will be made with the same force and effect as if made on the payment date, without any further distributions or other payments resulting from the delay. With respect to payments, a business day is a day, other than a Saturday, Sunday or a day on which banking institutions and trust companies are generally authorized or required to remain closed in the place of payment.

     Distributions on each JUMPS will be paid on a distribution date to the holder in whose name that JUMPS is registered at the close of business on the related record date, except that distributions payable upon redemption will be paid on the redemption date to the holder to whom the principal is paid. The regular record date for payment of distributions on JUMPS in global form will be the business day in The City of New York immediately preceding the date of such distribution. See "--CERTIFICATED JUMPS" for the regular record date for payment of distributions on JUMPS in certificated form. If any distribution has not been paid when due on any JUMPS, the defaulted distributions may be payable to the registered owner as of the close of business on a date selected by the trustee. A distribution will not be considered payable by TXU Australia on any distribution date falling within a deferral period unless TXU Australia elects to make a full or partial payment of accrued distributions on the JUMPS on that distribution payment date. (Indenture, Section 307)

     Payments of principal will be paid on a redemption date in US dollars to the registered owners of the JUMPS only upon surrender of the JUMPS to the trustee.

     The Bank of New York is the paying agent for the JUMPS in The City of New York. Payments on the JUMPS will be made at the office of The Bank of New York maintained for that purpose in The City of New York which, may be changed, to an office or agency of TXU Australia or a successor trustee in The City of New York. However, at the option of TXU Australia, payments on the JUMPS may be made:

     o By checks mailed by the trustee or a paying agent to the holders at their registered addresses; or


     o By wire transfers to accounts maintained in the USA by the holders of more than US$1 million principal amount of JUMPS as specified in the register for the JUMPS.


OPTION TO DEFER DISTRIBUTIONS

     So long as no Event of Default under the indenture has occurred and is continuing, TXU Australia will have the right, at any time and from time to time, to defer distributions on the JUMPS for up to 20 consecutive quarters. TXU Australia will pay additional distributions on any deferred distribution at the same rate as the JUMPS, compounded quarterly, to the date of payment, to the extent legally permitted. When the deferral period has ended, TXU Australia will pay all accrued and unpaid distributions on the next distribution payment date. Before any deferral period ends, TXU Australia may further defer distributions. However, a deferral period, together with any previous and further deferral periods, may not exceed 20 consecutive quarters and may not extend beyond the maturity date of the JUMPS. During a deferral period, TXU Australia will have the right to pay partial distributions on any distribution payment date. After a deferral period terminates and all amounts due are paid, TXU Australia may select a new deferral period, subject to the previously mentioned requirements. If TXU Australia defers payment on the JUMPS, no payment (interest, distributions, redemption, repurchase or otherwise) may be declared or paid by TXU Australia on or with respect to its partnership interests or any other securities, guarantees or other obligations of TXU Australia ranking junior to or equal with the JUMPS. Based upon TXU Australia's current financial condition, TXU Australia believes that the deferral of any distributions on the JUMPS is currently unlikely, and it has no current intention to defer any distributions.

     TXU Australia will notify the holder or holders of the JUMPS and the trustee of its election or extension of a deferral period at least one business day before the earlier of:

     o the record date for the distribution date on which the deferral period is to begin or the record date for the distribution date on which the deferral period that is being extended would otherwise terminate; or

     o the date that TXU Australia is required to give notice to the NYSE or other exchange on which the JUMPS are listed of the record date or of the date those distributions are payable.

REDEMPTION

     TXU Australia may redeem all or any part of the JUMPS at any time and from time to time on or after , 2005 at a redemption price equal to the principal amount of the JUMPS to be redeemed plus accrued and unpaid distributions and Additional Amounts, if any, to the redemption date.

     If TXU Australia elects to redeem less than all the JUMPS, the particular JUMPS to be redeemed will be selected by lot or by such other method of random selection as the security registrar deems fair and appropriate and the book-entry interests in the JUMPS will be redeemed in accordance with the depositary's standard procedures. See "--BOOK-ENTRY ONLY ISSUANCE - THE DEPOSITORY TRUST COMPANY."

     If the JUMPS are in global form, TXU Australia will give notice to the holder of the JUMPS to be redeemed 30 days to 60 days before the redemption date. See "--CERTIFICATED JUMPS" for redemption notice provisions for JUMPS in certificated form. (Indenture, Section 404)

     Any notice of redemption may state that redemption is conditional on receipt by the trustee or paying agent or agents, on or before 11:00 a.m., New York City time, on the redemption date, of money sufficient to pay the principal of and accrued distributions, if any, on the JUMPS and that if the money has not been so received, TXU Australia will not be required to redeem the JUMPS.

     TXU Australia may not redeem less than all outstanding JUMPS unless all accrued and unpaid distributions have been paid on all JUMPS for all quarterly distribution periods terminating on or prior to the redemption date.

     If TXU Australia gives a notice of redemption of any JUMPS held by the depositary and has irrevocably deposited with the trustee or a paying agent or agents sufficient cash to pay those JUMPS on or before the redemption date, then, by 12:00 noon, New York City time, on the redemption date, the trustee or the paying agent or agents will deposit with the depositary sufficient funds to pay the redemption price for those JUMPS. TXU Australia will also give the depositary instructions and authority to pay the redemption price through its procedures to its participants for the benefit of the applicable beneficial owners of the JUMPS.

     If TXU Australia gives a notice of redemption of any JUMPS and has irrevocably deposited with the trustee or a paying agent or agents sufficient cash to pay those JUMPS on or before the redemption date, then on the redemption date distributions will cease to accrue on those JUMPS and all rights of the holders of those JUMPS will cease, except for the right to receive the redemption price on those JUMPS, without any distributions or other payments after the redemption date. If any redemption date is not a business day in New York City, then payment of the amounts payable on the redemption date will be made to the holders on the next succeeding day that is a business day, without any interest or other payment in respect of any delay. However, if that business day falls in the next calendar year, the payment will be made to the holders on the immediately preceding business day.

     TXU Australia may, at any time and from time to time, purchase any outstanding JUMPS by tender, in the open market or by private agreement, provided that it complies with United States federal securities laws and any other applicable laws.

TAX EVENT REDEMPTION


     TXU Australia may redeem all of the outstanding JUMPS at any time within 90 days following the occurrence of a Tax Event. A Tax Event Redemption may be any of the events described in (A), (B) or (C) below.



     (A) A Tax Event occurs if the general partner of TXU Australia has requested, received and delivered to the trustee an opinion from a reputable legal counsel or other tax adviser in the US, Australia or the UK, as appropriate, experienced in these matters that there has been one or more of the following three events:



     (1) an amendment to, or change (or announced prospective change) in, the laws or treaties (or related regulations) of any of those jurisdictions or any political subdivision or taxing authority of any of those jurisdictions; or

     (2) a judicial decision or an official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including a notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation (each, an Administrative Action); or



     (3) an amendment to, or change in, the official position or interpretation of an Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an Administrative Action or judicial decision that differs from the previously generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, regardless of when or how the amendment or change is introduced or made known.



In order to be a Tax Event as described above:



     (1) the amendment or change must be effective, or the Administrative Action must be taken, or the judicial decision must be issued, on or after the date of issuance of the JUMPS; and



     (2) as a result of the amendment, change, administrative action or judicial decision, there must be more than an insubstantial risk that distributions on the JUMPS will not be, or are not, fully deductible for UK taxation purposes.



     (B) A Tax Event also occurs if the general partner of TXU Australia has requested, received and delivered to the trustee an opinion from a reputable legal counsel or other tax adviser in the US, Australia or the UK, as appropriate, experienced in these matters that there has been a tax action. A tax action means any of the three following events:



     (1) an amendment, change, Administrative Action, judicial decision, or administrative pronouncement, ruling, regulation, procedure, notice or announcement as described in (A) above; or



     (2) a clarification of the laws or treaties (or related regulations) of any of those jurisdictions or any political subdivision or taxing authority of any of those jurisdictions; or



     (3) a clarification of the official position or interpretation of an Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an Administrative Action or judicial decision that differs from the previously generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, regardless of when or how the clarification is introduced or made known.



In order to be an Tax Event as described above:



     (1) the tax action must be effective on or after the date of issuance of the JUMPS; and



     (2) as a result of the occurrence of the tax action, there must be more than an insubstantial risk that:



     o distributions on the JUMPS will not be, or are not, deductible for Australian income tax purposes; or



     o distributions on the JUMPS will not be, or are not, fully deductible for US federal income tax purposes; or



     o tax losses of, or other amounts in respect of, TXU Australia which, but for such tax action, would be eligible for surrender by way of group relief for UK corporation tax purposes against the taxable profits of any company which at the date of the issue of the JUMPS is a member of the same group of companies as TXU Australia LP (No 1) Limited or TXU Australia LP (No 2) Limited for the purposes of group relief, as a result of the tax action, will not be, or are not, so eligible.

     (C) Finally, a Tax Event occurs if the general partner of TXU Australia has certified to the trustee that, as a result of a tax action, Additional Amounts, as described under "ADDITIONAL AMOUNTS" below, are, or will be payable with respect to any payments made on the JUMPS, and has further certified to the trustee that it cannot avoid the requirement to pay such Additional Amounts by using reasonable efforts.


SUBORDINATION PROVISIONS

     The JUMPS will rank equal in right of payment with all other obligations issued under the indenture and any of TXU Australia's securities which are specifically unsecured, "junior" and "subordinate" by their terms, but will otherwise rank subordinated and junior in right of payment to all other debt instruments of TXU Australia, including Senior Indebtedness.


     The subordination provisions require any holder of JUMPS or the Trustee to turn over to the senior debt trustee under the Financing Documents any moneys received or recovered through the exercise of remedies under the indenture or otherwise, at all times during the occurrence and continuance of a default under the Financing Documents, until the Senior Indebtedness is paid in full. So long as there is Senior Indebtedness outstanding and to the extent permitted by the Trust Indenture Act and other applicable law, each Holder of the JUMPS, by its acceptance thereof, and the Trustee (on behalf of all Holders) agrees that all amounts owing under the JUMPS are subordinated to the Senior Indebtedness. They further agree that as long as there is Senior Indebtedness outstanding and to the extent permitted by the Trust Indenture Act and other applicable law:



     (a) if an event of default relating to the winding-up, dissolution, bankruptcy or insolvency of TXU Australia or its general partner as described in the fourth through the fifteenth bullet-points of the -"EVENTS OF DEFAULT" section (any such event, a Bankruptcy Event) occurs, then the JUMPS shall become due and payable immediately and the Holders and the Trustee shall act in conformity with the provisions of any Senior Indebtedness then outstanding, including, but not limited to, appointing any trustee or other person acting on behalf of the Senior Indebtedness as the Holder's attorney-in-fact to file, process, or otherwise deal with any claims to be filed in any proceeding in connection with such Bankruptcy Event, all in accordance with the terms of the Senior Indebtedness. However, the Holder may otherwise file, prosecute and defend a proof of claim or similar filing in connection with such proceeding if, and only if, (i) the trustee or other person acting on behalf of the Senior Indebtedness in connection with such proceeding has failed to file such proof of claim on behalf of the Holder, and (ii) a final deadline for filing such proof of claim will occur within the next 10 business days;


     (b) except as permitted by the terms of any Senior Indebtedness then outstanding or with the prior written consent of the trustee or other person acting on behalf of any Senior Indebtedness outstanding or, following the occurrence of an event of default under the Senior Indebtedness, as directed by the trustee or other person acting on behalf of the Senior Indebtedness, not to vote for the winding up of TXU Australia, apply to any court to wind up TXU Australia, or requisition a meeting to consider (i) a resolution for winding up of TXU Australia, (ii) a scheme of arrangement for TXU Australia, or (iii) a resolution for the appointment of an administrator to TXU Australia;

     (c) not to set off the debt represented by any JUMPS against any indebtedness owing to TXU Australia;

     (d) not to accept the benefit of any guarantee in respect of the JUMPS except as allowed by the terms of the Senior Indebtedness then outstanding;

     (e) agree not to suffer to exist or take any security interest to secure payment of the JUMPS except as allowed by the terms of the Senior Indebtedness then outstanding; and

     (f) not to amend or vary the JUMPS or the indenture if such variation or amendment would result in the JUMPS ceasing to be subordinated to the Senior Indebtedness.

     In the event that in a proceeding in connection with a Bankruptcy Event, any amount due and owing on the JUMPS is set off against amounts owing to TXU Australia by a Holder of JUMPS, then that Holder agrees to indemnify the holders of Senior Indebtedness, to the extent of such set off, against any amount the holders of Senior Indebtedness are unable to recover on the Senior Indebtedness in that proceeding directly as a result of such set off.


     In furtherance of the foregoing, the Trustee and the Holders of the JUMPS appoint the trustee under the Senior Indebtedness as their attorney-in-fact to do anything the Trustee or the Holder may lawfully do to exercise a right of proof of claim following a Bankruptcy Event. This includes, without limitation, executing drawdown notices, repayment notices, executing deeds and instituting, conducting and defending legal proceedings and receiving any dividend arising out of such right. However, no such attorney-in-fact may waive or compromise TXU Australia's obligations with respect to the JUMPS or any amounts due thereon. The trustee under the Senior Indebtedness, acting as such attorney-in-fact, may delegate its powers to any person for any period and may revoke a delegation and may exercise or concur in exercising its powers even if the attorney-in-fact has a conflict of duty in exercising its powers or has a direct or personal interest in the means or result of that exercise of powers. Except as otherwise contemplated above, the Trustee or the Holders of the JUMPS may not exercise any such right of proof of claim in any such proceeding in connection with such Bankruptcy Event independently of the power-of-attorney granted. (Indenture
Section 1501).


     Upon any voluntary or involuntary distribution of assets of TXU Australia to its creditors in any bankruptcy, insolvency, receivership or other similar proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the JUMPS are entitled to receive or retain any payment. To the extent that any distributions in these proceedings applicable to the JUMPS are paid to holders of Senior Indebtedness, the holders of the JUMPS will be subrogated to the rights of the holders of Senior Indebtedness to receive further distributions applicable to Senior Indebtedness after the Senior Indebtedness is paid in full. (Indenture 1504)


     The term "Senior Indebtedness" is defined in the indenture to mean all obligations of, or guaranteed or assumed by, TXU Australia for borrowed money, including both senior and subordinated indebtedness for borrowed money, or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of TXU Australia Group in accordance with generally accepted accounting principles applicable to TXU Australia as in effect from time to time, or indebtedness evidenced by bonds, debentures, notes or other similar instruments, whether existing as of the date of the indenture or subsequently incurred by TXU Australia. However, indebtedness issued under the indenture and other equally ranking indebtedness of TXU Australia are excluded from the definition of Senior Indebtedness. (Indenture 101)


     An event of default with respect to any Senior Indebtedness may not necessarily constitute an Event of Default with respect to the JUMPS.

     The indenture does not limit the aggregate amount of Senior Indebtedness that TXU Australia may issue. As of December 31, 1999, outstanding Senior Indebtedness of TXU Australia and its subsidiaries aggregated approximately A$2,800 million (US$ 1,697 million).

EFFECTIVE PRIORITY OF SUBSIDIARY OBLIGATIONS

     TXU Australia is a holding partnership that derives substantially all of its income from the Group companies. Substantially all of TXU Australia's consolidated assets are held by the Group companies. Accordingly, the ability of TXU Australia to service its debt is largely dependent on the earnings of the Group companies and the payment of those earnings to TXU Australia in the form of dividends, loans, or advances, and through repayment of loans or advances from TXU Australia to those Group companies. The Group companies have no obligation to pay any amounts due on the JUMPS.

ADDITIONAL AMOUNTS

     All payments made on the JUMPS will be made without withholding or deduction for any taxes or other governmental charges imposed by a jurisdiction in which TXU Australia is organized or is managed or has a place of business, or any political subdivision or taxing authority of that jurisdiction (each, a Taxing Jurisdiction), unless the withholding or deduction is required by law. If any required withholding or deduction is made (Gross-Up Taxes), TXU Australia will pay to each holder of JUMPS any additional amounts as shall be necessary so that the net amount received by each holder of JUMPS after the withholding or deduction equals the amount that the holder would have received absent that withholding or deduction (Additional Amounts), except that no Additional Amounts will be payable:


     o on account of any tax, duty, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between the holder and a Taxing Jurisdiction or between a fiduciary, settlor, beneficiary, member, shareholder or affiliate of, or possessor of a power over, such holder and a Taxing Jurisdiction, including, without limitation, such holder, fiduciary, settlor, beneficiary, member, shareholder, affiliate or possessor being or having been a citizen, national or resident or being or having been present or engaging or having engaged in trade or business or having or having had a permanent establishment in such Taxing Jurisdiction;


     o on account of any estate, inheritance, gift, sales, transfer, franchise, wealth, personal property or similar tax, duty, assessment or other governmental charge;

     o on account of any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction; and

     o on account of any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of a JUMPS (a) to provide information concerning the nationality, residence or identity of such holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, rule, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge;

     No Additional Amounts will be payable with respect to any JUMPS if the beneficial owner would not have been entitled to that payment if that beneficial owner had been a holder. See "-- CERTIFICATED JUMPS" for additional limitations on payment of Additional Amounts for JUMPS held in certificated form.

BOOK-ENTRY ONLY ISSUANCE - THE DEPOSITORY TRUST COMPANY

     The JUMPS will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global JUMPS, without coupons. Each global JUMPS will be deposited with, or on behalf of, DTC, a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of the JUMPS and will be considered the sole owner of the JUMPS for purposes of the indenture. A beneficial holder of book-entry JUMPS will be entitled to receive JUMPS in certificated form only in the circumstances described in "- CERTIFICATED JUMPS."

     Purchasers of JUMPS may only hold interests in the global JUMPS through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary - banks, brokerage houses and other institutions that maintain securities accounts for customers - that has an account with DTC or its nominee or another securities intermediary. DTC will maintain accounts showing the JUMPS holdings of its participants, and these participants will in turn maintain accounts showing the JUMPS holdings of their customers. Some of these customers may themselves be securities intermediaries holding JUMPS for their customers. Thus, each beneficial owner of a book-entry JUMPS will hold that JUMPS indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom".

     The JUMPS of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the JUMPS will generally not be entitled to have the JUMPS represented by the global JUMPS registered in its name and will not be considered the owner under the indenture. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of JUMPS. The book-entry system for holding JUMPS eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States.

However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

     In this prospectus, for book-entry JUMPS, references to actions taken by JUMPS holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to JUMPS holders will mean payments and notices of redemption to DTC as the registered holder of the JUMPS for distribution to participants in accordance with DTC's procedures.

     DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities for its participants. DTC facilitates settlement transactions among its participants through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies and clearing corporations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Others who maintain a custodial relationship with a participant can use the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

     All transfers of beneficial interests in the global JUMPS will be recorded on the book-entry system maintained by DTC, will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Payments on the global JUMPS will be made by TXU Australia through the trustee or other paying agent to DTC. DTC will immediately credit participants' accounts with those payments in amounts proportionate to their interests in the JUMPS as shown on the records of DTC. Payments by participants to owners of beneficial interests will be made according to standing customer instructions and customary practices. DTC will have no responsibility for payments by its participants. If any global JUMPS are redeemed, the trustee or paying agent will deliver the amount received by it to DTC. In the event of a partial redemption, selection of interests in the JUMPS to be redeemed will be made by DTC proportionally or on any other basis that DTC deems fair and appropriate.

     TXU Australia understands that DTC, under its current practices, would authorize its participants owning interests in the JUMPS to take any action holders are entitled to take under the indenture. Those participants would authorize indirect participants to take that action or would otherwise act upon the instructions of owners of beneficial interests holding through them.

     According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     TXU Australia, the trustee and the agents will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, or authorizations to the owners of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     DTC may discontinue providing its services as securities depositary with respect to the JUMPS at any time by giving reasonable notice to TXU Australia. Under such circumstances, in the event that a successor securities depositary is not obtained within 90 days, JUMPS certificates are required to be printed and delivered. Additionally, TXU Australia may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the JUMPS. In that event, certificates for the JUMPS will be printed and delivered based on instructions and information received from DTC.




CERTIFICATED JUMPS

     A beneficial owner of book-entry JUMPS may exchange them for JUMPS in certificated form only if:

     o DTC is unwilling or unable to continue as depositary for the global JUMPS and TXU Australia is unable to find a qualified replacement for DTC within 90 days;

     o DTC at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

     o TXU Australia in its sole discretion decides to allow the book-entry JUMPS to be exchangeable for certificated JUMPS in registered form.

     In that case, global JUMPS will be exchangeable in whole for certificated JUMPS in registered form, with the same terms and of an equal aggregate principal amount, in denominations of US$25 and whole multiples of US$25. Certificated JUMPS will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the JUMPS. DTC may base its written instruction upon directions it receives from its participants.

     RECORD DATES. The record date for payment of distributions on JUMPS in certificated form will be the fifteenth day of the calendar month before the relevant distribution payment date, whether or not it is a business day in The City of New York.

     REDEMPTION NOTICES. TXU Australia will mail notice to each holder of JUMPS in certificated form to be redeemed 30 days to 60 days before such redemption date.

     ADDITIONAL AMOUNTS. No Additional Amounts will be payable:

     o to or for a holder of JUMPS in certificated form who presents a JUMPS required to be presented for payment more than 30 days after the date on which payment first becomes due, unless that holder would have been entitled to those Additional Amounts by presenting a JUMPS on the last day of the 30 day period; or

     o to or for a holder of JUMPS in certificated form who presents a JUMPS, when presentation is required, at any place other than (a) the corporate trust office of the trustee in The City of New York or (b) a paying agent location for the JUMPS designated by TXU Australia for that purpose.

FORM, EXCHANGE, AND TRANSFER

     The JUMPS will be issuable only in fully registered form without coupons and in denominations of US$25 and any integral multiple of US$25.

     At the option of the holder, JUMPS will be exchangeable for other JUMPS of the same series of any authorized denomination and with the same terms and aggregate principal amount.


     Certificated JUMPS, duly endorsed or accompanied by a duly executed instrument of transfer, may be presented for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by TXU Australia for such purpose. TXU Australia may designate itself the security registrar. No service charge will be made for any registration of transfer or exchange of JUMPS, but TXU Australia may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. TXU Australia may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that TXU Australia will be required to maintain a transfer agent in each place of payment for the JUMPS.


     TXU Australia will not be required to execute or to provide for the registration of transfer of, or the exchange of:


     o    any JUMPS during a period 15 days before giving notice of redemption;
          or

     o any JUMPS selected for redemption in whole or in part, except the unredeemed portion of any JUMPS being redeemed in part. (Indenture, Section 305)


PAYING AGENTS

     The Bank of New York will act as paying agent for the JUMPS. Principal of and distributions and any Additional Amounts on the JUMPS will be payable at the office of this paying agent or paying agents that TXU Australia may designate for this purpose from time to time. TXU Australia may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that TXU Australia will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.


     TXU Business Services Company will act as registrar and transfer agent for the JUMPS.


     All moneys paid by TXU Australia to a paying agent for the payment of the principal of or distributions or any Additional Amounts on the JUMPS which remain unclaimed at the end of two years after the principal, distribution or Additional Amount has become due and payable will be repaid to TXU Australia or to the appropriate governmental agency for unclaimed funds, and the holder of the affected JUMPS may look only to TXU Australia or the appropriate governmental agency for payment.

CONSOLIDATION, MERGER, AND SALE OF ASSETS

     Under the terms of the indenture, TXU Australia or its general partner may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any person or entity, unless

     o the entity formed by such consolidation or into which TXU Australia or its general partner, as the case may be, is merged or the person or entity which acquires by conveyance or transfer, or which leases, the property and assets of TXU Australia or its general partner, as the case may be, substantially as an entirety shall expressly assume TXU Australia's obligations on the JUMPS and under the indenture, or its general partner's obligations under the partnership deed, as the case may be,

     o immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and

     o TXU Australia shall have delivered to the trustee an officer's certificate of its general partner and an opinion of counsel as provided in the indenture. (Indenture, Section 1101)

     The indenture does not prevent or restrict:

     o TXU Australia or its general partner from entering into a merger in which that entity is the surviving entity; and

     o any consolidation or merger of any Group company other than TXU Australia's general partner or the conveyance or other transfer, or lease, of any part of the assets of TXU Australia Group other than the assets of TXU Australia itself or its general partner, or any conveyance, transfer or lease, which does not constitute the entirety, or substantially the entirety, of the direct assets of TXU Australia, which are primarily the common shares of Holdings, or its general partner. (Section 1103).


     In the event that any successor entity is organized under the laws of a jurisdiction other than a Taxing Jurisdiction and withholding or deduction is required by law for or on account of any present or future taxes, duties, assessments or governmental charges of any nature, the successor entity will pay to the relevant holders of JUMPS Additional Amounts. The Additional Amounts will be payable under the same circumstances and subject to the same limitations as would be payable as set forth under "--ADDITIONAL AMOUNTS" above, but substituting for the applicable Taxing Jurisdiction in each place the name of the jurisdiction where the successor entity is organized, is managed, has a place of business or is controlled.


EVENTS OF DEFAULT

     "Event of Default", when used in the indenture with respect to the debt securities of any series including the JUMPS, means any of the following has occurred:

     o Failure to pay any distributions on the debt securities of that series within 30 days after they are due; however, any valid deferral of distributions is not considered a failure to pay distributions for this purpose;

     o Failure to pay principal or premium, if any, on the debt securities of that series when due;


     o Failure to perform, or breach of, any other covenant or warranty of TXU Australia in the indenture for 60 days after written notice to TXU Australia by the trustee, or to TXU Australia and the trustee by the holders of at least 33% in principal amount of the debt securities of that series outstanding under the indenture as provided in the indenture;


     o 90 days after the occurrence of an Insolvency Event (as defined in the Partnership Deed) of a limited partner of TXU Australia, unless, within 90 days of such Insolvency Event, TXU Australia's general partner has given notice to the other partners of TXU Australia of its continuation and TXU Australia, at all times from and after such Insolvency Event, is in fact continued as a limited partnership under the laws of the state of Victoria, Australia;

     o An order is made by a court of competent jurisdiction that TXU Australia or the general partner of TXU Australia be wound up or dissolved, or an order is made appointing a liquidator or provisional liquidator in respect of TXU Australia or the general partner of TXU Australia, or a liquidator or provisional liquidator is appointed in respect of TXU Australia or the general partner of TXU Australia (whether or not by order) and that order is not vacated or such liquidator is not removed within 90 days;

     o TXU Australia resolves to wind itself up, or otherwise dissolve itself, or gives notice of its intention to do so;

     o The general partner of TXU Australia resolves to wind itself up or to wind up TXU Australia, or otherwise dissolve itself or TXU Australia, or gives notice of its intention to do so;


     o TXU Australia or its general partner enters into, or resolves to enter into, a scheme of arrangement, partnership deed or composition with, or assignment for the benefit of, all or any class of TXU Australia's or TXU Australia's general partner's creditors or proposes a reorganization, moratorium or other administration, in each case under any applicable bankruptcy, insolvency or other similar law, involving any of them;


     o TXU Australia or its general partner (as the case may be) is granted protection from its creditors under any applicable legislation and such step is not reversed within 90 days or TXU Australia or its general partner takes any step to obtain protection, including, without limitation, summoning a creditors' meeting to consider a proposal for voluntary arrangement;

     o A receiver, receiver and manager or similar officer is appointed in respect of all or any substantial part of the property of TXU Australia and that officer is not removed within 90 days if that officer was not voluntarily appointed by TXU Australia;

     o An administrator or controller (as those terms are defined in the Corporations Law of the State of Victoria, Australia) is appointed to the general partner of TXU Australia or in respect of all or any substantial part of its property, as the case may be, and that officer is not removed within 90 days;

     o TXU Australia, or its general partner, is or states that it is unable to pay its debts as and when they fall due or is adjudicated by a court of competent jurisdiction to be insolvent;

     o The general partner of TXU Australia is insolvent or is deemed by any applicable law to be insolvent;


     o The general partner of TXU Australia, or its board of directors, resolves to appoint an administrator to the general partner;



     o Anything analogous or having a substantially similar effect to any of the events specified in the preceding ten bullet points above happens under the laws of any applicable jurisdiction but only if (a) TXU Australia or its general partner is no longer formed or incorporated under the laws of the State of Victoria, Australia and (b) any such event is not cured within any applicable cure period specified in such paragraph;


     o Failure to pay any Additional Amounts on that series within 30 days after they are due; or

     o Any other event of default specified with regard to debt securities of that series; (Indenture, Section 801)


     The merger, consolidation or dissolution of TXU Australia or the conveyance, lease or transfer of substantially all of its properties or assets as permitted under the terms of Article 11 of the indenture is not considered an Event of Default for the purposes of any of paragraphs four through eleven above.


     An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee will give notice to the holders of debt securities of the relevant series of any default known to the trustee in the manner and to the extent required by the Trust Indenture Act, unless cured or waived, in respect to payment of the JUMPS or bankruptcy, dissolution or insolvency of TXU Australia or AGP. The trustee will not give notice to the holders of debt securities of any other default known to the trustee until at least 45 days after the occurrence of the default. (Indenture, Section 902)

REMEDIES


     If an event of default with respect to any series of debt securities occurs and is continuing, then either the trustee or the holders of not less than 33% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. However, if an Event of Default occurs and is continuing with respect to more than one series, only the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all those series, considered collectively as one class may declare acceleration and not the holders of any one of those series.



     A declaration of acceleration will be considered rescinded and annulled and the events giving rise to declaration of acceleration will be considered waived if prior to the entry of a judgment or decree for payment of money due, TXU Australia has paid or deposited with the trustee a sum sufficient to pay:


     o    all distributions due on all debt securities of any series,

     o the principal of and premium, if any, on any debt securities of the series which have become due otherwise than by declaration of acceleration, and interest on such amounts as applicable,

     o to the extent permitted by law, interest and distributions upon overdue interest and distributions and

     o all amounts due to the trustee under the indenture. (Indenture, Section 802)

     There is no automatic acceleration, even in the event of bankruptcy, dissolution or insolvency of TXU Australia.

     Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. However, if the Event of Default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture. (Indenture, Section 812)

     No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

     o the holder has previously given to the trustee written notice of a continuing Event of Default;

     o the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default has occurred and is continuing have made written request to the trustee, and have offered reasonable indemnity to the trustee, to institute proceedings;

     o the trustee has failed to institute any proceeding for 60 days after notice; and

     o the holders of a majority in aggregate principal amount of all series in respect of which an Event of Default has occurred and is continuing have not given the trustee direction inconsistent with the written request within that 60 day period.

     o the institution of any such proceeding, appointment of any such receiver or trustee or pursuit of any such remedy is not prohibited under the DCT, as described below. (Indenture, Section 807)

     TXU Australia will provide to the trustee an annual statement by an appropriate officer of its general partner as to compliance with all conditions and covenants under the indenture. (Indenture, Section 606)

MODIFICATION AND WAIVER

     Without the consent of any holder of debt securities of any series, TXU Australia and the trustee may enter into one or more supplemental indentures for any of the following purposes:

     o to evidence the assumption by any permitted successor to TXU Australia of the covenants of TXU Australia in the indenture and in the debt securities issued under the indenture;

     o to add one or more covenants of TXU Australia or to surrender any right or power of TXU Australia under the indenture;

     o    to add any additional Events of Default;

     o to change or eliminate any provision of the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, that change, elimination or addition will become effective only:

          (1) when the consent of the holders of debt securities of that series has been obtained in accordance with the indenture, or

          (2) when no debt securities of the affected series remain outstanding under the indenture;

     o to provide collateral security for all but not part of the debt securities;

     o to establish the form or terms of debt securities of any other series as permitted by the indenture;

     o to provide for the issuance of bearer securities and related coupons, if any;

     o to evidence and provide for the acceptance of appointment of a successor trustee;

     o to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

     o to change any place where principal, premium, if any, and distributions, if any, will be payable, debt securities may be surrendered for registration of transfer or exchange and notices to TXU Australia may be served; or

     o to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the indenture; provided that the action will not adversely affect the interests of the holders of debt securities of any series in any material respect. (Indenture, Section 1201)

     The holders of a majority in aggregate principal amount of the debt securities of all series then outstanding may waive compliance by TXU Australia with some restrictive provisions of the indenture. (Indenture, Section 607) The holders of a majority in aggregate principal amount of the debt securities of one or more but less than all series or tranches then outstanding may waive compliance by TXU Australia with some restrictive provisions of the indenture with respect to those series or tranches. (Indenture, Section 607) The holders of a majority in aggregate of principal amount of the outstanding debt securities of any series may waive any past default under the indenture, except a default in the payment of principal, premium, interest, distributions or Additional Amounts or a default in covenants and provisions of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected. (Indenture, Section 813)

     If the Trust Indenture Act of 1939 is amended after the date of the indenture to require changes to the indenture, the indenture will be deemed to be amended so as to conform to that amendment of the Act. TXU Australia and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. (Indenture, Section
1201)

     The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, is required for all other modifications to the indenture. However, if less than all of the series of debt securities outstanding are affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are affected will be required. No amendment or modification may:


     o change the stated maturity, if any, of the principal of, or any installment of principal of or interest or distribution on, any debt security, or reduce the principal amount of any debt security or the rate or amount of interest, installment of interest or distribution on any debt security or change the method of calculating the rate, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security without the consent of the holder;


     o reduce the percentage in principal amount of the outstanding debt security of any series, whose consent is required for any supplemental indenture, any waiver of compliance with a provision of the indenture or any default under the indenture and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

     o modify some of the provisions of the indenture relating to supplemental indentures, waivers of specific covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected by the modification or waiver. (Indenture, Section 1202)

     A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not be deemed to affect the rights under the indenture of the holders of the debt securities of any other series. (Indenture, Section 1202)

     The indenture provides that debt securities owned by TXU Australia or any affiliate or anyone else required to make payment on the debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request, demand, authorization, direction, notice, waiver or consent under the indenture.

     TXU Australia may fix in advance a record date to determine the holders entitled to give any request, demand, authorization, direction, notice, consent, election, waiver or other act of the holders, but TXU Australia will have no obligation to do so. If a record date is fixed for that purpose, the request, demand, authorization, direction, notice, consent, election, waiver or other act of the holders may be given before or after the record date, but only the holders of record at the close of business on that record date will be considered to be holders for the purposes of determining whether holders of the requisite percentage of the outstanding debt securities have authorized or agreed or consented to that request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities will be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt security and the holder of every debt security issued upon the registration of transfer of or in exchange of these debt securities. A transferee will be bound by acts of the trustee or TXU Australia taken in reliance on those requests or directions, whether or not notation of that action is made upon the debt security. (Indenture, Section 104)

DEFEASANCE

     TXU Australia will be discharged from its obligations under the indenture and on the JUMPS or any other series of debt securities issued under the indenture when it deposits with the trustee cash or government securities sufficient to pay the principal, interest or distributions, any premium and any other sums when due before the stated maturity date, if any, or a redemption date for that series of debt securities, provided that TXU Australia will remain obligated to make any additional deposits that may be necessary to pay those amounts or will deliver to the trustee an opinion of counsel to the effect that the discharge will not be a taxable disposition of the JUMPS under US tax laws. (Indenture, Section 701)

RESIGNATION OF TRUSTEE

     A trustee may resign at any time by giving written notice to TXU Australia or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities upon notice of that act having been delivered to the trustee and TXU Australia. No resignation or removal of a trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if TXU Australia delivers to the trustee a resolution of its general partner's Board of Directors appointing a successor trustee and that successor has accepted that appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture. (Indenture, Section 910)

NOTICES

     Notices to holders of JUMPS will be given by mail to the addresses of the holders as they may appear in the security register. (Indenture, Section 106)

TITLE

     TXU Australia, the trustee, and any agent of TXU Australia or the trustee, will treat the person or entity in whose name JUMPS are registered as the absolute owner of those JUMPS (whether or not the JUMPS may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308)

GOVERNING LAW

     The indenture and the JUMPS will be governed by, and construed in accordance with, the law of the State of New York. (Indenture, Section 112)

REGARDING THE TRUSTEE

     The trustee under the indenture is The Bank of New York. In addition to acting as trustee, The Bank of New York also maintains various banking and trust relationships with TXU Australia and some of its affiliates.

                       MATERIAL INCOME TAX CONSIDERATIONS

MATERIAL AUSTRALIAN INCOME TAX CONSIDERATIONS

     The following summary describes material Australian income tax consequences of the acquisition, ownership and disposition of the JUMPS and represents the opinion of Baker & McKenzie, Melbourne, Australia, counsel to TXU Australia.

      INTEREST WITHHOLDING TAX

     Australia imposes a withholding tax of 10% on interest and amounts deemed to be interest derived by and paid to a non-resident of Australia, unless the interest or other amount is paid by a company that is a resident of Australia on debentures that at the time of issuance satisfied the requirements of the public offer test in section 128F of the Income Tax Assessment Act 1936 of Australia (the Tax Act). For purposes of the Tax Act, the JUMPS are debentures.

     The issue of a debenture, prima facie, satisfies the public offer test if the issue of the debenture resulted from the debenture being offered for issue as a result of being accepted for listing on a stock exchange outside Australia where the company has previously entered into an agreement with a dealer, manager or underwriter in relation to the placement of debentures, requiring the company to seek such a listing. Additionally, the issue of a global bond to a clearing house such as DTC and the offering of interests in the global bond may also satisfy the public offer test.


     For Australian tax purposes, TXU Australia is treated as a company. The arrangements relating to the issue of the JUMPS are such that at the time of their issue they satisfy the requirements of the public offer test, so that as long as TXU Australia remains a tax resident of Australia, the interest paid on the JUMPS will be exempt from Australian withholding tax (except if the holder of the JUMPS is a known "associate" of TXU Australia at the time interest is paid or there are reasonable grounds for suspecting that the holder is an "associate").


     A non-resident who is carrying on business in Australia and who holds the JUMPS through a permanent establishment (as defined in the Tax Act) in Australia will be taxable on any interest derived that has an Australian source. Tax is assessed at the applicable rate (currently 36% for corporations) on that interest after allowing for appropriate deductions. The fact that the issue of the JUMPS satisfied the public offer test will not alter this outcome.

     If TXU Australia should at any time be compelled by law to deduct or withhold an amount in respect of any withholding taxes, it shall, subject to certain exceptions, pay such additional amounts as may be necessary in order to ensure that the net amounts received by the holders of the JUMPS after deduction or withholding will equal the respective amounts which would have been receivable had no deduction or withholding been required. SEE DESCRIPTION OF THE JUMPS - "ADDITIONAL AMOUNTS."

     DISPOSAL OR REDEMPTION

     A holder of the JUMPS, who is a non-resident of Australia and who during the taxable year has not engaged in trade or business at or through a permanent establishment in Australia, will not be subject to Australian income tax on gains realized during that year on sale or redemption of the JUMPS, provided such gains do not have an Australian source. A gain arising on the sale of JUMPS by a non-Australian resident holder to another non-Australian resident where the JUMPS are sold outside Australia and all negotiations are conducted, and documentation executed, outside Australia would not be regarded as having an Australian source.

OTHER TAX MATTERS

     No JUMPS will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death.

     No ad valorem stamp, issue, registration or similar taxes are payable in Australia on the issue of any JUMPS or the transfer of any JUMPS, except in certain circumstances where the transfer occurs in Australia otherwise than for full market value.

     No goods and services tax is payable in respect of either the issue of the JUMPS or the payment of the principal or any interest.

     Repayments of the principal should be free of Australian tax.

MATERIAL US INCOME TAX CONSIDERATIONS

     The following summary describes the material US federal income tax consequences of the acquisition, ownership and disposition of the JUMPS and represents the opinion of Thelen Reid & Priest LLP, counsel to TXU Australia. Except where noted, this summary deals only with JUMPS held as capital assets within the meaning of section 1221 of the US Internal Revenue Code of 1986, as amended (the Code), and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt organizations, life insurance companies, individual retirement and tax-deferred accounts, persons holding the JUMPS as part of a hedging or conversion transaction or a straddle, persons who have a functional currency other than the US dollar or persons who are not US holders (as defined below). In addition, this discussion does not address the tax consequences to persons who purchase the JUMPS other than pursuant to their initial issuance and distribution and at their original issue price. Furthermore, the discussion below is based upon the Code, existing and proposed Treasury regulations promulgated thereunder, and applicable administrative rulings and judicial decisions now in effect, all of which are subject to change, possibly on a retroactive basis, so as to result in US federal income tax consequences different from those discussed below.

     As used herein, a "US holder" means a beneficial owner of a JUMPS that is
(i) an individual citizen or resident of the US, (ii) a corporation, partnership or other entity created or organized in or under the laws of the US or any political subdivision thereof, (iii) an estate the income of which is subject to US federal income taxation regardless of its source or (iv) a trust if (a) a court within the US is able to exercise primary supervision over the administration of the trust and (b) one or more US persons have the authority to control all substantial decisions of the trust.

     Prospective holders of the JUMPS are advised to consult with their tax advisors as to the US federal income tax consequences of the acquisition, ownership and disposition of the JUMPS in light of their particular circumstances, as well as the effect of any state, local or other tax laws.

DISTRIBUTIONS

     The JUMPS will be treated as debt for US federal income tax purposes. Except as set forth below, distributions on the JUMPS will be taxable to a US holder as ordinary income at the time they are paid or accrued in accordance with the US holder's own method of accounting.

     No amount included in the income of corporate US holders with respect to the JUMPS will be eligible for the dividends-received deduction.

     Based on the above discussion of the Australian withholding tax, it appears that no Australian withholding tax will be imposed upon distributions made on the JUMPS. Should withholding tax be imposed in the future or if a US holder can credit foreign taxes paid from other sources, the amount of the credit will be limited by the foreign tax credit limitation. In determining the amount of the foreign tax credit limitation, income accrued on the JUMPS will be treated as foreign source income and, in general, passive income or financial services income, or if subject to a withholding tax of 5% or more, high withholding tax income.

ORIGINAL ISSUE DISCOUNT


     The terms of the JUMPS permit TXU Australia to defer distributions on the JUMPS at any time and from time to time for up to 20 consecutive quarters. TXU Australia believes that the likelihood of a deferral of distributions on the JUMPS is remote and that all distributions should therefore constitute payments of "qualified stated interest" as defined in applicable US federal Treasury regulations. Accordingly, the right to defer distributions on the JUMPS should not cause the JUMPS to be treated as issued with an original issue discount
(OID).






     If, however, TXU Australia exercises the option to defer distributions, then, solely for purposes of determining the yield and maturity of the JUMPS, the JUMPS will be treated as having been retired and reissued on the date the option is exercised. In that case, the JUMPS will be treated as reissued with OID at that time and all subsequent distributions on the JUMPS will be treated as OID for as long as the JUMPS remain outstanding. As a result, all US holders will be required to accrue interest income as OID even if they use the cash method of accounting, and actual distributions will not be included in taxable income. Consequently, a US holder will be required to include OID in income on an economic accrual basis, notwithstanding the fact that TXU Australia does not make any distributions on the JUMPS during a deferral period.



     It should be noted that the Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service (IRS) and it is possible that the IRS could take a contrary position. If the likelihood of a deferral of distributions on the JUMPS were not treated as remote, then the JUMPS would be treated as issued with OID in an amount equal to the sum of all distributions payable over the term of the JUMPS, plus the excess, if any, of the principal amount of the JUMPS over their issue price, and a US holder would be required to include the OID in income over the term of the JUMPS on an economic accrual basis, regardless of the holder's regular method of accounting for tax purposes. In that case, the amount and timing of inclusion of the interest income that a US holder was required to include in income in a particular taxable year could differ from the amount and timing of inclusion of the distributions that the US holder received in that year. US holders should consult their tax advisors regarding the tax consequences to them, in light of their particular situations, of treating the JUMPS as issued with OID.


SALE, EXCHANGE OR REDEMPTION OF THE JUMPS


     Upon the sale, exchange, redemption or other taxable disposition of the JUMPS, a US holder will recognize gain or loss equal to the difference between
(i) the amount of cash and the fair market value of any other property received (excluding any accrued and unpaid distributions not previously included in income) and (ii) the US holder's adjusted tax basis in the JUMPS. A US holder's adjusted tax basis in the JUMPS generally will be its initial purchase price, increased by OID previously included in the US holder's gross income, and decreased by subsequent distributions received on the JUMPS. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, exchange or redemption, the JUMPS have been held for more than one year. Under current law, the deductibility of capital losses is subject to limitations. The net capital gains of individuals generally are taxed at lower rates than ordinary income, depending on the tax bracket of the individual.



     Any gain or loss realized by a US holder on the sale, exchange or redemption of the JUMPS will be treated as from sources within the US for purposes of computing the US foreign tax credit limitation.


INFORMATION REPORTING AND BACKUP WITHHOLDING.

     To the extent required by law, income on the JUMPS will be reported to US holders on IRS Form 1099, which should be mailed by January 31 following each calendar year in which the income arises.

     Payment of the proceeds from the disposition of the JUMPS to or through the US office of a broker is subject to information reporting unless the US holder establishes an exemption from information reporting.

     Payments made in respect of, and proceeds from the sale of the JUMPS may be subject to a "backup withholding" tax of 31% if the US holder fails to comply with certain identification requirements, or has previously failed to report in full dividend and interest income, or does not otherwise establish its entitlement to an exemption. Any withheld amounts will be refunded or allowed as a credit against such US holder's US federal income tax liability, provided that certain required information is furnished to the IRS.

                                  UNDERWRITING

     Under the terms and subject to the conditions of the underwriting agreement
dated     , 2000, each underwriter named below, for whom Salomon Smith Barney
Inc. and       are acting as representatives, has severally agreed to purchase from TXU Australia, and TXU Australia has agreed to sell to such underwriter, the principal amount of JUMPS set forth opposite the name of such underwriter below.

                                                              PRINCIPAL AMOUNT
                       NAME                                       OF JUMPS
                       ----                                   ----------------
     Salomon Smith Barney Inc.....................


         Total....................................             US$300,000,00


     The underwriters are obligated to take and pay for all of the JUMPS offered hereby if any JUMPS are purchased. In the event of default by any underwriter, the underwriting agreement provides that if none of the non-defaulting underwriters purchase (or procure others to purchase) the amount of JUMPS that the defaulting underwriter had agreed to purchase, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.


     The underwriting agreement provides that TXU Australia will indemnify the several underwriters against liabilities, including liabilities under the Securities Act of 1933, as amended.

     TXU Australia's expenses associated with the offer and sale of the JUMPS are estimated to be US$2 million.

     The underwriters propose to offer the JUMPS, in part, directly to the public at the initial public offering price set forth on the cover page of this prospectus, and to certain dealers at that price less a concession of % of the principal amount of the JUMPS. The underwriters may allow, and such dealers may reallow, a concession not to exceed % of the principal amount of the JUMPS. After the JUMPS are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives of the underwriters.

     Application will be made to list the JUMPS on the New York Stock Exchange
(NYSE). If approved, trading of the JUMPS on the NYSE is expected to commence within a 30-day period after the initial delivery of the JUMPS. Prior to this offering, there has been no public market for the JUMPS. In order to meet one of the requirements for listing the JUMPS on the NYSE, the underwriters will undertake to sell lots of 100 or more JUMPS to a minimum of 400 beneficial holders.

     TXU Australia has agreed, during the period of 30 days from the date of the underwriting agreement, not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of any JUMPS, any security convertible into or exchangeable into or exercisable for JUMPS or any debt or equity securities substantially similar to the JUMPS, without the prior written consent of the representatives.

     In order to facilitate the offering of the JUMPS, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the JUMPS. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the JUMPS for their own account. In addition, to cover overallotments or to stabilize the price of the JUMPS, the underwriters may bid for, and purchase, the JUMPS in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the JUMPS to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the JUMPS above independent market levels. The underwriters are not required to engage in these activities, and if such activities are commenced, the underwriters may end any of these activities at any time.

     Salomon Smith Barney, Inc. and its affiliates have in the past provided, and may in the future provide, investment and/or commercial banking services to TXU Australia and its affiliates in the ordinary course of business.



                                     EXPERTS

     The consolidated financial statements of TXU Australia Group as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report appearing herein. Such financial statements are included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Gascor Holdings No. 2 Pty Ltd (Gascor) as of June 30, 1998 and for the year then ended included in this prospectus have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report appearing herein (which report expresses a qualified opinion and includes an explanatory paragraph relating to the July 1, 1997 valuation of the property, plant and equipment of Gascor). Such financial statements are included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The statements made as to matters of law and legal conclusions in this prospectus under MATERIAL INCOME TAX CONSIDERATIONS -- "MATERIAL AUSTRALIAN TAX CONSIDERATIONS" have been reviewed by Baker & McKenzie, Melbourne, Australia, and are included in this prospectus in reliance upon the opinion of that firm given upon their authority as experts. The statements made as to matters of law and legal conclusions in this prospectus under MATERIAL INCOME TAX CONSIDERATIONS -- "MATERIAL US INCOME TAX CONSIDERATIONS" have been reviewed by Thelen Reid & Priest LLP, New York, New York, and are included in this prospectus in reliance upon the opinion of that firm given upon their authority as experts.

                                    LEGALITY


     The validity of the JUMPS is being passed upon for TXU Australia by Worsham Forsythe Wooldridge LLP, Dallas, Texas, by Thelen Reid & Priest LLP, New York, New York and by Baker & McKenzie, Melbourne, Australia and for the underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. However, all matters pertaining to the formation of TXU Australia and all other matters of Australian and Victorian law relating to TXU Australia will be passed upon only by Baker & McKenzie. At June 30, 2000, members of the firm of Worsham Forsythe
Wooldridge LLP owned approximately 47,000 shares of the common stock of TXU
Corp.


                       WHERE YOU CAN FIND MORE INFORMATION


     TXU Australia will be required to file annual, quarterly and other reports with the SEC under the Securities Exchange Act of 1934. These SEC filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov. You will also be able to read and copy any of these SEC filings at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.


     Copies of the indenture will be available at the offices of the paying agent for the JUMPS.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are the estimated expenses payable by TXU Australia in connection with the issuance and distribution of the JUMPS, excluding underwriting discounts and commissions. All costs are to be borne by the registrant.

                                                               US$
                                                              ----
     Filing fee - Securities and Exchange Commission       79,200
     Fees of Trustee                                       30,000*
     Legal Fees                                           950,000*
     Accountant's Fees                                    660,000*
     Rating Agencies Fees                                 100,000*
     Printing, including Registration,                    100,000*
     prospectuses, exhibits, etc
     Miscellaneous                                         80,000*
                                                     -------------
          Total                                      US$2,000,000*
*                                                    =============
     *Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under section 199A(1) of the Corporations Law of Victoria, a company and its related bodies corporate are prohibited from exempting a person from a liability to the company incurred as an officer of the company. However, under section 199A(2), a company and its related body corporate will be permitted to indemnify an officer of a company for a liability incurred, other than for legal costs, except in circumstances where liability:

     o    is owed to the company or its related body corporate;

     o    is a pecuniary penalty ordered under the Corporations Law; or

     o    arises out of conduct which is not in good faith.

     If a provision of a company's constitution seeks to indemnify the company's officers in breach of the prohibition in section 199A of the Corporations Law, that provision is void.. Under section 199A(3), a company will be allowed to indemnify its officers against legal costs except in circumstances where:

     o the proceedings relate to a liability which the company cannot indemnify against and liability is established;

     o    the officer is found guilty in criminal proceedings;

     o the Australian Securities and Investments Commission or a liquidator brought the proceedings for a court order and the grounds for making the order are established; or

     o the officer undertakes the proceedings for relief under the Corporations Law and relief is not granted.

     Since indemnification depends on the final outcome of proceedings, indemnification money should not be paid until the outcome is known. Under section 212 of the Corporations Law of Victoria, the company is permitted to give the officer a loan for legal costs. If the outcome means the officer was not entitled to an indemnity, the officer must repay the loan.

     Under section 199B of the Corporations Law, a company and its related bodies corporate are prohibited from paying a premium for a policy for a present or former officer which insures such a person against a liability (other than for legal costs) arising out of conduct involving a wilful breach of duty in relation to the company, or breach of the duty to make proper use of position and information.

     Clause 35 of the constitution of Holdings provides as follows:

        "35.1 The Company indemnifies every person who is or has been an officer (as defined in section 241(4) of the Corporations Law) of the Company or of a wholly-owned subsidiary of the Company (the "Officer") against the following:

               (a)  any liability for costs and expenses incurred by the Officer in his or her capacity as an officer of the Company or of a wholly-owned subsidiary of the Company, in defending any proceedings, whether civil or criminal, in which judgment is given in the Officer's favour, or in which the Officer is acquitted, or in connection with an application in relation to any such proceedings in which relief under the Law is granted to the Officer by a Court; and

               (b)  any liability incurred by the Officer in his or her capacity as an officer of the Company or of a wholly-owned subsidiary of the Company, to a person other than the Company or a Related Body Corporate, unless the liability arises out of conduct by the Officer involving a lack of good faith.

         35.2  Insurance

            Subject to the Corporations Law, the Company may pay premiums for an insurance policy in favour of any Officer for any type of liability."

     Although section 241(4) of the Corporations Law, which contained a definition of "officer" and which was referred to in clause 35 of the constitution of Holdings, has been repealed, an equivalent definition appears in section 9 of the Corporations Law and would be applicable in this context.

     An insurance policy provides cover to a prudent limit for directors and officers against liability they may incur in performing their duties, except where conduct involves:

     o    willful breach of duty to the company, or

     o    improper use of company information or property, or

     o improper use of their position as directors or officers of the company.

     Clause 169 of the constitution of TXU APL provides as follows:

     "Every director, manager or officer of the Company or any person employed by the Company as auditor shall be indemnified out of the property of the Company against all liability incurred by him in his capacity as director, manager, officer or auditor in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under the law in which relief is given to him by a Court."


ITEM 15.  SALES OF UNREGISTERED SECURITIES.



     TXU Australia was formed on January 27, 1999. On that date, AGP, its general partner acquired an 0.5% ownership interest in TXU Australia in return for its capital contribution of A$1. TXU Australia (LP) No. 1 Limited and TXU Australia (LP) No. 2 Limited each acquired a 49.75% ownership interest in TXU

Australia in return for a capital contribution of $A50 and an undertaking to contribute A$462.5 million to TXU Australia as part of the completion of the Westar and Kinetik Energy acquisition



     As of June 30, 2000, Eastern Energy had US$350 million of senior notes outstanding, comprising US$250 million of 6.75% senior notes due December 2006, and US$100 million of 7.25% senior notes due December 2016. These notes were issued by Eastern Energy in 1996 in the United States pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended.



     In July 2000, TXU Australia made an offer to the holders of both tranches of the Eastern Energy senior notes to exchange their senior notes for senior notes issued by TXU Australia. A cash component of 1% of the principal amount was payable on the senior notes due 2006 accepted for exchange, and 2% of the principal amount on the senior notes due 2016 so accepted. Following completion of the exchange offer in September 2000, new TXU Australia senior notes outstanding are as follows:



     o    TXU Australia 6.75% senior notes due December 2006 - US$92.25 million;
          and



     o    TXU Australia 7.25% senior notes due December 2016 - US$60.0 million.



     Eastern Energy's senior notes outstanding on completion of the exchange offer include:



     o Eastern Energy 6.75% senior notes due December 2006 - US$157.75 million; and



     o    Eastern Energy 7.25% senior notes due December 2016 - US$40.0 million.



     The US$60 million 7.25% senior notes and US$92.25 million 6.75% senior notes of Eastern Energy exchanged in the exchange offer continue to be outstanding and are held by TXU Australia Group.



     The exchange offer was exempt from registration pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended. The TXU Australia senior notes were issued under and are entitled to all of the rights and benefits of, and subject to the limitations under, a new indenture dated as of August 15, 2000 between TXU Australia and The Bank of New York. The TXU Australia senior notes issued under the exchange offer rank equally with the Senior Debt and would be senior to the JUMPS.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

           PREVIOUSLY FILED
           ----------------
          WITH FILE  AS
EXHIBIT   NUMBER     EXHIBIT DESCRIPTION
--------- ------     ------- -------------

1         *                   Form of Underwriting Agreement.

3(a)      *                   Limited Partnership Deed, dated January 27, 1999,
                              between TXU Australia Holdings (AGP) Pty Limited,
                              TXU Australia (LP) No.1 Limited and TXU Australia
                              (LP) No.2 Limited.

3(b)      *                   Deed of Amendment to the Partnership Deed, dated
                              February 23, 1999, between TXU Australia Holdings
                              (AGP) Pty Limited, TXU Australia (LP) No.1 Limited and TXU Australia (LP) No.2 Limited.

3(c)      **                  Second Deed of Amendment to the Partnership Deed,
                              dated May 16, 2000, between TXU Australia Holdings
                              (AGP) Pty Limited, TXU Australia (LP) No.1 Limited and TXU Australia (LP) No.2 Limited.

3(d)      **                  Third Deed of Amendment to the Partnership Deed,
                              dated May 31, 2000, between TXU Australia Holdings
                              (AGP) Pty Limited, TXU Australia (LP) No.1 Limited and TXU Australia (LP) No.2 Limited

4(a)      *                   Form of Indenture between TXU Australia and
                              Trustee.


4(b)      *                   Form of Officer's Certificate of TXU Australia,
                              establishing the terms of the JUMPS.

4(c)      *                   Deed of Common Terms, dated February 24, 1999,
                              among TXU Australia, certain of its affiliates and the Senior Lenders.

4(d)      *                   Indenture, dated as of December 1, 1996, between
                              Eastern Energy and The Bank of New York as
                              Trustee.

4(e) Indenture (for Unsecured Debt Securities), dated August 15, 2000, between TXU Australia and The Bank of New York as Trustee.

4(f) Credit Wrapped MTN Deed Poll, dated September 11, 2000, by TXU Australia and TXU Holdings in favor of MTN Holders.

4(g) Non-Credit Wrapped MTN Deed Poll, dated September 11, 2000, by TXU Australia and TXU Holdings in favor of MTN Holders.

4(h) MTN Deed of Guarantee and Indemnity, dated September 11, 2000, by TXU Australia and TXU Holdings in favor of MTN Holders.

4(i) Credit Wrapped AUD Medium Term Notes Reimbursement Agreement, dated September 11, 2000, between TXU Australia, TXU Australia (Holdings) AGP, TXU (No.
                              8) Pty, TXU Australia Holdings and MBIA Insurance Company.

4(j) Subordinated Facility Agreement, dated February 24, 1999, between TXU Australia, Eastern Energy and Citibank, N.A.

4(k) Amended and Restated Subordinated Facility Agreement, dated June 30, 2000, between TXU Australia, Citibank, N.A. and Citisecurities Limited.

4(l) Amendment and Restatement Agreement relating to Subordinated Facility Agreement, dated June 30, 2000, between TXU Australia, TXU Electricity, TXU Corp., Citibank, B.A. Australia, Westpac Banking Corporation and Citisecurities Limited.

4(m) Deed Poll, dated June 30, 2000, by TXU Australia in favor of Financiers, Arranger and Administrative Agent.


5(a)                          Opinion of Worsham Forsythe Wooldridge LLP.

5(b)                          Opinion of Thelen Reid & Priest LLP.

5(c)                          Opinion of Baker & McKenzie, Melbourne, Australia.

8(a) Tax opinion of Thelen Reid & Priest (included in the opinion filed as Exhibit 5(b))

8(b) Tax opinion of Baker & McKenzie, Melbourne, Australia (included in the opinion filed on Exhibit 5(c)

10(a)     **                  Master Agreement, dated December 23, 1998, between
                              Gascor, Energy 21 Pty Ltd, Ikon Energy Pty Ltd,
                              Kinetik Energy Pty Ltd and Gas Release Co. Pty
                              Ltd.

10(b)     **                  Agency Agreement, dated August 14, 1998, between
                              Gascor and Kinetik Energy Pty Ltd.

10(c)     **                  Sub-Sales Agreement, dated August 14, 1998,
                              between Gascor and Kinetik Energy Pty Ltd.

10(d) Network Services Alliance Agreement, between TXU Australia, Tenix, Eastern Energy, Westar, Akaman Pty Ltd. and TXU Networks Pty Ltd.


12                            Computation of ratio of earnings to fixed charges.


21        *                   TXU Australia Group companies.


23(a) Consent of Deloitte Touche Tohmatsu, independent auditors.

23(b) Consents of Worsham Forsythe Wooldridge LLP, Thelen Reid & Priest LLP and Baker & McKenzie (included in the Opinions filed as Exhibits 5(a), 5(b), 5(c) and 8, hereto).


24        **                  Powers of Attorney.

25        *                   Statement of Eligibility of Trustee.


27                            Financial Data Schedule.


* Previously filed with the original Registration Statement (No. 333-36484) on May 5, 2000.




** Previously filed with the Amendment No. 1 to the original Registration Statement (No. 333-36484) on October 2, 2000.

ITEM 17.  UNDERTAKINGS.

a.   The undersigned registrant hereby undertakes:
     (1) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) For purpose of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (3) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK ON OCTOBER 27, 2000.


                                      TXU AUSTRALIA HOLDINGS (PARTNERSHIP)
                                      LIMITED PARTNERSHIP
                                      BY:  TXU AUSTRALIA HOLDINGS (AGP) PTY LTD,
                                          ITS GENERAL PARTNER


                                      BY   /S/ ROBERT J. REGER, JR.
                                        ----------------------------------------
                                        NAME:  ROBERT J. REGER, JR.
                                        TITLE: ATTORNEY-IN-FACT



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


           SIGNATURES                         TITLE                   DATE
           ----------                         -----                   ----


     STEVEN M. PHILLEY*          PRINCIPAL EXECUTIVE OFFICER
-------------------------------- AND DIRECTOR
     STEVEN M. PHILLEY


     PAUL O'MALLEY*              PRINCIPAL FINANCIAL OFFICER,   OCTOBER 27, 2000
-------------------------------- PRINCIPAL ACCOUNTING
     PAUL O'MALLEY               OFFICER AND DIRECTOR


*BY: /S/ ROBERT J. REGER, JR.    ATTORNEY-IN-FACT
--------------------------------
     ROBERT J. REGER, JR.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP




INDEX TO FINANCIAL STATEMENTS

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP
FINANCIAL STATEMENTS

                                                                        PAGE NO.
ANNUAL

Report of Independent Auditors.........................................    F-3
Financial Statements:
  Statements of Consolidated Operations for the years ended
    December 31, 1999, 1998 and 1997...................................    F-4
  Consolidated Balance Sheets as of December 31, 1999 and 1998.........    F-5
  Statements of Consolidated Cash Flows for the years ended
    December 31, 1999, 1998 and 1997...................................    F-7
  Statements of Consolidated Owners' Equity for the years ended
    December 31, 1999, 1998 and 1997...................................    F-9
  Notes to Consolidated Financial Statements...........................   F-10


INTERIM

Financial Statements:
  Condensed Statements of Consolidated Operations for the six-month
    periods ended June 30, 2000 and 1999...............................   F-35
  Condensed Consolidated Balance Sheet as of June 30, 2000 and 1999....   F-36
  Condensed Statements of Consolidated Cash Flows for the six-month
    periods ended June 30, 2000 and 1999...............................   F-38
  Condensed Statements of Consolidated Owners' Equity for the six-month
    periods ended June 30, 2000 and 1999...............................   F-40
  Notes to Condensed Consolidated Financial Statements.................   F-41


FINANCIAL STATEMENT SCHEDULES

The financial statement schedules are omitted because of the absence of the conditions under which they are required or because the information is included in the consolidated financial statements of the notes thereto

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP

INDEX TO FINANCIAL STATEMENTS

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES
FINANCIAL STATEMENTS




                                                                        PAGE NO.

ANNUAL

Report of Independent Auditors.........................................   F-52
Financial Statements:
  Statement of Consolidated Operations for the year ended
    June 30, 1998......................................................   F-53
  Consolidated Balance Sheet as of June 30, 1998.......................   F-54
  Statement of Consolidated Cash Flows for the year ended June 30, 1998 F-56 Statement of Consolidated Shareholder's Equity for the year ended
    June 30, 1998......................................................   F-57
  Notes to Consolidated Financial Statements...........................   F-58


INTERIM

Financial Statements:
  Condensed Statements of Consolidated Operations for the six-month periods ended December 31, 1998, and 1997..........................  F-72
  Condensed Consolidated Balance Sheet as of December 31, 1998, and
    June 30, 1998......................................................  F-73
  Condensed Statements of Consolidated Cash Flows for the six-month periods ended December 31, 1998 and 1997...........................  F-75
  Condensed Statements of Consolidated Shareholder's Equity for the
    six-month periods ended December 31, 1998 and 1997.................  F-76
  Notes to Condensed Consolidated Financial Statements.................  F-77

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP




                         REPORT OF INDEPENDENT AUDITORS

To: TXU Australia Holdings (Partnership) Limited Partnership:

We have audited the accompanying consolidated balance sheets of TXU Australia Holdings (Partnership) Limited Partnership as of December 31, 1999 and 1998, and the related statements of consolidated operations, owners' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of TXU Australia Holdings (Partnership) Limited Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TXU Australia Holdings (Partnership) Limited Partnership as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.


DELOITTE TOUCHE TOHMATSU


Melbourne, Australia
April 28,  2000

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


STATEMENTS OF CONSOLIDATED OPERATIONS

                                                      YEAR ENDED DECEMBER 31,
                                                 ----------  ----------  ----------
                                                    1999        1998        1997
                                                 ----------  ----------  ----------
                                                   THOUSANDS OF AUSTRALIAN DOLLARS
OPERATING REVENUES.............................  $  887,670  $  646,777  $  621,173
                                                 ----------  ----------  ----------
OPERATING EXPENSES
  Purchased energy and distribution costs......     414,968     269,822     293,881
  Operation and maintenance....................     174,252     136,590     109,704
  Depreciation and other amortization..........      85,628      50,483      47,794
  Goodwill amortization........................      31,620      15,791      15,646
                                                 ----------  ----------  ----------
    Total operating expenses...................     706,468     472,686     467,025

OPERATING INCOME...............................     181,202     174,091     154,148

OTHER INCOME/(EXPENSE) - NET...................      (2,789)        466         216
                                                 ----------  ----------  ----------
INCOME BEFORE INTEREST AND INCOME TAXES........     178,413     174,557     154,364
                                                 ----------  ----------  ----------
INTEREST INCOME................................       2,080         449         223

INTEREST EXPENSE...............................    (206,151)    (93,198)    (97,460)

INCOME/(LOSS) FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES..........................     (25,658)     81,808      57,127

INCOME TAX EXPENSE/(BENEFIT)...................     (19,807)     35,627      31,051
                                                 ----------  ----------  ----------
INCOME/(LOSS) FROM CONTINUING OPERATIONS.......      (5,851)     46,181      26,076

INCOME/(LOSS) FROM DISCONTINUED OPERATIONS -
  NET OF TAX (NOTE 4)..........................      (8,540)     (1,121)      1,149
                                                 ----------  ----------  ----------
NET INCOME /(LOSS).............................  $  (14,391) $   45,060  $   27,225
                                                 ==========  ==========  ==========


See Notes to Consolidated Financial Statements.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


CONSOLIDATED BALANCE SHEETS

ASSETS

                                                                 DECEMBER 31,
                                                           ------------  ------------
                                                               1999          1998
                                                           ------------  ------------
                                                        THOUSANDS OF AUSTRALIAN DOLLARS
PROPERTY, PLANT AND EQUIPMENT
  Electricity network....................................  $  1,620,391  $  1,549,674
  Gas network............................................       987,050             -
  Gas processing and storage facility                           133,406             -
  Computer equipment and software........................        69,089        20,556
  Vehicles and machinery.................................        14,014        10,599
  Land                                                           30,718        30,785
  Other..................................................        13,579        12,892
                                                           ------------  ------------
    Total................................................     2,868,247     1,624,506
  Less accumulated depreciation..........................       229,535       146,650
                                                           ------------  ------------
    Net of accumulated depreciation......................     2,638,712     1,477,856
  Construction work in progress..........................        58,328        73,936
                                                           ------------  ------------
    Net property, plant and equipment....................     2,697,040     1,551,792
                                                           ------------  ------------
INVESTMENTS
  Goodwill (net of accumulated amortization:
    1999 - $80,656  1998 - $49,036)......................     1,297,102       581,996
  Investments in unconsolidated affiliates...............         3,488         1,690
                                                           ------------  ------------
    Total investments....................................     1,300,590       583,686
                                                           ------------  ------------
CURRENT ASSETS
  Cash and cash equivalents..............................        70,505         1,252
  Accounts receivable - net..............................       240,182       141,601
  Inventories - at average cost:
    Materials and supplies...............................         8,405         6,980
    Gas stored underground...............................        18,643        19,820
  Net assets of discontinued operations (Note 4).........        21,656        13,080
  Other..................................................        11,774         3,655
                                                           ------------  ------------
    Total current assets.................................       371,165        186,388
                                                           ------------  ------------
OTHER NONCURRENT ASSETS
  Unamortized debt issuance costs........................        24,719         8,088
  Energy risk management asset...........................       200,837             -
  Other..................................................         5,835         4,861
                                                           ------------  ------------
    Total other noncurrent assets........................       231,391        12,949
                                                           ------------  ------------
TOTAL ASSETS                                               $  4,600,186  $  2,334,815
                                                           ============  ============


See Notes to Consolidated Financial Statements.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


CONSOLIDATED BALANCE SHEETS

CAPITALIZATION AND LIABILITIES

                                                       DECEMBER 31,
                                              ------------    ------------
                                                  1999            1998
                                              ------------    ------------
                                             THOUSANDS OF AUSTRALIAN DOLLARS

CAPITALIZATION
  Owners' equity............................  $    947,607    $    925,998
  Long-term debt............................     1,933,394         966,394
                                              ------------    ------------
    Total capitalization....................     2,881,001       1,892,392
                                              ------------    ------------
CURRENT LIABILITIES
  Short-term debt...........................     1,280,484         201,461
  Accounts payable..........................       128,246          77,619
  Payable to parent company.................        23,473           5,279
  Interest accrued..........................        57,261          26,288
  Customer deposits.........................        14,983          15,889
  Deferred income taxes ....................        27,321          23,281
  Employee benefits.........................        14,861           9,615
  Other.....................................        12,736           7,064
                                              ------------    ------------
    Total current liabilities...............     1,559,365         366,496
                                              ------------    ------------
OTHER NONCURRENT LIABILITIES
  Deferred income taxes.....................        92,864          41,882
  Employee benefits.........................         9,065          10,530
  Provision for loss on contracts...........        42,062          14,627
  Other.....................................        15,829           8,888
                                              ------------    ------------
    Total other noncurrent liabilities......       159,820          75,927
                                              ------------    ------------
COMMITMENTS AND CONTINGENCIES (Note 15)

TOTAL CAPITALIZATION AND LIABILITIES........  $  4,600,186    $  2,334,815
                                              ============    ============


See Notes to Consolidated Financial Statements.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


STATEMENTS OF CONSOLIDATED CASH FLOWS


                                                                              YEAR ENDED DECEMBER 31,
                                                                     -----------   -----------    -----------
                                                                         1999         1998           1997
                                                                     -----------   -----------    -----------
                                                                           THOUSANDS OF AUSTRALIAN DOLLARS
                                                                     ----------------------------------------
CASH FLOWS - OPERATING ACTIVITIES
  Income/(loss) from continuing operations.........................  $    (5,851)  $    46,181    $    26,076
  Adjustments to reconcile income/(loss) from continuing
  operations to cash provided by (used in) operating activities:
    Depreciation and amortization..................................      117,248        66,274         63,440
    Amortization of debt issuance costs............................       13,365         2,075          2,075
    Deferred income taxes - net....................................      (19,807)       35,627         31,051
    Loss on sale of property, plant and equipment..................        1,997         2,148            134
    Gain on sale of investments....................................            -        (2,939)            -
    Loss on equity investments ....................................          803            76             -
  Changes in operating assets and liabilities:
    Accounts receivable............................................        2,093       (33,465)         1,156
    Inventories....................................................          193         5,987          2,359
    Accounts payable...............................................       (9,479)        2,494         23,501
    Interest accrued ..............................................       30,973         8,464         10,692
    Other working capital - net....................................        1,727         5,886         (7,373)
    Payable to parent company......................................       18,194         4,224            180
    Energy risk management asset...................................     (200,837)            -              -
    Other - net....................................................      (14,730)       (6,976)        (4,259)
                                                                     -----------   -----------    -----------
      Cash provided by (used in) operating activities from
      continuing operations........................................      (64,111)      136,056        149,032
      Cash used in operating activities from discontinued
      operations...................................................      (54,303)       (4,475)        (6,322)
                                                                     -----------   -----------    -----------
      Cash flows provided by (used in) operating
      activities...................................................     (118,414)      131,581        142,710
                                                                     -----------   -----------    -----------
CASH FLOWS - FINANCING ACTIVITIES
  Proceeds from borrowings ........................................    1,866,500        76,295              -
  Repayment of borrowings..........................................      (11,500)            -       (242,000)
  Short-term borrowings - net......................................      191,023       (51,065)       177,497
  Capital contributions............................................       36,000             -             -
  Debt issuance costs .............................................      (29,997)            -             -
                                                                     -----------   -----------    -----------
    Cash provided by (used in) financing activities from
    continuing operations..........................................  $ 2,052,026   $    25,230    $   (64,503)
                                                                     -----------   -----------    -----------


See Notes to Consolidated Financial Statements.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP

                                                                               YEAR ENDED DECEMBER 31,
                                                                     -----------   -----------    -----------
                                                                        1999          1998           1997
                                                                     -----------   -----------    -----------
                                                                           THOUSANDS OF AUSTRALIAN DOLLARS
                                                                     ----------------------------------------
CASH FLOWS - INVESTING ACTIVITIES
  Purchase of business, net of cash acquired.......................  $(1,603,543)  $   (52,722)   $    (7,680)
  Investments in unconsolidated affiliates ........................            -        (1,766)             -
  Other - net......................................................         (906)         (389)          (322)
  Purchase of investments..........................................            -       (31,741)             -
  Proceeds from sale of investments................................            -        34,680              -
  Proceeds from sale of property, plant and equipment..............        2,108         1,533          2,970
  Capital expenditures.............................................     (260,015)     (103,537)       (61,844)
                                                                     -----------   -----------    -----------
    Cash used in investing activities from continuing
    operations.....................................................   (1,862,356)     (153,942)       (66,876)
    Cash used in investing activities from discontinued
    operations.....................................................       (2,003)       (4,035)       (11,953)
                                                                     -----------   -----------    -----------
    Cash used in investing activities..............................   (1,864,359)     (157,977)       (78,829)
                                                                     -----------   -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS........................................................       69,253        (1,166)          (622)

CASH AND CASH EQUIVALENTS - BEGINNING
BALANCE............................................................        1,252         2,418          3,040
                                                                     -----------   -----------    -----------
CASH AND CASH EQUIVALENTS - ENDING
BALANCE............................................................  $    70,505   $     1,252    $     2,418
                                                                     ===========   ===========    ===========
SUPPLEMENTAL CASH FLOW INFORMATION:

CASH PAYMENTS - Interest (net of amounts capitalized)                $   159,739   $    82,659    $    84,693

NON-CASH INVESTING ACTIVITIES:
  Fair value of assets acquired....................................  $ 1,077,477   $    52,263    $     2,355
  Goodwill.........................................................      746,726           459          5,542
  Liabilities assumed..............................................     (188,826)            -           (217)
  Cash acquired....................................................      (31,834)            -              -
                                                                     -----------   -----------    -----------
    Net cash used..................................................  $ 1,603,543   $    52,722    $     7,680
                                                                     ===========   ===========    ===========


See Notes to Consolidated Financial Statements.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


STATEMENTS OF CONSOLIDATED OWNERS' EQUITY

                                                     YEAR ENDED DECEMBER 31,
                                             ----------     ----------     ----------
                                                1999           1998           1997
                                             ----------     ----------     ----------
                                                THOUSANDS OF AUSTRALIAN DOLLARS
PARTNERS' CAPITAL
  Balance at beginning of year...........    $  848,000     $  848,000     $  848,000

  Capital contributions..................        36,000              -              -
                                             ----------     ----------     ----------
  Balance at end of year.................       884,000        848,000        848,000
                                             ----------     ----------     ----------
UNDISTRIBUTED EARNINGS
  Balance at beginning of year...........        77,998         32,938          5,713

  Net income (loss)......................       (14,391)        45,060         27,225
                                             ----------     ----------     ----------
  Balance at end of year.................        63,607         77,998         32,938
                                             ----------     ----------     ----------
OWNERS' EQUITY...........................    $  947,607     $  925,998     $  880,938
                                             ==========     ==========     ==========


See Notes to Consolidated Financial Statements.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION AND BASIS OF PRESENTATION

     In January 1999, Texas Utilities Company, doing business as TXU Corp., through a series of subsidiaries created TXU Australia Holdings (Partnership) Limited Partnership (TXU Australia) to hold, either directly or indirectly, all of its Australian investments. The partners and their respective ownership interests in TXU Australia are TXU Australia Holdings
     (AGP) Pty Ltd (0.5% general partner), TXU Australia (LP) No. 1 Limited (49.75% limited partner), and TXU Australia (LP) No. 2 Limited (49.75% limited partner). All such entities are ultimately controlled by TXU Corp. Prior to January 1999, TXU Corp. principally conducted business in Australia through TXU Australia Pty Ltd (formerly known as Texas Utilities Australia Pty Ltd) and its wholly-owned subsidiaries. TXU Australia, through a series of transactions, acquired all of TXU Corp.'s interests in Australia. TXU Australia owns 100% of the share capital of TXU Australia Holdings Pty Ltd which in turn owns 100% of the share capital of TXU Australia Pty Ltd. TXU Australia and all of the holding companies and operating companies directly or indirectly owned by TXU Australia are collectively referred to as "TXU Australia Group". Companies in TXU Australia Group other than TXU Australia are sometimes referred to individually as a "Group company" and collectively as the "Group companies". The consolidated financial statements of TXU Australia Group presented herein give retroactive effect to the above transactions which have been accounted for at historical cost in a manner similar to that in pooling-of-interests accounting.

     TXU Australia Group's principal operations are conducted through three operating Group companies: TXU Electricity Limited, formerly Eastern Energy Limited (Eastern Energy), TXU Networks (Gas) Pty Ltd, formerly Westar Pty Ltd (Westar) and TXU Pty Ltd, formerly Kinetik Energy Pty Ltd (Kinetik Energy). Through these companies, TXU Australia Group engages in the purchase, distribution, trading and retailing of electricity and gas, mainly in the State of Victoria, Australia. In addition, TXU Australia Group's other operations are conducted through Western Underground Gas Storage Pty Ltd (Western Underground Gas Storage) and Global Customer Solutions Pty Ltd (Global Customer Solutions), which provide underground gas storage and call center management.

     TXU Australia Group is a limited partnership organized under the laws of the State of Victoria, Australia. It is taxed as a separate entity under Australian income tax law.

2.   SIGNIFICANT ACCOUNTING POLICIES

     CONSOLIDATION

     The consolidated financial statements of TXU Australia Group have been prepared in conformity with accounting principles generally accepted in the United States of America. All intercompany items and transactions have been eliminated in consolidation. Investments in unconsolidated affiliates in which TXU Australia Group has between a 20% and 50% interest are accounted for by the equity method. All dollar amounts in the consolidated financial statements and notes to the consolidated financial statements are stated in thousands of Australian dollars unless otherwise indicated.

     USE OF ESTIMATES

     The preparation of the consolidated financial statements requires management to make estimates and assumptions about future events that affect the reporting and disclosure of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense during the periods. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. No material adjustments were made to previous estimates during the current year.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     COMPREHENSIVE INCOME

     Comprehensive income for TXU Australia Group is the same as net income reported in the statements of consolidated operations.

     REVENUE RECOGNITION

     Sales revenue represents revenue earned (net of discounts and allowances) from the sale of electricity, gas and related services. Revenue is recognized when services are provided to customers on the basis of periodic cycle meter readings and includes an estimated accrual for the value of electricity and gas provided from the last meter reading date to the end of the period.

     Agency fee income, included in operating revenues, represents commissions earned from GASCOR, a public authority created under the Gas Industry Act 1994 (as amended from time to time), for the sale of gas to customers by TXU Australia Group as an agent on behalf of GASCOR. Agency fee revenues are recognized when gas is delivered to customers and includes an estimated accrual for gas consumed by customers between the last meter reading date to the end of the period.

     Distribution use of system revenue, included in operating revenues in the Statement of Consolidated Operations, represents revenue earned for distribution of gas and electricity on behalf of external retailers. Distribution use of system revenues are recognized when gas or electricity is delivered to the external retailers' customers and includes an estimated accrual for gas or electricity consumed by customers between the last meter reading date to the end of the period.

     GAS SUPPLY

     Approximately 95 percent of the natural gas shipped through Westar's distribution network is supplied from the Esso Australia Resources Limited
     (Esso) / BHP Petroleum (Bass Strait) Pty Ltd gas fields in the Bass Strait of Australia.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at cost. Expenditures incurred on distribution assets are capitalized where the expenditure increases the service potential of the assets. The cost of assets constructed includes labor and materials, applicable overhead and interest on funds borrowed to finance construction. Capitalized interest was $1.0 million, $1.0 million and $0.9 million during 1999, 1998 and 1997, respectively.

     Customer contributions for the construction of distribution system assets are amortized to income over the life of the constructed asset. The unamortized amount of these contributions is deducted from property, plant and equipment.

     Depreciation of plant and equipment generally is determined by the straight-line method over the estimated useful life of the asset. The weighted average useful lives of each class of asset are as follows:

     Buildings........................................  32 years
     Distribution network (gas and electricity).......  47 years
     Computer equipment and software..................   5 years
     Motor vehicles and heavy machinery...............   6 years
     Other............................................   9 years

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     INVENTORIES

     Materials and supplies and gas stored underground are stated at the lower of cost or market value. Cost is based on weighted average costs.

     GOODWILL

     Goodwill represents the excess of the purchase consideration plus acquisition costs over the estimated fair value of the assets acquired and liabilities assumed for each business acquired. Goodwill is amortized by systematic charges on a straight line basis against income over the period in which the benefits are expected to arise, which is from periods of 20 to 40 years.

     VALUATION OF LONG-LIVED ASSETS

     TXU Australia Group evaluates the carrying value of goodwill and long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of goodwill and long-lived assets is considered impaired when the projected undiscounted cash flows are less than the carrying value. In that event, a loss will be recognized based on the amount by which the carrying value exceeds the fair market value. Fair market value is determined primarily by available market valuations or, if applicable, discounted cash flows.

     DERIVATIVE INSTRUMENTS

     TXU Australia Group's participation in derivative transactions, except for certain energy marketing activities, has been designated primarily for hedging purposes and instruments are not held or issued for trading purposes. Amounts paid or received under interest rate swap agreements are accrued as interest rates change and are recognized over the life of the agreements as adjustments to interest expense. The impact of changes in the market value of the derivative instruments, or other contractual agreements in connection with the wholesale purchases of energy, which serve as hedges, are deferred until the related transaction is completed.

     To qualify for hedge accounting, the following criteria must be met: the item being hedged exposes the Group to price risk, it is probable that the hedge will substantially offset this risk, and the transaction has been designated as a hedge by management. Gains and losses on hedges of existing assets or liabilities are included in the carrying amounts of those assets or liabilities and are ultimately recognized in income. Gains and losses related to qualifying hedges of anticipated transactions are deferred and are recognized in income or as adjustments of carrying amounts when the hedged transactions occurs. The cash flows relating to derivative financial instruments are recorded in the same manner as the cash flows relating to the items being hedged. Transactions that are entered into that do not meet the criteria for hedge accounting are marked to market on the balance sheet at the period end, and the unrealized gain or loss is recognized in the Statement of Consolidated Operations for that period.

     ENERGY MARKETING ACTIVITIES

     TXU Australia Group enters into a variety of transactions, involving physical commodity and derivative instruments. TXU Australia Group uses the mark-to-market method of accounting for trading activities. (See Note 10).

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     INCOME TAXES

     TXU Australia Group accounts for income taxes under the liability method. Deferred income taxes represent liabilities to be paid or assets to be received in the future, and reflect the expected future tax consequences of the differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Future tax rate changes would affect the deferred tax assets or liabilities in the period when the tax rate change is enacted. Future tax benefits, such as carry-forward tax losses, are recognized to the extent that realization of such benefits is more likely than not.

     CHANGES IN ACCOUNTING STANDARDS

     Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities", as extended, is effective for TXU Australia Group beginning January 1, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative financial instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires the recognition of derivatives as either assets or liabilities in the statement of financial position and the measurement of those instruments at fair value. The TXU Australia Group is currently evaluating the impact the adoption of the Standard will have on its statement of financial position and results of operations.

     CONSOLIDATED CASH FLOWS

     For the purposes of reporting cash and cash equivalents, temporary cash investments purchased with a remaining maturity of three months or less are considered to be cash equivalents.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   ACQUISITIONS

     On February 24, 1999, TXU Australia Group acquired from Gascor Holdings No. 2 Pty Ltd, a controlled entity of the Government of Victoria, the gas retail business of Kinetik Energy, the gas distribution operations of Westar and the assets of Westar (Assets) Pty Ltd. The purchase price was $1.6 billion, which has been financed principally through bank borrowings by TXU Australia Group. The acquisition was accounted for as a purchase business combination. The excess of the purchase consideration plus acquisition costs over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed resulted in goodwill of $747 million, which is being amortized over 40 years. The cost of the acquisition was allocated to the assets acquired and liabilities assumed, based on their fair values, as follows:

THOUSANDS OF
AUSTRALIAN DOLLARS

          Current assets........................... $   75,682
          Property, plant and equipment............    976,073
          Goodwill.................................    746,726
          Other non-current assets.................      6,619
          Deferred tax asset.......................     19,103
          Current liabilities......................    (46,206)
          Deferred tax liability...................    (99,367)
          Non-current liabilities..................    (43,253)
                                                    -----------
                                                     1,635,377
          Less: Cash acquired......................     31,834
                                                    -----------
                                                    $1,603,543
                                                    ===========

     In connection with the acquisition of Westar and Kinetik Energy, TXU Australia Group developed a plan to terminate 90 employees of the acquired entities and recorded a liability for employee termination costs of $4.6 million. At December 31, 1999, 45 employees had been terminated at a cost of $2 million. The remaining employee termination costs of approximately $2.6 million are expected to be paid by June 30, 2000.

     Unaudited consolidated pro forma income (loss) for the years ended December 31, 1999 and 1998, assuming the acquisition of Westar and Kinetik Energy had occurred at the beginning of the respective periods, is as follows:


                                        YEAR ENDED                   YEAR ENDED
                                     DECEMBER 31, 1999            DECEMBER 31, 1998
                                 --------------------------  ----------------------------
                                 AS REPORTED    PRO FORMA    AS REPORTED       PRO FORMA
                                 --------------------------  ----------------------------
                                  THOUSANDS OF AUSTRALIAN      THOUSANDS OF AUSTRALIAN
                                          DOLLARS                     DOLLARS
    Revenues...................  $  887,670    $  907,627    $  646,777    $  921,629
    Operating income...........     181,202       173,501       174,091       221,475
    Income (loss) from
      continuing operations....      (5,851)      (21,811)       46,181         4,476

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   ACQUISITIONS (CONT'D)

     The above pro forma results are not necessarily indicative of what the actual results would have been had the acquisition occurred at the beginning of these periods. Further, the pro forma results are not intended to be a projection of the future results of the combined companies.

     In November 1998, TXU Australia Group acquired Western Underground Gas Storage Pty Ltd, an underground gas storage facility, for $53 million. This acquisition was accounted for as a purchase business combination. The excess of the purchase consideration plus acquisition costs over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed resulted in goodwill of $0.5 million, which is being amortized over 25 years. The cost of the acquisition was allocated to the assets acquired and liabilities assumed based on their fair values as follows:

                                                  THOUSANDS OF
                                                AUSTRALIAN DOLLARS

          Current assets..........................  $  19,955
          Property, plant and equipment...........     32,308
          Goodwill................................        459
                                                    ---------
                                                    $  52,722
                                                    =========

     In December 1997, TXU Australia Group acquired certain assets and liabilities of the Victorian Power Exchange's metering business for $7.7 million. This acquisition was accounted for as a purchase business combination. The excess of the purchase consideration plus acquisition costs over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed resulted in goodwill of $5.5 million, which is being amortized over 20 years. The cost of the acquisition was allocated to the assets acquired and liabilities assumed based on their fair values as follows:

                                                  THOUSANDS OF
                                                AUSTRALIAN DOLLARS

          Current assets..........................  $   2,355
          Current liabilities.....................       (217)
          Goodwill................................      5,542
                                                    ---------
                                                    $   7,680
                                                    =========

     Consolidated pro forma income for the years ended December 31, 1998 and 1997, assuming the acquisitions discussed above had occurred at the beginning of the periods, would not have differed significantly from the reported results.

     The results of the acquired operations have been included in the results of operations of TXU Australia Group from their respective dates of acquisition.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.   DISCONTINUED OPERATIONS

     In July 1999, TXU Australia Group determined that it would sell Enetech, its construction and maintenance subsidiary. In January 2000, the TXU Australia Group completed the sale of certain assets and liabilities of Enetech to Tenix Pty Ltd (Tenix), a major Australian technology contractor. Under the terms of the Purchase Agreement, TXU Australia Group received cash consideration of $48.6 million, subject to the finalization of any post closing adjustments. TXU Australia Group entered into a ten year contract with Tenix to perform engineering and maintenance services for the Group's gas and electricity networks throughout Victoria.

     The results of Enetech for periods through July 31, 1999 (with the measurement date being August 1, 1999) have been reported separately as discontinued operations in the Statement of Consolidated Operations. Net losses of $5.8 million for Enetech from the measurement date to December 31, 1999 have been deferred and will be recognized upon realization of the ultimate gain from the sale in the first quarter of 2000. The net gain on the sale of discontinued operations is expected to be $10.7 million after income taxes of $8.5 million. The Consolidated Financial Statements of TXU Australia Group for 1998 and 1997 reflect Enetech as a discontinued operation.

     In May 1998, TXU Australia Group acquired certain assets of J W Lanham, an electrical contracting business, for $0.9 million. In June 1997, TXU Australia Group, via Enetech, acquired certain assets and liabilities of Streamline, the former construction and maintenance division of Melbourne Water Corporation, for $10.6 million and certain assets and liabilities of a vegetation management company for $0.8 million. The assets and liabilities of these acquired businesses were sold with Enetech and have been included in the financial information for discontinued operations.

     Components of amounts related to TXU Australia Group's discontinued operations reflected in the Consolidated Financial Statements are presented below:

     INCOME STATEMENT INFORMATION:

                                                          YEAR ENDED DECEMBER 31
                                                   -------------------------------------
                                                         1999       1998      1997
                                                      THOUSANDS OF AUSTRALIAN DOLLARS
     Operating revenues...........................   $  69,034  $  56,293  $  33,494
     Income tax expense/(benefit).................      (3,978)       286     (1,175)
     Income/(loss) from discontinued operations...      (8,540)    (1,121)     1,149

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.   DISCONTINUED OPERATIONS (CONT'D)

     NET ASSETS OF DISCONTINUED OPERATIONS:

                                                        YEAR ENDED DECEMBER 31
                                                   -------------------------------
                                                          1999          1998
                                                   THOUSANDS OF AUSTRALIAN DOLLARS
     Property, plant and equipment..................   $  16,113      $  11,299
     Goodwill.......................................       4,655          5,274
     Employee benefits..............................      (4,924)        (3,493)
                                                       ---------      ---------
                                                          15,844         13,080
     Deferred loss for the period from August 1, 1999
     to December 31, 1999...........................       5,812              -
                                                       ---------      ---------
     Net assets of discontinued operations..........   $  21,656      $  13,080
                                                       =========      =========

5.   RELATED PARTY TRANSACTIONS

     TXU Australia Group engages TXU Corp. to provide, or procure from other affiliated companies services such as management, technical, financial, regulatory, engineering, information technology and other services as may be agreed from time to time. TXU Australia Group reimburses TXU Corp. all costs and expenses incurred.

     At December 31, 1999 and 1998, TXU Australia Group owed to TXU Corp. and affiliates $23.5 million and $5.3 million, respectively. Charges for the years ended December 31, 1999, 1998, and 1997 were $18.9 million, $5.5 million, and $2.8 million, respectively.

6.   ACCOUNTS RECEIVABLE

                                                            DECEMBER 31
                                                   -------------------------------
                                                         1999           1998
                                                   --------------- ---------------
                                                   THOUSANDS OF AUSTRALIAN DOLLARS
     Unbilled revenue...............................   $ 171,249      $ 101,922
     Customer accounts receivable...................      46,344         28,569
     Other accounts receivable......................      24,569         12,346
                                                       ---------      ---------
                                                         242,162        142,837
     Less: Allowances for uncollectable accounts....      (1,980)        (1,236)
                                                       ---------      ---------
                                                       $ 240,182      $ 141,601
                                                       ---------      ---------

     A provision for uncollectable accounts of $2.3 million and $1.5 million was recorded during the years ended December 31, 1999 and 1998, respectively. TXU Australia Group did not realize any material recoveries during these periods. TXU Australia Group wrote-off accounts receivable of $1.6 million and $1.7 million recorded during the years ended December 31, 1999 and 1998, respectively.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.   SHORT-TERM DEBT

     Short-term debt at December 31, 1999 and 1998 is summarized as follows:

                                                            DECEMBER 31
                                                    ----------------------------
                                                         1999         1998
                                                    ------------ ---------------
                                                 THOUSANDS OF AUSTRALIAN DOLLARS

     Lines of credit.............................    $    72,000    $     4,000

     Syndicated Acquisition Facilities
       Tranche A.................................        275,000              -
       Subordinated Acquisition Facility.........        413,000              -

     Syndicaed Loan Facility.....................        200,000              -

     Commercial Paper ...........................        320,484        197,461
                                                     -----------    -----------
     Total short-term debt ......................    $ 1,280,484    $   201,461
                                                     ===========    ===========

     LINES OF CREDIT

     At December 31, 1999, Eastern Energy had three working capital facilities totaling $100 million. For drawings under the facilities, the interest rate is set at a given margin over the bank bill rate (a generally accepted floating rate benchmark used in Australia). At December 31, 1999 and 1998, Eastern Energy had $72 million and $4 million, respectively, outstanding under these facilities. Interest and principal are due on maturity. At December 31, 1999 and 1998, the weighted average interest rates on outstanding lines of credit were 5.55% and 4.98%, respectively. The working capital facilities expired on February 24, 2000, and were renegotiated. Refer to Restructuring of Debts below.

     SYNDICATED ACQUISITION FACILITIES AGREEMENT

     In February 1999, TXU Australia Group obtained a $1.1 billion acquisition facility (Syndicated Acquisition Facilities Agreement) with a group of banking institutions and a $413 million subordinated acquisition facility (Subordinated Acquisition Facility Agreement) with a banking institution. Borrowings under these facilities provided financing to acquire the assets and liabilities of Westar and Kinetik Energy.

     The Syndicated Acquisition Facilities Agreement is composed of a $275 million term facility due February 24, 2000 (Tranche A); a $220 million revolving cash facility due February 24, 2002 (Tranche B) (classified as long term debt); and a $605 million term facility due February 24, 2002 (Tranche C) (classified as long term debt). At December 31, 1999, $275 million, $220 million and $605 million were outstanding under Tranches A, B and C, respectively. At December 31, 1999, the weighted average interest rates on Tranches A, B and C were 6.075%, 6.275% and 6.275%, respectively. At February 24, 2000, the Syndicated Acquisition Facilities Agreement was renegotiated. Refer to Restructuring of Debts below.

     At December 31, 1999, $413 million was outstanding under the Subordinated Acquisition Facility Agreement. At December 31, 1999, the interest rate was 7.035%. The facility is due June 30, 2000.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.   SHORT-TERM DEBT (CONT'D)

     SYNDICATED LOAN FACILITY

     In April 1999, TXU Australia Group obtained a syndicated loan facility for the amount of $200 million with a banking institution. The interest rate on any advance under this facility is set at a margin over the bank bill rate. At December 31, 1999, the interest rate was 6.775%. The facility is due June 30, 2000. At February 24, 2000, the Syndicated Loan Facility was renegotiated. Refer to Restructuring of Debts below.


     COMMERCIAL PAPER PROGRAM

     At December 31, 1999 and 1998, Eastern Energy had total face values of $325 million and $200 million, respectively, outstanding under an Australian dollar denominated commercial paper program. The program allows for up to $500 million of commercial paper to be issued for general corporate purposes; however, borrowings under the program are restricted to the unused amount of the Australian dollar denominated commercial paper liquidity support facilities discussed below and qualifying unused debt facilities. The interest rate on issued commercial paper is set at a negotiated margin over the bank bill rate for the applicable term of the commercial paper. At December 31, 1999 and 1998, the weighted average interest rates on outstanding commercial paper were 5.58% and 5.06%, respectively. Principal and interest are due on maturity.

     In addition, at December 31, 1999 and 1998, TXU Australia Group had Australian dollar denominated commercial paper liquidity support facilities totaling $395 million and $200 million, respectively. The facilities allow for funds to be drawn in the event of a disruption to the market for commercial paper. A line fee is payable quarterly on the liquidity support facilities at an annual rate of 0.171% and 0.075% for 1999 and 1998, respectively. There were no amounts outstanding under this facility at December 31, 1999 and 1998.

     LETTERS OF CREDIT

     Several of the TXU Australia Group companies are required to provide letters of credit in connection with their electricity and gas purchasing and construction activities. Such letters of credit in effect at December 31, 1999 and 1998 totaled $49.8 million and $48.8 million, respectively. At December 31, 1999 and 1998, no amounts had been drawn under these letters of credit.

     RESTRUCTURING OF DEBTS

     On February 24, 2000 the TXU Australia Group restructured its senior bank debt. All bank debt previously borrowed by Eastern Energy was repaid and replaced with bank debt borrowed by TXU Australia and the maturity dates of certain TXU Australia debt were extended. The terms of all bank debt previously borrowed by TXU Australia were renegotiated, so that all bank debt, aggregating approximately $2 billion, now ranks equally as senior corporate debt of TXU Australia.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.   SHORT-TERM DEBT (CONT'D)

     The following table summarizes the changes to the bank debt:


                                                       PRINCIPAL  INTEREST RATE
         OLD FACILITY                     NEW              A$    AFTER RESTRUCTURE
     (REFER NOTES 7 & 8)                FACILITY        MILLION    % PER ANNUM       NEW MATURITY DATE
------------------------------------------------------------------------------------------------------
Syndicated Acquisition Facility
(Tranches B & C)                        Facility A      $  825        6.88           February 24, 2002
Eastern Energy Syndicated
Facility                                Facility B         625        6.43           October 31, 2001
Working Capital Facilities              Facility C         100        6.36           February 23, 2001
Syndicated Loan Facility                Facility D         200        6.78           June 30,, 2000
Syndicated Acquisition Facility
(Tranche A)                             Facility E         275        6.29           December 29, 2000
                                                        ------
                                        Total           $2,025
                                                        ======


     All debt ranks equally (other than specifically subordinated debt) and is governed by common terms set forth under a separate Deed of Common Terms dated February 24, 1999 as amended on February 22, 2000 ("DCT"). The key representations, warranties, covenants, undertakings, events of default and related provisions in respect of the facilities with each Senior Lender are contained in the DCT.

     Under the DCT, there are no restrictions on TXU Australia raising further debt from alternative sources and independent of the terms of the DCT, provided that certain financial ratio tests are met. Operating companies within TXU Australia Group are restricted under the terms of the DCT from raising further debt, except for transactional banking purposes.

     The DCT precludes TXU Australia Group from making any distributions to TXU Corp. before January 1, 2001. Thereafter it is permitted to make such distributions only if it is in compliance with more stringent financial ratio tests. Similar restrictions apply to repayment of principal on subordinated debt.

     In March 2000, TXU Australia Group established a $750 million combined short-term/medium-term note program to replace the commercial paper program previously issued by Eastern Energy. These notes are unsecured obligations of TXU Australia and rank equally with all other senior debt of TXU Australia. It is a requirement of the DCT that all commercial paper issued by Eastern Energy be repaid by May 24, 2000.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.   LONG-TERM DEBT

     Long-term debt as of December 31, 1999 and 1998 is summarized as follows:

                                                                           DECEMBER 31,
                                                                -------------------------------
                                                                      1999              1998
                                                                      ----              ----
                                                                   THOUSANDS OF AUSTRALIAN
                                                                            DOLLARS
     Senior notes:
       Eastern Energy maturing 2006 (US $250 million)...........  $  359,937         $  359,937
       Eastern Energy maturing 2016 (US $100 million)...........     123,457            123,457

     Syndicated Acquisition Facilities
       Tranche B................................................     220,000                  -
       Tranche C................................................     605,000                  -

     Eastern Energy Syndicated Facility Agreement ..............     625,000            483,000
                                                                  ----------         ----------
       Total long-term debt ....................................  $1,933,394         $  966,394
                                                                  ==========         ==========

     SENIOR NOTES

     In December 1996, Eastern Energy issued US $250 million aggregate principal amount of 6.75% fixed rate senior notes due December 2006 and US $100 million aggregate principal amount of 7.25% fixed rate senior notes due December 2016. Interest is payable semi-annually.

     At the time the senior notes were issued, Eastern Energy entered into a number of interest rate and cross-currency swaps. The swaps converted Eastern Energy's fixed rate US dollar obligations into floating rate Australian dollar obligations. At the time the cross-currency swaps were executed, the Australian dollar proceeds from the ten and twenty-year cross-currency swaps were $309 million and $124 million, respectively. In December 1998, Eastern Energy negotiated with two of the cross-currency swap counterparties to modify the terms of the swaps and received approximately $51 million in cash. The $51 million gain was deferred and is reported with the carrying value of the related debt in the consolidated balance sheets.

     The functional currency is Australian dollar, and the senior notes are remeasured at each balance date at the applicable exchange rates, prevailing at balance date. Any gain or loss arising from an exchange rate movement on the senior notes is matched by an equivalent amount of loss or gain arising from the applicable exchange rate movement on the cross-currency swaps. The cross-currency swaps are designated as hedges. The carrying value of the cross-currency swaps is reported with the carrying value of the related debt in the consolidated balance sheets. The carrying value of the cross-currency swaps was $50.1 million at December 31, 1999.


     SYNDICATED ACQUISITION FACILITIES AGREEMENT

     Refer to Short Term Debt above for information in respect of the long-term tranches of the Syndicated Acquisition Facilities Agreement. At February 24, 2000, the Syndicated Acquisition Facilities Agreement was renegotiated. Refer to Note 7.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.   LONG-TERM DEBT (CONT'D)


     EASTERN ENERGY SYNDICATED FACILITY AGREEMENT

     In October 1996, Eastern Energy entered into an Australian dollar denominated revolving credit facility for general corporate purposes. The facility agreement provides for borrowings aggregating $625 million at any one time and expires October 31, 2001. The interest rate on any advance under this agreement is set at a given margin over the bank bill rate. The weighted average interest rates at December 31, 1999 and 1998 were 5.53% and 5.42%, respectively. At February 24, 2000, the Syndicated Facility Agreement was renegotiated. Refer to Note 7.

9.   INCOME TAXES

     The components of TXU Australia Group's provisions for income taxes are as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                       ----------------------------------
                                                          1999        1998        1997
                                                          ----        ----        ----
                                                        THOUSANDS OF AUSTRALIAN DOLLARS
     Current.........................................  $      -    $       -    $       9

     Deferred........................................    (19,807)     35,627       31,042
                                                       ---------   ---------    ---------

     Total...........................................  $ (19,807)  $  35,627    $  31,051
                                                       =========   =========    =========

     Reconciliation of income taxes computed at the federal statutory rate to provision for income taxes:

                                                            YEAR ENDED DECEMBER 31,
                                                       ----------------------------------
                                                          1999        1998        1997
                                                          ----        ----        ----
                                                        THOUSANDS OF AUSTRALIAN DOLLARS
     Income (loss) from continuing operations
     before income taxes.............................  $ (25,658)  $  81,808    $  57,127
                                                       =========   =========    =========
     Income taxes at the Australian Federal Statutory
     Rate of 36%.....................................  $  (9,237)  $  29,451    $  20,566
     Non-deductible franchise fee....................          -       1,654        6,306
     Non-deductible amortization of goodwill               9,147       2,270        2,168
     Non-deductible acquisition costs................        706       1,804            -
     Change in tax rates.............................    (22,176)          -            -
     Other...........................................      1,753         448        2,011
                                                       ---------   ---------    ---------
     Provision for income taxes/(tax benefit)........  $ (19,807)  $  35,627    $  31,051
                                                       =========   =========    =========
     Effective Tax Rate..............................    (77.20%)     43.55%       54.35%
                                                       =========   =========    =========

     On December 10, 1999, legislation was enacted that decreases the company tax rate from 36% to 34% for the year ending December 31, 2000 and to 30% for the year ending December 31, 2001 and thereafter. Accordingly, TXU Australia Group's deferred tax assets and liabilities at December 31, 1999 reflect the new tax rates.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   INCOME TAXES (CONT'D)

     Deferred income taxes are provided for significant temporary differences between the book and tax bases of assets and liabilities based on tax laws in effect at the balance sheet dates and are as follows:

                                                            DECEMBER 31,
                                        ----------------------------------------------------------
                                                   1999                          1998
                                        ----------------------------  ----------------------------
                                                              NON                          NON
                                         TOTAL    CURRENT   CURRENT    TOTAL    CURRENT   CURRENT
                                        --------  --------  --------  --------  --------  --------
                                           THOUSANDS OF AUSTRALIAN      THOUSANDS OF AUSTRALIAN
                                                  DOLLARS                       DOLLARS
Deferred tax assets
  Employee benefits...................  $  9,445  $  6,726  $  2,719  $  8,089  $  3,866  $  4,223
  Net operating loss carryforwards....   155,595         -   155,595   113,566         -   113,566
  Provision for loss on contracts.....    12,618         -    12,618     6,066         -     6,066
  Provision for land remediation......     3,624         -     3,624         -         -         -
  Other...............................     4,626         -     4,626     3,789       708     3,081
                                        --------  --------  --------  --------  --------  --------
Total deferred tax assets.............   185,908     6,726   179,182   131,510     4,574   126,936
                                        --------  --------  --------  --------  --------  --------
Deferred tax liabilities
  Bases difference in fixed assets....   265,852         -   265,852   166,300         -   166,300
  Unbilled revenue....................    34,047    34,047         -    27,855    27,855         -
  Other...............................     6,194         -     6,194     2,518         -     2,518
                                        --------  --------  --------  --------  --------  --------
  Total deferred tax liabilities......   306,093    34,047   272,046   196,673    27,855   168,818
                                        --------  --------  --------  --------  --------  --------
  Net deferred tax liabilities........  $120,185  $ 27,321  $ 92,864  $ 65,163  $ 23,281  $ 41,882
                                        ========  ========  ========  ========  ========  ========

     At December 31, 1999, TXU Australia Group had $519 million (1998: $315 million) of tax loss carryforwards that can be used to offset future taxable income. Such tax loss carryforwards do not have expiration dates. No valuation allowance has been recorded for the tax loss carryforwards as TXU Australia Group projects future taxable income.

10.  DERIVATIVE INSTRUMENTS

     TXU Australia Group enters into derivative instruments, including options, swaps, futures and other contractual commitments for both trading and non-trading purposes. TXU Australia Group enters into derivative instruments for non-trading purposes in order to manage market risks related to changes in interest rates, foreign currency exchange rates and commodity prices. Gains and losses on non-trading derivative instruments effective as hedges are deferred and recorded as a component of the underlying transactions when settled. TXU Australia Group also enters into derivative instruments and other contractual commitments for trading purposes. Contracts entered into for trading purposes are recorded on a mark-to-market basis with gains and losses recognized in earnings in the period in which such valuation changes occur.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  DERIVATIVE INSTRUMENTS (CONT'D)

     NON-TRADING

     FOREIGN CURRENCY RISK MANAGEMENT

     TXU Australia Group enters into currency swaps to manage foreign currency exposures with the US dollar.

     At December 31, 1999, Eastern Energy had cross-currency swaps for its US dollar denominated debt. The notional amount outstanding on cross-currency swaps was $483 million. These cross-currency swaps mature in December 2006 and December 2016 for $360 million and $123 million, respectively. The maturity of these swaps coincides with the maturity of the US dollar denominated debt.

     INTEREST RATE RISK MANAGEMENT

     TXU Australia Group enters into interest rate swaps to manage exposures to market risks related to interest rate changes.

     At December 31, 1999, TXU Australia Group had interest rate swaps and forward rate agreements outstanding, denominated in Australian dollars, with an aggregate notional amount of $2.405 billion. Under these agreements, TXU Australia Group pays a fixed rate on outstanding debt. These agreements have remaining terms up to approximately 6 years. In addition, at December 31, 1999, TXU Australia Group had swaps and forward rate agreements with a constant notional amount of $432 million outstanding, denominated in Australian dollars, for the purpose of eliminating basis risk related to differences between swap settlement and interest payment dates.

     At December 31, 1999 TXU Australia Group had interest rate swaps outstanding, denominated in US dollars, with an aggregate notional amount of US$350 million. Under these agreements, TXU Australia Group receives a fixed rate on outstanding debt. These agreements have remaining terms up to 17 years.

     The US dollar denominated interest rate and cross currency swaps effectively translated the fixed rate US dollar obligations arising from the issue of senior notes in December 1996 to floating rate Australian dollar obligations. Taking into account these swaps, the effective weighted average interest rates at December 31, 1999 and 1998 on the senior notes due 2006, were 6.12% and 5.20%, respectively, and on the senior notes due 2016, were 6.37% and 5.45%, respectively.

     The maturity and payment dates of the interest rate swaps coincide with those of the underlying debts.

     ENERGY PRICE RISK MANAGEMENT

     Electricity prices are established through a power pool, which is controlled by a statutory, independent corporation. Substantially all power must be sold into and purchased from the pool. In order to manage the exposure to fluctuations in electricity pool prices, TXU Australia Group enters into both short- and long-term derivative instruments whereby the pool price is fixed for an agreed-upon quantity and duration by reference to an agreed-upon strike price.

     TXU Australia Group has entered into wholesale market contracts to cover most of its forecasted franchise load through the end of 2000. At December 31, 1999, these contracts cover a notional volume of approximately 3.5 million MWh. The Group has also entered into wholesale market contracts to cover a portion of its contestable load for the period from January 2000 through December 2001. At December 31, 1999, these contracts covered a notional load of approximately 0.8 million MWh.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  DERIVATIVE INSTRUMENTS (CONT'D)

     TRADING

     The trading activities at TXU Australia Group commenced in May 1999, when TXU Australia Group entered into a twenty year option agreement with AES Ecogen which owns 966MW of gas-fired generation facilities that are typically used during peak periods of demand for electricity in Victoria. The agreement provides TXU Australia Group with the ability to enter into contracts with AES Ecogen, at TXU Australia's option, which would require an exchange of cash for the difference between the amounts specified in the contracts and the spot price of electricity. TXU Australia Group also has an agreement to supply gas to AES Ecogen to run the facilities for twenty years. TXU Australia Group made an initial option premium payment of $201 million and is required to make further future monthly payments over the term of the agreement. The option is marked to market and had a fair value of $201 million at December 31, 1999.

     TXU Australia Group manages the market risk on a portfolio basis within limitations imposed by the Board of Directors and in accordance with its overall risk management policies. Market risks are monitored daily, utilizing appropriate risk management methodologies, which value the portfolio of contracts and hypothetical effect on this value from changes in market conditions. TXU Australia Group uses techniques and methodologies that simulate forward price curves in the energy market to estimate the size and probability of changes in market value resulting from price movements.

     TXU Australia Group is subjected to a number of risks and costs associated with the future contractual commitments, including price risk, credit risk associated with counter-parties and market liquidity. TXU Australia Group continuously monitors the valuation of identified risks and adjusts the portfolio valuation based on present market conditions. To manage its exposure to price risk, TXU Australia Group has established corporate strategies, policies and limits, including the adoption of Value At Risk. The Value At Risk governs the size of the maximum short or long exposure that TXU Australia Group can adopt. It is measured at a 95% confidence level. The exposures are monitored regularly against these benchmarks.

     In 1999, TXU Australia Group began offering price risk management services to customers through a variety of financial and other instruments, including swaps, options, caps and swaptions. TXU Australia Group's sale and purchase commitments for trading purposes amounting to 2.7 million MWh and 3.1 million MWh, respectively, with terms extending up to 2002, are included in the electricity portfolio as of December 31, 1999. The trading derivatives are measured at fair value, and unrealized gains and losses from changes in the fair value are included within Operating Revenues on a net basis. The fair value of the contracts is recorded in other assets or liabilities, as appropriate. The fair value of the contracts was $3.4 million at December 31, 1999, which was recorded in Other Assets. TXU Australia Group recorded a net trading gain of $12 million in 1999. TXU Australia Group had no trading activity in 1998.

     CREDIT RISK

     Credit risk relates to the risk of loss that TXU Australia Group would incur as a result of non-performance by counterparties to its respective derivative instruments. TXU Australia Group maintains credit policies with regard to its counter-parties that management believes significantly minimize overall credit risk. TXU Australia Group generally does not obtain collateral to support the agreements but establishes credit limits and monitors the financial viability of counterparties. TXU Australia Group believes the risk of non-performance by counterparties is minimal.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES

     The estimated fair values of TXU Australia Group's significant financial assets and liabilities at December 31, 1999 and 1998 are as follows:

                                                                        DECEMBER 31,
                                                  ---------------------------------------------------------
                                                             1999                        1998
                                                  ----------------------------  ---------------------------
                                                     CARRYING      FAIR           CARRYING      FAIR
                                                      AMOUNT       VALUE           AMOUNT      VALUE
                                                                 THOUSANDS OF AUSTRALIAN DOLLARS
NON CURRENT FINANCIAL ASSETS AND (LIABILITIES):

Long-term debt.................................    $(1,933,394)  $(1,942,302)     $(966,394)   $(1,087,526)

OFF-BALANCE SHEET:
Domestic interest rate swaps ..................              -        23,322              -       (100,082)
Foreign interest rate swaps ...................              -       (24,544)             -         42,271
Cross currency swaps ..........................              -        46,308              -         86,274
Forward rate agreements .......................              -          (326)             -          2,128

     Long-term Debt and Other Off-balance Sheet Instruments

     The fair value of long-term debt is based upon quoted market prices. Fair values for off-balance sheet instruments (interest rate, currency swaps and forward rate agreements) are based on prevailing interest and foreign exchange rates, or the cost to terminate the agreement.

     Other Financial Assets and Liabilities

     The fair values of all other financial assets and liabilities approximate their carrying values.

12.  REGULATION AND RATES

     Eastern Energy is subject to regulation by the Office of the Regulator General (ORG). The ORG has the power to issue licenses for the supply, distribution and sale of electricity within Victoria and regulates tariffs for the use of the transmission system, distribution system, and other ancillary services. The existing tariff under which Eastern Energy operates is in effect until December 31, 2000.

     Eastern Energy holds an exclusive franchise to sell electricity to retail customers with electricity loads of less than 160 MWh/year within the same geographic area of Victoria as its distribution license. The maximum prices to be charged to these franchise customers have been determined by the ORG. Retail prices for non-franchise customers are not regulated. Eastern Energy's franchise is in effect until January 1, 2001, when all customers may purchase from retailers of their choice. While the TXU Australia Group expects significant competition in the fully contestable retail marketplace, it cannot predict the outcome of this process.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


12.  REGULATION AND RATES (CONT'D)

     Westar is also subject to regulation by the ORG. The ORG has the power to issue licenses for the supply, distribution and sale of gas within Victoria and regulates tariffs for the use of the transmission system, distribution system, and other ancillary services. The existing tariff under which Westar operates is in effect until December 31, 2002. The ORG will then review the existing tariff to determine if it will be effective for the period commencing January 1, 2003. All gas retail prices are scheduled to be unregulated from September 2001. While the TXU Australia Group expects significant competition in the fully contestable retail marketplace, it cannot predict the outcome of this process.

13.  PROVISION FOR LOSS ON CONTRACTS

     The towns of Ararat, Stawell and Horsham, Victoria, Australia (Wimmera towns) have been converted from tempered liquefied petroleum gas to natural gas. The first natural gas was supplied to Ararat in May 1998, and all three towns were fully converted by the end of 1998. To supply the Wimmera towns, a new transmission pipeline was constructed. Kinetik Energy has a transmission contract for use of that pipeline which requires it to pay a defined amount per annum until 2013 and a supply obligation at regulated prices through 2013. As part of the acquisition of Westar and Kinetik Energy, TXU Australia Group assumed a provision for the net present value of estimated losses on unfavorable long-term gas supply arrangements totaling $27 million. The provision relates to commitments through the year 2013.

     In connection with the purchase of Eastern Energy in 1995, TXU Australia Group recorded a provision for certain unfavorable long-term electricity purchase contracts that expire in 2013. During the years ended December 31, 1999, 1998 and 1997, $4.5 million, $6.3 million and $5.8 million, respectively, of the provision was released to offset expenses recognized on purchases under these contracts. These amounts were recorded within "Purchased energy and distribution costs" in the Statements of Consolidated Operations, and within "Operating Activities: Other - net: Changes in operating assets and liabilities" in the Statements of Consolidated Cash Flows.

14.  EMPLOYEE BENEFIT PLANS

     DEFINED CONTRIBUTION PLAN

     TXU Australia Group sponsors a defined contribution pension plan covering employees hired after March 31, 1995. Employees may elect to contribute any percentage of their salary to the plan. In 1999, TXU Australia Group contribution rates were set at 10% of employee salaries for employees covered under industry agreements and 7 to 10% for other employees. For 1998 and 1997, the contribution rate was 10%. TXU Australia Group contributions totaled $1.8 million, $1.2 million and $0.6 million, in 1999, 1998, and 1997, respectively.

     TXU Australia Group sponsors three defined benefit pension plans covering employees hired prior to March 31, 1995. The plan benefits are based on the participants' contributions, number of years of service and final average salaries. Employees may elect to contribute at rates up to 7.5% of their salaries. TXU Australia Group's contributions range from 0% to 13.5% of participants' salaries depending upon the funding ratio of the plan as calculated in accordance with the plan's contribution rules. Based upon these calculations for 1999, TXU Australia Group contributed to one of the plans at a rate of 9% and was not required to contribute to the other two plans.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.  EMPLOYEE BENEFIT PLANS (CONT'D)

     DEFINED BENEFIT PLANS

     As a result of the acquisitions of Streamline and Westar and Kinetik Energy, certain employees were terminated causing settlement gains and curtailment losses of $0.6 million and zero, respectively, for the year ended December 31, 1999 and $0.1 million and $0.2 million, respectively for the year ended December 31, 1998.

                                                                                  DECEMBER 31,
                                                                           ------------ ------------
                                                                                1999        1998
                                                                           ------------ ------------
                                                                            THOUSANDS OF AUSTRALIAN
                                                                                    DOLLARS
     Change in pension obligation:
     Pension obligation at beginning of year...........................    $  107,246     $  103,539
     Obligations acquired on acquisition of Westar and Kinetik Energy..        23,216              -
     Service cost......................................................         4,692          3,572
     Interest cost.....................................................         6,379          6,037
     Participant contributions.........................................         2,477          2,256
     Transfers in......................................................           900              -
     Actuarial loss....................................................         2,738          7,285
     Benefits paid.....................................................        (1,950)          (720)
     Tax on contributions..............................................          (191)          (287)
     Curtailments......................................................         1,755            175
     Settlements.......................................................       (24,769)       (14,611)
                                                                           ----------     ----------
     Pension obligation at end of year.................................    $  122,493     $  107,246
                                                                           ==========     ==========

                                                                                  DECEMBER 31,
                                                                           ------------ ------------
                                                                                1999        1998
                                                                           ------------ ------------
                                                                            THOUSANDS OF AUSTRALIAN
                                                                                    DOLLARS
     Change in plan assets:
     Fair value of assets at beginning of year.........................    $  106,567     $  104,499
     Assets acquired on acquisition of Westar and Kinetik Energy.......        27,108              -
     Actual return on assets...........................................        14,591         14,448
     Employer contributions............................................           253            982
     Participant contributions.........................................         2,477          2,256
     Transfers in......................................................           900              -
     Benefits paid.....................................................        (1,950)          (720)
     Tax on contributions..............................................          (191)          (287)
     Settlements.......................................................       (24,769)       (14,611)
                                                                           ----------     ----------
     Fair value of assets at end of year...............................    $  124,986     $  106,567
                                                                           ==========     ==========

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.  EMPLOYEE BENEFIT PLANS (CONT'D)

     Funded status:
     -------------

                                            DECEMBER 31, 1999           DECEMBER 31, 1998
                                       --------------------------    ---------------------------
                                        THOUSANDS OF AUSTRALIAN       THOUSANDS OF AUSTRALIAN
                                               DOLLARS                          DOLLARS
                                       --------------------------    ---------------------------
                                       Plans where    Plans where     Plans where   Plans where
                                         Pension         Assets        Pension         Assets
                                        Obligation       Exceed       Obligation       Exceed
                                         Exceeds        Pension         Exceeds       Pension
                                         Assets        Obligation       Assets       Obligation
                                       -----------    -----------    ------------   ------------
     Pension obligation...............  $ (93,867)     $ (28,626)     $ (107,246)    $        -
     Fair value of assets.............     91,666         33,320         106,567              -
                                        ---------      ---------      ----------     ----------
     Funded status....................     (2,201)         4,694            (679)             -
     Unrecognized net (gain)/loss.....     (1,299)          (787)         (1,905)             -
                                        ---------      ---------      ----------     ----------
     Accrued pension cost.............  $  (3,500)     $   3,907      $   (2,584)    $        -
                                        =========      =========      ==========     ==========

                                                                 1999           1998
                                                                 ----           ----
     Weighted average assumptions:
     Discount rate.....................................           5.5%           5.0%
     Expected return on plan assets....................           7.0%           7.0%
     Rate of compensation increase.....................           4.5%           4.0%

                                                          1999           1998           1997
                                                          ----           ----           ----
                                                           THOUSANDS OF AUSTRALIAN DOLLARS
     Components of net periodic pension cost:
     Service cost................................      $   4,692      $    3,572     $    3,619
     Interest cost...............................          6,379           6,037          5,554
     Expected return on plan assets..............         (9,246)         (7,698)        (6,575)
     Recognized curtailment......................              -             175              -
     Recognized settlements......................           (542)           (112)             -
                                                       ---------      ----------     ----------
     Net periodic pension cost...................      $   1,283      $    1,974     $    2,598
                                                       ---------      ----------     ----------

15.  COMMITMENTS AND CONTINGENCIES

     CAPITAL EXPENDITURES

     The capital expenditures of TXU Australia Group are estimated at $112.1 million for 2000. At December 31, 1999, TXU Australia Group had commitments of $3.5 million related to these capital expenditures. Approximately 75% of the estimated capital expenditure will be spent on the electricity and gas networks, 23% on information technology, and 2% on plant and equipment.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.  COMMITMENTS AND CONTINGENCIES (CONT'D)

     LEASES

     TXU Australia Group has entered into operating leases for vehicles, properties and office equipment. Certain of these leases contain renewal and purchase options and residual value guarantees. Lease costs charged to operating expense for the years ended December 31, 1999, 1998 and 1997 were $6.4 million, $2.1 million and $1.6 million, respectively.

     Future minimum lease commitments under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 1999, were as follows:

     YEAR                                              THOUSANDS OF
     ----                                            AUSTRALIAN DOLLARS
     2000...............................................  $  3,277
     2001...............................................     2,710
     2002...............................................     2,629
     2003...............................................     2,643
     2004...............................................     2,703
     Thereafter.........................................     9,989
                                                          --------
     Total future minimum lease payments................  $ 23,951
                                                          ========

     EMPLOYMENT AGREEMENTS

     TXU Australia Group has entered into employment service agreements (ESAs) with a number of employees. The ESAs set forth compensation and related terms of their employment. Should TXU Australia Group terminate an ESA prior to its expiration, other than for illness or acts of dishonesty, TXU Australia Group would be required to pay the employee's compensation, as defined in the ESA. As of December 31, 1999, TXU Australia Group would be required to pay approximately $21.3 million in the event it terminates the employees covered by all of the ESAs.

     LEGAL PROCEEDINGS

     LITIGATION

     Actions, suits and claims are brought against TXU Australia and the Group companies from time to time for damage to property and for personal injuries sustained in the ordinary course of the business of TXU Australia. All such actions, suits and claims are dealt with in the ordinary course of business of TXU Australia or the appropriate Group company and are not expected to have a material, adverse effect upon the financial condition, results of operations or cash flows of TXU Australia Group.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.  COMMITMENTS AND CONTINGENCIES (CONT'D)

     POTENTIAL SUCCESSOR LIABILITY

     Pursuant to Allocation Statements made under the Electricity Industry Act 1993 (Vic.) and the Gas Industry Act 1994 (Vic.), Eastern Energy, Westar, Kinetik Energy and Western Underground Gas Storage were allocated liability for all claims arising in respect of certain causes of action accrued against their predecessors as of September 29, 1994, in the case of Eastern Energy, October 9, 1998 in the case of Western Underground Gas Storage, and February 24, 1999 in the case of Westar and Kinetik Energy.

     LONGFORD CLAIM

     Esso's gas processing plant at Longford exploded in September 1998 causing prolonged interruption of gas supplies in Victoria. Subsequently, a class action was commenced in the Federal Court of Australia against Esso on behalf of a large number of domestic and commercial consumers claiming damages for loss of supply.

     Esso has joined the Victorian Government and related entities to the action, including those which sold and distributed Esso gas prior to these businesses being acquired by private operators. Esso has also joined private operators as well (Esso Cross-Claim), including Westar, Kinetik Energy and Western Underground Gas Storage, claiming any such liability passed to them as part of the sale of the businesses from the government.

     As currently pleaded before the Federal Court of Australia, the claims cover actions in negligence and in misleading and deceptive conduct.

     On April 3, 2000, the State of Victoria and the state owned entities who were vendors of the business and assets to Westar and Kinetik Energy served a Cross-Claim (State Cross-Claim) on Westar and Kinetik Energy. The State Cross-Claim seeks orders against Westar and Kinetik Energy that they are liable for any liability of the state-owned vendors which may be found against those entities in relation to the Esso Cross-Claim. To the extent the State Cross-Claim raises issues which are already raised against Westar and Kinetik Energy in the Esso Cross-Claim, it does not materially affect the potential liability of Westar and Kinetik Energy in the litigation.

     If Esso is found liable and is successful in its cross claims, the potential liability of Westar, Kinetik Energy and Western Underground Gas Storage could be significant.

     Baker & McKenzie, Melbourne, Australia, counsel to TXU Australia Group, has conducted a legal analysis of pleadings filed so far and the likely defenses available. Based on their analysis, TXU Australia Group believes that the claims against Westar, Kinetik Energy and Western Underground Gas Storage (and the proposed State Cross-Claim) are without merit. However, given the complexity and magnitude of the claims involved in this litigation, TXU Australia Group cannot predict the ultimate outcome, and its impact on the financial condition, results of operations or cash flows of TXU Australia Group at this time. TXU Australia Group intends to vigorously pursue all of its defenses in this litigation.

     GAS TAKE-OR-PAY CONTRACTS

     TXU Australia Group is party to various types of contracts for the purchase of gas. These include "take-or-pay" obligations under which the buyer agrees to pay for a minimum quantity of gas in a year. At December 31, 1999, TXU Australia Group had commitments under long-term gas purchase contracts of an estimated $1 billion through 2009. On the basis of TXU Australia Group's current expectations of demand from its customers as compared with its take-or-pay obligations under such purchase contracts, management does not consider it likely that any material payments will become due from TXU Australia Group for gas not taken.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.  COMMITMENTS AND CONTINGENCIES (CONT'D)

     LAND RECLAMATION

     TXU Australia Group through the Westar and Kinetik Energy acquisition was allocated certain properties that are contaminated. A provision of $12 million is recorded in the balance sheet for land reclamation in relation to the contaminated properties. The provision is based on the estimate of the land reclamation costs following limited site reviews and testing. The cost of reclamation may increase if the extent of contamination is worse than testing indicated at the time of the limited reviews. Under the Environment Protection Act 1970, the Victorian Environment Protection Authority has the power to order TXU Australia Group to incur such costs to remedy the contamination of land.

     GASCOR PUT OPTION

     As a condition to the acquisition of Kinetik Energy, Kinetik Energy granted to the State of Victoria an option which gives the State the right to put to Kinetik Energy one third of the issued share capital of Gascor Pty Ltd (GASCOR) at a price equal to one third of GASCOR's net assets at the time of exercise. The option cannot be exercised until September 1, 2001, and is expected to expire on or before December 31, 2002. The terms of the option agreement are such that, by the time the option is exercisable, the value of GASCOR's net assets are expected to be minimal.

     GENERAL

     In addition to the above, the TXU Australia Group is involved in various legal and administrative proceedings and has other contingencies that, in the opinion of management, the ultimate resolution should not have a material effect upon its financial position, results of operations or cash flows.

16.  SEGMENT INFORMATION

     The TXU Australia Group's reportable segments are strategic business units that offer different products or services. They are managed separately because each business requires different marketing strategies.

     The TXU Australia Group has three main reportable operating segments:

     (1)  NETWORKS -          operations engaged in the distribution of
                              electricity and gas in the State of Victoria

     (2)  RETAIL -            operations engaged in the sale of electricity and
                              gas in the State of Victoria

     (3)  ENERGY TRADING -    operations engaged in the purchase and trading of
                              electricity and gas primarily in the State of Victoria

          OTHER - non-segment operations primarily consist of underground gas storage, call center management and unallocated goodwill.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. TXU Australia Group evaluates performance based on net income or loss. TXU Australia Group accounts for inter-segment sales or transfers as if the sales or transfers were to third parties, that is, at current market prices.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.  SEGMENT INFORMATION (CONT'D)

     Comparative segment information for 1998 and 1997 is not available for Energy Trading because this activity was not carried out in these years.


                                                          ENERGY            DISCONTINUED
                                   NETWORKS    RETAIL     TRADING    OTHER   OPERATIONS ELIMINATIONS CONSOLIDATED
                                   ---------  ---------  ---------  -------- ---------- ------------ ------------
                                                                 THOUSANDS OF AUSTRALIAN DOLLARS
Trade Revenues -
1999.............................  $ 104,235  $ 757,145  $  16,516  $  9,774  $       -  $       -  $ 887,670
1998.............................     53,235    585,713          -     7,829          -          -    646,777
1997.............................     40,587    580,586          -         -          -          -    621,173

Affiliated Revenues -
1999.............................    303,279     28,866          -    60,179          -   (392,324)         -
1998.............................    256,993          -          -    40,502          -   (297,495)         -
1997.............................    256,517          -          -     4,228          -   (260,745)         -

Depreciation and Amortization-
1999 ............................     76,339      2,250         73    38,586          -          -    117,248
1998.............................     50,260        223          -    15,791          -          -     66,274
1997.............................     47,577        160          -    15,703          -          -     63,440

Interest Income -
1999.............................     15,952        159         47   107,592          -   (121,670)     2,080
1998.............................      2,373          -          -       179          -     (2,103)       449
1997.............................        294          -          -         -          -        (71)       223

Equity in Earnings of
Unconsolidated
Subsidiaries -
1999.............................          -          -          -      (803)         -          -       (803)
1998.............................          -          -          -       (76)         -          -        (76)
1997.............................          -          -          -         -          -          -          -

Interest Expense -
1999.............................    187,039     23,138         33   117,611          -   (121,670)   206,151
1998.............................     85,947      4,156          -     5,198          -     (2,103)    93,198
1997.............................     91,382      3,379          -     2,770          -        (71)    97,460

Income Tax
Expense/(Benefit) -
1999.............................    (15,974)     8,903     (2,235)  (10,501)         -          -    (19,807)
1998.............................     17,326     12,703          -     5,598          -          -     35,627
1997.............................      9,776     16,644          -     4,631          -          -     31,051

Net Income/(Loss)-
1999.............................     26,286     14,989      4,639   (51,765)    (8,540)         -    (14,391)
1998.............................     37,856     21,167          -   (12,842)    (1,121)         -     45,060
1997.............................     29,487     16,966          -   (20,377)     1,149          -     27,225

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.  SEGMENT INFORMATION (CONT'D)

                                                          ENERGY             DISCONTINUED
                                   NETWORKS    RETAIL     TRADING    OTHER    OPERATIONS  ELIMINATIONS CONSOLIDATED
                                   ---------  ---------  ---------  --------  ----------  ------------ ------------
                                                                 THOUSANDS OF AUSTRALIAN DOLLARS
Investment in
  Unconsolidated
  Affiliates -
    1999......................... $        -  $       -  $       -  $    3,488  $       -  $        -  $    3,488
    1998.........................          -          -          -       1,690          -           -       1,690
    1997.........................          -          -          -           -          -           -           -
Total Assets -
    1999.........................  2,880,526    170,397    442,536   4,616,430     21,656  (3,531,359)  4,600,186
    1998.........................  1,572,278     91,307          -     997,926     13,080    (339,776)  2,334,815
    1997.........................  1,481,876     59,139          -     887,276     13,956    (236,478)  2,205,769
Capital Expenditures -
    1999.........................    133,283        882        439     125,411      2,204           -     262,219
    1998.........................     76,472      1,139          -      25,926      3,228           -     106,765
    1997.........................     61,836          -          -           8      1,351           -      63,195

17.  DISPOSITION OF BUSINESS.

     At December 31, 1999, TXU Australia Group held a 26% interest in Eastcoast Power Pty Ltd (Eastcoast), a company developing a 43 MW power station in eastern Victoria, Australia. On April 17, 2000, TXU Australia Group sold its interest in Eastcoast resulting in an $8.7 million gain.

18.  SUBSEQUENT EVENT - UNAUDITED

     On May 4, 2000 TXU Australia Group was selected by the South Australian government as the successful bidder for a 100 year lease of the assets of the South Australian electricity generator, Optima Energy Pty Ltd. The purchase price, which is payable on the financial closing, expected to be on June 6, 2000, is $295 million.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
(UNAUDITED)

                                                    SIX MONTHS ENDED JUNE 30,
                                                    -----------   -----------
                                                        2000          1999
                                                    -----------   -----------
                                                THOUSANDS OF AUSTRALIAN DOLLARS

OPERATING REVENUES..............................    $   581,716   $   384,137
                                                    -----------   -----------
OPERATING EXPENSES
  Purchased energy and distribution costs.......        265,958       174,052
  Operation and maintenance.....................        103,895        78,112
  Depreciation and other amortization...........         51,524        37,225
  Goodwill amortization.........................         18,571        15,042
                                                    -----------   -----------
    Total operating expenses....................        439,948       304,431
                                                    -----------   -----------
OPERATING INCOME................................        141,768        79,706
                                                    -----------   -----------
OTHER INCOME/(EXPENSE)
  Gain on sale of investments ..................          8,700             -
  Other income/(expense) - Net..................         (2,209)       (1,475)
                                                    -----------   -----------
    Total other income/(expense)................          6,491        (1,475)

INCOME BEFORE INTEREST AND INCOME TAXES.........        148,259        78,231
                                                    -----------   -----------
INTEREST INCOME.................................            669         1,039

INTEREST EXPENSE................................       (122,468)      (90,720)
                                                    -----------   -----------
INCOME/(LOSS) FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES....................................         26,460       (11,450)

INCOME TAX EXPENSE..............................          7,613         1,175
                                                    -----------   -----------
INCOME/(LOSS) FROM CONTINUING OPERATIONS........         18,847       (12,625)

DISCONTINUED OPERATIONS ........................
  Loss from discontinued operations (net of income
  tax benefit: 2000 - $2,159, 1999 - $3,978)....         (4,210)       (7,257)
  Gain on sale of discontinued operations (net
    of income tax expense of $10,664)...........         14,889             -
                                                    -----------   -----------
TOTAL INCOME/(LOSS) FROM DISCONTINUED
  OPERATIONS....................................         10,679        (7,257)
                                                    -----------   -----------
NET INCOME /(LOSS)..............................    $    29,526   $   (19,882)
                                                    ===========   ===========


See Notes to Condensed Consolidated Financial Statements.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

ASSETS

                                                      JUNE 30,    DECEMBER 31,
                                                    -----------   -----------
                                                        2000          1999
                                                    -----------   -----------
                                                THOUSANDS OF AUSTRALIAN DOLLARS

PROPERTY, PLANT AND EQUIPMENT
  Electricity network...........................    $ 1,660,927   $ 1,620,391
  Gas network...................................        988,058       987,050
  Generation plant under capital lease..........        203,404             -
  Gas processing and storage facility...........        143,100       133,406
  Computer equipment and software...............         63,721        69,089
  Vehicles and machinery........................          9,865        14,014
  Land..........................................         36,993        30,718
  Other.........................................         10,724        13,579
                                                    -----------   -----------
    Total.......................................      3,116,792     2,868,247
Less accumulated depreciation...................        273,557       229,535
                                                    -----------   -----------
  Net of accumulated depreciation...............      2,843,235     2,638,712
Construction work in progress...................         54,731        58,328
                                                    -----------   -----------
  Net property, plant and equipment.............      2,897,966     2,697,040
                                                    -----------   -----------
INVESTMENTS
Goodwill (net of accumulated amortization:
  2000 - $99,227, 1999 - $80,656)...............      1,504,781     1,297,102
Investments in unconsolidated affiliates........          2,705         3,488
                                                    -----------   -----------
  Total investments.............................      1,507,486     1,300,590
                                                    -----------   -----------
CURRENT ASSETS
  Cash and cash equivalents.....................          5,745        70,505
  Accounts receivable (net of allowances for
    uncollectable accounts: 2000 - $1,310,
    1999 - $1,980)..............................        298,479       240,182
  Inventories - at average cost:
    Materials and supplies......................          7,741         8,405
    Gas stored underground......................          4,276        18,643
  Net assets of discontinued operations ........              -        21,656
  Other.........................................         24,307        11,774
                                                    -----------   -----------
    Total current assets........................        340,548       371,165
                                                    -----------   -----------
OTHER NONCURRENT ASSETS
  Unamortized debt issuance costs...............         21,477        24,719
  Energy risk management asset..................        218,738       200,837
  Other.........................................         11,532         5,835
                                                    -----------   -----------
    Total other noncurrent assets...............        251,747       231,391
                                                    -----------   -----------
TOTAL ASSETS                                        $ 4,997,747   $ 4,600,186
                                                    ===========   ===========


See Notes to Condensed Consolidated Financial Statements.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

CAPITALIZATION AND LIABILITIES

                                                      JUNE 30,    DECEMBER 31,
                                                    -----------   -----------
                                                       2000           1999
                                                    -----------   -----------
                                                THOUSANDS OF AUSTRALIAN DOLLARS

CAPITALIZATION
  Owners' equity................................    $ 1,158,133   $   947,607
  Long-term debt................................      2,391,394     2,408,394
                                                    -----------   -----------
    Total capitalization........................      3,549,527     3,356,001
                                                    -----------   -----------
CURRENT LIABILITIES
  Short-term debt...............................        879,547       805,484
  Accounts payable..............................        147,589       128,246
  Payable to parent company.....................          8,657        23,473
  Interest accrued..............................         43,666        57,261
  Customer deposits.............................         14,665        14,983
  Deferred income taxes.........................         30,185        27,321
  Employee benefits.............................         22,456        14,861
  Provision for generation vesting contracts ...         41,250             -
  Other.........................................          5,615        12,736
                                                    -----------   -----------
    Total current liabilities...................      1,193,630     1,084,365
                                                    -----------   -----------
OTHER NONCURRENT LIABILITIES
  Deferred income taxes.........................         93,489        92,864
  Employee benefits ............................         28,063        12,565
  Provision for loss on contracts...............         41,339        42,062
  Provision for generation vesting contracts ...         71,354             -
  Other.........................................         20,345        12,329
                                                    -----------   -----------
    Total other noncurrent liabilities..........        254,590       159,820
                                                    -----------   -----------
COMMITMENTS AND CONTINGENCIES (Note 9)

TOTAL CAPITALIZATION AND LIABILITIES............    $ 4,997,747   $ 4,600,186
                                                    ===========   ===========


See Notes to Condensed Consolidated Financial Statements.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
(UNAUDITED)

                                                    SIX MONTHS ENDED JUNE 30,
                                                    -----------   -----------
                                                       2000          1999
                                                    -----------   -----------
                                                THOUSANDS OF AUSTRALIAN DOLLARS

CASH FLOWS - OPERATING ACTIVITIES
  Income/(loss) from continuing operations......    $    18,847   $   (12,625)
  Adjustments to reconcile income/(loss) from
  continuing operations to cash provided by
  (used in) operating activities:
    Depreciation and amortization...............         70,095        52,267
    Amortization of debt issuance costs.........          6,787         2,302
    Deferred income taxes - net.................          7,613         1,175
    Loss on sale of property, plant and equipment         1,426           445
    Gain on sale of investments.................         (8,700)            -
    Loss on equity investments .................            783           530
    Deferred derivative gain ...................        (31,376)            -
    Other.......................................         (5,119)            -
  Changes in operating assets and liabilities:
    Accounts receivable.........................        (95,779)      (18,699)
    Inventories.................................         21,958         6,798
    Accounts payable............................         30,659        (3,882)
    Interest accrued ...........................        (13,595)        2,695
    Other working capital - net.................         (4,481)      (24,763)
    Payable to parent company...................        (14,816)       13,161
    Energy risk management asset................              -      (200,838)
    Other - net.................................        (11,262)       (2,137)
                                                    -----------   -----------
      Cash used in operating activities from
      continuing operations.....................        (26,960)     (183,571)
      Cash provided by (used in) operating
      activities from discontinued operations...         15,224        (7,889)
                                                    -----------   -----------
      Cash flows used in operating activities...        (11,736)     (191,460)
                                                    -----------   -----------
CASH FLOWS - FINANCING ACTIVITIES
  Proceeds from borrowings .....................        120,000     1,758,000
  Repayment of borrowings.......................        (17,000)            -
  Short-term borrowings - net...................        (45,937)      207,488
  Capital contributions.........................        181,000             -
  Debt issuance costs ..........................         (3,545)      (23,496)
                                                    -----------   -----------
    Cash provided by financing activities from
    continuing operations.......................    $   234,518   $ 1,941,992
                                                    -----------   -----------


See Notes to Condensed Consolidated Financial Statements.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
(UNAUDITED) (CONT'D)

                                                    SIX MONTHS ENDED JUNE 30,
                                                    -----------   -----------
                                                       2000          1999
                                                    -----------   -----------
                                                THOUSANDS OF AUSTRALIAN DOLLARS
                                                    -------------------------

CASH FLOWS - INVESTING ACTIVITIES
  Purchase of business, net of cash acquired....    $  (301,173)  $(1,603,543)
  Other - net...................................              -         1,783
  Proceeds from sale of investments.............          8,700             -
  Proceeds from sale of property, plant
    and equipment...............................         17,544         1,502
  Capital expenditures..........................        (61,234)     (145,123)
                                                    -----------   -----------
    Cash used in investing activities from
    continuing operations.......................       (336,163)   (1,745,381)
    Cash provided by (used in) investing
    activities from discontinued operations.....         48,621        (2,123)
                                                    -----------   -----------
    Cash used in investing activities...........       (287,542)   (1,747,504)
                                                    -----------   -----------
NET INCREASE/(DECREASE) IN CASH AND CASH
EQUIVALENTS.....................................        (64,760)        3,028

CASH AND CASH EQUIVALENTS - BEGINNING
BALANCE.........................................         70,505         1,252
                                                    -----------   -----------
CASH AND CASH EQUIVALENTS - ENDING BALANCE......    $     5,745   $     4,280
                                                    ===========   ===========

SUPPLEMENTAL CASH FLOW INFORMATION:

CASH PAYMENTS - Interest (net of amounts
capitalized)                                        $   133,217   $    88,025

NON-CASH INVESTING ACTIVITIES:
  Fair value of assets acquired.................    $   238,518   $ 1,077,477
  Goodwill......................................        226,250       746,726
  Liabilities assumed...........................       (163,592)     (188,826)
  Cash acquired.................................             (3)      (31,834)
                                                    -----------   -----------
    Net cash used...............................    $   301,173   $ 1,603,543
                                                    ===========   ===========


See Notes to Condensed Consolidated Financial Statements.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


CONDENSED STATEMENTS OF CONSOLIDATED OWNERS' EQUITY
(UNAUDITED)

                                                    SIX MONTHS ENDED JUNE 30,
                                                    -----------   -----------
                                                        2000          1999
                                                    -----------   -----------
                                                THOUSANDS OF AUSTRALIAN DOLLARS

PARTNERS' CAPITAL
  Balance at beginning of period................    $   884,000   $   848,000

  Capital contributions.........................        181,000             -
                                                    -----------   -----------
  Balance at end of period......................      1,065,000       848,000
                                                    -----------   -----------
UNDISTRIBUTED EARNINGS
  Balance at beginning of period................         63,607        77,998

  Net income/(loss).............................         29,526       (19,882)
                                                    -----------   -----------
  Balance at end of period......................         93,133        58,116
                                                    -----------   -----------
OWNERS' EQUITY..................................    $ 1,158,133   $   906,116
                                                    ===========   ===========


See Notes to Condensed Consolidated Financial Statements.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION AND BASIS OF PRESENTATION

     In January 1999, TXU Corp., through a series of subsidiaries created TXU Australia Holdings (Partnership) Limited Partnership (TXU Australia) to hold, either directly or indirectly, all of its Australian investments. The partners and their respective ownership interests in TXU Australia are TXU Australia Holdings (AGP) Pty Ltd (0.5% general partner), TXU Australia (LP) No. 1 Limited (49.75% limited partner), and TXU Australia (LP) No. 2 Limited (49.75% limited partner). TXU Australia and all of the holding companies and operating companies directly or indirectly owned by TXU Australia are collectively referred to as "TXU Australia Group". Companies in TXU Australia Group other than TXU Australia are sometimes referred to individually as a "Group company" and collectively as the "Group companies".

     TXU Australia Group's principal operations are conducted through the following main operating Group companies:


     o    TXU Electricity Limited, formerly Eastern Energy Limited (Eastern
          Energy),

     o    TXU Networks (Gas) Pty Ltd, formerly Westar Pty Ltd (Westar),

     o    TXU Pty Ltd, formerly Kinetik Energy Pty Ltd (Kinetik Energy), and

     o TXU (South Australia) Pty Ltd (TXU South Australia) and TXU Torrens Island Pty Ltd.


     Through these companies, TXU Australia Group engages in the purchase, distribution, trading and retailing of electricity and gas, in the State of Victoria, Australia, and in the generation and trading of electricity in the State of South Australia. In addition, TXU Australia Group's other operations are conducted through Western Underground Gas Storage Pty Ltd (Western Underground Gas Storage) and Global Customer Solutions Pty Ltd (Global Customer Solutions), which provide underground gas storage and call center management, respectively.

2.   SIGNIFICANT ACCOUNTING POLICIES

     The unaudited condensed consolidated financial statements of the Group have been prepared in conformity with accounting principles generally accepted in the United States of America (US), and on the same basis as the audited TXU Australia Group's Consolidated Financial Statements for the year ended December 31, 1999.

     In the opinion of management, all adjustments (constituting only normal recurring accruals) necessary for a fair presentation of the results of operations and financial position have been included herein. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the US Securities and Exchange Commission.

     All dollar amounts in the condensed consolidated financial statements and notes to the condensed consolidated financial statements are stated in thousands of Australian dollars unless otherwise indicated.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.   SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     CHANGES IN ACCOUNTING STANDARDS

     Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities", as extended and amended, is effective for TXU Australia Group beginning January 1, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative financial instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires the recognition of derivatives as either assets or liabilities in the statement of financial position and the measurement of those instruments at fair value. TXU Australia Group is currently evaluating the impact that the adoption of the Standard will have on its statement of financial position and results of operations.

     RECLASSIFICATIONS

     Certain prior period amounts have been reclassified for comparative purposes. These reclassifications had no effect on net income or shareholders' equity.

3.   ACQUISITIONS

     On May 4, 2000, TXU Australia Group through its subsidiary, TXU South Australia, acquired certain assets and liabilities of Optima Energy Pty Ltd (Optima Energy), a government-owned electricity generation entity, from the South Australian Government. The purchase included a 100-year lease of the power stations and leases for the land on which the power stations are located and a further area of land adjacent to the land on which the power stations are located. The power stations are gas-fired and have a capacity of 1,280 megawatts.

     The leases include:

     *    100-year capital leases of generating plants.

     *    100-year capital leases for the land on which the plants are located.

     * 20-year operating lease for a further area of land that is adjacent to the land on which the plants are located.

     The Group has no future obligations under the leases, as the lease payments were fully prepaid at the inception of the leases. The capital leases contain a bargain purchase option, and there is no rent payable under the operating lease. The leased generating assets are amortized over the shorter of the lease term and the useful life of the assets. As at the acquisition date of May 4, 2000, the remaining useful life of the assets is 30 years.

     The purchase price of $295 million was financed by a capital contribution from the partners of TXU Australia, and through bank borrowings of TXU Australia Group. The acquisition was accounted for as a purchase business combination. The process of determining the fair value of assets acquired and liabilities assumed from of Optima Energy has not been completed, however, the excess of the purchase consideration plus the incidental expenses over a preliminary estimate of net fair value of the net assets acquired resulted in goodwill of $226 million, which is being amortized over 30 years. This amount is subject to revision as additional information about the fair value of the assets acquired, liabilities assumed and contingencies existing at the acquisition date becomes known. On this basis and on the basis of their estimated fair values, the cost of the acquisition was allocated to the assets acquired and liabilities assumed, as follows:

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.   ACQUISITIONS (CONT'D)

                                                                 THOUSANDS OF
                                                              AUSTRALIAN DOLLARS

          Inventory..........................................    $    6,964
          Other current assets...............................        10,336
          Property, plant and equipment
           (including generation plant under capital lease)..       210,371
          Goodwill...........................................       226,250
          Deferred tax asset.................................        10,847
          Current liabilities................................       (59,106)
          Non-current liabilities............................      (104,486)
                                                                    301,176
          Less: Cash acquired................................             3
                                                                 ----------
                                                                 $  301,173
                                                                 ==========


     The results of the acquired operations have been included in the results of operations of TXU Australia Group from the acquisition date of May 4, 2000.

     In connection with the acquisition of the business of Optima Energy, TXU Australia Group is developing a plan to restructure the generation business. Corporate departments and retail operations of the business will cease, and the responsibilities are to be transferred to other parts of the Group. As a result, 13 employees will be terminated. On this basis, the Group recorded a liability for employee termination costs of $2.5 million. Plans to restructure operation and maintenance departments are currently being developed, and further costs may be identified upon a completion of the plans.

     Prior to the acquisition of the business of Optima Energy in May 2000, Optima Energy had entered into vesting contracts with third parties. As part of the business acquisition, Optima Energy's rights and obligations under the vesting contracts were transferred to TXU Australia Group. The vesting contracts call for difference payments between the contract price and the pool price, and do not involve an obligation to supply power. At the time of the acquisition, the fair value of the liabilities associated with the contracts was $117 million.

     On February 24, 1999, TXU Australia Group acquired from Gascor Holdings No. 2 Pty Ltd, a controlled entity of the Government of Victoria, the gas retail business of Kinetik Energy, the gas distribution operations of Westar and the assets of Westar (Assets) Pty Ltd. The purchase price was $1.6 billion, which has been financed principally through bank borrowings by TXU Australia Group. The acquisition was accounted for as a purchase business combination. The excess of the purchase consideration plus acquisition costs over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed resulted in goodwill of $747 million, which is being amortized over 40 years. The results of the acquired operations have been included in the results of operations of TXU Australia Group since the acquisition date.

     Unaudited consolidated pro forma income (loss) for the six months ended June 30, 2000 and 1999, assuming the acquisitions of the business of Optima Energy and Westar and Kinetik Energy had occurred at the beginning of the respective periods, is as follows:

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.   ACQUISITIONS (CONT'D)

                                    SIX MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                                             2000                          1999
                                    -----------------------      -------------------------
                                    AS REPORTED   PRO FORMA      AS REPORTED    PRO FORMA
                                    -----------------------      -------------------------
                                    THOUSANDS OF AUSTRALIAN      THOUSANDS OF AUSTRALIAN
                                            DOLLARS                      DOLLARS
     Revenues...................    $ 581,716     $ 648,101      $  384,137   $  485,014
     Operating income...........      141,768       152,512          79,706       69,578
     Income (loss) from
       continuing operations....       18,847        24,398         (12,625)     (34,846)

     The above pro forma results are not necessarily indicative of what the actual results would have been had the acquisition occurred at the beginning of these periods. Further, the pro forma results are not intended to be a projection of the future results of the combined companies.

4.   DISCONTINUED OPERATIONS

     In July 1999, TXU Australia Group determined that it would sell Enetech, its construction and maintenance subsidiary. In January 2000, the TXU Australia Group completed the sale of certain assets and liabilities of Enetech to Tenix Pty Ltd (Tenix), a major Australian technology contractor. Under the terms of the Purchase Agreement, TXU Australia Group agreed to sell certain assets and liabilities for consideration of $48.6 million. TXU Australia Group entered into a ten year contract with Tenix to perform engineering and maintenance services for the Group's gas and electricity networks throughout Victoria.

     The results of Enetech for the six months ended June 30, 2000 and 1999, respectively, have been reported separately as discontinued operations in the Statement of Consolidated Operations. In the Consolidated Financial Statements for the year ended December 31, 1999, the net gain on sale of the discontinued operations was estimated to be $10.7 million, after income taxes of $8.5 million and deferred net losses for Enetech of $5.8 million from the measurement date (August 1, 1999) to December 31, 1999. The actual net gain on sale amounted to $14.9 million, after income taxes of $10.7 million and deferred net losses of $5.8 million, and has been recognized in the six-month period ended June 30, 2000. Losses from discontinued operations for the six months ended June 30, 2000 and 1999 were $4.2 million and $7.3 million, after income tax benefits of $2.2 million and $3.9 million, respectively.

     Components of amounts related to TXU Australia Group's discontinued operations reflected in the Condensed Consolidated Financial Statements are presented below:

     INCOME STATEMENT INFORMATION

                                                    SIX MONTHS ENDED JUNE 30,
                                                  ------------------------------
                                                       2000             1999
                                                 THOUSANDS OF AUSTRALIAN DOLLARS
     Operating revenues...........................   $      -       $  56,391
     Income tax expense/(benefit).................      8,505          (3,867)
     Income/(loss) from discontinued operations...     10,679          (7,257)

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.   DISCONTINUED OPERATIONS (CONT'D)

     NET ASSETS OF DISCONTINUED OPERATIONS

                                                     JUNE 30,     DECEMBER 31,
                                                    -----------   -----------
                                                       2000           1999
                                                 THOUSANDS OF AUSTRALIAN DOLLARS

     Property, plant and equipment...............   $         -   $    16,113
     Goodwill....................................             -         4,655
     Employee benefits...........................             -        (4,924)
                                                    -----------   -----------
                         -                                             15,844
     Deferred loss for the period from August 1,
     1999 to December 31, 1999...................             -         5,812
                                                    -----------   -----------
     Net assets of discontinued operations.......             -        21,656
                                                    -----------   -----------

5.   GAIN ON SALE OF INVESTMENTS

     On April 17, 2000, TXU Australia Group sold its 26% interest in Eastcoast Power Pty Ltd, a company developing a 43 MW power station in eastern Victoria, Australia, resulting in an $8.7 million gain.

6.   SHORT-TERM DEBT

     On February 24, 2000, the TXU Australia Group restructured its senior bank debt. All bank debt previously borrowed by Eastern Energy was repaid and replaced with bank debt borrowed by TXU Australia, and the maturity dates of certain TXU Australia debt were extended. The terms of all bank debt previously borrowed by TXU Australia were renegotiated, so that all bank debt, aggregating approximately $2 billion, now ranks equally as senior debt of TXU Australia. Short-term debt as of June 30, 2000 is summarized as follows:

                                                               JUNE 30,
                                                             -----------
                                                                 2000
                                                             -----------
                                                            THOUSANDS OF
                                                          AUSTRALIAN DOLLARS

     Facility C (formerly known as Working Capital
       Facilities)........................................        12,000

     Facility F...........................................       120,000

     Subordinated Facility Agreement (formerly
       Subordinated Acquisition Facility).................       413,000

     Short-term Note Program (formerly Commercial Paper)..       334,547
                                                             -----------

     Total short-term debt ...............................   $   879,547
                                                            ============

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.   SHORT-TERM DEBT (CONT'D)

     FACILITY F

     In June 2000, TXU Australia Group obtained a loan facility for the amount of $120 million with a banking institution. The interest rate on any advance under this facility is set at a margin over the bank bill rate. The interest rate was 6.57% at June 30, 2000. The facility is due on December 29, 2000.

     SHORT-TERM NOTE PROGRAM

     In March 2000, TXU Australia Group established a $750 million combined short-term/medium-term note program to replace the commercial paper program previously issued by Eastern Energy. The short-term borrowings under the program are restricted to the unused amount of the Australian dollar denominated short-term note liquidity support facilities plus qualifying unused debt facilities, which totalled $485 million, at June 30, 2000. The interest rate on issued notes is set at a negotiated margin over the bank bill rate for the applicable terms. At June 30, 2000, the amount outstanding under the program was $335 million, with a face value of $341 million. At June 30, 2000, the weighted average interest rates were 6.34%. Principal and interest are due on maturity.

     Line fees are payable quarterly on the dedicated commercial paper liquidity support facilities at an average annual rate of 0.196% for 2000. There were no amounts outstanding under these support facilities at June 30, 2000.

     LETTERS OF CREDIT

     Several TXU Australia Group companies are required to provide letters of credit in connection with their electricity and gas purchasing and construction activities. Such letters of credit in effect at June 30, 2000 totalled $84.1 million. At June 30, 2000 no amounts had been drawn under these letters of credit.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.   LONG-TERM DEBT

     As discussed in Note 6, TXU Australia Group restructured its senior bank debt on February 24, 2000.

     Long-term debt as of June 30, 2000 is summarized as follows:

                                                                  JUNE 30,
                                                                 ----------
                                                                    2000
                                                                    ----
                                                                THOUSANDS OF
                                                                 AUSTRALIAN
                                                                   DOLLARS
     Senior notes:
       Eastern Energy maturing 2006 (US $250 million)..........  $  359,937
       Eastern Energy maturing 2016 (US $100 million)..........     123,457

     Facility A (formerly known as Syndicated Acquisition
       Facilities  - Tranches B & C)...........................     825,000

     Facility B (formerly Eastern Energy Syndicated Facility
       Agreement) .............................................     608,000

     Facility D (formerly Syndicated Loan Facility)............     200,000

     Facility E (formerly Syndicated Acquisition Facilities -
       Tranche A)..............................................     275,000
                                                                 ----------
       Total long-term debt ...................................  $2,391,394
                                                                 ==========

     REFINANCING OF FACILITY D AND FACILITY E

     In August 2000, TXU Australia Group increased the size of the Short-Term/Medium-Term Note Program (as referred to in Note 6 "Short-Term Debt" above) to $1.5 billion. On September 22, 2000, TXU Australia Group issued two series of medium-term notes in Australian market as follows:

     o $200 million 7% fixed rate notes maturing in September 2005. These Notes replaced Facility D in full. Facility D had been classified as part of Short-Term Debt prior to the issue of the Notes and has been reclassified as Long-Term Debt as a result of the refinancing. Interest is payable semi-annually and principal and accrued interest are due on maturity.

     o $275 million floating rate notes maturing in September 2007. These Notes replaced Facility E in full. Facility E had been classified as part of Short-Term Debt prior to the issue of the Notes and has been reclassified as Long-Term Debt as a result of the refinancing. The interest rate is set at a negotiated margin over the bank bill rate for the applicable terms and is payable quarterly. On September 22, 2000, the interest rate was 7.02% per annum. Principal and accrued interest are due at maturity.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.   REGULATION AND RATES

     Eastern Energy is subject to regulation by the Office of the Regulator General (ORG). The ORG has the power to issue licenses for the supply, distribution and sale of electricity within Victoria and regulates tariffs for the use of the transmission system, distribution system, and other ancillary services. The existing tariff under which Eastern Energy operates is in effect until December 31, 2000. On September 21, 2000, the ORG published its final decision in the 2001 Electricity Distribution Price Review. The decision, if implemented, would cause Eastern Energy's distribution revenue for 2001 to be approximately $27 million lower than for 2000.

     TXU Australia has expressed its disappointment with aspects of the final decision by the ORG. TXU Australia does not believe that the final decision is consistent with the interests of TXU Australia's customers. TXU Australia Group lodged an appeal of the decision with the ORG Appeal Panel on October 2, 2000. On October 16, 2000, the Appeal Panel upheld the ORG's original decision. TXU Australia is now considering appealing this decision to the Victorian Supreme Court. If any such appeal occurs, it is unlikely to be decided before the new tariffs are due to commence on January 1, 2001. In anticipation of such an appeal, Victorian government is in the process of enacting legislation, which will enable it to set transitional distribution tariffs that will apply in the event of such an appeal. These transitional tariffs will apply from January 1, 2001 until either the Supreme Court upholds the ORG determination and the new tariffs go into effect, or if the Supreme Court upholds an appeal of TXU Australia Group, the date on which the tariffs as redetermined by the ORG in accordance with the Supreme Court's decision take effect.

9.   COMMITMENTS AND CONTINGENCIES

     EMPLOYMENT AGREEMENTS

     TXU Australia Group has entered into employment service agreements (ESAs) with a number of employees. The ESAs set forth compensation and related terms of their employment. Should TXU Australia Group terminate an ESA prior to its expiration, other than for illness or acts of dishonesty, TXU Australia Group would be required to pay the employee's compensation, as defined in the ESA. As of June 30, 2000, TXU Australia Group would be required to pay approximately $13.2 million in the event it terminates the employees covered by all of the ESAs.

     LEGAL PROCEEDINGS

     LITIGATION

     Actions, suits and claims are brought against TXU Australia and the Group companies from time to time for damage to property and for personal injuries sustained in the ordinary course of the business of TXU Australia. All such actions, suits and claims are dealt with in the ordinary course of business of TXU Australia or the appropriate Group company and the ultimate resolution of these matters is not expected to have a material adverse effect upon the financial condition, results of operations or cash flows of TXU Australia Group.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.   COMMITMENTS AND CONTINGENCIES (CONT'D)

     POTENTIAL SUCCESSOR LIABILITY

     Pursuant to Allocation Statements made under the Electricity Industry Act 1993 (Vic.) and the Gas Industry Act 1994 (Vic.), Eastern Energy, Westar, Kinetik Energy and Western Underground Gas Storage were allocated liability for all claims arising in respect of certain causes of action accrued against their predecessors as of September 29, 1994, in the case of Eastern Energy, October 9, 1998 in the case of Western Underground Gas Storage, and February 24, 1999 in the case of Westar and Kinetik Energy. TXU Australia Group is liable for claims arising in respect of certain causes of action against TXU South Australia's predecessors as at May 4, 2000, in respect of the assets acquired from Optima Energy, in accordance with the terms on which these assets were acquired. TXU Australia Group cannot predict the impact on the financial condition, results of operations or cash flows of TXU Australia Group at this time.

     LONGFORD CLAIM

     Esso's gas processing plant at Longford exploded in September 1998 causing prolonged interruption of gas supplies in Victoria. Subsequently, a class action suit was commenced in the Federal Court of Australia against Esso on behalf of a large number of domestic and commercial consumers claiming damages for loss of supply.

     Esso has joined the Victorian Government and related entities to the action, including those which sold and distributed Esso's gas prior to these businesses being acquired by private operators. Esso has also joined private operators as well (Esso Cross-Claim), including Westar, Kinetik Energy and Western Underground Gas Storage, claiming any such liability passed to them as part of the sale of the businesses from the government.

     As currently pleaded before the Federal Court of Australia, the claims cover actions in negligence and in misleading and deceptive conduct.

     On April 3, 2000, the State of Victoria and the state owned entities who were vendors of the business and assets to Westar and Kinetik Energy served a Cross-Claim (State Cross-Claim) on Westar and Kinetik Energy. The State Cross-Claim seeks orders against Westar and Kinetik Energy that they are liable for any liability of the state-owned vendors which may be found against those entities in relation to the Esso Cross-Claim. To the extent the State Cross-Claim raises issues which are already raised against Westar and Kinetik Energy in the Esso Cross-Claim, it does not materially affect the potential liability of Westar and Kinetik Energy in the litigation.

     If Esso is found liable and is successful in its cross claims, the potential liability of Westar, Kinetik Energy and Western Underground Gas Storage could be significant.

     Baker & McKenzie, Melbourne, Australia, counsel to TXU Australia Group, has conducted a legal analysis of pleadings filed so far and the likely defenses available. Based on their analysis, TXU Australia Group believes that the claims against Westar, Kinetik Energy and Western Underground Gas Storage (and the proposed State Cross-Claim) are without merit. However, given the complexity and magnitude of the claims involved in this litigation, TXU Australia Group cannot predict the ultimate outcome and its impact on the financial condition, results of operations or cash flows of TXU Australia Group. TXU Australia Group intends to vigorously pursue all of its defenses in this litigation.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.   COMMITMENTS AND CONTINGENCIES (CONT'D)

     GAS TAKE-OR-PAY CONTRACTS

     TXU Australia Group is party to various types of contracts for the purchase of gas. These include "take-or-pay" obligations under which the buyer agrees to pay for a minimum quantity of gas in a year. At June 30, 2000, TXU Australia Group had commitments under long-term gas purchase contracts of an estimated $1.4 billion, through 2009. On the basis of TXU Australia Group's current expectations of demand from its customers as compared with its take-or-pay obligations under such purchase contracts, management does not consider it likely that any material payments will become due from TXU Australia Group for gas not taken.

     LAND RECLAMATION AND SITE RESTORATION

     TXU Australia Group through the Westar and Kinetik Energy and Optima acquisitions was allocated certain properties that are contaminated. A provision of $12 million is recorded in the balance sheet for land reclamation in relation to Westar and Kinetik Energy's contaminated properties. A provision of $7 million is also recorded for site restoration in relation to the acquisition of the business of Optima Energy. The provisions are based on the estimate of the land reclamation and site restoration costs following limited site reviews and testings. These costs may increase if the extent of contamination is worse than testing indicated at the time of the limited reviews. Under the Victorian Environment Protection Act 1970 and the South Australian environmental legislation, the Victorian and South Australian Environment Protection Authorities have the power to order TXU Australia Group to incur such costs to remedy the contamination of land.

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.  SEGMENT INFORMATION

     TXU Australia Group's reportable segments are strategic business units that offer different products or services. They are managed separately because each business requires different marketing strategies.

     As at June 30, 2000, TXU Australia Group has four main reportable operating segments:

     (1)  NETWORKS -          Operations engaged in the distribution of
                              electricity and gas in the State of Victoria

     (2)  RETAIL -            Operations engaged in the sale of electricity and
                              gas in the State of Victoria

     (3)  ENERGY TRADING -    Operations engaged in the purchase and trading of
                              electricity and gas primarily in the States of Victoria and South Australia

     (4)  ELECTRICITY
          GENERATION -        Operations engaged in electricity generation
                              primarily in the State of South Australia

          OTHER - Non-segment operations primarily consist of underground gas storage, call center management and unallocated goodwill.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. TXU Australia Group evaluates performance based on net income or loss. TXU Australia Group accounts for inter-segment sales or transfers as if the sales or transfers were to third parties, that is, at current market prices. The segment information for the six months ended June 30, 2000 and 1999, is set out below:

                                                  ENERGY   ELECTRICITY              DISCONTINUED
                          NETWORKS    RETAIL      TRADING  GENERATION 1    OTHER     OPERATIONS   ELIMINATIONS  CONSOLIDATED
                        ----------- ----------- ---------- ------------  ---------- ------------ -------------- ------------
                                                                 THOUSANDS OF AUSTRALIAN DOLLARS
Trade Revenues -
2000................... $   57,141  $  439,083  $   33,941  $   42,360   $    9,191   $       -   $         -    $  581,716
1999...................     42,056     336,471         481           -        5,129           -             -       384,137

Affiliated Revenues -
2000...................    155,622           5     183,297       3,721       49,029           -      (391,674)            -
1999...................    143,133          23     106,192           -       26,865           -      (276,213)            -

Net Income/(Loss)-
2000...................      7,404      15,219       2,901      12,346      (19,023)     10,679             -        29,526
1999...................      3,915       2,656        (421)          -      (18,775)     (7,257)            -       (19,882)

Total Assets -
2000...................  2,919,044     283,917     661,598     465,811    5,265,098           -    (4,597,721)    4,997,747
19992..................  2,880,526     170,397     442,536           -    4,616,430      21,656    (3,531,359)    4,600,186


------------------------
1 Includes results of the generation business from the acquisition date of May 4, 2000.

2 Assets as at December 31, 1999

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES




                         REPORT OF INDEPENDENT AUDITORS
                         ------------------------------

To: Gascor Holdings No. 2 Pty Ltd:

We have audited the accompanying consolidated balance sheet of Gascor Holdings No. 2 Pty Ltd and subsidiaries (Gascor Holdings) as of June 30, 1998 and the related statement of consolidated operations, shareholder's equity and cash flows for the year ended June 30, 1998. These financial statements are the responsibility of Gascor Holdings' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As disclosed in Note 2, the property, plant and equipment of Gascor Holdings was recorded at fair value as of July 1, 1997, upon allocation of the assets and liabilities to Gascor Holdings by the Government of Victoria, Australia. This valuation was used to prepare the beginning balance sheet of Gascor Holdings as no historical cost basis information was available. In our opinion, generally accepted accounting principles require that property, plant and equipment be recorded at historical cost.

In our opinion, except for the use of fair value to record property, plant and equipment as discussed in the preceding paragraph, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gascor Holdings as of June 30, 1998, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


DELOITTE TOUCHE TOHMATSU


Melbourne, Australia
April 28, 2000

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


STATEMENT OF CONSOLIDATED OPERATIONS

                                                       YEAR ENDED JUNE 30, 1998
                                                        -----------------------
                                                        THOUSANDS OF AUSTRALIAN
                                                                  DOLLARS


OPERATING REVENUES..........................................     $  262,896
                                                                 ----------
OPERATING EXPENSES
  Purchased gas and distribution costs......................         97,321
  Operation and maintenance.................................         64,340
  Depreciation and amortization.............................         11,754
                                                                 ----------
    Total operating expenses................................        173,415
                                                                 ----------
OPERATING INCOME............................................         89,481

OTHER INCOME  - NET.........................................            208
                                                                 ----------
INCOME BEFORE INTEREST AND INCOME TAXES.....................         89,689

INTEREST INCOME.............................................            441

INTEREST EXPENSE............................................        (23,623)
                                                                 ----------
INCOME BEFORE INCOME TAXES..................................         66,507

INCOME TAX EXPENSE..........................................         24,054
                                                                 ----------
NET INCOME..................................................     $   42,453
                                                                 ==========


See Notes to  Consolidated Financial Statements.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


CONSOLIDATED BALANCE SHEET

ASSETS

                                                             JUNE 30, 1998
                                                        -----------------------
                                                       THOUSANDS OF AUSTRALIAN
                                                                 DOLLARS

PROPERTY, PLANT AND EQUIPMENT
  Gas network...............................................     $  381,772
  Land......................................................          4,427
  Buildings.................................................          6,759
  Other.....................................................          4,009
                                                                 ----------
    Total...................................................        396,967
Less accumulated depreciation...............................         11,754
                                                                 ----------
  Net of accumulated depreciation...........................        385,213
Construction work in progress...............................            900
                                                                 ----------
  Net property, plant and equipment.........................        386,113
                                                                 ----------
INVESTMENTS.................................................            247
                                                                 ----------
CURRENT ASSETS
  Cash and cash equivalents.................................         30,039
  Accounts receivable.......................................         65,328
  Inventories - at average cost:
Materials and supplies......................................            902
Fuel stock..................................................             82
  Property held for sale....................................            324
  Other current assets......................................          2,236
                                                                 ----------
    Total current assets....................................         98,911
                                                                 ----------
OTHER NON-CURRENT ASSETS
  Deferred tax assets.......................................         67,557
  Prepaid pension cost......................................          4,158
                                                                 ----------
    Total other non-current assets..........................         71,715
                                                                 ----------
TOTAL ASSETS ...............................................     $  556,986
                                                                 ==========


See Notes to Consolidated Financial Statements.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


CONSOLIDATED BALANCE SHEET

CAPITALIZATION AND LIABILITIES

                                                             JUNE 30, 1998
                                                        -----------------------
                                                        THOUSANDS OF AUSTRALIAN
                                                                 DOLLARS

CAPITALIZATION
  Share capital.............................................     $        -
  Retained earnings.........................................          3,953
                                                                 ----------
  Total shareholder's equity................................          3,953
  Long-term debt............................................        418,220
                                                                 ----------
    Total capitalization....................................        422,173
                                                                 ----------
CURRENT LIABILITIES
  Agency commission advance from GASCOR.....................         30,000
  Accounts payable..........................................         28,530
  Dividends payable.........................................         32,000
  Interest accrued..........................................          1,183
  Other current liabilities.................................          3,429
                                                                 ----------
    Total current liabilities...............................         95,142
                                                                 ----------
OTHER NONCURRENT LIABILITIES
Provision for losses on contracts ..........................         26,761
Provision for land reclamation..............................         10,645
Other.......................................................          2,265
                                                                 ----------
    Total other non-current liabilities.....................         39,671
                                                                 ----------
COMMITMENTS AND CONTINGENCIES (Note 12)

TOTAL CAPITALIZATION AND LIABILITIES........................     $  556,986
                                                                 ==========


See Notes to Consolidated Financial Statements.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


STATEMENT OF CONSOLIDATED CASH FLOWS

                                                        YEAR ENDED JUNE 30, 1998
                                                        ------------------------
                                                        THOUSANDS OF AUSTRALIAN
                                                                 DOLLARS

CASH FLOWS - OPERATING ACTIVITIES
  Net income................................................     $   42,453
  Adjustments to reconcile net income to cash provided by
  operating activities:.....................................
    Depreciation and amortization...........................         11,754
    Deferred income taxes - net.............................         24,054
    Equity share in profits of associate....................           (247)
    Loss on sale of fixed assets............................             39
  Changes in operating assets and liabilities:
    Accounts receivable.....................................        (65,305)
    Inventories.............................................           (207)
    Other working capital - net.............................         (4,681)
    Accounts payable........................................         21,541
    Accrued interest........................................          1,183
    Unearned agency commission..............................         30,000
    Other - net.............................................            44
                                                                 ----------
      Cash provided by operating activities.................         60,628
                                                                 ----------
CASH FLOWS - FINANCING ACTIVITIES
  Dividends paid............................................         (6,500)
  Proceeds from borrowings..................................         13,100
  Repayment of borrowings...................................        (13,280)
                                                                 ----------
      Cash used in financing activities.....................         (6,680)
                                                                 ----------
CASH FLOWS - INVESTING ACTIVITIES
  Construction expenditures.................................        (23,923)
  Proceeds on sale of property, plant and equipment.........             14
                                                                 ----------
      Cash used in investing activities.....................        (23,909)
                                                                 ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................         30,039

CASH AND CASH EQUIVALENTS - BEGINNING BALANCE...............              -
                                                                 ----------
CASH AND CASH EQUIVALENTS - ENDING BALANCE..................     $   30,039
                                                                 ==========
SUPPLEMENTAL CASH FLOW INFORMATION:

CASH PAYMENTS - Interest....................................     $   22,440

NON-CASH INVESTING ACTIVITIES:
  Assets acquired...........................................        473,333
  Liabilities assumed.......................................       (473,333)


See Notes to Consolidated Financial Statements.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


STATEMENT OF CONSOLIDATED SHAREHOLDER'S EQUITY

                                                        YEAR ENDED JUNE 30, 1998
                                                        ------------------------
                                                         THOUSANDS OF AUSTRALIAN
                                                                 DOLLARS
SHARE CAPITAL
  Ordinary shares (100,000,000 authorized, 12 issued and
  outstanding)                                                   $        -

RETAINED EARNINGS
  Balance at beginning of year..............................              -
    Net income..............................................         42,453
    Dividends declared......................................        (38,500)
                                                                 ----------
  Balance at end of year....................................          3,953
                                                                 ----------
SHAREHOLDER'S EQUITY........................................     $    3,953
                                                                 ==========


See Notes to Consolidated Financial Statements.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   NATURE OF BUSINESS AND FORMATION

     On December 11, 1997, pursuant to the Gas Industry Act 1994, as amended from time to time, (the GIA), the gas industry in Victoria was restructured by the Victorian government transferring certain property, rights and liabilities of GASCOR (trading as Gas and Fuel) to Gascor Holdings No. 2 Pty Ltd and its subsidiaries Westar Pty Ltd (Westar), Westar (Assets) Pty Ltd (Westar Assets), and Kinetik Energy Pty Ltd (Kinetik Energy) (collectively "Gascor Holdings") (see Allocation of Assets, Note 3).

     As a result of the internal restructuring of GASCOR, Gascor Holdings No. 2 Pty Ltd, including Westar and Kinetik Energy, functioned as a discrete group from July 1, 1997. However, the group did not carry on business in its own right prior to December 11, 1997. All group companies commenced operations on that date, when the specified assets and liabilities of GASCOR were vested in the companies pursuant to Allocation Statements made under the GIA. The GIA requires that the results for the year ended June 30, 1998 include the operations of the companies from July 1, 1997 notwithstanding that the formal disaggregation did not occur until December 11, 1997. These financial statements have been prepared on this basis.

     The principal activities of Gascor Holdings are the distribution and sale of natural gas and tempered liquefied petroleum gas, primarily in the State of Victoria, Australia.

     Westar Assets owns distribution assets, including approximately 4,850 miles of pipelines over approximately 1,190 square miles in western Victoria, and leases them to Westar. Westar is responsible for the distribution of natural gas and tempered liquefied petroleum gas. Westar currently distributes gas for two retailers - Kinetik Energy and Ikon Energy Pty Ltd
     - who have retail franchise customers in areas served by Westar. Westar also distributes gas for GASCOR, which is used by affiliates of gas producers Esso Australia Resources Limited (Esso) and/or BHP Petroleum Pty Ltd.

     Kinetik Energy is a Victorian-based energy retailer that sells natural gas and tempered liquefied petroleum gas as an agent for GASCOR. Gascor Holdings' gas franchise customers are situated in western Victoria. Kinetik Energy's gas is delivered by two distributors - Westar and Stratus Networks Pty Ltd - and by two transmission companies - Transmission Pipelines Australia Pty Ltd and Coastal Gas Pipelines Victoria Pty Ltd.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CONSOLIDATION

     The consolidated financial statements include the accounts of Gascor Holdings and its majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in unconsolidated affiliates are accounted for by the equity method. The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America except for the valuation of property, plant and equipment at July 1, 1997 as discussed under "Property, Plant and Equipment". All dollar amounts in the consolidated financial statements and notes to the consolidated financial statements are stated in thousands of Australian dollars unless otherwise indicated.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     USE OF ESTIMATES

     The preparation of the consolidated financial statements requires management to make estimates and assumptions about future events that affect the reporting and disclosure of assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting periods. In the event estimates and/or assumptions prove to be different than actual amounts, adjustments are made in the subsequent periods to reflect more current information. No material adjustments were made to previous estimates during the current year.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment as of July 1, 1997, was recorded at fair value as determined by the Government of Victoria. Expenditures incurred on distribution assets are capitalized where the expenditure increases the service potential of the assets. Additions to property, plant and equipment are recorded at cost. The cost of assets constructed includes labor and materials, applicable overhead and interest on funds borrowed to finance construction. Capitalized interest during 1998 was insignificant.

     Customer contributions for the construction of gas distribution system assets are amortized to income over the life of the constructed assets. The unamortized amount of these contributions is deducted from property, plant and equipment.

     Depreciation of plant and equipment generally is determined by the straight-line method over the estimated useful life of the asset. Leasehold improvements are depreciated over their estimated useful life or the life of the lease, whichever is shorter. The useful lives used to depreciate each class of asset are as follows:

          Buildings.........................................     40 years
          Building fixtures on leasehold land...............     40 years
          Gas network.......................................     40 years
          Machinery, plant and equipment....................     10 years
          Office furniture and equipment....................     10 years
          Motor vehicles and heavy machinery................     12.5 years

     PROPERTY HELD FOR SALE

     Properties which have been identified as surplus to the continuing requirements of Gascor Holdings and are designated for sale, are shown in the Consolidated Balance Sheet as Property Held for Sale. These properties have been valued at the lower of carrying amount or fair value less cost to sell.

     INVENTORY

     Materials and supplies and fuel stock are stated at the lower of cost or market value. Cost is based on weighted average costs.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     INCOME TAXES

     Gascor Holdings is exempt from Federal income tax under Division 1 AB of the Income Tax Assessment Act 1936 (1936 Act). However, Gascor Holdings is subject to the Victorian State Equivalent Tax ("SET") system that effectively replicates the 1936 Act. The enacted corporate tax rate per SET is 36%.

     Gascor Holdings accounts for income taxes under the liability method. Deferred income taxes represent liabilities to be paid or assets to be received in the future, and reflect the expected future tax consequences of the differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Future tax rate changes would affect the deferred tax assets or liabilities in the period when the tax rate change is enacted. Future tax benefits, such as carryforward tax losses, are recognized to the extent that realization of such benefits is more likely than not.

     REVENUE RECOGNITION

     Agency fee income, included in operating revenues, represents commissions earned from GASCOR, for the sale of gas to customers by Gascor Holdings as agent on behalf of GASCOR. Agency fee revenues are recognized when gas is delivered to customers and includes an estimated accrual for gas consumed by customers between the last meter reading date to the end of the period.

     Distribution use of system revenue, included in operating revenues, represents amounts earned for the distribution of gas on behalf of retailers. Distribution use of system revenues are recognized when gas is delivered to the external retailers' customers and includes an estimated accrual for gas consumed by customers between the last meter reading date to the end of the period.

     GAS SUPPLY

     Approximately 95 percent of the natural gas shipped through Westar's distribution network is supplied from the Esso Australia Resources Limited
     (Esso)/BHP Petroleum (Bass Strait) Pty Ltd gas fields in the Bass Strait of Australia.

     COMPREHENSIVE INCOME

     Comprehensive income for Gascor Holdings is the same as net income reported in the statement of consolidated operations.

     CONSOLIDATED CASH FLOWS

     For the purposes of reporting cash and cash equivalents, temporary cash investments purchased with a remaining maturity of three months or less are considered to be cash equivalents.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   ALLOCATION OF ASSETS

     On December 11, 1997, at the direction of the Treasurer of Victoria, Gascor Holdings entered into disaggregation contracts with other entities in the restructured gas industry whereby certain specified assets and liabilities of GASCOR were vested in Gascor Holdings pursuant to the Allocation Statements made under the Gas Industry Act 1994. Pursuant to the Allocation Statements, Westar and Kinetik Energy were also allocated liability for all claims arising in respect of certain causes of action accrued against GASCOR and its successors prior to Westar and Kinetik Energy.

     The Allocation Statements were prepared by the Government from the accounting records of GASCOR as at July 1, 1997 after having made various adjustments to asset and liability values considered appropriate by the Government. These adjustments approximate fair value based on market appraisals prepared for the Government. A subsequent amendment to the Westar Assets Allocation Statement, also with effect from July 1, 1997, has been incorporated into the consolidated financial statements. The GIA requires that the results for the year ended June 30, 1998 include the operations of the entities from July 1, 1997 notwithstanding that the formal disaggregation did not occur until December 11, 1997. The allocation of assets and liabilities to Gascor Holdings was as follows:

     Current assets.........................................     $    3,190
     Property, plant and equipment..........................        373,997
     Deferred tax assets....................................         91,554
     Prepaid pension cost...................................          4,592
     Current liabilities....................................        (14,872)
     Long-term debt.........................................       (418,400)
     Provision for losses on contracts......................        (26,761)
     Provision for land reclamation.........................        (10,645)
     Other liabilities......................................         (2,655)

4.   RELATED PARTY TRANSACTIONS

     Transactions with related parties under common ownership by the Government of Victoria are entered into in the normal course of business in accordance with disaggregation service contracts. All amounts due/receivable are non-interest bearing, except for Treasury Corporation of Victoria (TCV) transactions.

     The nature of significant related party transactions include:

     - GASCOR for 100% of Gascor Holdings' agency commission revenue and for 95% of its natural gas supply.

     - Transmission Pipelines Australia Pty Ltd (TPA) for transmitting all of Gascor Holdings' natural gas through the transmission network and for delivering natural gas to Gascor Holdings' distribution network.

     - Stratus Networks for distribution of approximately 50% of Gascor Holdings' natural gas through its distribution network.

     - Ikon Energy which sells approximately 50% of the natural gas which is distributed through Gascor Holdings' distribution network.

     -    VENCorp for control of the transmission and distribution networks.

     - Gas Services Business for provision of a range of common gas industry services.

     -    TCV for supply of funds.

     GASCOR, TPA, Stratus Networks, Ikon Energy, VENCorp, Gas Services Business and TCV were all owned by the Victorian Government at June 30, 1998.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     5.   LONG-TERM DEBT

     Gascor Holdings' borrowing requirements are all met through loan facilities with TCV. The borrowings are repayable in full to TCV on privatization of Gascor Holdings. At June 30, 1998, the borrowings of $418 million had varying maturities ranging from July 1998 to June 1999. Under the facilities, Gascor Holdings has the option to roll over its debt as it matures on an ongoing basis without limitation, including to dates beyond June 30, 1999.

     As indicated, the terms of the debt with TCV required payment in full upon privatization. On February 24, 1999, Gascor Holdings was purchased by TXU Australia Group and the balance of the debt was paid in full. The debt has been reflected in this balance sheet as long-term debt. This classification is in accordance with the original terms with TCV and more appropriately reflects the nature of the borrowing.

     Gascor Holdings' borrowings from TCV were unsecured, but had the benefit of a guarantee of the Treasurer of the State of Victoria in favor of TCV.

                                                               JUNE 30, 1998
                                                               -------------

     5.45 % Fixed Interest Loan  due June 15, 1999............   $  334,720
     5.00 % Fixed Interest Loan due July 31, 1998.............       25,000
     5.26 % Fixed Interest Loan due August 31, 1998...........       25,000

     Variable Rate Revolving Credit Facility                         33,500
                                                                 ----------
     (Interest rate based upon Bank Bill rate)
     (The weighted average interest rate was 4.8 % per annum).
        Total long-term debt..................................   $  418,220
                                                                 ==========

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.   INCOME TAXES

     The components of Gascor Holdings' provision for income taxes are as follows:

                                                            YEAR ENDED JUNE 30,
                                                                    1998

     Deferred income tax expense............................     $   24,054
                                                                 ==========
     Reconciliation of income taxes computed at the Victorian State Equivalent Tax rate to the provision for income taxes:

                                                            YEAR ENDED JUNE 30,
                                                                    1998

     Income before income taxes.............................     $   66,507
                                                                 ==========
     Income taxes at the Victorian state                         $   23,942
       equivalent tax rate of 36%...........................
     Non-deductible expenses................................            112
                                                                 ----------
     Provision for income taxes.............................     $   24,054
                                                                 ==========
     Effective tax rate.....................................        36.17%
                                                                 ==========

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.   INCOME TAXES (CONT'D)

     Deferred income taxes provided for significant temporary differences between the book and tax bases of assets and liabilities based on tax laws in effect at June 30, 1998 are as follows:

                                                                           JUNE 30, 1998
                                                                 ------------------------------
                                                                  TOTAL    CURRENT  NON-CURRENT
                                                                 --------  -------  -----------
     Deferred Tax Assets:
       Basis difference in property, plant and equipment....     $ 46,388  $     -  $ 46,388
       Provision for loss on contracts......................        9,634        -     9,634
       Net operating loss carryforwards.....................        7,716        -     7,716
       Provision for land remediation.......................        3,832        -     3,832
       Employee benefits....................................        1,848        -     1,848
       Other................................................          118       72        46
                                                                 --------  -------  --------
         Total deferred tax assets..........................       69,536       72    69,464
                                                                 --------  -------  --------
       Customer contributions...............................          410        -       410
       Prepayments..........................................           98       98         -
       Prepaid pension costs................................        1,497        -     1,497
       Other................................................           31       31         -
                                                                 --------  -------  --------
         Total deferred tax liabilities.....................        2,036      129     1,907
                                                                 --------  -------  --------
         Net deferred asset (liability).....................     $ 67,500  $   (57) $ 67,557
                                                                 ========  =======  ========


     At June 30, 1998, Gascor Holdings had approximately $21 million of tax loss carryforwards that could be used to offset future taxable income. Such tax loss carryforwards do not have expiration dates. These financial statements were prepared on the assumption that operations would continue. As a result, no valuation allowance has been recorded as it is more likely than not that Gascor Holdings would be able to utilize the tax loss carryforwards. On February 24, 1999, Gascor Holdings was purchased by TXU Australia Holdings (Partnership) Limited Partnership, at which time Gascor Holdings' deferred tax assets were realized.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.   REGULATION AND RATES

     Gascor Holdings is subject to regulation by the Office of the Regulator General (ORG). The ORG has the power to issue licenses for the supply, distribution and sale of gas within Victoria and regulates tariffs for the use of the transmission system, distribution system, and other ancillary services. The existing tariff under which Gascor Holdings operates is in effect through December 31, 2002. The ORG will review the existing tariff to determine if it will be effective for the period commencing January 1, 2003. All gas retail prices are scheduled to be unregulated from September 1, 2001. While Gascor Holdings expects significant competition in the fully competitive retail market it cannot predict the outcome of this process.

8.   SHARE CAPITAL

     Gascor Holdings No. 2 Pty Ltd was incorporated on June 30, 1997 by the subscription of 12 ordinary shares of $1 each.

9.   DIVIDEND REQUIREMENTS

     The Gas Industry Act 1994 requires Gascor Holdings to pay to the Victorian Government dividends as determined by the Victorian Government Treasurer after consultation with the Board of Directors of Gascor Holdings. Gascor Holdings is required to pay total dividends equal to 65 per cent of its pre-tax profits, provided such amounts do not cause debt levels to rise above those allocated to Gascor Holdings on July 1, 1997. For the period ended June 30, 1998, Gascor Holdings paid $6.5 million in dividends and, at June 30, 1998 declared an additional $32.0 million dividend which was paid in December 1998.

10.  FINANCIAL INSTRUMENTS

     INTEREST RATE RISK

     Gascor Holdings' revolving credit facility is subject to floating interest rates. Gascor Holdings does not enter into any interest rate swap agreements to manage its exposure to fluctuating interest rates. Accordingly, each 0.25% change in the bank bill lending rate will result in changes to interest expense of $84 thousand per year.

     CONCENTRATION OF CREDIT RISK

     Credit risk relates to the risk of loss that Gascor Holdings would incur as a result of non-performance by counterparties to their respective financial instruments. Gascor Holdings maintains credit policies with regard to its counterparties that management believes significantly minimizes the overall credit risk.

     Gascor Holdings' financial instruments that are exposed to concentrations of credit risk consist primarily of accounts receivables, of which 97% are related to two customers. Gascor Holdings believes the risk of non-performance by counterparties is minimal.

     FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES

     The fair values of financial assets and liabilities approximate their carrying values.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  EMPLOYEE BENEFIT PLANS

     DEFINED CONTRIBUTION PLAN

     Gascor Holdings sponsors a defined contribution pension plan covering employees hired after March 31, 1995. Employees can contribute at any level as a percentage of their salary. Gascor Holdings contributions were determined at a rate of 6% of each covered employee's salary and totaled $266 thousand for the year ended June 30, 1998.

     DEFINED BENEFIT PLAN

     Gascor Holdings sponsors a defined benefit pension plan covering employees hired prior to March 31, 1995. The plan benefits are based on participants' contributions, and number of years of service and final average salaries. Employees contribute at 5% of their salaries. Gascor Holdings' contributions range from up to 13% of participants' salaries depending upon the funding ratio of the plan as calculated in accordance with the plan's contribution rules. Based upon these calculations, no contributions to the plan were required during the year ended June 30, 1998.

                                                          JUNE 30, 1998
                                                          -------------
     Change in pension obligation:
     ----------------------------
     Pension benefit obligation at beginning of year.....   $  20,074
     Service cost........................................         956
     Interest cost.......................................       1,255
     Participant contributions...........................         234
     Benefits paid.......................................      (1,377)
     Tax paid............................................          (5)
     Amounts received from other funds...................         211
     Actuarial loss......................................          98
                                                            ---------
     Pension obligation at end of year...................   $  21,446
                                                            =========
     Change in plan assets:
     ---------------------
     Fair value of assets at beginning of year...........   $  24,666
     Actual return on assets ............................       1,491
     Participant contributions...........................         234
     Benefits paid.......................................      (1,377)
     Tax paid............................................          (5)
     Amounts received from other funds...................         211
                                                            ---------
     Fair value of assets at end of year.................   $  25,220
                                                            =========
     Funded status:
     -------------
     Pension obligation..................................     (21,446)
     Fair value of assets................................      25,220
     Unamortized loss brought forward....................         384
                                                            ---------
     Prepaid pension cost................................   $   4,158
                                                            =========

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  EMPLOYEE BENEFIT PLANS (CONT'D)

JUNE 30, 1998

     Weighted average assumptions:
     ----------------------------

     Discount rate.......................................        6.0%
     Expected return on plan assets......................        7.0%
     Rate of compensation increase.......................        4.5%


     Components of net periodic pension cost:
     ---------------------------------------

     Service cost........................................   $     956
     Interest cost.......................................       1,255
     Expected return on plan assets......................      (1,777)
                                                            ---------
     Net periodic pension cost...........................   $     434
                                                            =========

12.  COMMITMENTS AND CONTINGENCIES

     OPERATING EXPENDITURES

     Gascor Holdings is obligated under non-cancelable service contracts entered into by Gascor Holdings on disaggregation at July 1, 1997 with various related parties under common ownership by the Government of Victoria for $8 million through February 2000, and non-cancelable maintenance contracts with a third party for the maintenance of the gas distribution assets for $13 million through September 1999.

     LAND RECLAMATION

     Gascor Holdings was allocated certain properties on December 11, 1997 that were contaminated. A provision for land reclamation in relation to the contaminated properties was allocated and is recorded in the balance sheet. The provision is based on the estimate of the land reclamation costs following site reviews and limited testing. The cost of reclamation may increase if the extent of contamination is found to be worse than testing indicated at the time of the reviews. Under the Environment Protection Act 1970, the Victorian Environment Protection Authority has the power to order Gascor Holdings to incur such costs to remedy contamination of the land.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.  COMMITMENTS AND CONTINGENCIES (CONT'D)

     GAS OUTAGE

     In June 1998, an ice blockage at the gas processing plant at Longford, Gippsland, prevented it from supplying the usual volume of gas into the Victorian natural gas network. As a consequence of this emergency, VENCorp directed all Victorian gas retailers, including Gascor Holdings, to curtail supply of gas to certain customers. Gascor Holdings carried out those directions.

     Some customers have indicated their intention to make claims against Gascor Holdings for unspecified damages arising from the curtailment. To date, no court proceedings have commenced.

     LEGAL PROCEEDINGS

     Esso's gas processing plant at Longford exploded in September 1998 causing prolonged interruption of gas supplies in Victoria. Subsequently, a class action was commenced in the Federal Court of Australia against Esso on behalf of a large number of domestic and commercial consumers claiming damages for loss of supply.

     Esso has joined the Victorian Government and related entities to the action, including those which sold and distributed Esso gas prior to these businesses being acquired by private operators. Esso has also joined private operators as well, (Esso Cross-Claim) including Westar, Kinetik Energy and Western Underground Gas Storage, claiming any such liability passed to them as part of the sale of the businesses from the government.

     As currently pleaded before the Federal Court of Australia, the claims cover actions in negligence and in misleading and deceptive conduct.

     On April 3, 2000, the State of Victoria and the state owned entities who were vendors of the business and assets to Westar and Kinetik Energy served a Cross-Claim (State Cross-Claim) on Westar and Kinetik Energy. The State Cross-Claim seeks orders against Westar and Kinetik Energy that they are liable for any liability of the state owned vendors which may be found against those entities in relation to the Esso Cross-Claim. To the extent the State Cross-Claim raises issues which are already raised against Westar and Kinetik Energy in the Esso Cross-Claim, it does not materially affect the potential liability of Westar and Kinetik Energy in the litigation. If Esso is found liable and is successful in its cross claims, the potential liability of Westar, Kinetik Energy and Western Underground Gas Storage could be significant.

     Based on legal analysis of pleadings filed so far and the likely defenses available, TXU Australia Group believes that the claims against Westar, Kinetik Energy and Western Underground Gas Storage (and the proposed State Cross-Claim) are without merit. However, given the complexity and magnitude of the claims involved in this litigation, TXU Australia Group cannot predict the ultimate outcome at this time. TXU Australia Group intends to vigorously pursue all of its defenses in this litigation.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.  COMMITMENTS AND CONTINGENCIES (CONT'D)

     SUPPLY OF NATURAL GAS TO THE WIMMERA REGION

     The towns of Ararat, Stawell and Horsham, Victoria, Australia (Wimmera towns) were fully converted from tempered liquefied petroleum gas to natural gas by the end of 1998. The first natural gas was supplied to Ararat in May 1998. To supply the Wimmera towns, a new transmission pipeline was constructed. Gascor Holdings has a transmission contract for use of that pipeline which requires it to pay a defined amount per annum until 2013 and a supply obligation at regulated prices through 2013.

     Gascor Holdings expects to incur losses in the amount of $53 million (in 1998 dollars undiscounted) over the period 2001 to 2013. Gascor Holdings recorded a provision for the discounted value of the expected losses of $27 million upon disaggregation of GASCOR on July 1, 1997.

     EMPLOYMENT AGREEMENTS

     Gascor Holdings has entered into employment service agreements (ESA's) with certain employees. The agreements set forth compensation and related terms of their employment. Should Gascor Holdings terminate an ESA prior to its expiration, other than for illness or acts of dishonesty, Gascor Holdings would be required to pay the employee's compensation, as defined in the ESA. As of June 30, 1998, Gascor Holdings would be required to pay approximately $1.4 million in the event Gascor Holdings terminates the employees covered by all of the ESA's.

     GAS TAKE-OR-PAY CONTRACTS

     Gascor Holdings is party to various types of contracts for the purchase of gas. These include "take-or-pay" obligations under which the buyer agrees to pay for a minimum quantity of gas in a year. At June 30, 1998, Gascor Holdings had commitments under long-term gas purchase contracts of approximately $1.3 billion through 2009. Management does not consider it likely that any material payments will be required for gas not taken.

     SUPPLY AND SALE ARRANGEMENTS

     Gascor Holdings has entered into supply and sale arrangements with related parties as disclosed in Note 4 to the consolidated financial statements.

     GENERAL

     In addition to the above, Gascor Holdings is involved in various legal and administrative proceedings and has other contingencies, that, in the opinion of management, the ultimate resolution should not have a material effect upon its financial position, results of operations or cash flows.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.  SEGMENT INFORMATION

     Gascor Holdings' reportable segments are strategic business units that offer different products or services. They are managed separately because each business requires different marketing strategies.

     Gascor Holdings has two reportable operating segments:

     (1)  NETWORKS -     operations engaged in the distribution of natural gas
                         in the State of Victoria.

     (2)  RETAIL -       operations engaged in the purchase and sale of natural
                         gas primarily in the State of Victoria.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Gascor Holdings evaluates performance based on net income or loss. Gascor Holdings accounts for intersegment sales or transfers as if the sales or transfers were to third parties, that is, at current market prices.

                                                   YEAR ENDED JUNE 30, 1998
                                        -----------------------------------------------
                                         NETWORK     RETAIL   ELIMINATIONS CONSOLIDATED
                                        -----------------------------------------------
                                                THOUSANDS OF AUSTRALIAN DOLLARS
                                                -------------------------------
     Trade Revenues..................   $  64,952  $  197,944  $       -  $  262,896

     Affiliated Revenues.............      54,817           -    (54,817)          -

     Depreciation and Amortization...      11,386         368          -      11,754

     Interest Income.................          10         431          -         441

     Interest Expense................      23,623           -          -      23,623

     Income Tax Expense..............      16,448       7,606          -      24,054

     Net Income......................      31,674      10,779          -      42,453

     Investment in Unconsolidated
     Affiliates......................         247           -          -         247

     Total Assets....................     460,997      95,989          -     556,986

     Capital Expenditures............      23,514         409          -      23,923

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.  SUBSEQUENT EVENTS

     ACQUISITION OF THE ASSETS AND LIABILITIES OF THE WESTAR AND KINETIK ENERGY BUSINESSES OF GASCOR HOLDINGS NO. 2 PTY LTD BY TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP

     On February 24, 1999, TXU Australia Holdings (Partnership) Limited Partnership acquired from Gascor Holdings the gas retail business of Kinetik Energy Pty Ltd, the gas distribution operations of Westar Pty Ltd and the assets of Westar (Assets) Pty Ltd. The purchase price was $1.6 billion.

     In accordance with the terms of the debt agreement with Treasury Corporation of Victoria, the outstanding debt was paid in full upon privatization.

     In addition, Gascor Holdings determined its outstanding obligation for State Equivalent Tax up to the date of acquisition and made final payment of $275 million to the Government of Victoria.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
(UNAUDITED)

                                               SIX MONTHS ENDED DECEMBER 31,
                                             --------------------------------
                                                     1998        1997
                                                     ----        ----
                                              THOUSANDS OF AUSTRALIAN DOLLARS

OPERATING REVENUES............................... $   143,824  $ 131,866
                                                  -----------  ---------
OPERATING EXPENSES
  Purchased gas and distribution costs...........      55,678     52,906
  Operation and maintenance......................      33,344     33,327
  Depreciation and amortization..................       6,151      5,552
  Loss from interruption of gas supply (Note 3)..       4,401          -
                                                  -----------  ---------
    Total operating expenses.....................      99,574     91,785
                                                  -----------  ---------
OPERATING INCOME.................................      44,250     40,081

OTHER INCOME/(EXPENSE) - NET.....................         (79)        56
                                                  -----------  ---------
INCOME BEFORE INTEREST AND INCOME TAXES .........      44,171     40,137

INTEREST INCOME..................................         925         92

INTEREST EXPENSE.................................     (11,508)   (11,954)
                                                  -----------  ---------
INCOME BEFORE INCOME TAXES.......................      33,588     28,275

INCOME TAX EXPENSE...............................      12,105     10,193
                                                  -----------  ---------
NET INCOME....................................... $    21,483  $  18,082
                                                  ===========  =========


See Notes to Condensed Consolidated Financial Statements.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

ASSETS

                                                 DECEMBER 31,    JUNE 30,
                                            ---------------------------------
                                                     1998         1998
                                                     ----         ----
                                             THOUSANDS OF AUSTRALIAN DOLLARS

PROPERTY, PLANT AND EQUIPMENT
  Gas distribution and pipeline.................. $   390,913  $ 381,772
  Land...........................................       4,427      4,427
  Buildings......................................       6,788      6,759
  Other..........................................       4,251      4,009
                                                  -----------  ---------
    Total........................................     406,379    396,967
  Less accumulated depreciation..................      17,858     11,754
                                                  -----------  ---------
    Net of accumulated depreciation..............     388,521    385,213
  Construction work in progress..................       4,399        900
                                                  -----------  ---------
    Net property, plant and equipment............     392,920    386,113
                                                  -----------  ---------
INVESTMENTS......................................         194        247
                                                  -----------  ---------
CURRENT ASSETS
  Cash and cash equivalents......................      31,908     30,039
  Accounts receivable ...........................      35,219     65,328
  Inventories - at average cost:
    Materials and supplies.......................         778        902
    Fuel stock...................................          46         82
  Property held for sale.........................           -        324
  Other current assets...........................       2,084      2,236
                                                  -----------  ---------
Total current assets                                   70,035     98,911
                                                  -----------  ---------
OTHER NONCURRENT ASSETS
  Deferred tax assets............................      55,371     67,557
  Prepaid pension asset .........................       4,019      4,158
                                                  -----------  ---------
    Total other non-current assets...............      59,390     71,715
                                                  -----------  ---------
TOTAL ASSETS..................................... $   522,539  $ 556,986
                                                  ===========  =========


See Notes to Condensed Consolidated Financial Statements.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

CAPITALIZATION AND LIABILITIES

                                                DECEMBER 31,     JUNE 30,
                                             ---------------- --------------
                                                     1998        1998
                                                     ----        ----
                                             THOUSANDS OF AUSTRALIAN DOLLARS

CAPITALIZATION
  Share capital.................................. $         -  $       -
  Retained earnings..............................      25,436      3,953
                                                  -----------  ---------
    Total shareholder's equity...................      25,436      3,953
  Long-term debt.................................     400,120    418,220
                                                  -----------  ---------
    Total capitalization.........................     425,556    422,173
                                                  -----------  ---------
CURRENT LIABILITIES
  Accounts payable...............................      22,666     28,530
  Agency commission advance from GASCOR..........      30,000     30,000
  Dividend payable...............................           -     32,000
  Interest accrued...............................       1,109      1,183
  Other current liabilities......................       3,457      3,429
                                                  -----------  ---------
    Total current liabilities....................      57,232     95,142
                                                  -----------  ---------
OTHER NONCURRENT LIABILITIES
  Provision for losses on contract...............      26,761     26,761
  Provision for land reclamation.................      10,521     10,645
  Other..........................................       2,469      2,265
                                                  -----------  ---------
    Total other non-current liabilities..........      39,751     39,671
                                                  -----------  ---------
COMMITMENTS AND CONTINGENCIES (Note 5)

TOTAL CAPITALIZATION AND LIABILITIES............. $   522,539  $ 556,986
                                                  ===========  =========


See Notes to Condensed Consolidated Financial Statements.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


CONDENSED STATEMENT OF CONSOLIDATED CASH FLOWS
(UNAUDITED)

                                               SIX MONTHS ENDED DECEMBER 31,
                                             --------------------------------
                                                     1998        1997
                                                     ----        ----
                                             THOUSANDS OF AUSTRALIAN DOLLARS

CASH FLOWS - OPERATING ACTIVITIES
  Net income..................................... $    21,483  $  18,082
  Adjustments to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization................       6,151      5,552
    Deferred income taxes - net..................      12,129     10,193
    Equity interest in losses (profits) of
      associate..................................          53        (88)
    Loss on sale of fixed assets.................          26         32
    Changes in operating assets and liabilities:
    Accounts receivable .........................      30,109     (4,877)
    Inventories..................................         160       (434)
    Accounts payable.............................      (5,864)     9,826
    Interest accrued ............................         (74)     1,311
    Other working capital - net .................         699       (409)
    Other - net..................................          81       (286)
                                                  -----------  ---------
      Cash provided by operating activities......      64,953     38,902
                                                  -----------  ---------
CASH FLOWS - FINANCING ACTIVITIES
  Repayment of borrowings........................     (50,000)   (13,280)
  Proceeds from borrowings.......................      31,900          -
  Cash dividends paid............................     (32,000)         -
                                                  -----------  ---------
      Cash used in financing activities..........     (50,100)   (13,280)
                                                  -----------  ---------
CASH FLOWS - INVESTING ACTIVITIES
  Construction expenditures......................     (13,306)    (9,614)
  Proceeds from sale of fixed assets.............         322          -
                                                  -----------  ---------
      Cash used in investing activities..........     (12,984)    (9,614)
                                                  -----------  ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS               1,869     16,008

CASH AND EQUIVALENTS - BEGINNING BALANCE               30,039          -
                                                  -----------  ---------
CASH AND EQUIVALENTS - ENDING BALANCE             $    31,908  $  16,008
                                                  -----------  ---------


See Notes to Condensed Consolidated Financial Statements.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


CONDENSED STATEMENTS OF CONSOLIDATED SHAREHOLDER'S EQUITY (UNAUDITED)

SIX MONTHS ENDED DECEMBER 31,

                                             --------------------------------
                                                     1998        1997
                                                     ----        ----
                                             THOUSANDS OF AUSTRALIAN DOLLARS

SHARE CAPITAL
  Ordinary shares (100,000,000 authorized,
  12 issued and outstanding)..................... $         -  $       -

RETAINED EARNINGS:
  Balance at beginning of the period.............       3,953          -
  Net income.....................................      21,483     18,082
  Dividends declared.............................           -     (6,500)
                                                  -----------  ---------
  Balance at end of the period...................      25,436     11,582
                                                  -----------  ---------

SHAREHOLDER'S EQUITY                              $    25,436  $  11,582
                                                  ===========  =========


See Notes to Condensed Consolidated Financial Statements.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.   BUSINESS AND FORMATION

     GASCOR HOLDINGS

     Gascor Holdings No. 2 Pty Ltd (Gascor Holdings), through its subsidiaries Westar Pty Ltd (Westar), Westar (Assets) Pty Ltd (Westar Assets), and Kinetik Energy Pty Ltd (Kinetik Energy) (collectively Gascor Holdings), engages in the distribution and sale of natural gas and tempered liquefied petroleum gas in the State of Victoria, Australia.

2.   BASIS OF PRESENTATION

     The condensed consolidated financial statements of Gascor Holdings have been prepared in conformity with accounting principles generally accepted in the United States of America (US) except for the valuation of property, plant and equipment, which is stated at fair value, consistent with the June 30, 1998 consolidated financial statements.

     In the opinion of management, all adjustments (constituting only normal recurring accruals) necessary for a fair presentation of the results of operations and financial position have been included therein. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with US generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

     All dollar amounts in the condensed consolidated financial statements and tables in the notes are stated in thousands of Australian dollars unless otherwise indicated.

3.   LOSS FROM INTERRUPTION OF GAS SUPPLY

     In September 1998, an explosion occurred at Esso Australia Resources Limited's (Esso) processing plant at Longford, Victoria and caused a significant interruption to gas supply. As a result, Gascor Holdings incurred costs relating to the restoration of gas supplies, resulting in a loss of $4.4 million.

4.   LONG-TERM DEBT

     In October 1998, Gascor Holdings borrowed $15 million from the Treasury Corporation of Victoria (TCV) at a fixed interest rate of 4.77% and a maturity date of February 26, 1999. The terms of the debt with TCV required payment in full upon privatization. On February 24, 1999, Gascor Holdings was purchased by TXU Australia Holdings (Partnership) Limited Partnership (TXU Australia Group) and the debt was paid in full. The debt has been reflected in this balance sheet according to the original terms of the facility under which such debt could be rolled over upon the maturity on an ongoing basis without limitation, including dates beyond December 31, 1999.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.   COMMITMENTS AND CONTINGENCIES

     GAS OUTAGE

     In June 1998, an ice blockage at the gas processing plant at Longford, Gippsland, prevented it from supplying the usual volume of gas into the Victorian natural gas network. As a consequence of this emergency, VENCorp directed all Victorian gas retailers, including Gascor Holdings, to curtail supply of gas to certain customers. Gascor Holdings carried out those directions.

     Some customers have indicated their intention to make claims against Gascor Holdings for unspecified damages arising from the curtailment. To date, no court proceedings have commenced.

     LEGAL PROCEEDINGS

     Esso's gas processing plant at Longford exploded in September 1998 causing prolonged interruption of gas supplies in Victoria. Subsequently, a class action was commenced in the Federal Court of Australia against Esso on behalf of a large number of domestic and commercial consumers claiming damages for loss of supply.

     Esso has joined the Victorian Government and related entities to the action, including those which sold and distributed Esso gas prior to these businesses being acquired by private operators. Esso has also joined private operators as well, (Esso Cross-Claim) including Westar, Kinetik Energy and Western Underground Gas Storage, claiming any such liability passed to them as part of the sale of the businesses from the government.

     As currently pleaded before the Federal Court of Australia, the claims cover actions in negligence and in misleading and deceptive conduct.

     On April 3, 2000, the State of Victoria and the state owned entities who were vendors of the business and assets to Westar and Kinetik Energy served a Cross-Claim (State Cross-Claim) on Westar and Kinetik Energy. The State Cross-Claim seeks orders against Westar and Kinetik Energy that they are liable for any liability of the state owned vendors which may be found against those entities in relation to the Esso Cross-Claim. To the extent the State Cross-Claim raises issues which are already raised against Westar and Kinetik Energy in the Esso Cross-Claim, it does not materially affect the potential liability of Westar and Kinetik Energy in the litigation

     If Esso is found liable and is successful in its cross claims, the potential liability of Westar, Kinetik Energy and Western Underground Gas Storage could be significant.

     Based on a legal analysis of pleadings filed so far and the likely defenses available, TXU Australia Group believes that the claims against Westar, Kinetik Energy and Western Underground Gas Storage (and the proposed State Cross-Claim) are without merit. However, given the complexity and magnitude of the claims involved in this litigation, TXU Australia Group cannot predict the ultimate outcome at this time. TXU Australia Group intends to vigorously pursue all of its defenses in this litigation

     GENERAL

     In addition to the above, Gascor Holdings is involved in various legal and administrative proceedings and has other contingencies, the ultimate resolution of which, in the opinion of management, should not have a material effect upon its financial position, results of operations or cash flows.

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.   SEGMENT INFORMATION

     Gascor Holdings' reportable segments are strategic business units that offer different products or services. They are managed separately because each business requires different marketing strategies.

     Gascor Holdings has two reportable operating segments:

     (1)  NETWORK-  operations engaged in the distribution of natural gas in the State of Victoria.

     (2)  RETAIL-   operations engaged in the purchase and sale of natural
                    gas primarily in the State of Victoria.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Gascor Holdings evaluates performance based on net income or loss. Gascor Holdings accounts for intersegment sales or transfers as if the sales or transfers were to third parties, that is, at current market prices.


                                             SIX MONTHS ENDED DECEMBER 31,
                                NETWORK     RETAIL     OTHER  ELIMINATIONS  CONSOLIDATED
     ------------------------------------------------------------------------------------
                                             THOUSANDS OF AUSTRALIAN DOLLARs
     Trade Revenues -
          1998..............  $  35,124   $ 108,700   $    -   $      -     $ 143,824
          1997..............     33,676      98,190        -          -       131,866

     Affiliated Revenues -
          1998..............     29,163          44        -    (29,207)            -
          1997..............     29,638           -        -    (29,638)            -

     Net Income -
          1998..............     16,771       4,712        -          -        21,483
          1997..............     16,254       1,828        -          -        18,082

GASCOR HOLDINGS NO. 2 PTY LTD AND SUBSIDIARIES


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.   SUBSEQUENT EVENTS

     ACQUISITION OF THE ASSETS AND LIABILITIES OF THE WESTAR AND KINETIK ENERGY BUSINESSES OF GASCOR HOLDINGS NO. 2 PTY LTD BY TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP

     On February 24, 1999, TXU Australia Holdings (Partnership) Limited Partnership acquired from Gascor Holdings the gas retail business of Kinetik Energy Pty Ltd, the gas distribution operations of Westar Pty Ltd and the assets of Westar (Assets) Pty Ltd. The purchase price was $1.6 billion.

     In accordance with the terms of the debt agreement with Treasury Corporation of Victoria, the outstanding debt was paid in full upon privatization.

     In addition, Gascor Holdings determined its outstanding obligation for State Equivalent Tax up to the date of acquisition and made final payment of $275 million to the Government of Victoria.

                                  EXHIBIT INDEX


           PREVIOUSLY FILED
           ----------------
          WITH FILE  AS
EXHIBIT   NUMBER     EXHIBIT DESCRIPTION
--------- ------     ------- -------------

1         *                   Form of Underwriting Agreement.

3(a)      *                   Limited Partnership Deed, dated January 27, 1999,
                              between TXU Australia Holdings (AGP) Pty Limited,
                              TXU Australia (LP) No.1 Limited and TXU Australia
                              (LP) No.2 Limited.

3(b)      *                   Deed of Amendment to the Partnership Deed, dated
                              February 23, 1999, between TXU Australia Holdings
                              (AGP) Pty Limited, TXU Australia (LP) No.1 Limited and TXU Australia (LP) No.2 Limited.

3(c)      **                  Second Deed of Amendment to the Partnership Deed,
                              dated May 16, 2000, between TXU Australia Holdings
                              (AGP) Pty Limited, TXU Australia (LP) No.1 Limited and TXU Australia (LP) No.2 Limited.

3(d)      **                  Third Deed of Amendment to the Partnership Deed,
                              dated May 31, 2000, between TXU Australia Holdings
                              (AGP) Pty Limited, TXU Australia (LP) No.1 Limited and TXU Australia (LP) No.2 Limited

4(a)      *                   Form of Indenture between TXU Australia and
                              Trustee.


4(b)      *                   Form of Officer's Certificate of TXU Australia,
                              establishing the terms of the JUMPS.

4(c)      *                   Deed of Common Terms, dated February 24, 1999,
                              among TXU Australia, certain of its affiliates and the Senior Lenders.

4(d)      *                   Indenture, dated as of December 1, 1996, between
                              Eastern Energy and The Bank of New York as
                              Trustee.

4(e) Indenture (for Unsecured Debt Securities), dated August 15, 2000, between TXU Australia and The Bank of New York as Trustee.

4(f) Credit Wrapped MTN Deed Poll, dated September 11, 2000, by TXU Australia and TXU Holdings in favor of MTN Holders.

4(g) Non-Credit Wrapped MTN Deed Poll, dated September 11, 2000, by TXU Australia and TXU Holdings in favor of MTN Holders.

4(h) MTN Deed of Guarantee and Indemnity, dated September 11, 2000, by TXU Australia and TXU Holdings in favor of MTN Holders.

4(i) Credit Wrapped AUD Medium Term Notes Reimbursement Agreement, dated September 11, 2000, between TXU Australia, TXU Australia (Holdings) AGP, TXU (No.
                              8) Pty, TXU Australia Holdings and MBIA Insurance Company.

4(j) Subordinated Facility Agreement, dated February 24, 1999, between TXU Australia, Eastern Energy and Citibank, N.A.

4(k) Amended and Restated Subordinated Facility Agreement, dated June 30, 2000, between TXU Australia, Citibank, N.A. and Citisecurities Limited.

4(l) Amendment and Restatement Agreement relating to Subordinated Facility Agreement, dated June 30, 2000, between TXU Australia, TXU Electricity, TXU Corp., Citibank, B.A. Australia, Westpac Banking Corporation and Citisecurities Limited.

4(m) Deed Poll, dated June 30, 2000, by TXU Australia in favor of Financiers, Arranger and Administrative Agent.


5(a)                          Opinion of Worsham Forsythe Wooldridge LLP.

5(b)                          Opinion of Thelen Reid & Priest LLP.

5(c)                          Opinion of Baker & McKenzie, Melbourne, Australia.

8(a) Tax opinion of Thelen Reid & Priest (included in the opinion filed as Exhibit 5(b))

8(b) Tax opinion of Baker & McKenzie, Melbourne, Australia (included in the opinion filed on Exhibit 5(c)

10(a)     **                  Master Agreement, dated December 23, 1998, between
                              Gascor, Energy 21 Pty Ltd, Ikon Energy Pty Ltd,
                              Kinetik Energy Pty Ltd and Gas Release Co. Pty
                              Ltd.

10(b)     **                  Agency Agreement, dated August 14, 1998, between
                              Gascor and Kinetik Energy Pty Ltd.

10(c)     **                  Sub-Sales Agreement, dated August 14, 1998,
                              between Gascor and Kinetik Energy Pty Ltd.

10(d) Network Services Alliance Agreement, between TXU Australia, Tenix, Eastern Energy, Westar, Akaman Pty Ltd. and TXU Networks Pty Ltd.


12                            Computation of ratio of earnings to fixed charges.


21        *                   TXU Australia Group companies.


23(a) Consent of Deloitte Touche Tohmatsu, independent auditors.

23(b) Consents of Worsham Forsythe Wooldridge LLP, Thelen Reid & Priest LLP and Baker & McKenzie (included in the Opinions filed as Exhibits 5(a), 5(b), 5(c) and 8, hereto).


24        **                  Powers of Attorney.

25        *                   Statement of Eligibility of Trustee.


27                            Financial Data Schedule.


* Previously filed with the original Registration Statement (No. 333-36484) on May 5, 2000.




** Previously filed with the Amendment No. 1 to the original Registration Statement (No. 333-36484) on October 2, 2000.